Exhibit 10.1

OMNIBUS AMENDMENT NO. 2

THIS OMNIBUS AMENDMENT NO. 2, dated as of December 27, 2019 (this “Amendment”) is entered into by and among the Transaction Parties (defined below) and the Required Purchasers (as defined in the Transaction Documents) and relates to the following transaction documents (the “Transaction Documents”) in each case as the same may be amended, restated modified and/or supplemented from time to time: (1) the Sixth Amended and Restated Indenture, dated as of May 1, 2017, as amended by that certain Omnibus Amendment, dated September 22, 2017 (the “Indenture”), by and among BXG Timeshare Trust I (the “Issuer”), Bluegreen Vacations Corporation (f/k/a Bluegreen Corporation) (“Bluegreen”) as Servicer (in such capacity, the “Servicer”), Vacation Trust, Inc. (the “Club Trustee”), Concord Servicing Corporation (the “Backup Servicer”), U.S. Bank National Association, as Indenture Trustee (“U.S. Bank” and in such capacity the “Indenture  Trustee”), as Paying Agent (in such capacity, the “Paying Agent”) and as Custodian (in such capacity, the “Custodian”), and KeyBank National Association (“KeyBank”) and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ Bank”, together with KeyBank, the “Funding Agents” and each a “Funding Agent”, collectively the Funding Agents, Bluegreen, the Depositor (as defined below), the Issuer, the Backup Servicer, the Custodian, the Indenture Trustee, the Club Trustee, the Paying Agent, Bluegreen Vacation Club Trust, the Owner Trustee (defined below) and the Trust Owner (defined below), the “Transaction Parties”); (2) the Seventh Amended and Restated Standard Definitions (the “Standard Definitions”); (3) the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, as amended by that certain Omnibus Amendment, dated September 22, 2017 (the “Note Funding Agreement”), by and among the Issuer, Bluegreen, as seller and as Servicer, Bluegreen Timeshare Finance Corporation I (the “Depositor”), the Funding Agents and the purchasers party thereto; (4) the Second Amended and Restated Sale Agreement, dated as of May 1, 2017, as amended by that certain Omnibus Amendment, dated September 22, 2017 (the “Sale Agreement”), by and among the Depositor, the Issuer and their respective permitted successors and assigns; (5) the Second Amended and Restated Purchase and Contribution Agreement, dated as of May 1, 2017, as amended by that certain Omnibus Amendment, dated September 22, 2017 (the “Purchase and Contribution Agreement”), by and among Bluegreen, as seller, and the Depositor and their respective permitted successors and assigns; (6) the Second Amended and Restated Backup Servicing Agreement, dated as of May 1, 2017 (the “Backup Servicing Agreement”), by and among the Backup Servicer, the Funding Agents, the Servicer, the Issuer, the Indenture Trustee and the Depositor; (7)  the Second Amended and Restated Trust Agreement, dated as of May 19, 2017 (the “Trust Agreement”), by and among the Depositor, GSS Holdings, Inc., as Trust Owner (the “Trust Owner”) and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”);  and (8) any other ancillary documents, agreements, supplements and/or certificates entered into or delivered in connection with the foregoing.

RECITALS

WHEREAS, each of the Transaction Parties desires to amend such of the following Transaction Documents to which it is a party: the Indenture, the Standard Definitions, the Note Funding Agreement, the Sale Agreement, the Purchase and Contribution Agreement,

the Backup Servicing Agreement and the Trust Agreement, each in the manner set forth herein.

WHEREAS, KeyBank, as Funding Agent for its Purchaser Group, and DZ Bank, as Funding Agent for its Purchaser Group, constitute all of the registered Noteholders under the Indenture, and constitute the Required Purchasers.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties hereby agree as follows (and with respect to the Transaction Documents solely to the extent any such respective Transaction Parties are party thereto):

Section 1.01.Capitalized Terms

Capitalized terms used herein but not defined, shall have the meanings given such terms in the Transaction Documents as amended hereby, as applicable.

Section 2.01.Amendment to the Indenture.

The Indenture in effect prior to the date hereof is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit A hereto.

Section 3.01.Amendment to the Standard Definitions.

The Standard Definitions in effect prior to the date hereof is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit B hereto.

Section 4.01.Amendment to the Note Funding Agreement.

The Note Funding Agreement in effect prior to the date hereof is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit C hereto.

Section 5.01.Amendment to the Sale Agreement.

The Sale Agreement in effect prior to the date hereof is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit D hereto.

Section 6.01.Amendment to the Purchase and Contribution Agreement.

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The Purchase and Contribution Agreement in effect prior to the date hereof is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit E hereto.

Section 7.01.Amendment to the Backup Servicing Agreement.

Annex A to the Backup Servicing Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit B hereto.

Section 8.01.Amendment to the Trust Agreement.

Annex A to the Trust Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit B hereto.

Section 9.01.Representations and Warranties

Bluegreen, the Depositor and the Issuer hereby represent and warrant to each of the other Transaction Parties that, after giving effect to this Amendment: (a) the representations and warranties set forth in each of the Transaction Documents by each of Bluegreen, the Depositor and the Issuer are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date (except to the extent that any representation and warranty expressly relates to an earlier date, then such earlier date); (b) on the date hereof, no Default has occurred and is continuing; (c) this Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable insolvency laws and general principles of equity (whether considered in a proceeding at law or in equity); and (d) the execution, delivery and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby by any of them do not and will not (i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any applicable law, or (iii) contravene, conflict with, result in a breach of, or constitute a default under their organization documents, as the same may have been amended or restated, or contravene, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which such entity is a party or by which it or any of its properties or assets may be bound.

Section 9.02.Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

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(a)The Transaction Parties and the Required Purchasers shall have executed and delivered this Amendment.

(b)An executed Amended and Restated Fee Letter, dated as of December 27, 2019, by and among the Funding Agents, Issuer and Bluegreen shall have been delivered to the Funding Agents and shall be in full force and effect.

(c) Counsel to Bluegreen, U.S. Bank, the Owner Trustee and the Backup Servicer shall have delivered to the Funding Agents opinions of counsel covering such matters as the Funding Agents and its counsel shall reasonably request.

(e)Counsel to the Issuer, Depositor, Bluegreen, Club Trustee, Indenture Trustee, Owner Trustee and Backup Servicer shall have delivered to the Funding Agents Secretary's Certificates of the Issuer, Depositor, Bluegreen, Club Trustee, Indenture Trustee, Owner Trustee and Backup Servicer, respectively.

(f)Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Funding Agents and its counsel.

Section 9.03.References in all Transaction Documents.

To the extent any Transaction Document contains a provision that conflicts with the intent of this Amendment, the parties agree that the provisions herein shall govern.

Section 9.04.Counterparts.

This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

Section 9.05.Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE TRANSACTION PARTIES AND THE REQUIRED PURCHASERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06.Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

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Section 9.07.Continuing Effect.

Except as expressly amended hereby, each Transaction Document shall continue in full force and effect in accordance with the provisions thereof and each Transaction Document is in all respects hereby ratified, confirmed and preserved.

Section 9.08.Successors and Assigns.

This Amendment shall be binding upon and inure to the benefit of the Transaction Parties and their respective successors and permitted assigns.

Section 9.09.Direction to the Owner Trustee.

By its execution hereof, the Depositor hereby authorizes and directs the Owner Trustee to execute, deliver and perform this Amendment and any and all other documents, instruments and agreements, and to take any and all other action which may be necessary or convenient to effect the transactions contemplated hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties below have caused this Amendment to be duly executed by their respective duly authorized officers of the day and year first above written.

BXG TIMESHARE TRUST I, as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:_/s/ Lester E. Hendrix_______________
Name: Lester E. Hendrix
Title: Vice President

BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer

By:_/s/ Raymond S. Lopez _____________
Name: Raymond S. Lopez
Title: Executive Vice President, Chief Operating Officer, CFO and Treasurer

BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor and Residual Interest Owner

By:_/s/ Paul Humphrey ________________
Name: Paul Humphrey
Title: President

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., individually and as Club Trustee

By:_/s/ John P. Raney__________________
Name: John P. Raney
Title: President

[Signature Page to Omnibus Amendment]

CONCORD SERVICING CORPORATION, as Backup Servicer

By:_/s/ Sonja Yurku___________________
Name: Sonja Yurku
Title: COO and General Counsel

VACATION TRUST, INC., as Club Trustee

By:_/s/ John P. Raney _________________
Name: John P. Raney
Title: President

WILMINGTON TRUST COMPANY, as Owner Trustee

By:_/s/ Lester E. Hendrix_______________
Name: Lester E. Hendrix
Title: Vice President

GSS HOLDINGS, INC., as Trust Owner

By:_/s/ Bernard J. Angelo_______________
Name: Bernard J. Angelo
Title: Vice President

[Signature Page to Omnibus Amendment]

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee and Paying Agent

By:_/s/ Eric M. Ott____________________
Name: Eric M. Ott
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:_/s/ Michelle Hoff ___ _____________
Name: Michelle Hoff
Title: Vice President

[Signature Page to Omnibus Amendment]

KEYBANK NATIONAL ASSOCIATION,  as a Funding Agent

By:_/s/ Richard Andersen_______________
Name: Richard Andersen
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,  as a Noteholder

By:_/s/ Richard Andersen_______________
Name: Richard Andersen
Title: Senior Vice President

[Signature Page to Omnibus Amendment]

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:_/s/ Cedric F. Probst________________
Name: Cedric F. Probst
Title: Senior Vice President

By:_/s/ Nellie Flek____________________
Name: Nellie Flek
Title: Assistant Vice President

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Noteholder

By:_/s/ Cedric F. Probst________________
Name: Cedric F. Probst
Title: Senior Vice President

By:_/s/ Nellie Flek__ _________________
Name: Nellie Flek
Title: Assistant Vice President

EXHIBIT A

~~Conform~~Conformed Copy Through Omnibus Amendment ~~Date September 22, 2017~~No. 2 Dated December 27, 2019

BXG TIMESHARE TRUST I,

as Issuer

BLUEGREEN VACATIONS CORPORATION,

as Servicer

VACATION TRUST, INC.,
as Club Trustee

CONCORD SERVICING CORPORATION,
as Backup Servicer

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee, Paying Agent and Custodian

KEYBANK NATIONAL ASSOCIATION,
as a Funding Agent

and

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,
as a Funding Agent

______________

SIXTH AMENDED AND RESTATED INDENTURE

Dated as of May 1, 2017

______________

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Timeshare Loan-Backed VFN Notes, Series I

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TABLE OF CONTENTS

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SECTION 3.4.Distributions............................................................................................~~16~~17

SECTION 3.5.Reports to Noteholders................................................................................~~18~~19

SECTION 3.6.[RESERVED]..........................................................................................~~19~~20

SECTION 3.7.Withholding Taxes......................................................................................~~19~~20

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SECTION 7.4.Indenture Trustee Not Liable for Notes or Timeshare Loans....................................~~51~~52

SECTION 7.5.Indenture Trustee May Own Notes........................................................................52

SECTION 7.6.Indenture Trustee’s Fees and Expenses....................................................................52

SECTION 7.7.Eligibility Requirements for Indenture Trustee......................................................~~52~~53

SECTION 7.8.Resignation or Removal of Indenture Trustee......................................................~~52~~53

SECTION 7.9.Successor Indenture Trustee..........................................................................~~53~~54

SECTION 7.10.Merger or Consolidation of Indenture Trustee....................................................~~54~~55

SECTION 7.11.Appointment of Co-Indenture Trustee or Separate Indenture Trustee..............................55

SECTION 7.12.Paying Agent and Note Registrar Rights..........................................................~~56~~57

SECTION 7.13.Authorization..........................................................................................~~56~~57

SECTION 7.14.Maintenance of Office or Agency........................................................................57

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ARTICLE VIII. COVENANTS OF THE ISSUER.............................................................................~~57~~58

SECTION 8.1.Payment of Principal, Interest and Other Amounts................................................~~57~~58

SECTION 8.2.Eligible Timeshare Loan................................................................................~~57~~58

SECTION 8.3.Money for Payments to Noteholders to Be Held in Trust........................................~~57~~58

SECTION 8.4.Existence; Merger; Consolidation, etc......................................................................59

SECTION 8.5.Protection of Trust Estate; Further Assurances....................................................~~59~~60

SECTION 8.6.Additional Covenants..................................................................................~~61~~62

SECTION 8.7.Taxes......................................................................................................~~62~~63

SECTION 8.8.Restricted Payments..........................................................................................63

SECTION 8.9.Treatment of Notes as Debt for Tax Purposes....................................................~~63~~64

SECTION 8.10.Further Instruments and Acts........................................................................~~63~~64

ARTICLE IX. SUPPLEMENTAL INDENTURES.............................................................................~~63~~64

SECTION 9.1.Supplemental Indentures..............................................................................~~63~~64

SECTION 9.2.Execution of Supplemental Indentures..............................................................~~64~~65

SECTION 9.3.Effect of Supplemental Indentures..........................................................................65

SECTION 9.4.Reference in Notes to Supplemental Indentures..........................................................65

ARTICLE X. BORROWINGS.....................................................................................................~~65~~66

SECTION 10.1.Optional Borrowings................................................................................~~65~~66

ARTICLE XI. SATISFACTION AND DISCHARGE.........................................................................~~66~~67

SECTION 11.1.Satisfaction and Discharge of Indenture..........................................................~~66~~67

SECTION 11.2.Application of Trust Money; Repayment of Money Held by Paying Agent..................~~67~~68

SECTION 11.3.Trust Termination Date..............................................................................~~67~~68

ARTICLE XII. REPRESENTATIONS AND WARRANTIES AND COVENANTS...........................................68

SECTION 12.1.Representations and Warranties of the Issuer..........................................................68

SECTION 12.2.Representations and Warranties of the Servicer..................................................~~69~~70

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SECTION 12.3.Representations and Warranties of the Indenture Trustee......................................~~72~~73

SECTION 12.4. Multiple Roles....................................................................................................~~73~~74

SECTION 13.2.Statements Required in Certificate or Opinion....................................................~~79~~80

SECTION 13.3.Notices..................................................................................................~~79~~80

SECTION 13.4.No Proceedings............................................................................................82

SECTION 13.5.Limitation of Liability of Owner Trustee..................................................................82

ARTICLE XIV. REDEMPTION OF NOTES...................................................................................~~82~~83

SECTION 14.1.Clean-up Call; Optional Redemption; Election to Redeem....................................~~82~~83

SECTION 14.2.Notice to Indenture Trustee................................................................................83

SECTION 14.3.Notice of Redemption to the Noteholders..............................................................83

SECTION 14.4.Deposit of Redemption Price......................................................................~~83~~84

SECTION 14.5.Notes Payable on Redemption Date..............................................................~~83~~84

Exhibit AForm of Notes

Exhibit BForm of Investor Representation Letter

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Exhibit CReserved

Exhibit DForm of Monthly Servicer Report

Exhibit EServicing Officer’s Certificate

Exhibit FForm of Investor Certification

Exhibit GForm of ROAP Waiver Letter

Exhibit HForm of Aruba Notice

Exhibit I[RESERVED]

Exhibit JCollection Policy

Exhibit KCredit Policy

Annex ASeventh Amended and Restated Standard Definitions

Schedule ISchedule of Timeshare Loans

Schedule 12.2(e)Pending Litigation/Proceedings

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SIXTH AMENDED AND RESTATED INDENTURE

This SIXTH AMENDED AND RESTATED INDENTURE, dated as of May 1, 2017 (this “Indenture”), is among BXG TIMESHARE TRUST I, a statutory trust formed under the laws of the State of Delaware, as issuer (the “Issuer”), BLUEGREEN VACATIONS CORPORATION (f/k/a Bluegreen Corporation) (“Bluegreen”), a Florida corporation, in its capacity as servicer (the “Servicer”), VACATION TRUST, INC., a Florida corporation, as trustee under the Club Trust Agreement (the “Club Trustee”), CONCORD SERVICING CORPORATION, an Arizona corporation, as backup servicer (the “Backup Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), paying agent (the “Paying Agent”) and as custodian (the “Custodian”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as a funding agent for a Purchaser Group and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as a Funding Agent for a Purchaser Group (together with their successors in such capacity, each of KeyBank and DZ BANK a “Funding Agent” and together, the “Funding Agents”), and hereby amends and restates in its entirety that certain fifth amended and restated indenture, dated as of December 1, 2013, as amended by Omnibus Amendment No. 1, dated as of October 23, 2014 and Omnibus Amendment No. 2, dated as of December 18, 2015, in each case, by and among certain parties hereto and the other parties named therein (the “Fifth Amended and Restated Indenture”), among the parties hereto.

RECITALS OF THE ISSUER

WHEREAS, the parties hereto desire to amend and restate in its entirety the Fifth Amended and Restated Indenture as provided herein, and all actions required to do so under the Fifth Amended and Restated Indenture have been taken;

WHEREAS, the Issuer had duly authorized the execution and delivery of the Fifth Amended and Restated Indenture to provide for the issuance of its variable funding notes designated as the Timeshare Loan-Backed VFN Notes, Series I (the “Amended Notes”);

WHEREAS, the Issuer has duly authorized (a) the execution and delivery of this Indenture to provide for the issuance of variable funding notes designated as the Timeshare Loan-Backed VFN Notes, Series I (the “Notes”), and (b) the exchange of the Amended Notes for the Notes;

WHEREAS, the Notes will evidence Borrowings made from time to time prior to the Facility Termination Date by the Issuer in accordance with the terms described herein and in the Note Funding Agreement;

WHEREAS, the Servicer has agreed to service and administer the Timeshare Loans securing the Notes and the Backup Servicer has agreed to, among other things, service and administer the Timeshare Loans if the Servicer shall no longer be the Servicer hereunder;

WHEREAS, the Club Trustee is a limited purpose entity which, on behalf of Beneficiaries of the Club, holds title to the Timeshare Properties related to the Club Loans;

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WHEREAS, each Funding Agent, as nominee of its Purchaser Group shall, as a Noteholder, be entitled to exercise certain rights and remedies under this Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the valid recourse obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Noteholders, as follows:

GRANTING CLAUSE

To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Issuer from, (i) all Timeshare Loans acquired by the Issuer from time to time pursuant to the Sale Agreement, (ii) any Qualified Substitute Timeshare Loans, (iii) the Receivables in respect of each Timeshare Loan due after the related Cut-Off Date, (iv) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (v) all Related Security in respect of each Timeshare Loan, (vi) all rights and remedies under the Purchase Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Custodial Agreement or any Hedge Agreement, (vii) all amounts in or to be deposited into the Lockbox Account, the Collection Account and the General Reserve Account, and (viii) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds (as applicable), condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the “Trust Estate”).  Notwithstanding the foregoing, the Trust Estate shall not include (i) any Timeshare Loan released from the Lien of this Indenture in accordance with the terms hereof and any Related Security, Timeshare Loan Documents, income or proceeds related to such released Timeshare Loan, (ii) any amount distributed pursuant to Section 3.4 or Section 6.6 hereof or (iii) any Misdirected Deposits.

Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best

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of its ability and to the end that the interests of the Noteholders may be adequately and effectively protected as hereinafter provided.

The Custodian shall hold the Timeshare Loan Files in trust, for the use and benefit of the Issuer and all present and future Noteholders, and shall retain possession thereof.  The Custodian further agrees and acknowledges that each other item making up the Trust Estate that is physically delivered to the Custodian will be held by the Custodian in the State of Minnesota or in any other location acceptable to the Indenture Trustee and the Servicer.

The Indenture Trustee further acknowledges (a) that in the event the conveyance of the Timeshare Loans by the Depositor to the Issuer pursuant to the Sale Agreement is determined to constitute a loan and not a sale as it is intended by all the parties hereto, the Custodian will be holding each of the Timeshare Loans as bailee of the Issuer; provided,  however, that with respect to the Timeshare Loans, the Custodian will not act at the direction of the Issuer without the written consent of the Indenture Trustee; and (b) receipt of the Amended Notes in connection with the authentication and delivery of the Notes.

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1.  General Definitions and Usage of Terms.

(a)In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the “Seventh Amended and Restated Standard Definitions” attached hereto as Annex A.

(b)With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender including the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their successors and assigns; and the term “including” means “including without limitation.”

SECTION 1.2.  Compliance Certificates and Opinions.

Upon any written application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee authenticate the Notes specified in such request, (b) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request or (c) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee shall require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except

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that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

SECTION 1.3.  Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his/her certificate or opinion is based is erroneous.  Any such Officer’s Certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters is erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such other counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.1(b) hereof.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default or Servicer Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event.  For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default, Event of Default or Servicer Event of Default nor shall the Indenture

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Trustee have any duty to monitor or investigate to determine whether a default has occurred (other than an Event of Default of the kind described in subparagraph (a) of the definition of Event of Default) or Servicer Event of Default has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any secured party.

SECTION 1.4.  Acts of Noteholders, etc.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.4.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d)  By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney‑in‑fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided, that nothing contained in this Section 1.4(d) shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

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SECTION 1.5.  Notice to Noteholders; Waiver.

(a)  Where this Indenture provides for notice to Noteholders of any event, or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, via first class mail, or sent by private courier or confirmed by facsimile to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report.  In any case where a notice or report to Noteholders is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 1.5(a) hereof, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.6.  Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.7.  Successors and Assigns.

All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.

SECTION 1.8.  GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.  UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

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SECTION 1.9.  Legal Holidays.

In any case where any Payment Date or the Stated Maturity or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity or other date on which principal of or interest on any Note is proposed to be paid; provided, that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.

SECTION 1.10.  Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of this Indenture by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

SECTION 1.11.  Inspection.

The Issuer agrees that, on ten Business Days’ prior notice (or, one Business Day’s prior notice after the occurrence and during the occurrence of an Event of Default or a Servicer Event of Default), it will permit the representatives of the Indenture Trustee or any Noteholder, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer and the Servicer in this Indenture or any of the other documents referred to herein or therein.  Any reasonable expense incident to the exercise by the Indenture Trustee at any time or any Noteholder during the continuance of any Default or Event of Default, of any right under this Section 1.11 shall be borne by the Issuer and distributed in accordance with Section 3.4 or Section 6.6, as applicable.  Prior to the continuance of any Default or Event of Default, the Issuer  shall pay all reasonable costs and expenses of each of DZ BANK and KeyBank (or a third party audit firm on behalf of KeyBank) for up to two visits per calendar year for each of DZ BANK and KeyBank (or a third party audit firm on behalf of KeyBank) in connection with its exercise of inspection rights under this Section 1.11.  Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection.

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SECTION 1.12.  Survival of Representations and Warranties.

The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

ARTICLE II.

THE NOTES

SECTION 2.1.  General Provisions.

(a)  Form of Notes.  The Notes shall be designated as the “BXG Timeshare Trust I, Timeshare Loan-Backed VFN Notes, Series I”.  The Notes and their certificates of authentication shall be in substantially the form set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith, be determined by the officer executing such Notes, as evidenced by such officer’s execution of such Notes.

(b)  Maximum Facility Balance and Denominations.  The Aggregate Outstanding Note Balance shall not exceed the Maximum Facility Balance.  The Notes shall be issuable only as registered Notes, without interest coupons, in the denominations of at least $50,000 and in integral multiples of $1,000; provided,  however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.4 hereof of any Note with a remaining Outstanding Note Balance of less than $50,000.

(c)  Execution, Authentication, Delivery and Dating.  The Amended Notes are hereby cancelled.  The Issuer shall issue the Notes as set forth herein and the Holders of the Amended Notes shall exchange their cancelled Amended Notes for Notes issued hereby.  The Notes shall be manually executed by an Authorized Officer of the Owner Trustee on behalf of the Issuer.  Any Note bearing the signature of an individual who was at the time of execution thereof an Authorized Officer of the Owner Trustee on behalf of the Issuer shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note.  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Each Note shall be dated the date of its authentication.  The Notes may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.

SECTION 2.2.  Definitive Notes.

The Notes shall be issued in definitive form only.

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SECTION 2.3.  [RESERVED]

SECTION 2.4.  Registration, Transfer and Exchange of Notes.

(a)  The Issuer shall cause to be kept at the Corporate Trust Office a register (the “Note Register”) for the registration, transfer and exchange of Notes.  The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided.  The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register.  The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder thereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary.  The Notes are transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Noteholder or his duly authorized attorney), subject to the applicable requirements of this Section 2.4.  Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of the Noteholders.

(b)  Upon surrender for registration of transfer of any Note, subject to the applicable requirements of this Section 2.4, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Note being surrendered.  Each Note surrendered for registration of transfer shall be canceled and subsequently destroyed by the Note Registrar.  Each new Note issued pursuant to this Section 2.4 shall be registered in the name of any Person as the transferring Noteholder may request, subject to the applicable provisions of this Section 2.4.  All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c)  The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state.  No resale or transfer of any Note may be made unless such resale or transfer is made in accordance with this Indenture and only if (i) in the United States to a person whom the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that is purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A as certified by the transferee (other than the Funding Agents) in a letter in the form of Exhibit B hereto, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the United States.  Each transferee and each subsequent transferee will be required to notify any subsequent purchaser of such Notes from it of the resale restrictions described herein.  None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(d)  No resale or other transfer of any Note may be made to any transferee unless (i) such transferee is not, and will not acquire such Note on behalf or with the assets of,

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any Benefit Plan or (ii) no “prohibited transaction” under ERISA or section 4975 of the Code or Similar Law that is not subject to a statutory, regulatory or administrative exemption will occur in connection with purchaser’s or such transferee’s acquisition or holding of such Note.  In addition, the Notes may not be purchased by or transferred to any Benefit Plan or person acting on behalf of or with assets of any Benefit Plan, unless it represents that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, the Depositor, the Originators, the Servicer, the Indenture Trustee, the Owner Trustee, the Administrator, the Paying Agent, the Custodian, the Backup Servicer, the Lockbox Bank or the Funding Agents, or by any affiliate of any such person.  In addition to the applicable provisions of this Section 2.4, the exchange, transfer and registration of transfer of Notes shall only be made in accordance with Section 2.4(c) and this Section 2.4(d).

(e)  No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.4.  The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(f)  None of the Issuer, the Indenture Trustee, the Servicer or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification.  Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Servicer and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(g)  The Servicer agrees to cause the Issuer, and the Issuer agrees to provide, such information as required under Rule 144A under the Securities Act so as to allow resales of Notes to “qualified institutional buyers” (as defined therein) in accordance herewith.

(h)  The Notes represent the sole obligation of the Issuer payable from the Trust Estate and do not represent the obligations of the Originators, the Servicer, the Depositor, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Administrator or the Custodian.

(i)  Notwithstanding anything in this Section 2.4 or elsewhere in this Indenture or the Notes, the transfer restrictions described herein shall apply only to the Noteholders and shall not apply to the Purchasers whose rights to transfer interests in the Notes are governed solely by Section 8 of the Note Funding Agreement.

SECTION 2.5.  Mutilated, Destroyed, Lost and Stolen Notes.

(a)  If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)  If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or

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indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless (which security and indemnity shall be provided by a Funding Agent with respect to its Note and to the extent such loss or theft occurs while it holds such Note on behalf of its Purchaser Group), then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)  In case the final installment of principal on any such mutilated, destroyed, lost or stolen Note has become or will at the next Payment Date become due and payable, the Issuer, in its discretion, may, instead of issuing a replacement Note, pay such Note.

(d)  Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.

(e)  Every replacement Note issued pursuant to this Section 2.5 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f)  The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6.  Payment of Interest and Principal; Rights Preserved.

(a)  Any installment of interest or principal, payable on any Note that is punctually paid or duly provided for by or on behalf of the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on the Record Date for such Payment Date by check mailed to the address specified in the Note Register (or, if the Noteholder is a Funding Agent, at such addresses as such Funding Agent shall specify in writing), or if a Noteholder has provided wire transfer instructions to the Indenture Trustee at least five Business Days prior to the applicable Payment Date, upon the request of a Noteholder, by wire transfer of federal funds to the accounts and numbers specified in the Note Register (or, if the Noteholder is a Funding Agent, at such accounts and numbers as such Funding Agent shall specify in writing), in each case on such Record Date for such Person.

(b)  All reductions in the principal amount of a Note affected by payments of principal made on any Payment Date shall be binding upon all Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof, whether or not such payment is noted on such Note.  All payments on the Notes shall be paid without any requirement of presentment, but each Noteholder shall be deemed to agree, by

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its acceptance of the same, to surrender such Note at the Corporate Trust Office within 30 days after receipt of the final principal payment of such Note.

SECTION 2.7.  Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.8.  Cancellation.

All Notes surrendered for registration of transfer or exchange or following final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture.  All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.

SECTION 2.9.  Noteholder Lists.

The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders.  In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer (or any other obligor upon the Notes) shall furnish to the Indenture Trustee at least five Business Days before each Payment Date (and in all events in intervals of not more than six months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.10.  Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Note Balance have concurred in any direction, waiver or consent, Notes held or redeemed by the Issuer or any other obligor in respect of the Notes or held by an Affiliate of the Issuer or such other obligor shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee knows are so owned shall be so disregarded.

SECTION 2.11.  [RESERVED].

SECTION 2.12.  Confidentiality.

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Each Noteholder and each Funding Agent covenants and agrees that any information obtained pursuant to, or otherwise in connection with, this Indenture or the other Transaction Documents shall be held in confidence (it being understood that documents provided to the Funding Agents hereunder may in all cases be distributed by the Funding Agents to the Purchasers in their respective Purchaser Groups) except that any Noteholder, any Funding Agent and any Purchaser may disclose such information (i) to its officers, directors, members, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through it, (iii) to the extent such information was available to it on a non-confidential basis prior to its disclosure to it in connection with this transaction, (iv) with the consent of the Servicer, or (v) to the extent it should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of this clause (v), it will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Issuer and the Servicer of its intention to make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure.

ARTICLE III.

ACCOUNTS; COLLECTION AND
APPLICATION OF MONEYS; REPORTS

SECTION 3.1.  Trust Accounts; Investments by Indenture Trustee.

(a)  The Indenture Trustee has established in the name of Paying Agent on behalf of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Trust Accounts, which accounts (other than the Lockbox Account) are Eligible Bank Accounts maintained at the Corporate Trust Office.

Subject to the further provisions of this Section 3.1(a), the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture.  All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

(b)  The Indenture Trustee shall assume that any amount remitted to it in respect of the Trust Estate is to be deposited into the Collection Account pursuant to Section 3.2(a) hereof unless a Responsible Officer of the Indenture Trustee receives written instructions from the Servicer to the contrary.

(c)  None of the parties hereto shall have any right of set-off with respect to any Trust Account or any investment therein.

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(d)  So long as no Event of Default shall have occurred and be continuing, all or a portion of the amounts in any Trust Account (other than the Lockbox Account) shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments.  Subject to the restrictions on the maturity of investments set forth in Section 3.1(f) hereof, each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, in each case, in such amounts as such Issuer Order shall specify.

(e)  In the event that either (i) the Issuer shall have failed to give investment directions to the Indenture Trustee by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash or (ii) an Event of Default shall be continuing, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in those obligations or securities described in clause (e) of the definition of “Eligible Investments”.  All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.1(f) hereof.

(f)  No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment.  All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such account promptly upon receipt.

(g)  Subject to Section 3.1(d) hereof, any investment of any funds in any Trust Account shall be made under the following terms and conditions:

(i)each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Trust Estate; and

(ii)any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee, and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment.

(h)  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.1 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments).  The Indenture Trustee shall not be liable for any investment or liquidation of an investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.

(i)  The parties agree that each Trust Account (other than the Lockbox Account) is a “securities account” within the meaning of Article 8 of the UCC and that all property (including without limitation all uninvested funds, securities and other investment property) at any time deposited or carried in or credited to the Trust Accounts (other than the

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Lockbox Account) shall be treated as “financial assets” within the meaning of Article 8 of the UCC.  In its capacity as Indenture Trustee, U.S. Bank National Association shall be acting as a “securities intermediary” within the meaning of Section 8-102 of the UCC and that, regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” under Section 8-110 of the UCC.  The Indenture Trustee is the “entitlement holder” within the meaning of Section 8-102(a)(7) of the UCC with respect to the Trust Accounts (other than the Lockbox Account).  In furtherance of the foregoing, the parties agree that U.S. Bank National Association acting as a “securities intermediary”, shall follow all “entitlement orders” (as such term is defined in Article 8 of the UCC) originated by the Indenture Trustee with respect to the Trust Accounts (other than the Lockbox Account) and all financial assets deposited or carried in or credited to any Trust Account (other than the Lockbox Account).

SECTION 3.2.  Establishment and Administration of the Trust Accounts.

(a)  Collection Account.  The Issuer hereby directs and the Paying Agent on behalf of the Indenture Trustee hereby agrees to continue to maintain an account (the “Collection Account”) for the benefit of the Noteholders. The Issuer and the Indenture Trustee represent that the Collection Account is an Eligible Bank Account initially established at the corporate trust department of the Paying Agent on behalf of the Indenture Trustee, bearing the following designation “BXG Timeshare Trust I, Timeshare Loan-Backed VFN Notes, Series I — Collection Account, U.S. Bank National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two Business Days establish a new Collection Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account, and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to promptly deposit any amounts received by it into the Collection Account.  Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.1 hereof.  Withdrawals and payments from the Collection Account will be made (x) on each Payment Date as provided in Section 3.4 or Section 6.6 hereof, as applicable, and (y) on the Business Day immediately following receipt by the Servicer, the Issuer and the Indenture Trustee no later than 2:00 P.M. New York City time of the written request, substantially in the form set forth in Exhibit I attached hereto, of a Conduit Purchaser, its related Funding Agent or Lord Securities Corporation, on its behalf, (with a copy to each other Purchaser and Funding Agent), to pay the interest cost of such Conduit Purchaser’s Allocated Commercial Paper or any portion thereof (the amount of such cost, the “Conduit Draw”) as set forth in such written request (and any payments under this clause (y) shall be treated as payments with respect to the Conduit Purchaser’s allocable share of the Interest Distribution Amount under Section 3.4 or Section 6.6 hereof, as applicable).  The Indenture Trustee, at the written direction of the Servicer, shall withdraw (no more than once per calendar week) from the Collection Account and return to the Servicer or as directed by the Servicer, any amounts which (i) were mistakenly deposited into the Collection Account, including, without limitation, amounts representing Misdirected Deposits

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and (ii) represent Additional Servicing Compensation. The Indenture Trustee may conclusively rely on such written direction.

(b)  General Reserve Account.  The Issuer hereby directs and the Paying Agent on behalf of the Indenture Trustee hereby agrees to continue to maintain an account (the “General Reserve Account”) for the benefit of the Noteholders.  The Issuer and the Indenture Trustee represent that the General Reserve Account is an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “BXG Timeshare Trust I, Timeshare Loan-Backed VFN Notes, Series I — General Reserve Account, U.S. Bank National Association, as Indenture Trustee for the benefit of the Noteholders”.  The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the General Reserve Account and in all proceeds thereof.  The General Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate.  If, at any time, the General Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two Business Days establish a new General Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new General Reserve Account and from the date such new General Reserve Account is established, it shall be the “General Reserve Account”.  Amounts on deposit in the General Reserve Account shall be invested in accordance with Section 3.1 hereof.  Deposits to the General Reserve Account shall be made in accordance with Section 3.4 hereof.  Withdrawals and payments from the General Reserve Account shall be made in the following manner:

(i)Withdrawals.  Subject to Sections 3.2(b)(ii) and (iii) hereof, if on any Payment Date, Available Funds (without giving effect to any deposit from the General Reserve Account) would be insufficient to pay any portion of the Required Payments on such Payment Date, the Indenture Trustee shall, solely based on the Monthly Servicer Report, withdraw from the General Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the General Reserve Account and deposit such amount into the Collection Account.

(ii)Sequential Pay Event.  Upon the occurrence of a Sequential Pay Event, the Indenture Trustee shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts into the Collection Account for distribution in accordance with Section 6.6 hereof.

(iii)Stated Maturity or Payment in Full.  On the earlier to occur of the Stated Maturity and the Payment Date on which the Aggregate Outstanding Note Balance will be reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts into the Collection Account for distribution in accordance with Section 3.4 or Section 6.6, as applicable.

SECTION 3.3.  [~~Reserved~~RESERVED].

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SECTION 3.4.  Distributions.

(a)  So long as no Sequential Pay Event has occurred, on each Payment Date, to the extent of Available Funds and based on the Monthly Servicer Report, the Indenture Trustee shall withdraw funds from the Collection Account to make the following disbursements and distributions to the following parties, subject to Section 3.4(d), in the following order of priority:

(i)to the Indenture Trustee, the Indenture Trustee Fee, plus any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates, and any extraordinary out-of-pocket expenses and indemnities of the Indenture Trustee (up to $10,000 per Payment Date and no more than a cumulative total of $100,000 for Servicer Termination Costs) incurred and not reimbursed in connection with its obligations and duties under this Indenture;

(ii)to the Owner Trustee, the Owner Trustee Fee, if due, plus any accrued and unpaid Owner Trustee Fees with respect to prior Payment Dates;

(iii)to the Administrator, the Administrator Fee, plus any accrued and unpaid Administrator Fees with respect to prior Payment Dates;

(iv)to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates;

(v)to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees with respect to prior Payment Dates;

(vi)to the Trust Owner, the Trust Owner Fee, if due, plus any accrued and unpaid Trust Owner Fees with respect to prior Payment Dates;

(vii)to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates;

(viii)to the Backup Servicer, the Backup Servicing Fee, plus any accrued and unpaid Backup Servicing Fees with respect to prior Payment Dates (less any amounts received from the Indenture Trustee, as successor Servicer);

(ix)to the Funding Agents, any Fees, plus any accrued and unpaid Fees with respect to prior Payment Dates;

(x)on a pari passu basis (A) to each Noteholder, its allocable share (determined taking into account only the Noteholder’s allocable share of the Conduit Component Amount, the LIBOR Bank Component Amount and/or the Cost of Funds Bank Component Amount, as the case may be) of the Interest Distribution Amount with respect to the Notes and the current Payment Date and (B) to each Qualified Hedge Counterparty, its Net Hedge Payment, if any;

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(xi)on a pari passu basis (A) to each Noteholder, its pro rata share of the Principal Distribution Amount with respect to the Notes and the current Payment Date~~;~~ and (B) other than if a Qualified Hedge Counterparty is the “Defaulting Party” or the sole “Affected Party” (as such terms are defined in the Hedge Agreements), to each Qualified Hedge Counterparty, the Hedge Termination Payments, if any;

(xii)to the Noteholders, to the extent applicable, amounts specified by the Funding Agents and the Servicer as payable to such Noteholders pursuant to Sections 6.1, 6.2 and 6.3 of the Note Funding Agreement;

(xiii)during the Term-Out Period, pro rata, to each of the Noteholders, any remaining Available Funds until the Aggregate Outstanding Note Balance is reduced to zero;

(xiv)if a Cash Accumulation Event or an Event of Default shall have occurred and is continuing, to the General Reserve Account, all remaining Available Funds;

(xv)to each Qualified Hedge Counterparty, any Hedge Termination Payment required under its Hedge Agreement and not paid in accordance with clause (xi) above;

(xvi)~~(xv)~~ to the Indenture Trustee, any extraordinary out‑of‑pocket expenses and indemnities of the Indenture Trustee not paid in accordance with clause (i) above;

(xvii)~~(xvi)~~ any amounts due and payable by the Issuer under the Transaction Documents, but not paid above (including, but not limited to, amounts owed by the Issuer in respect of its indemnification obligations);

(xviii)~~(xvii)~~ to the Funding Agents, any Fees not paid in clause (ix) above;

(xix)~~(xviii)~~ on the Stated Maturity, pro rata, to each of the Noteholders, any remaining Available Funds until all amounts due to each Noteholder at Stated Maturity is paid in full;

(xx)~~(xix)~~ to the Lockbox Bank, any amounts owed under the Lockbox Agreement not paid in accordance with clause (v) above; and

(xxi)~~(xx)~~ any remaining Available Funds to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

(b)  On and after the Assumption Date, the Indenture Trustee, as successor Servicer, shall pay the Backup Servicing Fee from amounts received in respect of the Servicing Fee.

(c)  Upon the occurrence of a Sequential Pay Event, distributions shall be made in accordance with Section 6.6 hereof.

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(d)  If, on any Payment Date, Available Funds, applied to the Noteholders, pro rata to their Interest Distribution Amount entitlements, in accordance with Section 3.4(a) or Section 6.6, as applicable, are insufficient to pay all Interest Distribution Amounts due to the Noteholders on such Payment Date, then such Available Funds shall be allocated among the Noteholders, first to KeyBank National Association, as Funding Agent for its Purchaser Group, as agent and nominee for the members of such Purchaser Group in an amount equal to the Aggregate Conduit Draw, if any, and then such remaining amounts to each Noteholder pro rata to their Interest Distribution Amount entitlements.

SECTION 3.5.  Reports to Noteholders.

On each Payment Date, the Indenture Trustee shall account to the Funding Agents and each Noteholder the portion of payments then being made which represents principal and the amount which represents interest, and shall contemporaneously advise the Issuer of all such payments.  The Indenture Trustee may satisfy its obligations under this Section 3.5 by making available electronically the Monthly Servicer Report to the Funding Agents, the Noteholders and the Issuer; provided,  however, the Indenture Trustee shall have no obligation to provide such information described in this Section 3.5 until it has received the requisite information from the Issuer or the Servicer.  On or before the fifth day prior to the final Payment Date with respect to the Notes, the Indenture Trustee shall send notice of such Payment Date to the Funding Agents and the Noteholders.  Such notice shall include a statement that if the Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date.  In addition, the Indenture Trustee shall deliver to the Noteholders, all notices, compliance reports and other certificates delivered by the Servicer or the Issuer pursuant to this Indenture.  At a Noteholder’s request, the Indenture Trustee agrees to provide such Noteholder an accounting of balances in the General Reserve Account.

The Indenture Trustee may make available to the Noteholders and the Funding Agents, via the Indenture Trustee’s internet website, the Monthly Servicer Report available each month and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Timeshare Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in the form of Exhibit F;  provided,  however, that the Indenture Trustee or its agent shall provide such password to the parties to this Indenture and the Funding Agents without requiring such certification.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be specified by the Indenture Trustee from time to time in writing to the Issuer, the Servicer and the Noteholders.  For assistance with this service, Noteholders may call the customer service desk at (800) 934-6802.  In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.

The Indenture Trustee shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible

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to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Annually (and more often, if required by applicable law), the Indenture Trustee shall timely distribute to the Noteholders (or, as may be applicable, the Funding Agents and/or the Purchasers) any Form 1099, Form 1042 or similar information returns required by applicable tax law to be distributed in respect of the Notes.  The Paying Agent shall prepare or cause to be prepared all such information for distribution by the Indenture Trustee.

SECTION 3.6.  [RESERVED].

SECTION 3.7.  Withholding Taxes.

The Indenture Trustee, on behalf of the Issuer, shall comply with all requirements of the Code and applicable Treasury Regulations and applicable state and local law with respect to the withholding from any distributions made by it to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

ARTICLE IV.

THE TRUST ESTATE

SECTION 4.1.  Acceptance by Indenture Trustee.

(a)  The Indenture Trustee does hereby re-acknowledge and re-confirm its acceptance of the conveyance by the Issuer of the assets constituting the Trust Estate.  The Indenture Trustee shall hold the Trust Estate in trust for the benefit of the Noteholders, subject to the terms and provisions hereof.  Prior to each Funding Date and in accordance with the Custodial Agreement, the Issuer will deliver or cause to be delivered to the Custodian, the Timeshare Loan Files for all related Timeshare Loans to be conveyed on such Funding Date.  On or prior to each Funding Date, the Issuer will deliver or cause to be delivered to the Servicer, the Timeshare Loan Servicing Files, for all related Timeshare Loans or Qualified Substitute Timeshare Loans to be conveyed on such Funding Date.

(b)  The Indenture Trustee shall perform its duties under this Section 4.1 and hereunder on behalf of the Trust Estate and for the benefit of the Noteholders in accordance with the terms of this Indenture and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:

(i)any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with an Obligor;

(ii)the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;

(iii)the Indenture Trustee’s right to receive compensation for its services hereunder or with respect to any particular transaction; or

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(iv)the ownership, or holding in trust for others, by the Indenture Trustee of any other assets or property.

SECTION 4.2.  Acquisition of Timeshare Loans.

The Issuer covenants that it shall only acquire Timeshare Loans in accordance with the provisions of the Sale Agreement and, without limiting the generality of the Granting Clause, upon any such acquisition, such Timeshare Loans shall be deemed to be a part of the Trust Estate.

SECTION 4.3.  [RESERVED].

SECTION 4.4.  Tax Treatment.

(a)  The conveyance by the Issuer of the Timeshare Loans to the Indenture Trustee shall not constitute and is not intended to result in an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or the Servicer to the Obligors, the insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.

(b)  It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness to the Noteholders (or beneficial owners of the Notes) secured by the Timeshare Loans (the “Intended Tax Characterization”).  The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization.  Each of the Issuer, the Servicer, the Indenture Trustee, the Club Trustee, the Funding Agents and the Backup Servicer by entering into this Indenture, and each Noteholder by the purchase of a Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law.

(c)  None of the Issuer, the Servicer, the Club Trustee or the Backup Servicer shall take any action inconsistent with the Indenture Trustee’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Timeshare Loan and the other Timeshare Loans constituting the Trust Estate has been assigned to the Indenture Trustee on behalf of the Noteholders.

SECTION 4.5.  Further Action Evidencing Grant of Security Interest and Assignments.

(a)  The Issuer and the Indenture Trustee each agrees that, from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Required Noteholders may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder.  Without limiting the generality of the foregoing, the Issuer will, without the necessity of a request and upon the request of the Indenture Trustee, execute and file or record (or cause to be executed and filed or recorded) financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Trust Estate, including, without limitation, recording and filing UCC-1 financing

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statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least 30 Business Days prior notice of the expected occurrence of any such circumstance).  The Issuer shall deliver promptly to the Indenture Trustee file-stamped copies of any such filings.

(b)  (i) The Issuer hereby grants to each of the Servicer and the Indenture Trustee a power of attorney to execute, file and record all documents including, but not limited to, Assignments of Mortgage, UCC-1 financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and (ii) the Servicer hereby grants to the Indenture Trustee a power of attorney to execute, file and record all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided,  however, that such grant shall not create a duty on the part of the Indenture Trustee or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

SECTION 4.6.  Substitution and Repurchase of Timeshare Loans.

(a)  Mandatory Substitution and Repurchase of Timeshare Loans for Breach of Representation or Warranty.  If at any time, any party hereto obtains Knowledge, or is notified in writing by any other party hereto, that any of the representations and warranties of the Depositor in the Sale Agreement were incorrect at the time such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Indenture, the Depositor and the Club Originator.  In the event any such representation or warranty of the Depositor is incorrect and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholders therein, then the Issuer and the Indenture Trustee shall require the Depositor, within 30 days (or, if the Depositor shall have provided satisfactory evidence to the Funding Agents (in their sole discretion) that (1) such breach cannot be cured within the 30 day period, (2) such breach can be cured within an additional 30 day period and (3) it is diligently pursuing a cure, then 60 days) after the date it is first notified of, or otherwise obtains Knowledge of, such breach, to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”), either to (i) repurchase the Issuer’s interest in such Defective Timeshare Loan at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the Substitution Shortfall Amounts, if any.  The Indenture Trustee is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Issuer to enforce the Depositor’s repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under the Sale Agreement within the aforementioned 30 day or 60-day period.

(b)  Optional Purchase or Substitution of Club Loans.  Pursuant to the Purchase Agreement, with respect to any Original Club Loan, on any date, the Club Originator,

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as designee of the Depositor, will (at its option), if the related Obligor has elected to effect, and the Club Originator has agreed to effect, an Upgrade, either (i) pay to the Collection Account the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided,  however, that the option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (A) 20% of the sum of the Aggregate Initial Loan Balance, less (B) the Loan Balances of Original Club Loans previously substituted by the Club Originator pursuant to this Section 4.6(b) on the related substitution dates.   The Club Originator, as designee of the Depositor, shall deposit the related Repurchase Price and Substitution Shortfall Amounts, if any, into the Collection Account as set forth in Section 4.6(d) below.  The Issuer acknowledges that the Club Originator has agreed to use best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option, and to the extent that the Club Originator shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Club Originator shall use best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan (in which case, clause (rr) of Schedule I to the Purchase Agreement and the Sale Agreement shall not apply as an eligibility requirement) and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

(c)  Optional Purchase or Substitution of Defaulted Timeshare Loans.  Pursuant to the Purchase Agreement, with respect to any Defaulted Timeshare Loans, on any date, the Club Originator, as designee of the Depositor shall have the option, but not the obligation, to either (i) purchase the Defaulted Timeshare Loan at the Repurchase Price for such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amounts, if any; provided,  however, that the option to repurchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively.  The Club Originator, as designee of the Depositor, shall purchase or substitute Defaulted Timeshare Loans as provided herein and the Club Originator shall deposit the related Repurchase Price and Substitution Shortfall Amounts, if any, into the Collection Account as set forth in Section 4.6(d) hereof.  The Club Originator, may irrevocably waive the Club Originator’s option to purchase or substitute a Defaulted Timeshare Loan by delivering or causing to be delivered to the Indenture Trustee a Waiver Letter in the form of Exhibit G attached hereto.

(d)  Payment of Repurchase Prices and Substitution Shortfall Amounts.  The Issuer and the Indenture Trustee shall direct that the Depositor remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee on the applicable dates of repurchase or substitution of a Timeshare Loan for deposit in the Collection Account.

(e)  Schedule of Timeshare Loans.  The Issuer and Indenture Trustee shall direct the Depositor to provide or cause to be provided to the Indenture Trustee on any date on which a Timeshare Loan is purchased, repurchased or substituted with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions thereof.

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(f)  Officer’s Certificate.  No substitution of a Timeshare Loan shall be effective unless the Issuer and the Indenture Trustee shall have received an Officer’s Certificate from the Club Originator indicating that (i) the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan”, (ii) the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian or shall be delivered within five Business Days, and (iii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loan have been delivered to the Servicer.

(g)  Qualified Substitute Timeshare Loans.  Within five Business Days after a Transfer Date, the Issuer and the Indenture Trustee shall direct the Depositor to deliver or cause the delivery of the Timeshare Loan Files of the related Qualified Substitute Timeshare Loans to the Custodian in accordance with the provisions of this Indenture and the Custodial Agreement.

SECTION 4.7.  Release of Lien.

(a)  The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan purchased, repurchased or substituted under Section 4.6 hereof, (i) upon satisfaction of each of the applicable provisions of Section 4.6 hereof, (ii) in the case of any purchase or repurchase, after a payment by the Depositor of the Repurchase Price of the Timeshare Loan, and (iii) in the case of any substitution, after payment by the Depositor of the applicable Substitution Shortfall Amounts, if any, pursuant to Section 4.6 hereof.

(b)  The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan which has been paid in full.

(c)  In connection with (a) and (b) above, the Issuer and Indenture Trustee will execute and deliver such releases, endorsements and assignments as are provided to it by the Depositor, in each case, without recourse, representation or warranty, as shall be necessary to vest in the Depositor or its designee, the legal and beneficial ownership of each Timeshare Loan being released pursuant to this Section 4.7.  The Servicer shall deliver a Request for Release to the Custodian with respect to the related Timeshare Loan Files and Timeshare Loan Servicing Files being released pursuant to this Section 4.7, and such files shall be transferred to the Depositor or its designee.

(d)  If the Issuer exercises its right to redeem the Notes in whole or in part as provided in Article XIV of this Indenture, the Issuer shall notify the Indenture Trustee in writing of the Redemption Date and the principal amount of the Notes to be prepaid on the Redemption Date and the amount of interest and other amounts due and payable on such date in accordance with this Indenture and the Note Funding Agreement. On the Redemption Date, upon receipt by the Indenture Trustee of all amounts to be paid to the Noteholders in accordance with this Indenture and the Note Funding Agreement as a result of such prepayment, then, the Indenture Trustee shall release from the Lien of this Indenture those Timeshare Loans, all monies due or to become due with respect thereto and all collections with respect thereto from and including the last day of the Due Period immediately preceding such date of release which the Indenture Trustee is directed to release as described in the following sentence.  The Issuer shall provide to the Indenture Trustee a list of the Timeshare Loans which are to be released (and in the case of a prepayment in part, such list shall be subject to approval by the Noteholders), shall direct the

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Indenture Trustee to release such Timeshare Loans, and shall direct the Servicer to delete such Timeshare Loans from the Schedule of Timeshare Loans.  If requested, the Indenture Trustee will execute and deliver such releases, endorsements and assignments as are provided to it by the Issuer as shall be necessary to vest in the Issuer’s designee(s), the legal and beneficial ownership of each Timeshare Loan being released pursuant to this Section 4.7(d).  The Servicer shall deliver a Request for Release to the Custodian with respect to the related Timeshare Loan Files and Timeshare Loan Servicing Files being released pursuant to this Section 4.7(d), and such files shall be transferred to the Issuer’s designee(s).

SECTION 4.8.  Appointment of Custodian and Paying Agent.

(a)  The Indenture Trustee may appoint a custodian to hold all or a portion of the Timeshare Loan Files as agent for the Indenture Trustee.  Each custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $100,000,000, shall be qualified to do business in the jurisdiction in which it holds any Timeshare Loan File and shall not be the Issuer or an Affiliate of the Issuer.  The Indenture Trustee has appointed U.S. Bank National Association as the Custodian.  The Indenture Trustee shall not be responsible for paying the Custodian Fee or any other amounts owed to the Custodian.

(b)  The Issuer has appointed the Indenture Trustee as a Paying Agent.  The Issuer may appoint other Paying Agents from time to time.  Any such other Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee.  Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 7.7 hereof.

ARTICLE V.

SERVICING OF TIMESHARE LOANS

SECTION 5.1.  Appointment of Servicer and Backup Servicer; Servicing Standard.

(a)  Subject to the terms and conditions herein, the Issuer and the Indenture Trustee has appointed Bluegreen as the initial Servicer hereunder.  The Servicer, as an independent contractor, shall service, administer and collect all payments made in respect of the Timeshare Loans and perform all of its duties hereunder in accordance with the Servicing Standard.  Each of the Issuer and the Indenture Trustee grants to the Servicer a revocable power of attorney to take any and all steps on behalf of the Issuer or the Indenture Trustee, as applicable, necessary or desirable, to service and administer the Timeshare Loans.

(b)  Subject to the terms and conditions herein and in the Backup Servicing Agreement, the Issuer has appointed Concord Servicing Corporation to act as the initial Backup Servicer hereunder.  The Backup Servicer, as an independent contractor, shall service and administer the Timeshare Loans and perform all of its duties hereunder and under the Backup Servicing Agreement in accordance with the Servicing Standard.

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SECTION 5.2.  Payments on the Timeshare Loans.

(a)  The Servicer shall, in a manner consistent with the Servicing Standard, collect all payments made under each Timeshare Loan and direct each applicable Obligor to timely make all payments in respect of his or her Timeshare Loan to the Lockbox Account maintained at the Lockbox Bank and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans into the Lockbox Account.

(b)  On each Funding Date, the Servicer shall cause to be deposited into the Collection Account all amounts collected and received in respect of the related Timeshare Loans after the related Cut-Off Date (without deduction for any Liquidation Expenses).

(c)  Subject to subsection (d) below, the Indenture Trustee shall direct the Lockbox Bank (other than an amount equal to $20,000 that will remain in the Lockbox Account for administrative purposes) to remit all collections in respect of the Timeshare Loans on deposit in the Lockbox Account into the Collection Account on each Business Day via automated repetitive wire.

(d)  Liquidation Expenses shall be reimbursed as Additional Servicing Compensation to the Servicer in accordance with Section 3.2(a) hereof.  To the extent that the Servicer has received any Liquidation Expenses as Additional Servicing Compensation and shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 5.3(a) hereof.

(e)  The Servicer agrees that to the extent it receives any amounts in respect of any insurance policies which are not payable to the Obligor or otherwise necessary for the intended use, or any other collections relating to the Trust Estate, it shall deposit such amounts into the Collection Account within two Business Days of receipt thereof (unless otherwise expressly provided herein).

SECTION 5.3.  Duties and Responsibilities of the Servicer.

(a)  In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

(i)perform standard accounting services and general record keeping services with respect to the Timeshare Loans;

(ii)respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

(iii)keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;

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(iv)contact Obligors to effect collections and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means;

(v)report tax information to Obligors and taxing authorities to the extent required by law;

(vi)take such other action as may be necessary or appropriate in the Servicer’s judgment (which shall be consistent with the Servicing Standard) for the purpose of collecting and transferring to the Indenture Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to the Lockbox Account in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Indenture;

(vii)arranging for Liquidations of Timeshare Properties related to Defaulted Timeshare Loans and the remarketing of such Timeshare Properties as provided in Section 5.3(a)(xiii) hereof;

(viii)use reasonable best efforts to enforce the purchase and substitution obligations of the Club Originator under the Purchase Agreement and the Depositor under the Sale Agreement with respect to breaches of representations and warranties related to the Timeshare Loans;

(ix)refrain from modifying, waiving or amending the terms of any Timeshare Loan; provided,  however, the Servicer may modify, waive or amend a Timeshare Loan for which a default on such Timeshare Loan has occurred or is imminent and such modification, amendment or waiver will not (A) materially alter the interest rate on or the principal balance of such Timeshare Loan, (B) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan in any manner which would have a material adverse affect on the Noteholders, (C) adversely affect the Timeshare Property underlying such Timeshare Loan or (D) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan shall be made when due; provided,  further, the Servicer may grant a single extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (x) such Timeshare Loan is in default or a default on such Timeshare Loan is likely to occur in the foreseeable future and (y) the value of such Timeshare Loan will be enhanced by such extension; provided,  further, the Servicer shall not be permitted to modify, waive or amend the terms of any Timeshare Loan if the sum of the Cut-Off Date Loan Balance of such Timeshare Loan and the Cut-Off Date Loan Balances of all other Timeshare Loans for which the Servicer has modified, waived or amended the terms thereof exceeds 2% of the Aggregate Initial Loan Balance;

(x)work with Obligors in connection with any transfer of ownership of a Timeshare Property by an Obligor to another Person (to the extent permitted),

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whereby the Servicer may, only if required by law, consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Property (to the extent permitted); provided,  however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in Section 5.3(a)(ix) hereof;

(xi)to the extent that the Custodian Fees or the Lockbox Fees are, in the Servicer’s reasonable business judgment, no longer commercially reasonable, use commercially reasonable efforts to exercise its rights under the Custodial Agreement or the Lockbox Agreement to replace the Custodian or Lockbox Bank, as applicable.  Any such successor shall be reasonably acceptable to the Indenture Trustee;

(xii)delivery of such information and data to the Backup Servicer as is required under the Backup Servicing Agreement; and

(xiii)in the event that a Defaulted Timeshare Loan is not or cannot be released from the Lien of the Indenture pursuant to Section 4.7 hereof, the Servicer shall, in accordance with the Servicing Standard, promptly institute collection procedures, which may include, but is not limited to, cancellation, forfeiture, termination or foreclosure proceedings or obtaining a deed-in-lieu of foreclosure (each, a “Foreclosure Property”).  Upon the Timeshare Property becoming a Foreclosure Property, the Servicer shall cause the Remarketing Agent to promptly attempt to remarket such Foreclosure Property in accordance with and pursuant to the Remarketing Agreement.   The Remarketing Fees due under the Remarketing Agreement shall constitute Liquidation Expenses and upon reimbursement to the Servicer shall be paid by the Servicer to the Remarketing Agent.

(b)  The Servicer shall for each applicable Credit Card Timeshare Loan, pay the service charge imposed by the applicable credit card vendor for processing the payment due from the Obligor.

(c)  For so long as Bluegreen or any of its Affiliates controls the Resorts, the Servicer shall use commercially reasonable best efforts to cause the Club Managing Entity to maintain or cause to maintain the Resorts in good repair, working order and condition (ordinary wear and tear excepted).

(d)  For so long as Bluegreen or any of its Affiliates controls the Resorts, the manager and the related management contract for each Resort at all times shall be reasonably satisfactory to the Required Noteholders.  For so long as Bluegreen or any of its Affiliates controls the Association for a Resort, and Bluegreen or an Affiliate thereof is the manager, (i) if an amendment or modification to the related management contract materially and adversely affects the Noteholders, then it may only be amended or modified with the prior written consent of the Required Noteholders, which consent shall not be unreasonably withheld or delayed and (ii) if an amendment or modification to the related management contract does not materially and

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adversely affect the Noteholders, Bluegreen shall send a copy of such amendment or modification to the Funding Agents with the quarterly reports required to be delivered pursuant to the Note Funding Agreement to be delivered subsequent to the effective date of such amendment or modification.

(e)  In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through Bluegreen or one of its Affiliates which materially adversely affects the Issuer’s interest in such Timeshare Loan, Bluegreen shall, within the earlier to occur of ten Business Days after such attachment or the respective lienholders’ action to foreclose on such lien, either (i) cause such Lien to be released of record, (ii) provide the Indenture Trustee with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Indenture Trustee, in an amount and in form reasonably acceptable to the Indenture Trustee or (iii) provide the Indenture Trustee with such other security as the Indenture Trustee may reasonably require.

(f)  The Servicer shall: (i) promptly notify the Indenture Trustee and the Funding Agents of (A) any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Trust Estate, or any material part thereof, and (B) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Trust Estate or the Servicer’s ability to service the same; (ii) at the request of Indenture Trustee or the Funding Agents with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, action or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (iii) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same.

(g)  Except as contemplated by the Transaction Documents, the Servicer shall not, and shall not permit the Club Managing Entity to, encumber, pledge or otherwise grant a Lien or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall cause the Club Managing Entity, to use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the Club the use of, and access to, the Reservation System in accordance with the terms of the Club Management Agreement.  Notwithstanding the foregoing, should the Club Managing Entity determine that it is desirable to replace the existing hardware and software related to the Reservation System, it will be allowed to enter into a lease or finance arrangement in connection with the lease or purchase of such hardware and software.

(h)  The Servicer shall comply in all material respects with the Collection Policy and the Credit Policy attached hereto as Exhibit J and Exhibit K, respectively, in regard to each Timeshare Loan.  The Servicer shall (i) notify the Funding Agents ten days prior to any material amendment or change to the Collection Policy or the Credit Policy and (ii) obtain the

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Funding Agents’ prior written consent (which consent will not be unreasonably withheld or delayed) to any material amendment or change to the Collection Policy or the Credit Policy that will affect any Timeshare Loan in the Trust Estate; provided, that the Servicer may immediately implement any changes (and provide notice to the Funding Agents subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of the Servicer.

(i)The Servicer shall comply in all material respects with the terms of the Timeshare Loans.

(j)In connection with the Servicer’s duties under (vii) and (xiii) of subsection (a) above, the Servicer will undertake such duties in the ordinary course in a manner similar and consistent with (or better than) the manner in which the Servicer performs any such duties with respect to Timeshare Loans owned by it or its Affiliates.

SECTION 5.4.  Servicer Events of Default.

(a)  If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee may (with the consent of the Required Noteholders), and upon notice from the Required Noteholders, shall, terminate, on behalf of the Noteholders, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Indenture.  The Indenture Trustee shall promptly give written notice of such termination to the Backup Servicer.  Unless consented to by the Required Noteholders, the Issuer may not waive any Servicer Event of Default.

(b)  Replacement of Servicer.  From and after the receipt by the Servicer of such written termination notice or the resignation of the Servicer pursuant to Section 5.10 hereof, all authority and power of the Servicer under this Indenture, whether with respect to the Timeshare Loans or otherwise, shall, pass to and be vested in the Indenture Trustee, and the Indenture Trustee shall be the successor Servicer hereunder (and, in connection therewith, the Indenture Trustee shall assume the duties and obligations of the Servicer) and the duties and obligations of the Servicer shall terminate.  The Servicer shall perform such actions as are reasonably necessary to assist the Indenture Trustee and the Backup Servicer in such transfer.  If the Servicer fails to undertake such action as is reasonably necessary to effectuate such a transfer, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination.  The Servicer agrees that if it is terminated pursuant to this Section 5.4, it shall promptly (and, in any event, no later than five Business Days subsequent to its receipt of the notice of termination from the Indenture Trustee) provide the Indenture Trustee, the Backup Servicer or their respective designees (with reasonable costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Indenture Trustee to assume the Servicer’s functions hereunder and for the Backup Servicer to assume the functions required by the Backup Servicing Agreement, and the Servicer shall cooperate with the Indenture Trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Servicer’s obligations hereunder, including, without limitation,

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the transfer within one Business Day to the Indenture Trustee or its designee for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided,  however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination).  If the Indenture Trustee is unable or unwilling to act as successor Servicer, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint a successor Servicer.  The Indenture Trustee shall be entitled to renegotiate the Servicing Fee; provided,  however, that (i) no change to the Servicing Fee may be made unless the Indenture Trustee shall have received the written consent of the Required Noteholders and (ii) the Indenture Trustee shall continue to fulfill the duties and obligations of the Servicer regardless of whether any change is consented to by such Noteholders.  Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee or Bluegreen be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to assume the obligations of Servicer under this Indenture.

The Indenture Trustee shall be entitled to be reimbursed by the Servicer, (or by the Trust Estate to the extent set forth in Section 3.4(a)(i) or Section 6.6(a)(i) hereof) if the Servicer is unable to fulfill its obligations hereunder for all Servicer Termination Costs.

The successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.

Notwithstanding anything contained in this Indenture to the contrary, any successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”), without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided,  however, that each successor Servicer shall agree to use its best efforts to prevent further Continued Errors.  In the event that the successor Servicer becomes aware of Errors or Continued Errors, the successor Servicer shall, with the prior consent of the Indenture Trustee, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and to recover its costs thereby.

The Indenture Trustee may appoint an Affiliate as the successor Servicer and the provisions of this Section 5.4(b) related to the Indenture Trustee shall apply to such Affiliate.

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(c)  Any successor Servicer, including the Indenture Trustee, shall not be deemed to be in default or to have breached its duties as successor Servicer hereunder if the predecessor Servicer shall fail to deliver any required deposit into the Collection Account or otherwise fail to cooperate with, or take any actions required by such successor Servicer related to the transfer of servicing hereunder.

(d)  Any successor Servicer appointed pursuant to this Indenture (i) as a condition to any such appointment (other than the Indenture Trustee), shall be a nationally recognized and licensed servicer of timeshare loan receivables that (A) is actively servicing a portfolio of loans with an aggregate principal balance of not less than $200,000,000, (B) has servicing and collection capabilities for all categories of delinquent and defaulted loans (including through foreclosure) and (C) is not an Affiliate of any Noteholder, and (ii) shall be subject to all of the terms and conditions of the Servicer under this Indenture (other than such terms and conditions as are unique to the initial Servicer), including, without limitation, the requirement to adhere to the Servicing Standard in the performance of the services to be furnished by it under this Indenture.

SECTION 5.5.  Accountings; Statements and Reports.

(a)  Monthly Servicer Report.  Not later than four Business Days prior to the Payment Date, the Servicer shall deliver to the Issuer, the Indenture Trustee and the Funding Agents, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit D hereto, detailing certain activity relating to the Timeshare Loans.  The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Issuer, the Indenture Trustee or the Funding Agents in writing at least five Business Days prior to such Determination Date.  Each such Monthly Servicer Report shall be accompanied by (i) an Officer’s Certificate of the Servicer in the form of Exhibit E hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report and (ii) a current Schedule of Timeshare Loans in an electronic format acceptable to the Funding Agents.  The Servicer agrees to consult and cooperate with the Funding Agents in the preparation of the Monthly Servicer Report.

(b)  Certification as to Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Funding Agents, an Officer’s Certificate on or before June 30 of each year commencing in 2018: (x) to the effect that a review of the activities of the Servicer during the preceding calendar year, and of its performance under this Indenture during such period has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period, to the best of such officer’s knowledge, the Servicer had performed and observed all of its obligations under this Indenture, and (y) either (A) stating that based on such review, no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof.

(c)  Annual Accountants’ Reports.  On or before each June 30 of each year commencing in 2018, the Servicer shall (i) cause a firm of independent public accountants to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Issuer, the Indenture Trustee and the Funding Agents) to the effect that (1) such

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firm has examined and audited the Servicer’s servicing controls and procedures for the previous calendar year and that such independent public accountants have examined certain documents and records (including computer records) and servicing procedures of the Servicer relating to the Timeshare Loans, (2) they have examined the most recent Monthly Servicer Report prepared by the Servicer and three other Monthly Servicer Reports chosen at random by such firm and compared such Monthly Servicer Reports with the information contained in such documents and records, (3) their examination included such tests and procedures as they considered necessary in the circumstances, (4) their examinations and comparisons described under clauses (1) and (2) above disclosed no exceptions which, in their opinion, were material, relating to such Timeshare Loans or such Monthly Servicer Reports, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material, and (5) on the basis of such examinations and comparisons, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Timeshare Loans in compliance with this Indenture and the other Transaction Documents in all material respects and that such documents and records have been maintained in accordance with this Indenture and the other Transaction Documents in all material respects, except in each case for (A) such exceptions as such firm shall believe to be immaterial and (B) such other exceptions as shall be set forth in such written report. The report will also indicate that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.  The Funding Agents shall agree (prior to the delivery of any report) to the procedures to be performed by independent public accountants in any of the reports required to be prepared pursuant to this Section 5.5(c).

(d)  Report on Proceedings and Servicer Event of Default. (i) Promptly upon a Responsible Officer of the Servicer’s obtaining Knowledge of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and its subsidiaries, as a whole, the Servicer shall send written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon obtaining Knowledge of the existence of any condition or event which constitutes a Servicer Event of Default, the Servicer shall send written notice to the Issuer, the Indenture Trustee and the Funding Agents describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.

(e)  Quarterly Financial Reports.  Within 45 days after the end of each of Servicer’s (provided the Servicer is Bluegreen or an Affiliate thereof) first three fiscal calendar periods each year (or, if later, that date by which Bluegreen or an affiliate is required to file financial statements with the Securities and Exchange Commission), the Servicer shall deliver to the Funding Agents, unaudited financial statements of Servicer (provided the Servicer is Bluegreen or an Affiliate thereof) certified by its chief financial officer as well as, to the extent requested by the Funding Agents and available to Servicer (provided the Servicer is Bluegreen or an Affiliate thereof), unaudited bi-annual financial statements of the Association managed by the Club Managing Entity; provided, however, the Servicer shall be deemed to be in compliance with this Section 5.5(e) to the extent the documents required to be filed pursuant to this Section 5.5(e) are filed publicly within the time periods required by this Section 5.5(e).

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(f)  Audit Reports.  To the extent Bluegreen or its Affiliate is the Servicer, the Servicer shall deliver to the Indenture Trustee and the Funding Agents promptly upon receipt thereof, one copy of each other report submitted to the Servicer by its independent public accountants in connection with any annual, interim or special audit made by them of the books of the Servicer.

(g)  Other Reports.  To the extent Bluegreen Vacations Corporation or its Affiliate is the Servicer, the Servicer shall deliver to the Indenture Trustee and the Funding Agents, such other reports, statements, notices or written communications relating to the Servicer, the Associations or the Resorts as are available to Servicer and as the Funding Agents may reasonably require.

SECTION 5.6.  Records.

The Servicer shall maintain access to all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Indenture Trustee on behalf of the Noteholders and constitute property of the Trust Estate) at the address specified in Section 13.3 hereof or, upon 15 days’ notice to the Issuer and the Indenture Trustee, at such other place where any Servicing Officer of the Servicer is located (or upon 24 hours’ written notice if an Event of Default or Servicer Event of Default shall have occurred).

SECTION 5.7.  Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain or cause to be maintained fidelity bond and errors and omissions insurance with respect to the Servicer in such form and in amounts as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors; provided that such insurance shall be in a minimum amount of $1,000,000 per policy and shall name the Indenture Trustee as a certificateholder.  No provision of this Section 5.7 requiring such fidelity bond or errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture.  The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond or errors and omissions insurance coverage and, by the terms of such fidelity bond or errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer.  Upon a request of the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee, a certification evidencing coverage under such fidelity bond and the errors and omissions insurance.  Any such fidelity bond or errors and omissions insurance policy shall not be canceled or modified in a materially adverse manner without 30 days’ prior written notice to the Servicer (or ten days’ prior written notice if the policyholder hasn’t timely paid its premium payments); provided, that the Servicer agrees to provide written notice of any cancellation or materially adverse modification initiated by such insurer to the Indenture Trustee within five Business Days of receipt from the applicable insurer of any such notice.

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SECTION 5.8.  Merger or Consolidation of the Servicer.

(a)  The Servicer shall promptly provide written notice to the Indenture Trustee and the Funding Agents of any merger or consolidation of the Servicer.  The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or any of the Timeshare Loans and to perform its duties under this Indenture.

(b)  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided,  however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to lawfully transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, and (iii) delivers to the Indenture Trustee (A) an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and the other Transaction Documents to which the Servicer is a party and (B) an opinion of counsel as to the enforceability of such agreement.

SECTION 5.9.  Sub-Servicing.

(a)  The Servicer may enter into one or more sub-servicing agreements with a sub-servicer upon the consent of the Funding Agents that the execution of such sub-servicing agreement and the retention of such sub-servicer would not result in a qualification, downgrade or withdrawal of any rating assigned to the Notes, if any.  References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a sub-servicer on behalf of the Servicer.  Any sub-servicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Indenture.  The Servicer shall be solely responsible for any sub-servicing fees due and payable to such sub-servicer.

(b)  Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Indenture, without diminution of such obligation or liability by virtue of such sub-servicing agreement, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.

SECTION 5.10.  Servicer Resignation.

The Servicer shall not resign from the duties and obligations hereby imposed on it under this Indenture unless and until (i) a successor servicer, acceptable to the Issuer, the Indenture

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Trustee and the Required Noteholders, enters into an agreement in form and substance satisfactory to the Indenture Trustee and the Required Noteholders, which contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture from and after the date of assumption, and (ii) the Issuer, the Indenture Trustee and the Required Noteholders consent to the assumption of the duties, obligations and liabilities of this Indenture by such successor Servicer.  Upon such resignation, the Servicer shall comply with Section 5.4(b) hereunder.

Except as provided in the immediately preceding paragraph or elsewhere in this Indenture, or as provided with respect to the survival of indemnifications herein, the duties and obligations of a Servicer under this Indenture shall continue until this Indenture shall have been terminated as provided herein.  The duties and obligations of a Servicer hereunder shall survive the exercise by the Indenture Trustee of any right or remedy under this Indenture or the enforcement by the Indenture Trustee of any provision of this Indenture.

SECTION 5.11.  Fees and Expenses.

As compensation for the performance of its obligations under this Indenture, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Sections 3.2(a), 3.4 and 6.6 hereof, the Servicing Fee and any Additional Servicing Compensation.  Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

SECTION 5.12.  Access to Certain Documentation.

Upon ten Business Days’ prior written notice (or, one Business Day’s prior written notice after the occurrence and during the continuance of an Event of Default or a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Issuer, the Indenture Trustee or any Noteholder and, subject to the following sentence, prior to the occurrence of a Servicer Event of Default, at the expense of the Issuer or such Noteholder and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit the Issuer, the Indenture Trustee or any Noteholder or its agents or representatives (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters.  Prior to the continuance of any Servicer Event of Default, Bluegreen shall pay all reasonable costs and expenses of each of DZ BANK and KeyBank (or a third party audit firm on behalf of KeyBank) for up to two visits per calendar year for each of DZ BANK and KeyBank (or a third party audit firm on behalf of KeyBank) in connection with its exercise of inspection rights under this Section 5.12.  Nothing in this Section 5.12 and Section 1.11 hereof shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.12.

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SECTION 5.13.  No Offset.

Prior to the termination of this Indenture, the obligations of the Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Indenture Trustee or any Noteholder, whether in respect of this Indenture, any Timeshare Loan or otherwise.

SECTION 5.14.  Account Statements.

In connection with the Servicer’s preparation of the Monthly Servicer Reports, the Indenture Trustee agrees to deliver to the Servicer a monthly statement providing account balances of each of the Trust Accounts.

SECTION 5.15.  Indemnification; Third Party Claim.

The Servicer agrees to indemnify the Issuer, the Indenture Trustee, the Funding Agents and the Noteholders from and against any and all actual damages (excluding economic losses related to the collectibility of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Indenture, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Indenture, or its release thereof except as contemplated by this Indenture, including, but not limited to, the costs of defending any claim or bringing any claim to enforce the indemnification or other obligations of the Servicer.  The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Funding Agents if it has Knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, the Servicer shall assume, with the consent of the Indenture Trustee and the Funding Agents, the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it.  This Section 5.15 shall survive the termination of this Indenture or the resignation or removal of the Servicer hereunder.

SECTION 5.16.  Backup Servicer.

(a)  Backup Servicing Agreement.  The Issuer, the Indenture Trustee, the Servicer, the Depositor and the Backup Servicer have executed the Backup Servicing Agreement.  The Backup Servicer shall be responsible for each of the duties and obligations imposed upon it by the provisions of the Backup Servicing Agreement and shall have no duties or obligations under any Transaction Document to which it is not a party.

(b)  Termination of Servicer; Cooperation.  In the event that the Servicer is terminated or resigns in accordance with the terms of this Indenture, the Backup Servicer agrees to continue to perform it duties and obligations hereunder and in the Backup Servicing Agreement without interruption.  The Backup Servicer agrees to cooperate in good faith with any successor Servicer to effect a transition of the servicing obligations by the Servicer to any successor Servicer.  The Indenture Trustee agrees to provide such information regarding the

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Trust Accounts as the Backup Servicer  shall require to produce the Monthly Servicer Report on and after the Assumption Date.

(c)  Backup Servicer Duties After Assumption Date.  In the event that the Servicer is terminated or resigns in accordance with this Indenture, the Backup Servicer agrees that it shall undertake those servicing duties and obligations as set forth in and subject to Section 2 and Schedule V of the Backup Servicing Agreement.   Notwithstanding Section 5.9 hereof, so long as Concord Servicing Corporation is the Backup Servicer, the Indenture Trustee, as successor Servicer, will not be obligated or liable for the servicing and administration activities to the extent that the Backup Servicer is responsible for such activities under the Backup Servicing Agreement.

(d)  Backup Servicing Fee.  Prior to the Assumption Date, the Backup Servicer shall receive its Backup Servicing Fee in accordance with Sections 3.4 or 6.6 hereof, as applicable.  On and after the Assumption Date, the Indenture Trustee, as successor Servicer, will be obligated to distribute the Backup Servicing Fee to the Backup Servicer from amounts received by the Indenture Trustee in respect of the Servicing Fee.

(e)  Termination of Backup Servicer.  Notwithstanding anything to the contrary herein, the Indenture Trustee may (with the consent of the Required Noteholders), and upon notice from the Required Noteholders, shall remove the Backup Servicer with or without cause at any time and replace the Backup Servicer pursuant to the provisions of the Backup Servicing Agreement.  In the event that the Indenture Trustee shall exercise its rights to remove and replace Concord Servicing Corporation as Backup Servicer or Concord Servicing Corporation shall have terminated the Backup Servicing Agreement in accordance with the terms thereof, Concord Servicing Corporation shall have no further obligation to perform the duties of the Backup Servicer under this Indenture.  In the event of a termination of the Backup Servicing Agreement, the Indenture Trustee shall appoint a successor Backup Servicer reasonably acceptable to the Indenture Trustee and with the approval of the Funding Agents at the written direction of the Required Purchasers.  Upon the termination or resignation of the Backup Servicer, the Indenture Trustee shall be deemed to represent, warrant and covenant that it will service or engage a subservicer to perform each of the servicing duties and responsibilities described in this Indenture.

Aruba Notices.

Within 30 days of the related Funding Date, the Servicer shall confirm that notices have been mailed out to each Obligor under a Timeshare Loan with respect to any Resort in the country of Aruba that such Timeshare Loan has been transferred and assigned to the Issuer and that the Issuer has in turn, pledged such Timeshare Loan to the Indenture Trustee, in trust, for the benefit of the Noteholders.  Such notice may include any notice or notices that the Aruba Originator’s predecessors in title to the Timeshare Loan may give to the same Obligor with respect to any transfers and assignments of the Timeshare Loan by such predecessors.  Such notice shall be in the form attached hereto as Exhibit H, as the same may be amended, revised or substituted by the Indenture Trustee and the Servicer from time to time.

Recordation.

 The Servicer agrees to cause all evidences of recordation of the original Mortgage related to all Deeded Club Loans included in the Trust Estate to be delivered to the Custodian to be held as part of the Timeshare Loan Files.  Upon the direction of the Noteholders,

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the Indenture Trustee shall cause either the Custodian or a third party appointed by the Indenture Trustee (at the direction of the Noteholders) to complete the Assignments of Mortgage with respect to each such Mortgage and (at the Servicer’s expense) record such assignments of mortgage in all appropriate jurisdictions.

ARTICLE VI.

EVENTS OF DEFAULT; REMEDIES

SECTION 6.1.  Notice of Defaults.  The Issuer and the Servicer shall promptly notify the Indenture Trustee, the Funding Agents and the Noteholders upon obtaining knowledge of any event which constitutes an Event of Default or a Servicer Event of Default or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 6.2.  Acceleration of Maturity; Rescission and Annulment.

(a)  Upon the occurrence and continuance of an Event of Default, if (i) such Event of Default is of the kind specified in subparagraph (d) or (e) of the definition of Event of Default, then the Notes shall automatically become due and payable at the Aggregate Outstanding Note Balance together with all accrued and unpaid interest thereon or (ii) such Event of Default is of the kind specified in subparagraph (a) of the definition of Event of Default and either (x) the Funding Agents have, in their good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance or (y) such Event of Default continues for two consecutive Payment Dates, then the Notes shall automatically become due and payable at the Aggregate Outstanding Note Balance together with all accrued and unpaid interest thereon.

(b)  Upon the occurrence and continuance of an Event of Default, if such Event of Default is of the kind specified in subparagraph (a) of the definition of Event of Default (and neither of the events described in Section 6.2(a)(ii)(x) and (y) hereof have occurred), the Indenture Trustee shall, upon written direction from the Required Noteholders, declare the Notes to be immediately due and payable at the Aggregate Outstanding Note Balance plus all accrued and unpaid interest thereon.

(c)  Upon the occurrence and continuance of an Event of Default, if such Event of Default (other than an Event of Default of the kind described in Sections 6.2(a) or (b) hereof) shall occur and is continuing, the Indenture Trustee shall, upon written direction from the Required Noteholders, declare the Notes to be immediately due and payable at the Aggregate Outstanding Note Balance plus all accrued and unpaid interest thereon.

(d)  Upon any such declaration or automatic acceleration, the Aggregate Outstanding Note Balance together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.  The Indenture Trustee shall promptly send a notice of any declaration or automatic acceleration to the Funding Agents.

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(e)  At any time after such a declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VI provided, the Required Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(1)all principal due on the Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit,

(2)all interest due with respect to the Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the applicable Note Rate, and

(3)all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee and the Servicer, its agents and counsel;

and

(ii)all Events of Default with respect to the Notes, other than the non‑payment of the Aggregate Outstanding Note Balance which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.

(f)  An automatic acceleration under Section 6.2(a) hereof may only be rescinded and annulled by the Required Noteholders.

(g)  Notwithstanding Section 6.2(d) and (e) hereof, (i) if the Indenture Trustee shall have commenced making payments as described in Section 6.6 hereof, no acceleration may be rescinded or annulled and (ii) no rescission shall affect any subsequent Events of Default or impair any rights consequent thereon.

SECTION 6.3.  Remedies.

(a)  If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has Knowledge, the Indenture Trustee shall promptly give notice to each Noteholder as set forth in Section 7.2 hereof and shall solicit such Noteholders for advice.  The Indenture Trustee shall then take such action as so directed by the Required Noteholders subject to the provisions of this Indenture.

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(b)  Following any acceleration of the Notes, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Trust Estate as are available to secured parties under the UCC or other applicable law, subject to the limitations set forth in subsection (d) below and provided such action is not inconsistent with any other provision of this Indenture.  Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee of an express trust.

(c)  If an Event of Default specified in subparagraph (a) of the definition of Event of Default occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the Aggregate Outstanding Note Balance and interest remaining unpaid with respect to the Notes.

(d)  Subject to the provisions set forth herein, if an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, and at the instruction of the Required Noteholders shall, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.  The Indenture Trustee shall notify the Issuer, the Funding Agents, the Servicer and the Noteholders of any such action.

(e)  If the Indenture Trustee shall have received instructions from the Required Noteholders that such Persons approve of or request the liquidation of the Trust Estate, the Indenture Trustee shall to the extent lawful, promptly sell, dispose of or otherwise liquidate all of the Trust Estate in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids from third parties including cash bids or non-cash “credit bids” from any Noteholder, such bids to be approved by the Required Noteholders.  The Indenture Trustee may obtain a prior determination from any conservator, receiver or liquidator of the Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

SECTION 6.4.  Indenture Trustee May File Proofs of Claim.

(a)  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding related to the Issuer, or any other obligor in respect of the Notes, or the property of the Issuer, or such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the

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Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;

(ii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii)to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 7.6 hereof.

(b)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize, consent to, accept or adopt on behalf of any Noteholder any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Timeshare Loans or the other assets constituting the Trust Estate or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.5.  Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes, the Timeshare Loans or the other assets constituting the Trust Estate may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and distributed pursuant to the priorities contemplated by Section 3.4 and Section 6.6 hereof, as applicable.

SECTION 6.6.  Application of Money Collected.

(a)  If a Payment Default Event shall have occurred and the Indenture Trustee has not yet effected the remedies under Section 6.3(d) and Section 6.16 hereof, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including, without limitation, the amounts on deposit in the General Reserve Account, shall be applied, subject to Section 3.4(d), in the following order on each Payment Date:

(i)to the Indenture Trustee, any unpaid Indenture Trustee Fees and any extraordinary out-of-pocket expenses and indemnities of the Indenture Trustee related to a servicing transfer (up to $10,000 per Payment Date, and no more than a cumulative total of $100,000) incurred and not reimbursed as of such date;

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(ii)to the Owner Trustee, any accrued and unpaid Owner Trustee Fees;

(iii)to the Administrator, any accrued and unpaid Administrator Fees;

(iv)to the Custodian, any accrued and unpaid Custodian Fees;

(v)to the Lockbox Bank, any accrued and unpaid Lockbox Fees;

(vi)to the Trust Owner, any accrued and unpaid Trust Owner Fees;

(vii)to the Servicer, any accrued and unpaid Servicing Fees;

(viii)to the Backup Servicer, any accrued and unpaid Backup Servicing Fees;

(ix)to the Funding Agents, any accrued and unpaid Fees;

(x)on a pari passu basis (A) to each Noteholder, its allocable share (determined taking into account only the Noteholder’s allocable share of the Conduit Component Amount, the LIBOR Bank Component Amount and/or the Cost of Funds Bank Component Amount, as the case may be) of the Interest Distribution Amount with respect to the Notes and the current Payment Date and (B) to each Qualified Hedge Counterparty, its Net Hedge Payment, if any;

(xi)to each Noteholder, its pro rata share of all remaining amounts until the Aggregate Outstanding Note Balance is reduced to zero;

(xii)to each Qualified Hedge Counterparty, the Hedge Termination Payments required under its Hedge Agreement, if any;

(xiii)~~(xii)~~ to the Indenture Trustee, any extraordinary out‑of‑pocket expenses and indemnities of the Indenture Trustee not paid in accordance with clause (i) above;

(xiv)~~(xiii)~~ to the Noteholders, to the extent applicable, amounts specified by the Funding Agents and the Servicer as payable to such Noteholders pursuant to Sections 6.1, 6.2 and 6.3 of the Note Funding Agreement;

(xv)~~(xiv)~~ any amounts due and payable by the Issuer under the Transaction Documents, but not paid above (including, but not limited to, amounts owed by the Issuer in respect of its indemnification obligations); and

(xvi)~~(xv)~~ any remaining Available Funds to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

(b)  If (i) (A) a Payment Default Event shall have occurred or (B) the Notes shall otherwise have been declared due and payable following an Event of Default and (ii) the Indenture Trustee shall have effected a sale of the Trust Estate under Section 6.3(d) and Section

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6.16 hereof ((i) and (ii), a “Trust Estate Liquidation Event”), any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including without limitation the amounts on deposit in the General Reserve Account, shall be applied, subject to Section 3.4(d), in the following order on each Payment Date:

(i)to the Indenture Trustee, any accrued and unpaid Indenture Trustee Fees, expenses and indemnities incurred and charged and unpaid as of such date;

(ii)to the Owner Trustee, any accrued and unpaid Owner Trustee Fees;

(iii)to the Administrator, any accrued and unpaid Administrator Fees;

(iv)to the Custodian, any accrued and unpaid Custodian Fees;

(v)to the Lockbox Bank, any accrued and unpaid Lockbox Fees;

(vi)to the Trust Owner, any accrued and unpaid Trust Owner Fees;

(vii)to the Servicer, any accrued and unpaid Servicing Fees;

(viii)to the Backup Servicer, any accrued and unpaid Backup Servicing Fees;

(ix)to the Funding Agents, any accrued and unpaid Fees;

(x)on a pari passu basis (A) to each Noteholder, its allocable share (determined taking into account only the Noteholder’s allocable share of the Conduit Component Amount, the LIBOR Bank Component Amount and/or the Cost of Funds Bank Component Amount, as the case may be) of the Interest Distribution Amount with respect to the Notes and the current Payment Date and (B) to each Qualified Hedge Counterparty, its Net Hedge Payment, if any;

(xi)to each Noteholder, its pro rata share of all remaining amounts until the Aggregate Outstanding Note Balance is reduced to zero;

(xii)to each Qualified Hedge Counterparty, the Hedge Termination Payments required under its Hedge Agreement, if any;

(xiii)~~(xii)~~ to the Noteholders, to the extent applicable, amounts specified by the Funding Agents and the Servicer as payable to such Noteholders pursuant to Sections 6.1, 6.2 and 6.3 of the Note Funding Agreement;

(xiv)~~(xiii)~~ any amounts due and payable by the Issuer under the Transaction Documents, but not paid above (including, but not limited to, amounts owed by the Issuer in respect of its indemnification obligations); and

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(xv)~~(xiv)~~ any remaining Available Funds to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

SECTION 6.7.  Limitation on Suits.

No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for any other remedy hereunder, unless:

(a)  there is a continuing Event of Default and such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)  such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity (which may be in the form of written assurances) against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)  the Indenture Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(d)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Required Noteholders;

it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all such Noteholders.  It is further understood and intended that so long as any portion of the Notes remains Outstanding, the Servicer shall not have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture (other than for the enforcement of Section 3.4 hereof) or for the appointment of a receiver or trustee (including without limitation a proceeding under the Bankruptcy Code), or for any other remedy hereunder.  Nothing in this Section 6.7 shall be construed as limiting the rights of otherwise qualified Noteholders to petition a court for the removal of a Indenture Trustee pursuant to Section 7.8 hereof.

SECTION 6.8.  Unconditional Right of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Trust Estate, the Noteholder of any Note shall have the absolute and unconditional right to receive payment of the principal of, and interest on, such Note as such payments of principal and interest become due, including on the Stated Maturity, and such right shall not be impaired without the consent of such Noteholder.

SECTION 6.9.  Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder,

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then and, in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.

SECTION 6.10.  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in the last paragraph of Section 2.5 hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.  Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Noteholder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 6.12.  Control by Funding Agents.

Until such time as the conditions specified in Sections 11.1(a)(i) and (ii) hereof have been satisfied in full, the Funding Agents shall have the right to either direct the time, method and place of conducting the exercise of any trust or power conferred on, or any right or remedy available to the Indenture Trustee hereunder, or directly exercise any trust or power conferred on, or any right or remedy available to, the Indenture Trustee hereunder.  The parties to this Indenture acknowledge and agree to the foregoing.  Notwithstanding the foregoing, if the Funding Agents shall elect to direct the Indenture Trustee rather than directly exercising such rights:

(i)no such direction shall be in conflict with any rule of law or with this Indenture;

(ii)the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and

(iii)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to the Funding Agents.

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SECTION 6.13.  Waiver of Events of Default.

(a)  Unless a Sequential Pay Event shall have occurred, the Required Noteholders may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

(i)in respect of the payment of the principal of or interest on any Note (which may only be waived by the Noteholder of such Note), or

(ii)in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected (which only may be waived by the Noteholders of all Outstanding Notes affected).

(b)  A copy of each waiver pursuant to Section 6.13(a) hereof shall be furnished by the Issuer to the Indenture Trustee and each Noteholder.  Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 6.14.  Undertaking for Costs.

All parties to this Indenture agree (and each Noteholder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) to any suit instituted by any Noteholder or the Required Noteholders, or (iii) to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity, as applicable.

SECTION 6.15.  Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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SECTION 6.16.  Sale of Trust Estate.

(a)  The power to effect the sale of the Trust Estate pursuant to Section 6.3 hereof shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes shall have been paid or losses allocated thereto and borne thereby.  The Indenture Trustee may from time to time, upon directions in accordance with Section 6.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.

(b)  Unless required by applicable law, the Indenture Trustee shall not sell to a third party the Trust Estate, or any portion thereof except as permitted under Section 6.3(e) hereof.

(c)  In connection with a sale of the Trust Estate:

(i) any one or more Noteholders may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment;

(ii)the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring the Indenture Trustee’s interest in the Trust Estate without recourse, representation or warranty in any portion of the Trust Estate in connection with a sale thereof;

(iii)the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv)no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(v)the method, manner, time, place and terms of any sale of the Trust Estate shall be commercially reasonable.

SECTION 6.17.  Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any other Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any other Transaction Document.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee

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or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with the provisions of this Indenture.

SECTION 6.18.  Performance and Enforcement of Certain Obligations.

Promptly following a request from the Indenture Trustee, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Club Originator and the Servicer, as applicable, of each of their respective obligations to the Issuer under or in connection with the Sale Agreement and any other Transaction Document and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement or any other Transaction Document to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, the Club Originator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Club Originator or the Servicer of each of their obligations under the Sale Agreement and the other Transaction Documents.

ARTICLE VII.

THE INDENTURE TRUSTEE

SECTION 7.1.  Certain Duties.

(a)  The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; except as expressly set forth herein, the Indenture Trustee shall have no obligation to monitor the performance of the Servicer under the Transaction Documents.

(b)  In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture; provided,  however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.

(c)  In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Indenture Trustee as successor Servicer) has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided,  however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 7.2 hereof.

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(d)  The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless so directed by the Required Noteholders and such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity acceptable to the Indenture Trustee (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e)  No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)this Section 7.1(e) shall not be construed to limit the effect of Section 7.1(a) and (b) hereof;

(ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and

(iii)the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Sections 6.2(a), (b) or (c) hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(f)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.1.

(g)  The Indenture Trustee makes no representations or warranties with respect to the Timeshare Loans or the Notes or the validity or sufficiency of any assignment of the Timeshare Loans to the Issuer or to the Trust Estate.

(h)  Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

SECTION 7.2.  Notice of Events of Default.

The Indenture Trustee shall promptly (but, in any event, within three Business Days) notify the Issuer, the Servicer, the Funding Agents and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default or a Servicer Event of Default or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both.

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SECTION 7.3.  Certain Matters Affecting the Indenture Trustee.

Subject to the provisions of Section 7.1 hereof:

(a)  The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  Any request or direction of any Noteholders, the Issuer, or the Servicer mentioned herein shall be in writing;

(c)  Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;

(d)  The Indenture Trustee may consult with counsel, accountants, and other experts, and the advice of such counsel, accountants, and other experts or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

(e)  Prior to the occurrence of an Event of Default or after the curing of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by the Required Noteholders; provided,  however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;

(f)  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be an Affiliate of the Indenture Trustee), and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and

(g)  Delivery of any reports, information and documents to the Indenture Trustee provided for herein or any other Transaction Document is for informational purposes only (unless otherwise expressly stated), and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or the Issuer’s compliance with any of its

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representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(h)In no event shall the Indenture Trustee be liable for any special, indirect, punitive or consequential damages.

(i)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, act of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications, or computer systems or services.

(j)To help fight the funding of terrorism and money laundering activities, the Indenture Trustee may obtain, verify, and record information that identifies individuals or entities that establish a  relationship or open an account with the Indenture Trustee; the Indenture Trustee may ask for information reasonably necessary to identify the individual or entity who is establishing the relationship or opening the account; the Indenture Trustee may also ask for formation documents, such as articles of incorporation, an offering memorandum or other identifying document be provided to it.

(k)Any permissive right to take or refrain from taking action enumerated in this Indenture shall not be construed as a duty or obligation.

SECTION 7.4.  Indenture Trustee Not Liable for Notes or Timeshare Loans.

(a)  The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Transaction Document, the Notes (other than the authentication thereof) or of any Timeshare Loan.  The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Timeshare Loans and related assets to the Trust Estate.

(b)  The Indenture Trustee (in its capacity as Indenture Trustee) shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan; the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Trust Estate or of any intervening assignment; the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan or Timeshare Loan File (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Timeshare Loan; the compliance by the Servicer or the Issuer with any covenant or the breach by the Servicer or the Issuer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Servicer, the Issuer or any Obligor; or any action of the Servicer or the Issuer taken in the name of the Indenture Trustee.

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SECTION 7.5.  Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not the Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may become the owner or pledgee of Notes with the same rights as it would have if it were not the Paying Agent, Note Registrar, co-registrar or co-paying agent.

SECTION 7.6.  Indenture Trustee’s Fees and Expenses.

On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of out-of-pocket expenses incurred by it in connection with its responsibilities hereunder in the priorities provided in Sections 3.4 or 6.6 hereof, as applicable.

The Issuer shall indemnify, defend and hold the Indenture Trustee harmless from and against any liability, claim, damage, loss, fees or costs or expenses (including reasonable attorneys’ fees) incurred by the Indenture Trustee without negligence or bad faith on its part (as determined by a final non-appeal order from a court of competent jurisdiction), arising out of or in connection with the acceptance or administration of the office of the Indenture Trustee under this Indenture, including the costs of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and of defending any claim or bringing any claim to enforce the indemnification or other obligations of the Issuer.  The Indenture Trustee’s rights to indemnification shall survive the termination of this Indenture and the resignation or removal of the parties hereunder.

SECTION 7.7.  Eligibility Requirements for Indenture Trustee.

Other than the initial Indenture Trustee, the Indenture Trustee hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “Baa2” from Moody’s and “BBB” from S&P, and (e) shall be acceptable to the Required Noteholders.  If such institution publishes reports of condition at least annually, pursuant to or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.7, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.7, the Indenture Trustee shall resign in the manner and with the effect specified in Section 7.8 below.

SECTION 7.8.  Resignation or Removal of Indenture Trustee.

(a)  The Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ written notice thereof to the Servicer and the Issuer.  Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by the Required Noteholders within 30 days after prior written

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notice, by written instrument to each of the Issuer, the Servicer, the Funding Agents, the Noteholders, the successor Indenture Trustee and the predecessor Indenture Trustee.  If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(b)  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.7 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer or the Required Noteholders may direct the Issuer to remove the Indenture Trustee upon 30 days’ prior written notice.  If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by the Required Noteholders, within 30 days after prior written notice, by written instrument with a copy delivered to each of the Issuer, the Servicer, the Noteholders, the Funding Agents, the successor Indenture Trustee and the predecessor Indenture Trustee.

(c)  Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 7.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.9 hereof.

SECTION 7.9.  Successor Indenture Trustee.

(a)  Any successor Indenture Trustee appointed as provided in Section 7.8 hereof shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Funding Agents, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor Indenture Trustee hereunder with like effect as if originally named a Indenture Trustee.  The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.

(b)  In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring

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Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust Estate hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same allocated trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates; but, on request of the Issuer or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those to which the appointment of such successor Indenture Trustee relates.

Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor indenture trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c)  No successor Indenture Trustee shall accept appointment as provided in this Section 7.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.7 hereof.

(d)  Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.9, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register.  If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.

SECTION 7.10.  Merger or Consolidation of Indenture Trustee.

Any corporation or other entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or other entity succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation or other entity shall be eligible under the provisions of Section 7.7 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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SECTION 7.11.  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)  At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Required Noteholders by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.  Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture.

(b)  The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee.  Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be.  Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name.  In any case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c)  All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 7.11.

(d)  Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:  (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and

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obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Timeshare Properties in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

(e)  Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

(f)  Notwithstanding any other provision of this Section 7.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

SECTION 7.12.  Paying Agent and Note Registrar Rights.

So long as the Indenture Trustee is the Paying Agent and Note Registrar, the Paying Agent and Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in this Article VII to the same extent and as fully as though named in place of the Indenture Trustee herein.  The Paying Agent shall be compensated out of the Indenture Trustee Fee.

SECTION 7.13.  Authorization.

The Issuer has authorized and directed the Indenture Trustee to enter into the Lockbox Agreement.  The Indenture Trustee has established and hereby agrees to maintain an account (the “Lockbox Account”) for the benefit of the Noteholders.  The Lockbox Account is titled as follows “U.S. Bank National Association, as Indenture Trustee of BXG Timeshare Trust I–Blocked Account, Timeshare Loan-Backed Notes, Series I”.  The Indenture Trustee has been authorized and directed to act as titleholder of the Lockbox Account in accordance with the terms of the Lockbox Agreement for the benefit of the Noteholders with interests in the funds on deposit in such accounts.  In addition, the Indenture Trustee is hereby authorized to enter into, execute, deliver and perform under, each of the applicable Transaction Documents executed on the Closing Date.  The Lockbox Bank will be required to transfer and will be permitted to withdraw funds from the Lockbox Account in accordance with the Lockbox Agreement.

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SECTION 7.14.  Maintenance of Office or Agency.

The Indenture Trustee will maintain in the City of St. Paul, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Indenture Trustee in respect of the Notes and this Indenture may be served.  The Indenture Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of the location, and of any change in the location, of any such office or agency or shall fail to furnish the Issuer or the Servicer with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

ARTICLE VIII.

COVENANTS OF THE ISSUER

SECTION 8.1.  Payment of Principal, Interest and Other Amounts.

The Issuer will cause the due and punctual payment of the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 8.2.  Eligible Timeshare Loan.

On each Transfer Date, each Timeshare Loan or Qualified Substitute Timeshare Loan being transferred on that date, as the case may be, shall be an Eligible Timeshare Loan.

SECTION 8.3.  Money for Payments to Noteholders to Be Held in Trust.

(a)  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Sections 3.4 or 6.6 hereof shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances, except as provided in this Section 8.3, in Section 3.4 or Section 6.6 hereof, as the case may be.

(b)  In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

(c)  Except as required by applicable law, any money held by the Indenture Trustee or the Paying Agent on behalf of the Noteholders for the payment of any amount due with respect to any Note shall not bear interest and if remaining unclaimed for two years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or the Paying Agent with

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respect to such trust money shall thereupon cease; provided,  however, that the Indenture Trustee or the Paying Agent, before being required to make any such repayment, shall cause to be published once, at the expense and direction of the Issuer, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee or the Paying Agent shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable) from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder.

(d)  The Issuer will cause each Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 8.3, that such Paying Agent will:

(i)give the Indenture Trustee notice of any occurrence that is, or with notice or with the lapse of time or both would become, an Event of Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(ii)at any time during the continuance of any such occurrence described in clause (i) above, upon the written request of the Indenture Trustee, pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iii)immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(iv)comply with all requirements of the Code or any applicable state law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such monies.

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SECTION 8.4.  Existence; Merger; Consolidation, etc.

(a)  The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.

(b)  The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, and (iii) all requisite and appropriate formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

(c)  The Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.

(d)  The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act, and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided,  however, that the Issuer shall be in compliance with this Section 8.4 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

SECTION 8.5.  Protection of Trust Estate; Further Assurances.

(a)  The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

(i)Grant more effectively the assets comprising all or any portion of the Trust Estate;

(ii)maintain or preserve the Lien of this Indenture or carry out more effectively the purposes hereof;

(iii)publish notice of, or protect the validity of, any Grant made or to be made by this Indenture and perfect the security interest contemplated hereby in favor of the Indenture Trustee in each of the Timeshare Loans and all other property included in the Trust Estate; provided, that the Issuer shall not be required to cause the recordation of the Indenture Trustee’s name as Lien holder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;

(iv)enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided,  however, the Issuer will not

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cause the Servicer to obtain on behalf of the Indenture Trustee or the Noteholders, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Indenture Trustee or the Noteholders (including, but not limited to, actions which would cause the Indenture Trustee or the related Noteholders to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Property not in compliance with applicable environmental statutes); and

(v)preserve and defend title to the Timeshare Loans  (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Trust Estate and preserve and defend the rights of the Indenture Trustee in the Trust Estate (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.

(b)  The Issuer will not take any action and will use its commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the Custodial Agreement or such other instrument or agreement.

(c)  The Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer, provided,  however, that no appointment of such Person shall relieve the Issuer of its duties and obligations hereunder.  Initially, the Issuer has contracted with the Servicer, the Indenture Trustee and the Custodian pursuant to this Indenture to assist the Issuer in performing its duties under this Indenture and the other Transaction Documents.

(d)  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate.

(e)  Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Required Noteholders, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Timeshare Loan (except to the extent otherwise provided in this Indenture or in the Timeshare Loan Documents) or the Transaction Documents, or waive timely performance or observance by the Servicer, the Indenture Trustee, the Custodian, the Paying Agent or the Depositor under this Indenture; and (ii) that any such amendment shall not (A) reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to

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any such amendment, without the consent of the Noteholders of all the Outstanding Notes.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and the Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee, to execute and deliver, at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

The Issuer, upon the Issuer’s failure to do so, hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or Assignment of Mortgage required pursuant to this Section 8.5; provided,  however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided,  further, that the duty of the Indenture Trustee or the Servicer to execute any instrument required pursuant to this Section 8.5 shall arise only if a Responsible Officer of the Indenture Trustee or the Servicer, as applicable, has Knowledge of any failure of the Issuer to comply with the provisions of this Section 8.5.

SECTION 8.6.  Additional Covenants.

(a)  The Issuer will not:

(i)sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii)claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes (other than amounts properly withheld from such payments under the Code or any applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii)engage in any business or activity other than as permitted by this Indenture, the Trust Agreement and the other Transaction Documents and any activities incidental thereto, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Article XI thereof;

(iv)issue debt of obligations under any indenture other than this Indenture;

(v)incur or assume, directly or indirectly, any indebtedness, except for such indebtedness as may be incurred by the Issuer pursuant to this Indenture, or guaranty any indebtedness or other obligations of any Person (other than the Timeshare Loans), or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person (other than the Timeshare Loans);

(vi)dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

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(vii)(A) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics; liens and other liens that arise by operation of law, in each case on any of the Resort Interests and arising solely as a result of an act or omission of the related Obligor) other than the Lien of this Indenture or (C) except as otherwise contemplated in this Indenture, permit the Lien of this Indenture (other than with respect to any Permitted Liens or such tax, mechanic’s or other lien) not to constitute a valid first priority security interest in the Trust Estate;

(viii)take any other action or fail to take any actions which may cause the Issuer to be taxable as an association pursuant to Section 7701 of the Code and the corresponding regulations, (b) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code and the corresponding regulations or (c) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations; or

(ix)change the location of its principal place of business without the prior notice to the Indenture Trustee, the Funding Agents and the Noteholders.

(b)  Notice of Events of Default.  Immediately upon the Issuer having Knowledge of the existence of any condition or event which constitutes a Default or an Event of Default or a Servicer Event of Default, the Issuer shall deliver to the Indenture Trustee and the Funding Agents a written notice describing its nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.

(c)  Report on Proceedings.  Promptly upon the Issuer’s becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Issuer, the Issuer shall deliver to the Indenture Trustee and the Funding Agents a written notice specifying the nature of such investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits.

SECTION 8.7.  Taxes.

The Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Trust Estate, except to the extent the Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with GAAP for the payment thereof.

SECTION 8.8.  Restricted Payments.

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The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest to security in or of the Issuer, the Club Originator, the Depositor or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided,  however, that the Issuer may make, or cause to be made, payments and distributions to or on behalf of the Servicer, the Club Originator, the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, this Indenture, the Sale Agreement, the Trust Agreement or the other Transaction Documents.  The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the other Transaction Documents.

SECTION 8.9.  Treatment of Notes as Debt for Tax Purposes.

The Issuer shall treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.

SECTION 8.10.  Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

SECTION 9.1.  Supplemental Indentures.

(a)  ~~With~~Other than as provided for in Article XV, with the consent of the Required Noteholders and by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may, pursuant to an Issuer Order, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby,

(i)change the Stated Maturity or Payment Date of any Note or the amount of principal payments or interest payments or any other amount due or to become due on any Payment Date with respect to any Note, or change the priority of payment thereof as set forth herein, or reduce the principal amount thereof or the Note Rate thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity;

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(ii)reduce the percentage of the Outstanding Note Balance, the consent of the Noteholders of which is required for any supplemental indenture, for any waiver of compliance with provisions of this Indenture or Events of Default and their consequences;

(iii)modify any of the provisions of this Section 9.1 or Section 6.13 hereof except to increase any percentage of Noteholders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(iv)modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(v)permit the creation of any lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of this Indenture; or

(vi)modify or change Section 2.4 or Article ~~XV~~XIV hereof;

provided, no such supplemental indenture may modify or change any terms whatsoever of this Indenture that could be construed as increasing the Issuer’s or the Servicer’s discretion hereunder~~.~~; provided, further, that if there is a conflict between this Section 9.1 and Article XV in connection with any supplemental indenture entered into with respect to a Benchmark Transition Event or Early Opt-in Election, Article XV shall govern such supplemental indenture.

(b)  The Indenture Trustee shall promptly deliver, at least five Business Days prior to the effectiveness thereof to each Noteholder and the Funding Agents, a copy of any supplemental indenture entered into pursuant to Section 9.1(a) hereof.

SECTION 9.2.  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture pursuant to Section 9.1 hereof without the consent of each Noteholder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be, fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent have been satisfied.  The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.

SECTION 9.3.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX or Article XV, this Indenture shall be modified in accordance therewith, and such supplemental indenture

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shall form a part of this Indenture for all purposes; and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.4.  Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX or Article XV may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  New Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X.

BORROWINGS

SECTION 10.1.  Optional Borrowings.  (a)   On any Business Day prior to the Facility Termination Date (each a “Funding Date”), and subject to satisfaction of the following conditions, additional amounts may be borrowed or reborrowed by the Issuer under the Notes (a “Borrowing”) and from the Purchasers under the Note Funding Agreement:

(i)the Custodian shall have delivered to the Indenture Trustee and the Funding Agents the Custodian’s Certification pursuant to the Custodial Agreement with respect to the Timeshare Loan Documents related to the Timeshare Loans being purchased by the Depositor and the Issuer on such Funding Date;

(ii)no Event of Default has occurred and is continuing and no such event would result from the conveyance of such Timeshare Loans under the Purchase Agreement and the Sale Agreement or hereunder;

(iii)after giving effect to the purchase and transfer of Timeshare Loans by the Depositor and the Issuer on such Funding Date, the Outstanding Note Balance shall not exceed the Maximum Facility Balance and there shall not be a Borrowing Base Deficiency;

(iv)after giving effect to the purchase and transfer of Timeshare Loans by the Depositor and the Issuer on such Funding Date, each Hedge Agreement with Qualified Hedge Counterparties shall be in full force and effect;

(v)no Authorized Officer of the Indenture Trustee has actual knowledge or has received notice on or prior to such Funding Date that any conditions to such transfer have not been fulfilled and the Indenture Trustee shall have received such other documents, opinions, certificates and instruments as the Indenture Trustee may request;

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(vi)the Servicer shall deliver to the Funding Agents and the Indenture Trustee, a Borrowing Notice and a current Schedule of Timeshare Loans in an electronic format acceptable to the Funding Agents;

(vii)the Borrowing does not exceed the Maximum Borrowing Amount; and

(viii)each of the conditions set forth in the Note Funding Agreement shall have been satisfied.

(b)  Funding Dates shall not occur more frequently than twice every calendar month unless otherwise approved by the Funding Agents.  Notice of any Borrowing shall be given by the Issuer to the Funding Agents as provided for in the Note Funding Agreement.

ARTICLE XI.

SATISFACTION AND DISCHARGE

SECTION 11.1.  Satisfaction and Discharge of Indenture.

(a)  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of, and at the expense of, the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)either:

(1)all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.3(c) hereof) have been delivered to the Indenture Trustee for cancellation; or

(2)the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity thereof;

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(ii)the Issuer and the Servicer have paid or caused to be paid (out of Available Funds or amounts received pursuant to Article XIV hereof) all other sums payable hereunder by the Issuer and the Servicer for the benefit of the Noteholders and the Indenture Trustee; and

(iii)the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

At such time, the Indenture Trustee shall deliver to the Issuer all cash, securities and other property held by it as part of the Trust Estate other than funds deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) hereof, for the payment and discharge of the Notes.

(b)  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 7.6 hereof and, if money shall have been deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) hereof, the obligations of the Indenture Trustee under Sections 11.2 and 8.3(c) hereof shall survive.

SECTION 11.2.  Application of Trust Money; Repayment of Money Held by Paying Agent.

Subject to the provisions of Section 8.3(c) hereof, all money deposited with the Indenture Trustee pursuant to Sections 11.1 and 8.3 hereof shall be held on behalf of the Noteholders and applied by the Indenture Trustee in accordance with the provisions of the Notes, this Indenture and the Trust Agreement, to the payment, either directly or through a Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.4 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 11.3.  Trust Termination Date.

Upon the full application of (a) moneys deposited pursuant to this Article XI or (b) proceeds of the Timeshare Loans pursuant to Sections 3.4 or 6.6 hereof, the Trust Estate created by this Indenture shall be deemed to have terminated and all Liens granted hereunder shall be released.

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ARTICLE XII.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

SECTION 12.1.  Representations and Warranties of the Issuer.

The Issuer represents and warrants to the Indenture Trustee, the Servicer, the Backup Servicer, the Funding Agents and the Noteholders as of the Closing Date and each Funding Date, as follows:

(a)  Organization and Good Standing.  The Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the Transaction Documents and to perform the transactions contemplated hereby and thereby;

(b)  Binding Obligation.  This Indenture and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Issuer and this Indenture and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity;

(c)  No Consents Required.  No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Indenture or any of the Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained;

(d)  No Violation.  The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any  breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Issuer, or any indenture, agreement or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture);

(e)  No Proceedings.  There is no pending or, to the Issuer’s Knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Issuer, its officers or directors, or the property of the Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Issuer of this Indenture or any of the Transaction Documents or the interests of the Noteholders, (B) the validity or enforceability of

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this Indenture or any of the Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Issuer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Indenture or any of the Transaction Documents;

(f)  Issuer Not Insolvent.  The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the Transaction Documents;

(g)  Name.  The legal name of the Issuer is as set forth in the signature page of this Indenture and the Issuer does not have any tradenames, fictitious names, assumed names or “doing business as” names.

(h)Eligible Timeshare Loans.  Each Timeshare Loan subject to the Lien of this Indenture is an Eligible Timeshare Loan.

(i)Ordinary Course.  Each remittance of Collections hereunder by the Issuer to, or at the direction of, the Noteholders will have been (a) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and the Noteholders and (b) made in the ordinary course of business or financial affairs of the Issuer and the Noteholders.

(j)Securities Laws. The Issuer is not required to register as an "investment company" within the meaning of the Investment Company Act.  The Issuer will be relying on an exclusion or exemption from the definition of "investment company" under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer.  The Issuer is structured so as to not constitute a "covered fund" under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the regulations thereunder (12 C.F.R. Part 248), as issued by the Board of Governors of the Federal Reserve System.

SECTION 12.2.  Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the Indenture Trustee, the Issuer, the Backup Servicer, the Funding Agents and the Noteholders, as of the Closing Date and each Funding Date, the following:

(a)  Organization and Authority.  The Servicer:

(i)is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida;

(ii)has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

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(iii)has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Servicer, activities or its ability to perform its obligations under the Transaction Documents.

(b)  Place of Business.  The address of the principal place of business and chief executive office of the Servicer is 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 and there have been no other such locations during the immediately preceding four months.

(c)  Compliance with Other Instruments, etc.  The Servicer is not in violation of any term of its articles of incorporation and by-laws.  The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.

(d)  Compliance with Law.  The Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other).  The internal policies and procedures employed by the Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations.  The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e)  Pending Litigation or Other Proceedings.  Other than as disclosed on Schedule 12.2(e) hereto and other than as disclosed in the most recent SEC filing related to the Servicer, there is no pending or, to the best of the Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Timeshare Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

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(f)  Taxes.  Other than as disclosed on Schedule 12.2(e), the Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g)  Transactions in Ordinary Course.  The transactions contemplated by this Indenture are in the ordinary course of business of the Servicer.

(h)  Securities Laws.  The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

(i)  Proceedings.  The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j)  Defaults.  The Servicer is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k)  Insolvency.  The Servicer is solvent.  Prior to the date hereof, the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital.  In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.

(l)  No Consents.  No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party.  The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.

(m)  Name.  The legal name of the Servicer is as set forth in the signature page of this Indenture (or as set forth in any notice of its name change delivered by the Servicer in accordance with and as permitted by the Transaction Documents) and the Servicer does not have

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any tradenames, fictitious names, assumed names or “doing business as” names other than “Bluegreen Patten Corporation” in North Carolina and “Bluegreen Corporation of Massachusetts” in Louisiana or such names as set forth in a written notice delivered to each of the Funding Agents.

(n)  Information.  No document, certificate or report furnished by the Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Other than as disclosed on Schedule 12.2(e) hereto, there are no facts relating to the Servicer as of the Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Indenture, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(o)  [Reserved].

(p)  ACH Form.  The Servicer has delivered the ACH Form to the Backup Servicer for its review.

(q)  Credit Policy and Collection Policy.  Each of the Credit Policy and the Collection Policy attached hereto as Exhibit J and Exhibit K, respectively (as the same may be amended from time to time in accordance with the provisions of this Indenture and the Note Funding Agreement), fairly represent the policies of the Servicer and, to the best knowledge of the Servicer, the Collection Policy is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.

SECTION 12.3.  Representations and Warranties of the Indenture Trustee.

The Indenture Trustee hereby represents and warrants to the Servicer, the Issuer, the Backup Servicer, the Funding Agents and the Noteholders as of the Closing Date and each Funding Date, the following:

(a)  The Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States.

(b)  The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party by the Indenture Trustee, will not violate the Indenture Trustee’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c)  Except to the extent that the laws of certain jurisdictions in which any part of the Trust Estate may be located require that a co-trustee or separate trustee be appointed to act

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with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.

(d)  This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)  The Indenture Trustee is not in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.

(f)  No litigation is pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee that, if determined adversely to the Indenture Trustee, would prohibit the Indenture Trustee from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.

(g)  Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee of or compliance by the Indenture Trustee with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

SECTION 12.4.  Multiple Roles.

The parties expressly acknowledge and consent to U.S. Bank National Association, acting in the multiple roles of Indenture Trustee, the Paying Agent, the Note Registrar, the successor Servicer (in the event the Backup Servicer shall not serve as the successor Servicer) and the Custodian.  U.S. Bank National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly

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waived by the other parties hereto, except in the case of negligence (other than errors in judgment) and willful misconduct by U.S. Bank National Association.

SECTION 12.5.  [RESERVED].

SECTION 12.6.  Covenants of the Club Trustee.

Until the date on which the Notes have been paid in full, the Club Trustee hereby covenants that:

(a)  No Conveyance.  The Club Trustee agrees not to convey any Resort Interest (as defined in the Club Trust Agreement) in the Club relating to a Timeshare Loan unless the Indenture Trustee shall have issued an instruction to the Club Trustee pursuant to Section 8.07(c) of the Club Trust Agreement in connection with its exercise of its rights as an Interest Holder Beneficiary (as defined in the Club Trust Agreement) under Section 7.02 of the Club Trust Agreement.

(b)  Separate Corporate Existence.  The Club Trustee shall:

(i)Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Club Trustee will not be diverted to any other Person or for other than trust or corporate uses of the Club Trustee, as applicable.

(ii)Ensure that, to the extent that it shares the same officers or other employees as any of its shareholders, beneficiaries or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii)Ensure that, to the extent that the Club Trustee and the Servicer (together with their respective shareholders or Affiliates) jointly do business with vendors or service providers or share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Club Trustee and the Servicer (together with their respective stockholders or Affiliates) do business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Club Trustee and any of its Affiliates shall be only on an arms’ length basis.

(iv)To the extent that the Club Trustee and any of its stockholders, beneficiaries or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

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(v)Conduct its affairs strictly in accordance with the Club Trust Agreement or its amended and restated articles of incorporation, as applicable, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’, trustees’ and directors’ meetings appropriate to authorize all trust and corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(c)  Merger or Consolidation.  The Club Trustee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Club Trustee, as the case may be, has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Club Trustee, as the case may be, as an entirety, can lawfully perform the obligations of the Club Trustee hereunder and executes and delivers to the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Indenture Trustee which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Club Trustee under this Indenture.

(d)  Corporate Matters.  Notwithstanding any other provision of this Section 12.6 and any provision of law, the Club Trustee shall not do any of the following:

(i)engage in any business or activity other than as set forth herein or in or as contemplated by the Club Trust Agreement or its amended and restated articles of incorporation, as applicable;

(ii)without the affirmative vote of a majority of the members of the board of directors (or Persons performing similar functions) of the Club Trustee (which must include the affirmative vote of at least one duly appointed Independent Director (as defined in the Club Trust Agreement)), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, (G) terminate the Club Managing Entity as manager under the Club Management Agreement or (H) take any corporate action in furtherance of the actions set forth in clauses (A) through (G) above; provided,  however, that no director may be required by any shareholder or beneficiary of the Club Trustee to consent to the

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institution of bankruptcy or insolvency proceedings against the Club Trustee so long as it is solvent;

(iii)merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

(iv)with respect to the Club Trustee, amend or otherwise modify its amended and restated articles of incorporation or any definitions contained therein in a manner adverse to the Indenture Trustee or any Noteholder without the prior written consent of the Funding Agents.

(e)  The Club Trustee shall not incur any indebtedness other than (i) trade payables and operating expenses (including taxes) incurred in the ordinary course of business or (ii) in connection with servicing Resort Interests included in the Club’s trust estate in the ordinary course of business consistent with past practices; provided, that in no event shall the Club Trustee incur indebtedness for borrowed money.

SECTION 12.7.  Representations and Warranties of the Backup Servicer.

The Backup Servicer hereby represents and warrants to the Indenture Trustee, the Issuer, the Servicer, the Funding Agents and the Noteholders, as of the Closing Date and each Funding Date, the following:

(a)Corporate Representations.

(i)is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;

(ii)has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

(iii)has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Backup Servicer activities or its ability to perform its obligations under the Transaction Documents.

(b)  Place of Business.  The address of the principal place of business and chief executive office of the Backup Servicer is as set forth in Section 13.3 and there have been no other such locations during the immediately preceding four months.

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(c)  Compliance with Other Instruments, etc.  The Backup Servicer is not in violation of any term of its certificate of incorporation and by-laws.  The execution, delivery and performance by the Backup Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Backup Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Backup Servicer pursuant to the terms of any instrument or agreement to which the Backup Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Backup Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Backup Servicer.

(d)  Compliance with Law.  The Backup Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other).  The internal policies and procedures employed by the Backup Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations.  The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Backup Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e)  Pending Litigation or Other Proceedings.  There is no pending or, to the best of the Backup Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Backup Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Backup Servicer, (ii) the ability of the Backup Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Timeshare Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f)  Taxes.  The Backup Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Backup Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g)  Transactions in Ordinary Course.  The transactions contemplated by this Indenture are in the ordinary course of business of the Backup Servicer.

(h)  Securities Laws.  The Backup Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

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(i)  Proceedings.  The Backup Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j)  Defaults.  The Backup Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Backup Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k)  Insolvency.  The Backup Servicer is solvent.  Prior to the date hereof, the Backup Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Backup Servicer would constitute an unreasonably small amount of capital.  In addition, the Backup Servicer has not incurred debts that would be beyond the Backup Servicer’s ability to pay as such debts matured.

(l)  No Consents.  No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Backup Servicer of the Transaction Documents to which it is a party.  The Backup Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Backup Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Backup Servicer.

(m)  Name.  The legal name of the Backup Servicer is as set forth in the signature page of this Indenture, and, other than Blackwell Recovery, the Backup Servicer does not have any tradenames, fictitious names, assumed names or “doing business as” names used in connection with the type of services to be performed by Backup Servicer pursuant to the Backup Servicing Agreement.

(n)  Information.  No document, certificate or report furnished by the Backup Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There are no facts relating to the Backup Servicer as of the Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Backup Servicer, or which may impair the ability of the Backup Servicer to perform its obligations under this Indenture or any other Transaction Document to which it is a party, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the

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Backup Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.1.  Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Issuer (or any other obligor in respect of the Notes) to the Indenture Trustee to take any action under this Indenture, the Issuer (or such other obligor) shall furnish to the Indenture Trustee:

(a)  an Officer’s Certificate (which shall include the statements set forth in Section 13.2 hereof) stating that all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)  at the request of the Indenture Trustee, an Opinion of Counsel (which shall include the statements set forth in Section 13.2 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.2.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.3.  Notices.

(a)  All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by facsimile, followed by delivery of original documentation within one Business Day), (ii) effective when received and (iii) delivered or mailed first class mail, postage prepaid to it at the following address:

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If to the Issuer:

BXG Timeshare Trust I
c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Fax: (302) 636-4140

With a copy to:

Taylor English Duma LLP

1600 Parkwood Circle

Suite 400

Atlanta, Georgia 30339

Attention: Mark I. Sanders, Esq.

Fax: (770) 434-7376

If to the Club Trustee:

Vacation Trust, Inc.
4950 Communication Avenue
Suite 900
Boca Raton, Florida 33431
Attention: ~~Michael Kaminer, Esq.~~President

Fax: (561) 912-8299

If to the Servicer:

Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attention:  ~~Anthony M. Puleo, Senior~~Raymond S. Lopez, Executive Vice President, Chief Operating Officer, CFO and Treasurer

Fax: (561) 912-8123

With a copy to:

Taylor English Duma LLP

1600 Parkwood Circle

Suite 400

Atlanta, Georgia 30339

Attention: Mark I. Sanders, Esq.

Fax: (770) 434-7376

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If to the Backup Servicer:

Concord Servicing Corporation
4150 North Drinkwater Boulevard
Suite 200
Scottsdale, Arizona 85251
Fax: (480) 281-5910
Attention: General Counsel

If to the Indenture Trustee and Paying Agent:

U.S. Bank National Association

~~60 Livingston Avenue~~

~~EP-MN-WS3D~~

190 S. LaSalle St. ~~Paul, Minnesota 55107~~, 7th Floor

MK-IL-SL7C

Chicago, IL 60603

Attention:Global Structured Finance/Attn: BXG Timeshare Trust I

Telephone Number:(~~651~~312)  ~~466~~332-~~5359~~6573

Email: ~~timothy.matyi@usbank.com~~eric.ott@usbank.com

If to the Funding Agents:

KeyBank National Association

1000 McCaslin Boulevard

Superior, Colorado 80027

Attention: Richard Andersen

Fax :  (216) 370-6396

~~and~~

with a copy to:

KeyBanc Capital Markets Inc.

1301 Avenue of the Americas, 37th Floor

New York, New York 10019

Attention: ~~Paul B. Richardson~~Andrew Yuder

E-mail: ~~paul.richardson@key.com~~Andrew.yuder@key.com

and

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

~~609 Fifth~~100 Park Avenue, 13th Floor

New York, New York 10017

Attention: ~~Jayan Krishnan~~Cedric Probst

E-mail: ~~jayan.krishnan@dzbank.de~~cedric.probst@dzbank.de

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Fax: (212) 745-1651

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b)  All communications and notices described hereunder to a Noteholder shall be in writing and delivered or mailed first class mail, postage prepaid or overnight courier at the address shown in the Note Register.  The Indenture Trustee agrees to deliver or mail to each Noteholder upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents.  All notices to Noteholders shall be sent simultaneously.  Expenses for such communications and notices shall be borne by the Servicer.

SECTION 13.4.  No Proceedings.

The Noteholders, the Servicer, the Indenture Trustee, the Funding Agents, the Club Trustee and the Backup Servicer each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer, the Trust Estate or the Depositor any proceeding of the type referred to in Sections 6.1(d) and (e) hereof, so long as there shall not have elapsed one year plus one day after payment in full of the Notes.

SECTION 13.5.  Limitation of Liability of Owner Trustee.

Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

ARTICLE XIV.

REDEMPTION OF NOTES

SECTION 14.1.  Clean-up Call; Optional Redemption; Election to Redeem.

(a)Clean-up Call.  The Servicer shall have the option to cause the Issuer to redeem not less than all of the Notes and thereby cause the early repayment of the Notes on any date after the Clean-up Call Date by payment of an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid pursuant to Section 6.6(b) hereof, plus any

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Breakage Amount incurred by any Noteholders, (unless amounts in the Trust Accounts are sufficient to make such payments).

(b)Optional Redemption.  Notwithstanding anything to the contrary herein or in any other Transaction Document, the Issuer shall have the option to redeem not less than all (or, with the consent of the Noteholders, a portion) of the Notes and thereby cause the early repayment of the Notes (or the applicable portion thereof) at any time by payment of an amount equal to the Redemption Price (or, with the consent of the Noteholders, the applicable portion thereof) and any amounts, fees and expenses that are required to be paid pursuant to Section 6.6(b) hereof (unless amounts in the Trust Accounts are sufficient to make such payments), plus any Breakage Amount incurred by any Noteholders, using cash from any source, including the Depositor.

SECTION 14.2.  Notice to Indenture Trustee.

The Servicer shall give written notice of its intention to cause the Issuer to redeem, or shall give written notice, on behalf of the Issuer, of the Issuer’s intent to redeem, the Notes to the Indenture Trustee at least 15 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Indenture Trustee).

SECTION 14.3.  Notice of Redemption to the Noteholders.

Notices of redemption shall be given by the Indenture Trustee via first class mail, postage prepaid, mailed not less than for 15 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Indenture Trustee) to each Noteholder, at the address listed in the Note Register.  All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price, (c) that on the Redemption Date, the Redemption Price will become due and payable in respect of each Note, and that interest thereon shall cease to accrue if payment is made on the Redemption Date and (d) the office of the Indenture Trustee where the Notes are to be surrendered, if applicable, for payment of the Redemption Price.  Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

SECTION 14.4.  Deposit of Redemption Price.

On the Redemption Date, the Servicer (in the case of a Clean-up Call) or the Issuer (in the case of an Optional Redemption) shall deposit with the Indenture Trustee an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid hereunder (less any portion of such payment to be made from funds held in any of the Trust Accounts (other than the Lockbox Account).

SECTION 14.5.  Notes Payable on Redemption Date.

Notice of redemption having been given as provided in Section 14.3 hereof and deposit of the Redemption Price with the Indenture Trustee having been made as provided in Section 14.4 hereof, the Notes shall on the Redemption Date, become due and payable at the Redemption Price, and, on such Redemption Date, such Notes shall cease to accrue interest.  The Indenture Trustee shall apply all available funds in accordance with Section 6.6(b) hereof and the Noteholders shall be paid the Redemption Price by the Indenture Trustee on behalf of the Servicer

84

or the Issuer, as the case may be, upon presentment and surrender of their Notes at the office of the Indenture Trustee; provided, that if the Redemption Date is prior to the Facility Termination Date, the Noteholders shall retain their Notes and shall not be required to present and surrender the same.  If the Servicer or the Issuer, as the case may be, shall have failed to deposit the Redemption Price with the Indenture Trustee, the principal and interest with respect to the Notes shall, until paid, continue to accrue interest at their respective Note Rates.  The Servicer’s or the Issuer’s, as the case may be, failure to deposit the Redemption Price shall not constitute an Event of Default hereunder.

ARTICLE XV.

EFFECT OF BENCHMARK TRANSITION EVENT

Section 1.01Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, (i) upon the occurrence of a Benchmark Transition Event or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Indenture Trustee and the Issuer may, subject to the requirements of this Article XV, enter into a supplemental indenture to replace LIBOR with a Benchmark Replacement.  Notwithstanding the requirements of Section 9.1 of this Indenture or anything else to the contrary herein or in any other Transaction Document, any such supplemental indenture with respect to a Benchmark Transition Event will become effective and binding upon the parties hereto at 5:00 p.m. on the fifth (5th) Business Day after the Funding Agents have posted such proposed supplemental indenture to all Noteholders, the Issuer and the other parties hereto so long as the Funding Agents have not received, by such time, written notice of objection to such supplemental indenture from Noteholders comprising the Required Noteholders, and any such supplemental indenture with respect to an Early Opt-in Election will become effective and binding upon the Noteholders and the other parties hereto on the date that Noteholders comprising the Required Noteholders have delivered to the Funding Agents written notice that such Required Noteholders accept such supplemental indenture and the Funding Agents have delivered such written notice to the Issuer, the Servicer and the Indenture Trustee. No replacement of LIBOR with a Benchmark Replacement pursuant to this Article XV will occur prior to the applicable Benchmark Transition Start Date.

The Indenture Trustee, Paying Agent and Custodian shall not have any liability or obligation (including any obligation to monitor or make any determination, decision or election, or otherwise have any involvement) with respect to any determination of the Benchmark Replacement, LIBOR or any alternate benchmark rate, or for monitoring for the occurrence of a Benchmark Transition Event.

Section 1.02Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Funding Agents will have the right to direct Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any actions implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Indenture.

85

Section 1.03Notices; Standards for Decisions and Determinations. The Funding Agents will promptly notify the Issuer, the Indenture Trustee, the Servicer and the Noteholders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Funding Agents or Noteholders pursuant to this Article XV, including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Article XV. Any such decision to take or refrain from taking any action, absent manifest error or unless otherwise required pursuant to this Article XV, shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

Section 1.04Benchmark Unavailability Period. Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer may revoke any request for a Borrowing from a LIBOR Bank Purchaser during any Benchmark Unavailability Period and, failing that, the LIBOR Bank Rate shall be calculated using clause (ii) of the definition of LIBOR. During any Benchmark Unavailability Period, the components of the LIBOR Bank Rate based upon LIBOR will be calculated using clause (ii) of the definition of LIBOR.

[Signature Pages Follow]

[Signature Page to Sixth Amended and Restated Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BXG TIMESHARE TRUST I, as Issuer

By:Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:_________________________________

Name:

Title:

BLUEGREEN VACATIONS CORPORATION, as Servicer

By:____________________________________

Name: ~~Anthony M. Puleo~~

Title: ~~Senior Vice President, CFO and Treasurer~~

CONCORD SERVICING CORPORATION, as Backup Servicer

By:____________________________________

Name:

Title:

VACATION TRUST, INC., as Club Trustee

By:____________________________________
Name:
Title:

[Signature Page to Sixth Amended and Restated Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent

By:____________________________________

Name:

Title:

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:____________________________________

Name:

Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN,
as a Funding Agent

By:_______________________________________
Name:  ~~Jayan Krishnan~~
Title:  ~~Senior Vice President~~

By:_______________________________________
Name:  ~~Cedric Probst~~
Title:  ~~Senior Vice President~~

[Signature Page to Sixth Amended and Restated Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:____________________________________

Name:

Title:

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/30/2019 11:47:26 AM
Style name: KL_Default
Intelligent Table Comparison: Active
Original DMS: dm://KL2/3162391/1
Modified DMS: dm://KL2/3162391/6
Changes:
Add	125
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~~Move From~~	0
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EXHIBIT A

FORM OF NOTES

NOTE

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS OF $50,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (3) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE SERVICER, THE BACKUP SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS NOTE NOR THE UNDERLYING TIMESHARE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE OUTSTANDING NOTE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

NO RESALE OR OTHER TRANSFER OF THIS NOTE SHALL BE MADE TO ANY TRANSFEREE UNLESS (A) SUCH TRANSFEREE IS NOT, AND WILL NOT ACQUIRE THIS NOTE ON BEHALF OR WITH THE ASSETS OF, ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY PLAN THAT IS SUBJECT TO ANY SUBSTANTIALLY SIMILAR PROVISION OF FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW“) OR (B) NO “PROHIBITED TRANSACTION” UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW THAT IS NOT SUBJECT TO A STATUTORY, REGULATORY OR ADMINISTRATIVE EXEMPTION WILL OCCUR IN CONNECTION WITH PURCHASER’S OR SUCH TRANSFEREE’S ACQUISITION OR HOLDING OF THIS NOTE.

BXG TIMESHARE TRUST I
TIMESHARE LOAN-BACKED VFN NOTES, SERIES I

Date of Indenture: as of May 1, 2017

Up to the Holder’s Purchaser Group’s Funding Percentage of the Maximum Facility Balance (the “Maximum Note Balance”)

Stated Maturity: As set forth in the Indenture

FOR VALUE RECEIVED, BXG Timeshare Trust I a Delaware statutory trust (the “Issuer”) hereby promises to pay [___________________], as Funding Agent for its Purchaser Group, as agent and nominee for the members of such Purchaser Group (the “Holder”) or its assigns, the lesser of (a) the Maximum Note Balance and (b) the aggregate outstanding amount of advances allocated to the Notes pursuant to the Note Funding Agreement in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Sixth Amended and Restated Indenture, dated as of May 1, 2017 (as the same may from time to time be amended or otherwise modified, the “Indenture”), by and among the Issuer, Bluegreen Corporation, as servicer, Vacation Trust, Inc., as club trustee, Concord Servicing Corporation, as backup servicer, U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), paying agent (in such capacity, the “Paying Agent”) and custodian (in such capacity, the “Custodian”) and KeyBank National Association, as a funding agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a funding agent (each a “Funding Agent”, and together the “Funding Agents”), and to pay interest at the applicable Note Rate on the Outstanding Note Balance of this Timeshare Loan-Backed VFN Note, Series I (this “Note”) until paid in full, on the dates provided in the Indenture, but in any event, no later than the Stated Maturity.  Capitalized terms used but not defined herein shall have the meanings given them in the “Standard Definitions” attached as Annex A to the Indenture.

By its holding of this Note, the Holder shall be deemed to accept the terms of the Indenture and agrees to be bound thereby.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of notes of the Issuer designated as its “Notes” and issued under the Indenture.

This Note is secured by the pledge to the Indenture Trustee under the Indenture of the Trust Estate and recourse is limited to the extent set forth in the Indenture.  The amounts owed under this Note shall not include any recourse to the Indenture Trustee or any affiliates thereof.

If certain Events of Default under the Indenture have been declared or occur, the Outstanding Note Balance of the Notes may be declared immediately due and payable or payments of principal may be accelerated in the manner and with the effect provided in the Indenture.  Notice of such declaration will be given by mail to Holders of the Notes, as their names and addresses appear in the Note Register, as provided in the Indenture.  Subject to the terms of the Indenture, upon payment of such principal amount together with all accrued interest, the obligations of the Issuer with respect to the payment of principal and interest on this Note shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of such Holders of the percentages specified in the Indenture at the time Outstanding.  The Indenture also contains provisions permitting such Holders of specified percentages in Outstanding Note Balance of the Notes, at the time Outstanding, on behalf of all the Holders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of the this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Each Note may be issued only in registered form and only in minimum denominations of at least $50,000 and integral multiples of $1,000 in excess thereof; provided that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.4 of the Indenture of any Note having a remaining Outstanding Note Balance of other than an integral multiple of $1,000, or the issuance of a single Note with a denomination less than $50,000.  The Holder of this Note is deemed to acknowledge that the Notes may be purchased and transferred only in minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof and that this Note (or any beneficial interests herein) may not be transferred in an amount less than such authorized denominations or which would result in the Holder of this Note having a beneficial interest below such authorized denominations.

The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

No transfer of this Note may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and an effective registration or a qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification because the transfer satisfies one of the following:  (i) such transfer is in compliance with Rule 144A under the Securities Act, to a person who the transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such transfer is being made in reliance upon Rule 144A under the Securities Act as certified by such transferee in a letter in the form of Exhibit B attached to the Indenture or (ii) after the appropriate holding period, such transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.  None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note without registration.

Prior to due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

The Indenture and this Note shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual signature of its duly Authorized Officer.

Dated:

BXG TIMESHARE TRUST I

By:  Wilmington Trust Company, solely
in its capacity as Owner Trustee

By:___________________________
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:___________________________
Name:
Title:

EXHIBIT B

FORM OF INVESTOR REPRESENTATION LETTER

INVESTOR REPRESENTATION LETTER

BXG TIMESHARE TRUST I

Timeshare Loan-Backed VFN Notes, Series I

BXG Timeshare Trust I

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Square

Wilmington, Delaware 19890

U.S. Bank National Association, as Indenture Trustee

60 Livingston Avenue

St. Paul, Minnesota 55107

Ladies and Gentlemen:

______________________ (the “Purchaser”) hereby represents and warrants to you in connection with its purchase of $_________ in principal amount of the above-captioned notes (the “Notes”) as follows:

1.  The Purchaser (A)(i) is a qualified institutional buyer, and has delivered to you the certificate substantially in the form attached hereto as Annex I or Annex II, as applicable, (ii) is aware that the sale to it is being made in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and (iii) is acquiring the Notes for its own account or for the account of a qualified institutional buyer.  The Purchaser is purchasing the Notes for investment purposes and not with a view to, or for, offer or sale in connection with a public distribution or in any other manner that would violate the Securities Act or applicable state securities laws.

2.  The Purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act or any state securities or “Blue Sky” laws and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes,  such Notes may be offered, resold, pledged or otherwise transferred in minimum denominations of $50,000 and in integral multiples of $1,000 in excess thereof, and only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A of the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States, and that (B) the Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Notes from it of the resale restrictions referred to in (A) above.

3.  The Purchaser understands that the Notes will, until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(b) of the Securities Act, unless otherwise agreed by the Issuer and the Holder thereof, bear a legend substantially to the following effect:

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN MINIMUM DENOMINATIONS OF $50,000 AND IN INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF, AND ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION

PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (3) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

4.   If the Purchaser is purchasing any Notes as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and has full power to make acknowledgments, representations and agreements contained herein on behalf of such account(s).

5.  The Purchaser has received such other information, if any, requested by the Purchaser, has had full opportunity to review such information and has received information necessary to verify such information.  The Purchaser represents that in making its investment decision to acquire the Notes, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including the addressees of this letter.

6.  The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

7.  The Purchaser understands that the Issuer, the Funding Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements contained in this letter and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by it are no longer accurate, it will promptly notify the Issuer and the Funding Agents.  If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the  foregoing acknowledgments, representations and agreements contained in this letter on behalf of such account.

8.  The Notes may not be sold or transferred to, and each Purchaser by its purchase of the Notes shall be deemed to have represented and covenanted that it is not acquiring the Notes for or on behalf of or with the assets of, and will not transfer the Notes to, any employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law (“Similar Law”), except that such purchase for or on behalf of or with assets of a plan shall be permitted:

(i)to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the Purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91‑38 issued by the Department of Labor are satisfied as of the date of acquisition of the Notes and all such conditions will continue to be satisfied thereafter;

(ii)to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the Purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied as of the date of acquisition of the Notes and all such conditions will continue to be satisfied thereafter;

(iii)to the extent such purchase is made on behalf of a plan by a “qualified professional asset manager”, as such term is described and used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such qualified professional asset manager do not represent more than 20% of the total client assets managed by such qualified professional asset manager at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied as of the date of acquisition of the Notes and all such conditions will continue to be satisfied thereafter;

(iv)to the extent such plan is a governmental plan (as defined in Section 3 (32) of ERISA) which is not subject to the provisions of Title I of ERISA or Sections 401 or 501 of the Code;

(v)to the extent such purchase is made by or on behalf of an insurance company general account in which the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied as of the date of acquisition of the Notes and all such conditions will continue to be satisfied thereafter;

(vi)to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23 and such manager has made or properly authorized the decision for such plan to purchase Notes, under circumstances such that Prohibited Transaction Class Exemption 96‑23 is applicable to the purchase and holding of such Notes and all of the other applicable conditions of such exemption are otherwise satisfied as of the date of acquisition of such Notes and all such conditions will continue to be satisfied thereafter; or

(vii)to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code or Similar Law for which a statutory, regulatory or administrative exemption is unavailable.

The Purchaser, if described in the preceding clauses, further represents and agrees that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, the Depositor, the Originators, the Servicer, the Indenture Trustee, the Owner Trustee, the Administrator, the Paying Agent, the Custodian, the Backup Servicer, the Lockbox Bank or the Funding Agents, or by any affiliate of any such person.

9.  The Purchaser acknowledges that, under the Indenture, Notes (or beneficial interests therein) may be purchased and transferred only in authorized denominations - i.e., a minimum denomination of $50,000 and integral multiples of $1,000 in excess thereof.  The Purchaser covenants that the Purchaser will neither (i) transfer Notes (or beneficial interests therein) in less than the authorized denominations nor (ii) transfer Notes (or beneficial interests therein) where the result would be to reduce the Purchaser’s remaining holdings of Notes (or beneficial interests therein) below the authorized denominations.

10.  By execution hereof, the Purchaser agrees to be bound, as Noteholder, by all of the terms, covenants and conditions of the Indenture and the Notes and agrees to treat and take no action inconsistent with the treatment of the Notes as indebtedness of the Issuer.

The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned.  If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

Executed at _________________________, _________________________, this ___ day of _____________________, 20__.

_________________________________

Purchaser’s Signature

_________________________________

Purchaser’s Name and Title (Print)

_________________________________

Address of Purchaser

_________________________________

Purchaser’s Taxpayer Identification or

Social Security Number

ANNEX 1 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”), BXG Timeshare Trust I, and U.S. Bank National Association, as Note Registrar, with respect to the Note being transferred (the “Transferred Note”) as described in the Investor Representation Letter to which this certification relates and to which this certification is an Annex:

1.As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Note (the “Purchaser”).

2.The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $                      in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, and, in that case, Purchaser must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Purchaser satisfies the criteria in the category marked below.

ºCorporation, etc.  The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

ºBank.  The Purchaser (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

ºSavings and Loan.  The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

ºBroker-dealer.  The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

ºInsurance Company.  The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

ºState or Local Plan.  The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ºERISA Plan.  The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

ºInvestment Advisor.  The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

ºOther.  (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.  Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser did not include any of the securities referred to in this paragraph.

4.For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser, unless the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.  Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction.  However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

5.The Purchaser acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Note only for the Purchaser’s own account?	Yes	No

6.If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Purchaser’s purchase of the Transferred Note will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Purchaser

By:___________________________

Name:_________________________

Title:________________________

ANNEX 2 TO EXHIBIT B

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”), BXG Timeshare Trust I, U.S. Bank National Association, as Note Registrar, with respect to the Note being transferred (the “Transferred Note”) as described in the Investor Representation Letter to which this certification relates and to which this certification is an Annex:

1.As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Note (the “Purchaser”) or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because the Purchaser is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.The Purchaser is a “qualified institutional buyer” as defined in Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone owned and/or invested on a discretionary basis, or the Purchaser’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used, unless the Purchaser or any member of the Purchaser’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

ºThe Purchaser owned and/or invested on a discretionary basis $              in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

ºThe Purchaser is part of a Family of Investment Companies which owned in the aggregate $              in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, or owned by the Purchaser’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.The Purchaser is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Note only for the Purchaser’s own account?	Yes	No

6.If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Purchaser’s purchase of the Transferred Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Purchaser or Adviser

By:

Name:

Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

FORM OF MONTHLY SERVICER REPORT

	Funding Agents: KeyBank National Association and DZ Bank		DRAFT FORM OF SERVICER REPORT
Servicing Report
	For the Period:	[DATE]-[DATE]
	Payment Date:	[PAYMENT DATE]

I.	Calculation of Borrowing Base and Availability

	Ending Aggregate Loan Balance		$ -

	Ending Loan Balance of Defaulted Timeshare Loans (>90 day delinquent loans)		$ -

Ending Excluded Loan Balances
	(a)	Amount by which aggr. Loan Balance of Eligible TLs relating to an Obligor or group of Affiliate Obligors exceeds the greater of (i) $65,000 and
	(ii) 0.50% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus		$ -
	(b)	Amount by which aggr. Loan Balance of Eligible TLs relating to an Obligor or group of Affiliate Obligors exceeds $100,000; plus	$ -

(c)	Amount by which aggr. Loan Balance of Aruba Club Loans relating to Obligors who are non-US residents exceeds 40% of the Aggregate Loan Balance of Aruba Club Loans; plus	$ -

(d)	Amount by which aggr. Loan Balance of Eligible TLs relating to Obligors who are non-US residents exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -

(e)	Amount by which aggr. Loan Balance of Eligible TLs relating to Aruba Club Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -
(f)	Amount by which aggr. Loan Balance of TLs relating to Aruba Club Loans exceeds 5% of the Maximum Facility Balance; plus	$ -
(g)	Amount of the aggr. Loan Balance of Eligible TLs with a Timeshare Loan Rate of less than 14.0% necessary to increase the weighted average Timeshare Loan Rate of all Eligible TLs to at least 14.0%; plus	$ -

(h)	Amount by which aggr. Loan Balance of Eligible TLs relating to any one Resort exceeds 40% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -

(i)	Amount by which aggr. Loan Balance of Eligible TLs relating to Obligors with billing addresses in any one state exceeds 20% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -

(j)	Amount by which aggr. Loan Balance of Eligible TLs for which the related Obligor is a Bluegreen employee or relative of an employee or any Subsidiary thereof exceeds 0.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -

(k)	The aggregate Timeshare Loan File Definciency Excluded Balance; plus	$ -

(l)	Amount by which aggr. Loan Balance of Eligible TLs that have been modified, waived or amended exceeds the maximum per Indenture 5.3(a)(ix); plus	$ -
(m)	Amount by which aggr. Loan Balance of Eligible TLs relating to an Initial/Additional Approved Non-Opinion Resort exceeds 10% of Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -

(n)	Amount by which aggr. Loan Balance of Eligible TLs relating to an Initial/Additional Approved Non-Opinion Resort in any one state exceeds 2% of Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -
(o)	Amount by which aggr. Loan Balance of Large Loans exceeds 3% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -
(p)	With respect to each Large Loan, the amount of the Loan Balance of such Large Loan in excess of $85,000; plus	$ -
(q)	The amount by which the aggr Loan Balance of all Wilderness Loans exceeds 25% of the Aggregate Loan Balance of all Eligible Receivables; plus	$ -
(r)	The amount by which the aggr. Loan Balance of all Eligible TLs relating to Credit Card Timeshare Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -

(s)	The amount by which the aggr. Loan Balance of all Eligible TLs for which the related Obligor is a US resident and does not have a FICO Score exceeds 3.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus	$ -
(t)	The amount by which the aggr. Loan Balance of all Eligible TLs for which the related Obligor has a FICO Score below 650 or does not have a FICO Score exceeds 20% of the Aggregate Loan Balance of all Eligible Timeshare Loans.	$ -

	Total Ending Excluded Loan Balance	$ -

Ending Loan Balance of Defective Timeshare Loans	$ -

Total	$ -

Borrowing Base Percentage	80.0%

Ending Borrowing Base	$ -

Ending Aggregate Outstanding Note Balance	$ -

Ending Availability (given Eligible collateral as of [DATE])	$ -

Calculation of Commitment Availability
Capital Commitment Amount	$20,000,000.00
Ending Outstanding Note Balance	-
Remaining Commitment Availability (given Eligible collateral as of [DATE])	$20,000,000.00

Note Funding after End of Collection Period	-
Remaining Commitment Availability [DATE]	$20,000,000.00

Current Period Excess Spread Calculation

Total Interest Collected	$
Less Interest Distribution	$
Less Fees (Indenture Trustee, Servicing, Custodian)	$

Net Interest	$
x 12
$

Aggregate Loan Balance
Excess Spread	%

EXHIBIT E

SERVICING OFFICER’S CERTIFICATE

E-1

OFFICER’S CERTIFICATE

The undersigned, a Servicing Officer of Bluegreen Corporation (the “Servicer”), based on the information available on the date of this Certificate, does hereby certify as follows:

1.I am a Servicing Officer of the Servicer who has been authorized to issue this officer’s certificate on behalf of the Servicer.

2.I have reviewed the data contained in the Monthly Servicer Report for the Due Period ended ______, _____ and the computations reflected in the Monthly Servicer Report attached hereto as Schedule A are true, correct and complete.

All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the “Seventh Amended and Restated Standard Definitions” found in Annex A of the Indenture.

BLUEGREEN CORPORATION

By:___________________________________
Name:
Title:

Date:

E-2

EXHIBIT F

FORM OF INVESTOR CERTIFICATION

INVESTOR CERTIFICATION

Date:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention:Corporate Trust Services

BXG Timeshare Trust I

In accordance with Section 3.5 of the Sixth Amended and Restated Indenture (as the same may from time to time be amended or otherwise modified, the “Indenture”), dated as of  May 1, 2017, by and among BXG Timeshare Trust I, as issuer (the “Issuer”), Bluegreen Corporation, as servicer, Vacation Trust, Inc., as club trustee, Concord Servicing Corporation, as backup servicer, U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), paying agent (in such capacity, the “Paying Agent”) and custodian (in such capacity, the “Custodian”), and KeyBank National Association, as a funding agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a funding agent (each a “Funding Agent” and together the “Funding Agents”), with respect to the Issuer’s Timeshare Loan-Backed VFN Notes, Series I (the “Notes”), the undersigned hereby certifies and agrees as follows:

1.The undersigned is a beneficial owner of $__________ in principal balance of the Timeshare Loan-Backed VFN Notes, Series I.

2.The undersigned is requesting a password pursuant to Section 3.5 of the Indenture for access to certain information (the “Information”) on the Indenture Trustee’s website.

3.In consideration of the Indenture Trustee’s disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in connection with the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Indenture Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

4.The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Notes pursuant to Section 5 of the Securities Act.

5.The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Servicer and the Indenture Trustee for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

In Witness Whereof, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

Beneficial Owner

By:_______________________________________________________________________________________________________________________________________________________

Title:_____________________________________________________________________________________________________________________________________________________

Company:_________________________________________________________________________________________________________________________________________________

Phone:___________________________________________________________________________________________________________________________________________________

EXHIBIT G

FORM OF ROAP WAIVER LETTER

FORM OF ROAP WAIVER LETTER

Date:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota  55107

BXG Timeshare Trust I
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Bluegreen Timeshare Finance Corporation I,
4950 Communication Avenue, Suite 900
Boca Raton, Florida  33431

Attention:Corporate Trust Services
BXG Timeshare Trust I

In accordance with Section 4.6(c) of that certain Sixth Amended and Restated Indenture (as the same may from time to time be amended or otherwise modified, the “Indenture”), dated as of  May 1, 2017, by and among BXG Timeshare Trust I, as Issuer (the “Issuer”), Bluegreen Corporation, as Servicer, Vacation Trust, Inc., as Club Trustee, Concord Servicing Corporation, as Backup Servicer, U.S. Bank National Association, as Indenture Trustee (in such capacity, the “Indenture Trustee”), Paying Agent (in such capacity, the “Paying Agent”) and Custodian (in such capacity, the “Custodian”), and KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent (each a “Funding Agent” and together the “Funding Agents”), the undersigned hereby irrevocably waives its option to repurchase and/or substitute any Defaulted Timeshare Loan listed on Exhibit A attached hereto.

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Indenture.

In Witness Whereof, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

BLUEGREEN CORPORATION

By:__________________________________
Name:
Title:

Exhibit A to Form of ROAP Waiver Letter

EXHIBIT H

FORM OF ARUBA NOTICE

Date

«Name1»

«Na_addr1»

«Na_addr2»

«Na_city», «Na_State» «Na_zip»

Re:  Account No.:  «Ln_Loan_No»

Dear Loan Customer:

This is to inform you that your loan was assigned to U.S. Bank National Association, as Indenture Trustee for the benefit of the Noteholders of BXG Timeshare Trust I.

Bluegreen Corporation will continue to service your loan and all terms and conditions of your loan will remain the same.

If you are currently paying your loan by check, your permanent payment coupons will arrive under separate cover within the next few weeks.  While awaiting your new coupons, please continue to use your existing coupons, make checks payable to Bluegreen Corporation and mail to:  BXG Timeshare Trust I, P.O. Box 414103, Boston, MA  02241-4103.

If you are currently paying your loan by automated draft, Bluegreen will continue to automatically debit by means of electronic transfer.

Should you have any questions regarding this transfer, please call our Customer Service Department at 1-800-330-1367.

Sincerely,

Bluegreen CorporationBluegreen Properties NV

Customer Service Representative

Your loan has been assigned by Bluegreen Properties N.V. to Bluegreen Corporation, then to Bluegreen Timeshare Finance Corporation I, then to BXG Timeshare Trust I, then to U.S. Bank National Association, as Indenture Trustee for the benefit of the Noteholders of BXG Timeshare Trust I.

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

COLLECTION POLICY

Collection efforts and delinquency information concerning the timeshare loans are managed by Bluegreen Vacations Corporation (the “Servicer”) and are handled by a staff of experienced collectors, assisted by a mortgage collection computer system. The Servicer’s collectors are incentivized through a performance-based compensation program. Technological capabilities include integrated software modules, and automated lock box, credit card and clearing house processing. The ~~Servicer's~~Servicer’s aim of minimizing account delinquencies by promoting satisfactory customer relations is also reflected in its collection policy. The ~~Servicer's~~Servicer’s collection policy is designed to maximize cash flow and assist each obligor with the management of his or her account.

~~With respect to the Bluegreen Vacation Club loans, unless~~Unless circumstances otherwise dictate, collection efforts are generally made by mail ~~and~~, telephone and electronically. Collection efforts commence ~~by the Servicer~~ when an account is as few as 10 days past due via telephone contact ~~by the Servicer~~ so long as the account continues to be delinquent. Telephone contact is made as appropriate and subject to applicable federal, state and local laws~~.   At 30 days delinquent, a letter is~~ governing activity by third-party debt collectors.  Letters are typically sent to the obligor~~, (if a U.S. resident), advising such obligor that if the loan is not brought current, the delinquency will be reported to the credit reporting agencies. At 60 days delinquent, a letter is sent to the obligor (whether a U.S. resident or foreign obligor) by mail advising such obligor that such obligor may be prohibited from making any future reservations for lodging at a Bluegreen Vacation Club resort or within any exchange company’s reservation system.  If the delinquency continues, at~~ at 30 days, 60 days and 90 days delinquent~~, a "Notice of Intent to Cancel Membership" is mailed.  This~~. The 90-day letter informs the obligor ~~(whether a U.S. resident or foreign obligor)~~ that unless the delinquency is cured within 30 days from the date of such notice, the obligor's membership in the Bluegreen Vacation Club will be terminated. If the delinquency is not cured, a termination letter is sent, typically at approximately 120 days delinquent. At such time, the ~~obligor’s~~obligor's beneficial interest in the timeshare property is terminated and can be resold to a new purchaser.

The complete policies and procedures are maintained by the Vice President, Mortgage Operations. Said policies and procedures are revised from time to time as the need arises with approvals by the Senior Vice President, Mortgage Operations and/or other Treasury Department officers.

~~The Servicer will refrain from modifying, waiving or amending the terms of any timeshare loan; provided, however, the Servicer may modify, waive or amend a timeshare loan for which a default on such timeshare loan has occurred or is imminent and such modification, amendment or waiver will not (i) materially alter the interest rate on or the principal balance of such timeshare loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such timeshare loan in any manner which would have a material adverse affect on the noteholders in any particular facility or transaction, if applicable, (iii) adversely affect the timeshare property underlying such timeshare loan or (iv) reduce materially the likelihood that payments of interest and principal on such timeshare loan shall be made when due; provided, further, the Servicer may, in accordance with applicable transaction documents, if any, grant a single extension of the final maturity of a timeshare loan if the Servicer, in its reasonable discretion, determines that (A) such timeshare loan is in default or a default on such timeshare loan is likely to occur in the foreseeable future and (B) the value of such timeshare loan will be enhanced by such extension; provided, further, the Servicer shall not be permitted to modify, waive or amend the terms of any timeshare loan if the sum of the loan balance of such timeshare loan and the loan~~

J-1

~~balances of all other timeshare loans for which the Servicer has modified, waived or amended the terms thereof exceeds the allowed percentage for any facility or other transaction (if applicable).~~

~~The decision to offer an extension to an obligor must be approved by the Collection Manager and either the Director of Investor Reporting or the Vice President, Mortgage Operations who consider all the facts and circumstances regarding the obligor’s situation, including a detailed review of the collection notes pertaining to the conversations between the obligor and the applicable collector.  If, in the professional judgment of the Collection Manager and either the Director of Investor Reporting or the Vice President, Mortgage Operations, granting an extension can assist the obligor in “saving” his/her ownership interest and “curing” the delinquency, it may be granted pursuant to the related transaction documents (if applicable).   The loan must be at least sixty days delinquent and is typically offered due to some type of hardship with the obligor.  If the loan is sixty days past due the obligor must make at least one payment, any loan ninety days or greater requires the obligor to make two payments before the extension can be executed.  Extensions are not normally granted to a loan in excess of 150 days past due.  An extension agreement explaining the terms is sent to the obligor. The agreement states that the Servicer will accept the payment(s) made by the obligor and advance the due date to bring the loan current and modify the maturity date by the number of payments extended. The agreement must be signed and returned to the Mortgage Collection Department.  All other terms and conditions in the note shall be and remain in full force and effect.  Other modifications, waivers or amendments may be provided after a natural disaster or act of terror (sometimes referred to as “force majeure loans”) as allowed under the applicable transaction documents.~~

~~The foregoing procedures however, may be revised from time to time as the need arises with appropriate consent for material changes.~~

J-2

EXHIBIT K

CREDIT POLICY

Customer financing on sales of timeshare interests generally requires (a) that the obligor (which may include one or more persons) has made total payments (comprised of a down payment and/or principal payments) by cash, check, credit card or otherwise of at least 10% (or 20% in limited circumstances) of the actual purchase price of the timeshare property (which down payment may, (i) in the case of upgrade club loans or conversion in connection with an introductory loan be represented in whole or in part by the principal payments and down payment made on, as applicable, such related original club loan or the related introductory loan since its date of origination, (ii) in the case of an upgrade or a conversion in connection with an introductory product, be represented in whole or in part by the amount paid where the obligor has paid in full, whether at the point of sale or otherwise for the original timeshare property or introductory product, as applicable, or (iii) in the case of no equity loans, may be represented by equity from a previous purchase), (b) an executed mortgage note and mortgage or, in the case of sales in the La Cabana Resort, an owner beneficiary agreement, and (c) other closing documents between the originator and the purchaser.  Bluegreen Vacations Corporation and its affiliates, as applicable, (together the “Company”) ~~encourages~~may encourage purchasers to make increased down payments by offering a lower interest rate.  Purchasers who participate in the Company’s pre-authorized checking payment plan receive a 1% discount in the interest rate, where allowed by applicable laws and regulations.

~~Prior to December 15, 2008, the Company’s customer financing was not subject to any significant loan underwriting criteria and no FICO® score was obtained prior to extending credit. The Company implemented a formal FICO® score-based credit underwriting program effective December 15, 2008. Following implementation, the Company no longer provided financing to customers with FICO® scores below 500 and new customers with FICO® scores between 500 and 599 were required to make a minimum cash down payment of 20%. Effective January 1, 2010, the Company increased its credit underwriting standards and no longer provided financing to new customers with FICO® scores below 575 and new customers with FICO® scores between 575 and 599 were required to make a minimum cash down payment of 20%.  Effective March 29, 2017, the Company has temporarily further increased its credit underwriting standards to no longer provide financing to new customers with FICO® scores below 600. Interest rates may vary due to transaction sizes, FICO® scores and/or other factors. The Company may, from time to time, offer certain introductory products with FICO® scores and finance terms that are intended to be held in the Company’s portfolio. Additionally, the Company may provide financing to customers with no FICO® scores who make a minimum down payment.~~

K-1

ANNEX A

SEVENTH AMENDED AND RESTATED STANDARD DEFINITIONS

Annex-1

SCHEDULE I

Schedule of Timeshare Loans

[To be delivered on each Funding Date]

Schedule-1

SCHEDULE 12.2(e)

Pending Litigation/Proceedings

None.

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/30/2019 11:50:58 AM
Style name: KL_Default
Intelligent Table Comparison: Active
Original DMS: dm://KL2/3163868/1
Modified DMS: dm://KL2/3163868/3
Changes:
Add	34
~~Delete~~ 	33
~~Move From~~	0
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Table moves to	0
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Embedded Graphics (Visio, ChemDraw, Images etc.)	0
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Format changes	0
Total Changes:	67

~~KL2 3006893.9~~

EXHIBIT B

~~Final~~

Conformed Copy Through Omnibus Amendment No. 2 Dated December 27, 2019

SEVENTH AMENDED AND RESTATED STANDARD DEFINITIONS

Rules of Construction. In these Standard Definitions and with respect to the Transaction Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Transaction Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (c) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (d) the term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”, (e) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including” and (f) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

“ACH Form” shall mean the form of ACH authorization executed by Obligors.

“Act” shall have the meaning specified in Section 1.4 of the Indenture.

“Additional Approved Opinion Resort” shall mean a Resort (a) for which Bluegreen shall have provided such due diligence materials as the Funding Agents may reasonably request, (b) for which the Funding Agents shall have received a favorable written opinion of local counsel relating to such timeshare and real estate law issues as the Funding Agents may reasonably request and (c) for which the Funding Agents shall have approved in writing as a Resort for which the Seller and the Depositor may sell Timeshare Loans secured by Timeshare Properties at such Resort pursuant to the Purchase Agreement and Sale Agreement, respectively.

“Additional Approved Non-Opinion Resort” shall mean a Resort (a) for which Bluegreen shall have provided such due diligence materials as the Funding Agents may reasonably request and (b) for which the Funding Agents shall have approved in writing as a Resort for which the Seller and the Depositor may sell Timeshare Loans secured by Timeshare Properties at such Resort pursuant to the Purchase Agreement and the Sale Agreement, respectively.

“Additional Servicing Compensation” shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees and any Liquidation Expenses collected by and due to the Servicer, any refunds paid by the Servicer as a result of overpayments on payoffs and any unpaid out-of-pocket expenses incurred by the Servicer during the related Due Period.

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“Administration Agreement” shall mean the second amended and restated administration agreement, dated as of May 1, 2017, by and among the Administrator, the Owner Trustee, the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Administrator” shall mean Bluegreen or any successor under the Administration Agreement.

“Administrator Fee” shall equal on each Payment Date an amount equal to the product of (a) one-twelfth and (b) (i) if Bluegreen or an affiliate thereof is the Administrator, $1,000.00 and (ii) if Wilmington Trust Company is the Administrator, $20,000.00.

“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture or any other Transaction Document in favor of the Indenture Trustee and the Noteholders.

“Affected Party” shall have the meaning specified in Section 6.1(b) of the Note Funding Agreement.

“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided,  however, that under no circumstances shall the (i) Owner Trustee be deemed to be an Affiliate of the Issuer, the Depositor or the Trust Owner, nor shall any of such parties be deemed to be an Affiliate of the Owner Trustee or (ii) (x) Bluegreen be deemed an Affiliate of any 5% or greater shareholder of Bluegreen or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Bluegreen, nor shall any such shareholder be deemed to be an Affiliate of Bluegreen and (y) neither BBX Capital Corporation nor Woodbridge Holdings, LLC shall be deemed to be an Affiliate of Bluegreen.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, only entities included in Bluegreen’s GAAP consolidated financial statements shall be Affiliates of Bluegreen (a “Direct Affiliate”).

“Affiliated Obligors” shall mean two or more Obligors having the same address as their primary residence.

“Aggregate Conduit Draw” shall mean, with respect to any Payment Date, the sum of each Conduit Draw made during the related Interest Accrual Period.

“Aggregate Initial Loan Balance” shall mean the sum of all the Cut-Off Date Loan Balances calculated since the later of (i) the Amendment Closing Date and (ii) the closing date of the most recent Takeout Financing.

“Aggregate Initial Note Balance” shall mean the sum of all Borrowings on each Funding Date.

“Aggregate Loan Balance” shall mean the sum of the Loan Balances for all Timeshare Loans.

“Aggregate Outstanding Note Balance” shall mean an amount equal to the sum of the Outstanding Note Balances for all Notes.

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“Allocated Commercial Paper” shall mean commercial paper issued by or on behalf of a Conduit Purchaser if the proceeds thereof are used (or, in the case of a Defaulted Borrowing Date, would have been used) to fund or maintain one or more Borrowings.

“Amended Notes” shall mean the notes issued pursuant to that certain Fifth Amended and Restated Indenture, dated as of December 1, 2013, by and among the Issuer, the Club Trustee, the Servicer, the Backup Servicer, the Indenture Trustee, DZ Bank, as a funding agent, and Branch Banking and Trust Company, as a funding agent, as amended, supplemented or otherwise modified, from time to time in accordance with the terms thereof.

“Amendment Closing Date” shall mean December 27, 2019.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other similar laws, rules, and regulations of any jurisdiction applicable to Issuer from time to time concerning or relating to bribery or corruption.

“Approved Resort” shall mean as the context shall require, an Opinion Resort and/or a Non-Opinion Resort.

“Aruba Club Loans” shall mean all timeshare loans originated by the Aruba Originator each secured by Co-op Shares.

“Aruba Originator” shall mean Bluegreen Properties, N.V., an Aruba corporation.

“Assignment of Mortgage” shall mean, with respect to a Deeded Club Loan, a written assignment of one or more Mortgages from the related Originator or Seller to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.

“Association” shall mean the not-for-profit corporation or cooperative association responsible for operating a Resort.

“Assumption Date” shall have the meaning specified in the Backup Servicing Agreement.

“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, managing member, board of managers, and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors, managing member or board of managers of such corporation or limited liability company, as the case may be, to sign agreements, instruments or other documents in connection with the Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.

“Available Commitment” shall mean, on any day for a Bank Purchaser, such Bank Purchaser’s Commitment in effect on such day minus such Bank Purchaser’s pro rata interest (calculated on the basis of advances made by such Bank Purchaser or its related Conduit Purchaser in respect of Borrowings,) in the Aggregate Outstanding Note Balance on such day.

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“Available Funds” shall mean for any Payment Date, (a) all funds on deposit in the Collection Account after making all transfers and deposits required from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the General Reserve Account pursuant to Section 3.2(b) of the Indenture, (iii) the Seller or the Depositor, as the case may be, pursuant to Section 4.6 of the Indenture, (iv) the Servicer pursuant to the Indenture, (v) any payment received in respect of any Hedge Agreement and (vi) the Depositor constituting the Post-Redemption Monthly Fee, plus (b) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through such Payment Date, less (c) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (d) any Additional Servicing Compensation on deposit in the Collection Account, less (e) Misdirected Deposits, if any.

“Backup Servicer” shall mean Concord Servicing Corporation, an Arizona corporation, and its permitted successors and assigns.

“Backup Servicing Agreement” shall mean the second amended and restated backup servicing agreement, dated as of May 1, 2017, by and among the Issuer, the Depositor, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Backup Servicing Fee” shall on each Payment Date (so long as Concord Servicing Corporation is the Backup Servicer), be equal to:

(a) prior to the removal or resignation of Bluegreen, as Servicer, the greater of (i) $1,000.00 and (ii) the product of (1)(x) $0.10 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period up to 20,000 and (2)(x) $0.075 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period in excess of 20,000, and

(b) after the removal or resignation of Bluegreen, as Servicer, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Purchaser” shall mean any Cost of Funds Bank Purchaser or LIBOR Bank Purchaser which has a Commitment as set forth in its respective Joinder Supplement and any Assignee of such Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement (so long as the Commitments are in effect).

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Funding Agents and the Issuer giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated

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syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Indenture.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Funding Agents and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “LIBOR Bank Rate,” the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Funding Agents decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Funding Agents in a manner substantially consistent with market practice (or, if the Funding Agents decide that adoption of any portion of such market practice is not administratively feasible or if the Funding Agents determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Funding Agents decide is reasonably necessary in connection with the administration of this Indenture).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Relevant Governmental Body announcing that LIBOR is no longer representative.

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“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Funding Agents by notice to the Issuer, the Indenture Trustee and the Noteholders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Article XV and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Article XV of the Indenture.

“Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA, or any other “plan” as defined in Section 4975(e)(1) of the Code, that is subject to the prohibited transaction rules of ERISA or of Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law.

“Bluegreen” shall mean Bluegreen Vacations Corporation (f/k/a Bluegreen Corporation), a Florida corporation, and its permitted successors and assigns.

“Borrowing” shall mean a borrowing made by the Issuer pursuant to the terms and conditions of the Indenture and the Note Funding Agreement.

“Borrowing Base” shall mean, for any Payment Date or any Funding Date, as applicable, an amount equal to the product of (a) the Borrowing Base Percentage and (b)(i) the Aggregate Loan Balance as of the close of business on the last day of the Due Period less (ii) without duplication, (A) the Excluded Loan Balance, (B) the aggregate Loan Balance of all Defaulted Timeshare Loans, (C) the aggregate Loan Balance of Timeshare Loans that are determined to be Defective Timeshare Loans as of the close of business on the last day of the related Due Period and (D) the aggregate Loan Balance of all Qualified Substitute Timeshare Loans for which a Custodian’s Certification delivered pursuant to the terms of the Custodial Agreement by the Determination Date for the Due Period has not been received by the Funding Agents and the Servicer.

“Borrowing Base Deficiency” shall mean for any Payment Date or Funding Date, as applicable, the excess if any, of the Aggregate Outstanding Note Balance as of the last day of the Due Period over the Borrowing Base as of such date.

“Borrowing Base Percentage” shall mean, for any Payment Date or any Funding Date, as applicable, the lower of (a) 80.0%; (b) the Borrowing Base Percentage for the immediately prior Payment Date or Funding Date, as applicable, and (c) 100% less the percentage credit enhancement required by the Rating Agency to achieve a rating of “BBB” (or the equivalent) with respect to a securitization of timeshare loans similar to the Timeshare Loans in the Trust Estate plus, in the case of clause (c) only, 2.0%.  With respect to clause (c) of this definition, the percentage credit enhancement shall be determined either by special request to the Rating Agency or by reference to recent securitization transactions of timeshare loans originated by Bluegreen and its Affiliates.

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“Borrowing Notice” shall have the meaning specified in Section 2.1(d) of the Note Funding Agreement.

“Breakage Amount” shall mean, with respect to a Conduit Purchaser, for its Allocated Commercial Paper for any Fixed Period during which Notes are repaid (in whole or in part) prior to the end of such Fixed Period, the amount, if any, by which (i) Fixed Period Yield (calculated without taking into account any Breakage Amount), which would have accrued on the amount of the payment of such Conduit Purchaser’s Allocated Commercial Paper during such Fixed Period (as so computed) if such payment had not been made, as the case may be, exceeds (ii) the sum of (A) Fixed Period Yield actually received by such Conduit Purchaser in respect of such Allocated Commercial Paper for such Fixed Period and, if applicable, (B) the income, if any, received by the Conduit Purchaser from the Conduit Purchaser’s investing the proceeds of such payments on such Allocated Commercial Paper.

“Business Day” shall mean any day other than (a) a Saturday, a Sunday, (b) a day on which banking institutions in New York City, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed or (c) a day on which the Bond Market Association recommends to be closed.

“Casa del Mar Resort” shall mean the Resort located in Florida known as Casa del Mar Beach Resort™.

“Cash Accumulation Event” shall exist on any date of determination if (i) on any Determination Date ~~if~~ for the related Cash Accumulation Measurement Period (a) the average Delinquency Level (Trust Estate) is greater than 8%, or (b) the average Default Level (Trust Estate) is greater than 10% or (ii) an event of default (or other defined term or event having similar purpose) occurs under a Material Credit Facility (other than the Corporate Revolver Facility) and the indebtedness related thereto has not been accelerated.  A Cash Accumulation Event shall be deemed to be continuing until waived by the Funding Agents in their sole discretion.

“Cash Accumulation Measurement Period” shall mean, for any Determination Date, the immediately preceding six Due Periods; provided, however, if during such immediately preceding six Due Periods, the Aggregate Outstanding Note Balance was equal to $0 at all times during a Due Period (such Due Period, a “Zero Balance Due Period”), the Cash Accumulation Measurement Period shall be the period commencing on the Due Period following the most recent Zero Balance Due Period and ending on the Due Period immediately preceding such Determination Date.

“Certificate” shall mean a Trust Certificate or a Residual Interest Certificate, as applicable.

“Certificate Distribution Account” shall have the meaning specified in Section 5.01 of the Trust Agreement.

“Certificate of Trust” shall mean the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.

“Certificateholders” shall mean the holders of the Certificates.

“Change in Law” shall mean (a) the adoption or taking effect of any Law after the Closing Date, (b) any change in Law or in the administration, interpretation, application or implementation thereof by any Official Body after the Closing Date, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body after the Closing Date; provided

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that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and (y) Basel III: A global regulatory framework for more resilient banks and banking systems (“Basel III”), all national implementations of Basel III and all requests, rules, guidelines and directives under either of Dodd-Frank or Basel III or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date implemented, enacted, adopted or issued.

“Clean-up Call Date” shall mean the first date on which the Aggregate Outstanding Note Balance is less than or equal to 10% of the then Aggregate Initial Note Balance.

“Closing Date” shall mean May 19, 2017.

“Club” shall mean Bluegreen Vacation Club Trust, formed pursuant to the Club Trust Agreement, doing business as Bluegreen Vacation Club.

“Club Loans” shall mean, collectively, the Deeded Club Loans and the Aruba Club Loans.

“Club Management Agreement” shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

“Club Managing Entity” shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club’s reservation system, and its permitted successors and assigns.

“Club Originator” shall mean Bluegreen, in its capacity as an Originator.

“Club Trust Agreement” shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

“Club Trustee” shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

“Collection Account” shall mean the account established and maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.

“Collection Policy” shall mean the collection policy of the initial servicer, in effect on the Closing Date, attached to the Indenture as Exhibit J, as the same may be amended from time to time in accordance with the Indenture.

“Collections” shall mean all amounts received in connection with a Timeshare Loan.

“Commitment” shall mean with respect to a Bank Purchaser, and for any date of determination, the maximum amount of such Bank Purchaser’s commitment to make advances to the Issuer as set forth in the Joinder Supplement or the Transfer Supplement by which such Bank Purchaser became a party to the Note Funding Agreement.

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“Commitment Expiration Date” shall be December ~~31~~27,  ~~2019~~2022 or such later date as specified in writing to the Issuer by all Bank Purchasers in their sole discretion (and as mutually agreed by the Issuer) or such earlier date on which all Commitments have been terminated.

“Completed Unit” shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy or its equivalent, is ready for occupancy and is subject to a time share declaration.

“Conduit Component Amount” shall mean, with respect to a Note and a Payment Date, an amount equal to, for a Conduit Purchaser and the related Interest Accrual Period, the sum of (a) the aggregate Fixed Period Yield that accrued during such Interest Accrual Period and was allocable (in the reasonable determination of the applicable Conduit Purchaser) to such Note and (b) the amount of unpaid Conduit Component Amounts from prior Payment Dates for such Note, plus, to the extent permitted by applicable law, interest on such unpaid amount at the CP Rate in effect for a Fixed Period of 30 days; provided, that the portion of the Conduit Component Amount equal to the Conduit Component Shortfall shall not accrue interest thereon.

“Conduit Component Shortfall” shall have the meaning specified in Section 2.6(b) of the Note Funding Agreement.

“Conduit Draw” shall have the meaning specified in Section 3.2(a) of the Indenture.

“Conduit Purchaser” shall mean initially Autobahn Funding Company LLC, and any Purchaser that is either (a) a commercial paper issuing company or (b) a company which obtains funding from a commercial paper issuing company, identified as a Conduit Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Purchaser becomes a party to the Note Funding Agreement.

“Confidential Information” shall mean information obtained by any Noteholder including, without limitation, related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by the Issuer, the Servicer or their Affiliates or (d) any other public disclosure authorized by the Issuer or the Servicer.

“Consolidated Net Worth” shall mean on a consolidated basis for Bluegreen and its subsidiaries, at any date, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital of Bluegreen in excess of par or stated value relating to capital stock plus (c) accumulated other comprehensive income plus (d) retained earnings (or minus any retained earning deficit) of Bluegreen, determined in accordance with GAAP minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, determined in accordance with GAAP.

“Continued Errors” shall have the meaning specified in Section 5.4 of the Indenture.

“Conversion Loan” shall mean a loan originated to finance the fee related to the conversion of a non-Club Loan to a Club Loan.

“Co-op Shares” shall mean a share certificate issued by the timeshare cooperative association of La Cabana Resort.

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“Corporate Revolver Facility” shall mean the $225,000,000 syndicated credit facility with Fifth Third Bank as Administrative Agent, dated October 23, 2019, as amended, modified or supplemented from time to time (or any future credit facility similar in nature to the Corporate Revolver Facility).

“Corporate Trust Office” shall mean the office of the Indenture Trustee located in the State of Minnesota, which office is at the address set forth in Section 13.3 of the Indenture, and for purposes of transfers and exchanges of Notes under the Indenture, shall be located at 111 E. Fillmore Avenue, EP-MN-WS2N, St. Paul, Minnesota 55107, Attn: Bondholder Services/BXG Timeshare Trust I.

“Cost of Funds” shall mean the lesser of (a) the Cost of Funds Bank Purchaser’s actual cost of funds and (b) the greater of (i) Three-month LIBOR and (ii) three-month EURIBOR.

“Cost of Funds Bank Component Amount” shall mean, with respect to a Note and a Payment Date, an amount equal to, for a Cost of Funds Bank Purchaser and the related Interest Accrual Period, the sum of (a) interest accrued during the related Interest Accrual Period at the Cost of Funds Bank Rate on the weighted average of such Cost of Funds Bank Purchaser’s allocable share of the Outstanding Note Balance of such Note immediately prior to such Payment Date and (b) the amount of unpaid Cost of Funds Bank Component Amounts from prior Payment Dates for such Note, plus, to the extent permitted by applicable law, interest on such unpaid amount at the Cost of Funds Bank Rate.  The Cost of Funds Bank Component Amount shall be calculated on an actual/360 basis.

“Cost of Funds Bank Purchaser” shall mean initially, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, and/or such other Purchaser identified as a Cost of Funds Bank Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Purchaser becomes a party to the Note Funding Agreement.

“Cost of Funds Bank Rate” shall mean with respect to any Interest Accrual Period and any Note, the sum of (a) an interest rate per annum equal to a Cost of Funds Bank Purchaser’s Cost of Funds with respect to such Interest Accrual Period and the funding of such Cost of Funds Bank Purchaser’s allocable share of the Outstanding Note Balance of such Note immediately prior to the related Payment Date, as certified by the Cost of Funds Bank Purchaser to the Issuer upon the request of the Issuer; and (b) (i) prior to the commencement of the Term-Out Period, ~~2.75~~2.25%, and (ii) during the Term-Out Period, ~~4.75~~3.25%.

“CP Rate” shall mean, with respect to any Fixed Period and any Note, the sum of (a) the per annum rate equivalent to the per annum rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of a Conduit Purchaser having a term equal to such Fixed Period and to be issued to fund, in whole or in part, the applicable amount of the Outstanding Note Balance of such Note (and, at the election of such Conduit Purchaser, other loans by such Conduit Purchaser) by such Conduit Purchaser may be sold by any placement agent or commercial paper dealer selected by such Conduit Purchaser, as agreed between each such agent or dealer and such Conduit Purchaser and notified by such Conduit Purchaser to its Funding Agent and the Servicer; provided,  however, if the rate (or rates) as agreed between any such agent or dealer and such Conduit Purchaser with respect to any Fixed Period for such Note is a discount rate (or rates), the CP Rate for such Fixed Period shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest bearing equivalent rate per annum; provided,  further, however, that such rate (or rates) shall reflect and give effect to borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market to the extent that such amounts are allocated, in whole or in part, to such Note; provided,  further, however, if such rate is equal to or greater than LIBOR plus 2.00% and less than LIBOR plus 5.50%, then for purposes of determining the CP Rate, such rate shall be deemed to be equal to LIBOR plus 2.00%; provided,  further, however, if such rate is equal to or greater than LIBOR plus 5.50%, then for purposes of determining the CP Rate, such rate shall be equal to the rate as calculated above minus 3.50%;

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and (b) (i) prior to the commencement of the Term-Out Period, ~~2.75~~2.25, and (ii) during the Term-Out Period, ~~4.75~~3.25% .

“Credit Card Timeshare Loan” shall mean a Timeshare Loan where the Obligor makes its payments due on such Timeshare Loan with credit card payment arrangements.

“Credit Policy” shall mean the credit and underwriting policy of the Originators, in effect on the Closing Date, attached to the Indenture as Exhibit K, as the same may be amended from time to time in accordance with the Indenture.

“Custodial Agreement” shall mean the third amended and restated custodial agreement, dated as of May 1, 2017 by and among the Issuer, the Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, the Custodian and the Funding Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.

“Custodian” shall mean U.S. Bank National Association, a national banking association, or its permitted successors and assigns.

“Custodian’s Certification” shall have the meaning specified in Section 2.2(a) of the Custodial Agreement.

“Custodian Fees” shall mean for each Payment Date, the fee payable by the Issuer to the Custodian in accordance with the Custodial Agreement.

“Cut-Off Date” shall mean with respect to a Timeshare Loan (other than a Timeshare Loan owned by the Issuer on the Amendment Closing Date), the close of business of the last day of the calendar month immediately preceding the date on which such Timeshare Loan is sold by the Seller to the Depositor and by the Depositor to the Issuer; and with respect to each Timeshare Loan owned by the Issuer on the Amendment Closing Date, the date specified in the Schedule of Timeshare Loans.

“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan on its related Cut-Off Date.

“Debt” shall mean, with respect to any Person at any date, (a) all Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices or amounts payable under “earn out” arrangements as and solely to the extent future revenues are realized and equal or exceed the amount of such “earn out”) which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Finance Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Indebtedness of other Persons to the extent guaranteed by such Person, but excluding (x) Subordinated Indebtedness of such Person and (y) Non-Recourse Debt..

“Deeded Club Loan” shall mean a timeshare loan originated by the Club Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit or an undivided interest in a Resort (or a phase thereof) associated with a Unit.

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“Default” shall mean an event which, but for the passage of time or the giving of notice or both, would constitute an Event of Default under the Indenture.

“Default Level (Trust Estate)” shall mean for any Due Period, the product of (a) 12 and (b) the sum of the Loan Balances of Timeshare Loans in the Trust Estate that became Defaulted Timeshare Loans during such Due Period less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which are still subject to the Lien of the Indenture at such time, divided by the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate on the last day of ~~such~~the immediately preceding Due Period (expressed as a percentage).

“Default Level (Portfolio)” shall mean for any Test Date, the product of (a) 12 and (b) (i) the sum of the Loan Balances of Portfolio Loans serviced by the Servicer for which all or a part of a scheduled payment became more than 120 days delinquent (other than if such payment relates to the first or second payment (which for the avoidance of doubt shall not be used in any manner for these calculations)) from the related due date as of the end of the related calendar month less the Loan Balances of such Timeshare Loans that subsequently became current during such calendar month, divided by (ii) the Aggregate Loan Balance of all Portfolio Loans serviced by the Servicer on the last day of ~~such~~the immediately preceding calendar month (expressed as a percentage).

“Defaulted Borrowing Date” shall have the meaning specified in Section 6.5 of the Note Funding Agreement.

“Defaulted Timeshare Loan” shall mean any Timeshare Loan for which any of the following events may have occurred:  (a) as of the last day of any Due Period, the Servicer has commenced cancellation or termination proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its Collection Policy or (b) as of the last day of any Due Period, all or part of a scheduled payment under the Timeshare Loan is more than 90 days delinquent from the related due date.

“Defective Timeshare Loan” shall have the meaning specified in Section 4.6 of the Indenture.

“Delinquency Level (Trust Estate)” shall mean for any Due Period, an amount equal to the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) in the Trust Estate that are 31 days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate as of the last day of such Due Period (expressed as a percentage).

“Delinquency Level (Portfolio)” shall mean for any Test Date, an amount equal to the sum of the Loan Balances of Portfolio Loans (other than the sum of the Loan Balances of Portfolio Loans serviced by the Servicer for which all or a part of a scheduled payment is more than 120 days delinquent from the related due date as of the end of the related calendar month) at such Test Date serviced by the Servicer that are 31 days or more delinquent as of such Test Date divided by the Aggregate Loan Balance of all Portfolio Loans serviced by the Servicer as of such Test Date (expressed as a percentage).

“Depositor” shall mean Bluegreen Timeshare Finance Corporation I, a Delaware Corporation, and its permitted successors and assigns.

“Determination Date” shall mean with respect to any Payment Date, the day that is the close of business of the last day of the related Due Period.

“Developer” shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

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“Dollars” and “$” shall each mean the lawful currency of the United States of America.

“Due Period” shall mean with respect to any Payment Date or Funding Date, as applicable, the immediately preceding calendar month.  The initial Due Period for the Initial Payment Date shall be the period beginning on April 16, 2017 through and including the end of such calendar month.

“DZ Bank” shall mean DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main.

“Early Opt-in Election” shall mean the occurrence of:

(1) a determination by the Funding Agents that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Article XV of the Indenture are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the election by the Funding Agents to declare that an Early Opt-in Election has occurred and the provision by the Funding Agents of written notice of such election to the Issuer, the Indenture Trustee and the Noteholders.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Bank Account” shall mean a segregated account, which may be an account maintained by the Indenture Trustee, which is maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least “BBB” by S&P and whose short-term unsecured obligations are rated at least “A-2” by S&P.

“Eligible Investments” shall mean one or more of the following:

(a)obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b)federal funds, certificates of deposit, time deposits and bankers’ acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the three highest rating categories available from

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S&P; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated in the highest rating category by S&P;

(c)commercial paper or commercial paper funds (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by S&P;

(d)any no-load money market fund rated (including money market funds managed or advised by the Indenture Trustee or an Affiliate thereof) in the highest short-term rating category or equivalent highest long-term rating category by S&P; provided that, Eligible Investments purchased from funds in the Eligible Bank Accounts shall include only such obligations or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date; or

(e)demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the commercial paper or other short-term deposits of such depository institution or trust company are rated at least A-1 by S&P;

and provided,  further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services.

“Eligible Owner Trustee” shall have the meaning specified in Section 10.01 of the Trust Agreement.

“Eligible Timeshare Loan” shall mean a Timeshare Loan which satisfied the representations and warranties set forth in Schedule I of the Purchase Agreement and the Sale Agreement on the date such Timeshare Loan was transferred by Bluegreen to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Issuer pursuant to the Sale Agreement; provided,  however, that any Timeshare Loan that becomes a Defaulted Timeshare Loan shall cease to be an Eligible Timeshare Loan; provided,  further, as of any Determination Date that any Qualified Substitute Timeshare Loan for which a Custodian’s Certification delivered pursuant to the terms of the Custodial Agreement is not received by the Funding Agents and the Servicer, shall cease to be an Eligible Timeshare Loan.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“Errors” shall have the meaning specified in Section 5.4 of the Indenture.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall mean any one of the following events:

(a)a default in the paying of Interest Distribution Amounts, Principal Distribution Amounts or the making of any other payments in respect of any Note when such become due and payable, and continuance of such default for three Business Days;

(b)a non-monetary default in the performance, or breach, of any covenant of the Issuer, the Servicer, the Depositor or the Club Trustee in the Indenture or other Transaction Document (other than a covenant dealing with a default in the performance of which, or the breach of which, is specifically dealt with elsewhere in this definition or as a Servicer Event of Default) and the continuance of such default or breach for a period of 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Funding Agents at their sole discretion (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee’s or Funding Agents’ giving written notice thereof to the Issuer; provided,  however, that if such default or breach is in respect of (A) the negative covenants contained in Section 8.6(a)(i) or (ii) of the Indenture or (B) a breach that cannot be cured, there shall be no grace period whatsoever; or

(c)if any representation or warranty of the Issuer, the Servicer, the Depositor or the Club Trustee made in the Indenture or other Transaction Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Funding Agents at their sole discretion (i) that such representation or warranty cannot be cured in the 30-day period, (ii) that such representation or warranty can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee’s or Funding Agents’ giving written notice thereof to the Issuer; provided,  however, if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or

(d)the entry by a court having jurisdiction over the Issuer of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Issuer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

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(e)the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Issuer's failure to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

(f)the Issuer becoming subject to registration as an ~~"~~“investment company~~"~~” under the Investment Company Act; or

(g)the impairment of the validity of any security interest of the Indenture Trustee in the Trust Estate in any respect, except as expressly permitted under the Transaction Documents, or the creation of any encumbrance on or with respect to the Trust Estate or any portion thereof not otherwise permitted; or

(h)the failure by the Club Originator to repurchase any Defective Timeshare Loan or provide a Qualified Substitute Timeshare Loan for a Defective Timeshare Loan to the extent required under the terms of Purchase Agreement; or

(i)the occurrence and continuance of a Servicer Event of Default.

“Exchange Act” shall mean the United Stated Securities Exchange Act of 1934, as amended.

“Excess Spread” shall mean, for any Due Period, the ~~percentage~~annualized yield equivalent of ~~a fraction: (a) the numerator of which is the product of (i) the sum of all collections for such Due Period on the Timeshare Loans attributable to interest and any hedge payment received from a Qualified Hedge Counterparty~~: (a) the weighted average Timeshare Loan Rate (weighted on the basis of Loan Balance) of all Eligible Timeshare Loans minus (b) the sum of: (i) the weighted average Note Rate (inclusive of any cap rate pursuant to a Hedge Agreement ~~minus the sum of the following for the related Payment Date: the Interest Distribution Amount, the Indenture Trustee Fee, the Custodian Fee and the Servicing Fee and (ii) 12, and (b) the denominator of which is the Aggregate Loan Balance as of the end of such Due Period~~) and (ii) 1.75% (i.e., the third party fees payable in Section 3.4(a) (i) through (viii) of the Indenture).

“Excluded Loan Balance” shall mean on any date of determination, without duplication, the sum of the following:

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(a)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to an Obligor or Affiliated Obligors exceeds the greater of (i) $65,000 and (ii)  ~~0.50~~0.75% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(b)the amount by which the aggregate Loan Balance of any Eligible Timeshare Loans relating to any Obligor or Affiliated Obligors exceeds $100,000; plus

(c)the amount by which the aggregate Loan Balance of Aruba Club Loans relating to Obligors that are non-United States resident exceeds 40% of the Aggregate Loan Balance of all Aruba Club Loans; plus

(d)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Obligors that are non-United States residents exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(e)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Aruba Club Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(f)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Aruba Club Loans exceeds 5% of the Maximum Facility Balance; plus

(g)the amount of the aggregate Loan Balance of Eligible Timeshare Loans with a Timeshare Loan Rate of less than ~~14.00~~13.50% necessary to increase the weighted average Timeshare Loan Rate (weighted on the basis of Loan Balance) of all Eligible Timeshare Loans to at least ~~14.00~~13.50%; plus

(h)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to any one Resort exceeds 40% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(i)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Obligors with billing addresses in any one state exceeds 20% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(j)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor is an employee or a relative of an employee of Bluegreen or any Subsidiary thereof exceeds 0.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(k)the aggregate Timeshare Loan File Deficiency Excluded Balance; plus

(l)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans which terms thereof have been modified, waived or amended exceeds the maximum specified in Section 5.3(a)(ix) of the Indenture; plus

(m) the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to an Initial Approved Non-Opinion Resort or an Additional Approved Non-Opinion Resort exceeds ~~10~~15% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(n)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to Initial Approved Non-Opinion Resorts and Additional Approved Non-Opinion Resorts in any one state exceeds ~~2~~3% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

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(o)the amount by which the aggregate Loan Balance of Large Loans exceeds ~~3~~5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(p)with respect to each Large Loan, the amount of the Loan Balance of such Large Loan in excess of $85,000; plus

(q)the amount by which the aggregate Loan Balance of all Wilderness Loans exceeds 25% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(r)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to Credit Card Timeshare Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(s)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor is a United States resident and does not have a FICO Score exceeds 3.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(t)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor has a FICO Score below 650 or does not have a FICO Score exceeds ~~20~~15% of the Aggregate Loan Balance of all Eligible Timeshare Loans~~.~~; plus

(u)the amount by which the aggregate Loan Balance of all NELO Loans exceeds 25% of the Aggregate Loan Balance of all Eligible Timeshare Loans.

“Facility Termination Date” shall mean the earliest of (a) the Commitment Expiration Date, (b) the date of any termination of the Commitments by the Issuer pursuant to Section 2.2(a) of the Note Funding Agreement, (c) the date the Commitments are terminated pursuant to Section 2.5 of the Note Funding Agreement (except if such termination is a result of a Cash Accumulation Event~~),~~ pursuant to clause (i) of the definition thereof) and (d) the Stated Maturity~~, and (e) the occurrence of the Servicer Event of Default set forth in clause (o) of the definition thereof for which the indebtedness under the related Material Credit Facility has been accelerated~~.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” shall mean that letter agreement designated therein as the Fee Letter and dated as of the Closing Date, among the Funding Agents, the Issuer and Bluegreen, as such letter agreement may be amended or otherwise modified from time to time.

“Fees” shall mean the fees set forth in the Fee Letter.

“FICO Score” shall mean a credit risk score known as a “FICO® Score” and determined by the Fair Isaac Company system implemented by Experian or a successor acceptable to the Funding Agents, in their reasonable discretion, for a consumer borrower through the analysis of individual credit files.  In the event that such credit risk scoring program ceases to exist, the Funding Agents and the Seller may select a successor credit risk scoring program as mutually agreed.

In the event that an Obligor consists of more than one individual (e.g., husband and wife) (an “Obligor Group”), with respect to Funding Date Timeshare Loans, the FICO Score for such Obligor Group shall be based on the simple average (if the individuals in the group are not jointly and severally liable) and the highest (if the individuals in the group are jointly and severally liable) of the FICO Scores for all

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individuals who have a FICO Score in such Obligor Group.  If all individuals in an Obligor Group have no FICO Score, then the Obligor Group shall be considered to have no FICO Score.  In each case listed in this paragraph, such FICO Score is as determined at the point of sale (unless otherwise approved by the Funding Agents, in writing, in their sole discretion).

“Finance Leases” shall mean any lease of property which in accordance with Accounting Standards Update 842-Leases is classified as a finance lease and not an operating lease.

“Fixed Period” shall mean a period of up to and including 270 days, as determined by a Conduit Purchaser’s Funding Agent.

“Fixed Period Yield” shall mean an amount equal to, with respect to an Interest Accrual Period, (a) the product of (i) the applicable CP Rate, (ii) the outstanding principal balance of such Conduit Purchaser’s Allocated Commercial Paper during such Interest Accrual Period and (iii) the actual number of days that such Allocated Commercial Paper was outstanding during such Interest Accrual Period, divided by (b) 360.

“Force Majeure Delay” shall mean with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person's delivery of the reports required to be delivered or the performance of any other duty or obligation of the Servicer under the Indenture as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Funding Agents written notice thereof as soon as practicable after the beginning of such delay.

“Foreclosure Properties” shall have the meaning specified in Section 5.3(b) of the Indenture.

“Funding Agents” shall initially mean KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main and their successors and assigns under the Note Funding Agreement.

“Funding Date” shall mean the date on which the Issuer shall make a Borrowing pursuant to the Indenture and the Note Funding Agreement.

“Funding Date Advance Rate” shall mean 80.0%.

“Funding Date Timeshare Loans” shall mean, with respect to any Borrowing, the Eligible Timeshare Loans to be acquired by the Issuer on the related Funding Date that have a Cut-Off Date of the close of business on the last day of the immediately preceding calendar month.

“Funding Maturity Date” shall have the meaning specified in Section 6.5 of the Note Funding Agreement.

“Funding Percentage” shall mean with respect to (a) a Bank Purchaser, such Bank Purchaser’s Commitment as a percentage of all Commitments, (b) a Conduit Purchaser, the Commitment of the Bank Purchaser in such Conduit Purchaser’s Purchaser Group as a percentage of all Commitments and (c) a Purchaser Group, the Commitment of the Bank Purchaser of such Purchaser Group as a percentage of all Commitments.

“Funding Termination Event” shall mean the occurrence of any of the following events: (a) an Event of Default shall have occurred; or (b) any representation or warranty made or deemed made by the Issuer, the Depositor, the Seller or the Servicer herein or in any other Transaction Document or which is

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contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Note Funding Agreement or any such other Transaction Document shall prove to have been incorrect in any material and adverse respect on or as of the date made or deemed made (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that a breach of the Seller’s representation and warranty under Section 6(a) of each of the Sale Agreement or the Purchase Agreement shall be deemed to occur only if the Seller is required to and does not repurchase or provide substitute Timeshare Loans for the Timeshare Loans causing such violation in accordance with the terms of the Purchase Agreement or Sale Agreement within the time frame provided for therein; or (c) the Issuer, the Depositor, the Seller or the Servicer shall fail to observe or perform any material provision of any other agreement contained in the Note Funding Agreement or any other Transaction Document (other than as provided in paragraphs (a) and (b) of this definition), and such failure shall continue unremedied for a period of five Business Days after the Issuer, the Depositor, the Seller or the Servicer becomes aware of or is notified of such failure; or (d)(i) the Indenture shall cease, for any reason, to be in full force and effect, or the Issuer shall so assert or (ii) the Lien created by the Indenture shall cease to be enforceable and of the same effect and priority purported to be created thereby; or (e) a Cash Accumulation Event shall have occurred; or (f) the Recovery Ratio is less than 25%.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“General Reserve Account” shall mean the account maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“Hedge Agreement” shall mean the interest rate cap agreement(s) entered into by the Issuer ~~on each Funding Date~~ in accordance with Section 9.15 of the Note Funding Agreement.

“Hedge Termination Payment” shall mean any termination payment due to a Qualified Hedge Counterparty as a result of a termination of a Hedge Agreement.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.

“Holder” or “Noteholder” shall mean a holder of a Note.

“Indebtedness” shall mean with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Indebtedness of other Persons to the extent guaranteed by such Person.

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“Indenture” shall mean that certain Sixth Amended and Restated Indenture, dated as of May 1, 2017, by and among the Issuer, the Club Trustee, the Servicer, the Backup Servicer, the Indenture Trustee and the Funding Agents, as the same may be amended, supplemented or otherwise modified, from time to time in accordance with the terms thereof.

“Indenture Trustee” shall mean U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor as set forth in Section 7.9 of the Indenture.

“Indenture Trustee Fee” shall mean for each Payment Date, the sum of (a) $791.67 and (b) until the Indenture Trustee shall become the successor Servicer, the greater of (i) the product of one-twelfth of 0.0175% and the Aggregate Loan Balance as of the first day of the related Due Period and (ii) $1,500.00.

“Initial Approved Opinion Resorts” shall mean the following resorts:  MountainLoftTM I & II, Laurel CrestTM, Shore Crest Vacation Villas I and IITM, Harbour LightsTM, The Lodge Alley InnTM, The Falls VillageTM, Christmas Mountain VillageTM, Orlando’s Sunshine ResortTM, Solara SurfsideTM, Shenendoah CrossingTM,  ~~La Cabana Beach & Racquet Club,~~ Casa del Mar Beach Resort, Grande Villas at World Golf Village®, Mountain Run at BoyneTM, The Hammocks at MarathonTM, Daytona Seabreeze™, Carolina GrandeTM, The FountainsTM, Bluegreen Wilderness Traveler at Shenandoah™, SeaGlass Tower™, Bluegreen Odyssey Dells™, Bluegreen Club 36TM, Patrick Henry SquareTM, Lake Eve Resort, ~~The Innsbruck,~~ Bluegreen at Tradewinds, Horizons at 77th, Eilan Hotel & Spa, The Manhattan Club and King 583.

“Initial Approved Non-Opinion Resorts” shall mean the following resorts: Via Roma Beach Resort, Dolphin Beach Club, Fantasy Island Resort II, Gulfstream Manor, Resort Sixty-Six, Outrigger Beach Club, Players Club, Mariner’s Boathouse, Tropical Sands Resort, Windward Passage Resort, Landmark Holiday Beach Resort, Ocean Towers Beach Club, Panama City Resort & Club, Paradise Isle Resort, Shoreline Towers, Surfrider Beach Club, Pono Kai Resort, Lake Condominiums at Big Sky, The Suites at HersheyTM, Bluegreen Club La PensionTM, Club Lodges at Trillium,  The Yachtsman, Petit Crest Villas at Big Canoe, Foxrun Townhouses, Sandcastle Village II/Waterwood Townhouses, Bluegreen at Atlantic Palace, The Hotel Blake, The Club at Big Bear Village, The Studio Homes of Ellis Square, The Soundings Seaside Resort, The Breakers Resort ~~and~~, Cibola Vista Resort & Spa, La Cabana Beach & Racquet Club and The Innsbruck.

“Initial Funding Date” shall mean the initial Funding Date.

“Initial Payment Date” shall mean the Payment Date occurring in June 2017.

“Intangible Assets” shall mean a non-physical, non-current right that gives Bluegreen or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, government licenses (e.g., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas (all as determined in accordance with GAAP).

“Intended Tax Characterization” shall have the meaning specified in Section 4.4(b) of the Indenture.

“Interest Accrual Period” shall mean with respect to any Payment Date, the related Due Period.  The initial Interest Accrual Period for the Initial Payment Date, shall be the period beginning on and including May 5, 2017 and ending on and including May 31, 2017.

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“Interest Distribution Amount” shall equal, with respect to the Notes and any Payment Date, the sum of (a) the Conduit Component Amount with respect to such Notes and such Payment Date, (b) the LIBOR Bank Component Amount with respect to such Notes and such Payment Date and (c) the Cost of Funds Bank Component Amount with respect to such Notes and such Payment Date, as applicable.

“Introductory Loan” shall mean a loan originated in connection with an Introductory Product.

“Introductory Product” shall mean certain introductory products with FICO scores and finance terms that are intended to be held in Bluegreen’s portfolio and any other product not secured by Timeshare Property.

“Investing Office” shall mean initially, the office of any Purchaser (if any) designated as such, in the case of any initial Purchaser, in its Joinder Supplement and, in the case of any Assignee, in the related Transfer Supplement, and thereafter, such other office of such Purchaser or Assignee as may be designated in writing to the Agent, the Issuer, the Servicer and the Indenture Trustee by such Purchaser or Assignee.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer” shall mean BXG Timeshare Trust I, a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Issuer or Administrator.

“Knowledge” shall mean:

(a)as to any natural Person (other than the Indenture Trustee), the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance; provided,  however, that each such Person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance would have been known had such Person exercised commercially reasonable due diligence; and

(b)as to any Person that is not a natural Person (other than the Indenture Trustee), that (i) the fact, event or circumstance at issue is brought to the attention of a Responsible Officer or (ii) notice has been delivered to such Person in accordance with the provisions of the relevant Transaction Documents; provided,  however, that each such Person that is not a natural person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance would have been brought to the attention of a Responsible Officer if the Person or Responsible Officers of such Person had exercised commercially reasonable due diligence; and

(c)with respect to the Indenture Trustee, the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance.

“La Cabana Resort” shall mean the Resort located in Aruba known as the La Cabana Beach and Racquet Club.

“Land Receivable” shall mean a loan which was originated in connection with a sale of property by Bluegreen Communities where Bluegreen provided seller financing for the purchase of such property.

“Large Loan” shall mean a Timeshare Loan with a Loan Balance in excess of $65,000.

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“Law” shall mean any law, treaty, regulation, rule, ordinance, judicial ruling, order or judgment.

“Leverage Ratio” shall mean with respect to any Person as of a date of determination, the ratio of (i) the Total Liabilities (less the sum of (1) Subordinated Indebtedness ~~and non-recourse receivables backed notes~~, (2) Non-Recourse Debt and (3) unrestricted cash in excess of $50,000,000, provided that such netted cash shall not exceed $75,000,000) of such Person on such date to (ii) the Tangible Net Worth of such Person on such date.

“LIBOR” will be determined for any Payment Date on the second LIBOR Business Day prior to commencement of the related Interest Accrual Period (each such date, an “Interest Determination Date”).    The applicable Funding Agent will determine LIBOR for such Interest Accrual Period as the greater of (a) the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in Dollars for a period equal to one month displayed in the Bloomberg Financial Markets System (or such replacement page), as of 11:00 a.m. (London time) on such Interest Determination Date and (b) 0.00%.

On each Interest Determination Date, LIBOR for the applicable Interest Accrual Period will be established by the applicable Funding Agent as follows:

(i)LIBOR shall be adjusted for any change in the LIBOR Reserve Percentage so the Noteholders shall receive the same yield.

(ii)If on such Interest Determination Date no quotations are displayed in the Bloomberg Financial Markets System (or such replacement page), LIBOR for the related Interest Accrual Period shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0001%) of the one-month U.S. dollar lending rates offered by first class banking organizations (in such Funding Agent’s sole judgment) in the London interbank market quoted at approximately 11:00 a.m. (New York City time) on the relevant Interest Determination Date.

The establishment of LIBOR on each Interest Determination Date by the applicable Funding Agent and such Funding Agent’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

“LIBOR Bank Component Amount” shall mean, with respect to a Note and a Payment Date, an amount equal to, for a LIBOR Bank Purchaser and the related Interest Accrual Period, the sum of (a) interest accrued during such Interest Accrual Period at the LIBOR Bank Rate on the weighted average of such LIBOR Bank Purchaser’s allocable share of the Outstanding Note Balance of such Note immediately prior to such Payment Date and (b) the amount of unpaid LIBOR Bank Component Amounts from prior Payment Dates for such Note, plus, to the extent permitted by applicable law, interest on such unpaid amount at the LIBOR Bank Rate.  The LIBOR Bank Component Amount shall be calculated on an actual/360 basis.

“LIBOR Bank Purchaser” shall initially mean Branch Banking and Trust Company, and any other Purchaser identified as a LIBOR Bank Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Purchaser becomes a party to the Note Funding Agreement.

“LIBOR Bank Rate” shall mean (a) prior to the commencement of the Term-Out Period, LIBOR plus ~~2.75~~2.25%, and (b) during the Term-Out Period, LIBOR plus ~~4.75~~3.25%.

“LIBOR Business Day” shall mean any day (a) other than (i) a Saturday, Sunday or (ii) other day on which banks are required or authorized to close in London or New York City and (b) on which dealings in foreign currency and exchange are carried on in the London interbank market.

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“LIBOR Reserve Percentage” shall mean the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market.  Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (a) any category of liability which includes deposits by reference to which LIBOR or Three-month LIBOR, as applicable, is to be determined or (b) any category of extensions of credit or other assets related to LIBOR or Three-month LIBOR, as applicable.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” shall mean with respect to any Timeshare Loan, the sale or compulsory disposition of a Foreclosure Property, following foreclosure, termination or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

“Liquidation Expenses” shall mean, with respect to the Foreclosure Property related to a Defaulted Timeshare Loan, as of any date of determination, any reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer or the Remarketing Agent in connection with the performance of its obligations under Section 5.3(a)(xiii) in the Indenture or the Remarketing Agreement, as applicable, including, but not limited to, (a) any foreclosure, deed in lieu of foreclosure or termination and other repossession expenses incurred with respect to such Foreclosure Property, (b) commissions and marketing and sales expenses incurred by the Servicer or the Remarketing Agent with respect to the remarketing of the related Foreclosure Property (including the Remarketing Fee), and (c) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of a Foreclosure Property (including any assessed and unpaid Association fees and real estate taxes).

“Liquidation Proceeds” shall mean with respect to the Liquidation of any Foreclosure Property related to a Defaulted Timeshare Loan, the amounts actually received by the Servicer or the Remarketing Agent in connection with such Liquidation.

“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan) as of the close of business on the last day of the immediately prior Due Period.  For purposes of clause (b) of the definition of Default Level (Trust Estate) only, Loan Balance shall be net of Net Liquidation Proceeds from disposition of Timeshare Properties to persons other than the Servicer during such Due Period.

“Lockbox Account” shall mean the deposit account maintained at the Lockbox Bank pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.

“Lockbox Agreement” shall mean the second amended and restated deposit account control agreement, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee and the Lockbox Bank, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Lockbox Bank” shall mean Bank of America, a national banking association or such other provider upon agreement of the Servicer, the Issuer and the Funding Agents.

“Lockbox Fee” shall mean on each Payment Date, the fee payable by the Issuer to the Lockbox Bank in accordance with the Lockbox Agreement.

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“Lost Note Affidavit” shall mean the affidavit to be executed in connection with any delivery of a Mortgage Note or with respect to Aruba Club Loans, an Owner Beneficiary Agreement, in lieu of such original in the form of Exhibit D attached to the Sale Agreement.

“Material Credit Facility” shall mean any credit facility entered into by Bluegreen and/or any of its Affiliates with an outstanding principal balance ~~or commitment of $15,000,000 or greater; provided, that any credit facility for which the sum of the outstanding principal balance and the remaining availability under the related commitment is less than $15,000,000, shall not be a Material Credit Facility.~~of $25,000,000 or greater.

“Maximum Borrowing Amount” shall mean, with respect to a Funding Date, an amount equal to the product of (a) the related Funding Date Advance Rate and (b) the aggregate Loan Balance of all related Funding Date Timeshare Loans.

“Maximum Commitment” shall mean, with respect to each Bank Purchaser, the maximum amount of such Bank Purchaser’s commitment to make advances to the Issuer as set forth in the Joinder Supplement or the Transfer Supplement by which such Bank Purchaser became a party to the Note Funding Agreement.

“Maximum Facility Balance” shall have the meaning specified in Section 2.2(f) of the Note Funding Agreement.

“Misdirected Deposits” shall mean such payments that have been deposited into the Collection Account in error.

“Monthly Servicer Report” shall have the meaning specified in Section 5.5 of the Indenture.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean, with respect to a Deeded Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust, deed to secure debt or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the Club Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

“Mortgage Note” shall mean, with respect to a Deeded Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Deeded Club Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“NELO Loan” shall mean any Timeshare Loan where:

(i)the Obligor shall be an existing owner of a Timeshare Property (the “Existing Timeshare Property”);

(ii)such Obligor’s Existing Timeshare Property has been paid-in-full (i.e., no debt) and has a minimum of ten percent (10%) combined aggregate equity in its Existing Timeshare Property and its Timeshare Property purchased under such NELO Loan;

(iii)each paid-in-full Existing Timeshare Property only provides equity to one NELO Loan;

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(iv)Issuer has established a verification process to confirm the Existing Timeshare Property is paid-in-full and provided sufficient paid-in-equity; and

(v)such verification process adheres to all applicable laws, regulatory guidelines and related requirements.

“Net Hedge Payment” shall mean the net amount, if any, then payable by the Issuer to a Qualified Hedge Counterparty under a Hedge Agreement, excluding any Hedge Termination Payment.

“Net Liquidation Proceeds” shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

“Non-Opinion Resorts” shall mean Initial Approved Non-Opinion Resorts and any Additional Approved Non-Opinion Resorts.

“Non-Recourse Debt”  shall mean Debt (or any applicable portion of any Debt) under which the lender or other creditor on such Debt cannot (whether contractually or by law) hold the borrower and any other obligor under such Debt personally liable (whether wholly or on a limited basis) for such repayment (whether in the context of a default, a judgment or otherwise); provided that any Debt which is secured by real property and for which neither such borrower nor any other such obligor is otherwise initially personally liable but the documentation evidencing such Debt (which shall be customary and market for debt transactions of that type at the time of issuance) otherwise includes a “bad boy guaranty” (a/k/a a recourse carve out guaranty) which provides for personal liability (whether wholly or on a limited basis) against such borrower or such other obligors upon the occurrence of certain enumerated bad acts, such Debt shall remain Non-Recourse Debt for all purposes of the Transaction Documents until such time as such bad boy guaranty is triggered and the relevant obligors otherwise become personally liable therefor (whether wholly or on a limited basis, and solely to the extent of such liability (the portion of the Debt for which such obligor becomes personally liable, the “Recourse Portion”)), after which the aggregate principal amount of the Recourse Portion of such Debt shall no longer constitute “Non-Recourse Debt” and shall, immediately from and after such time constitute “Debt” for all purposes of the Transaction Documents.

“Note Funding Agreement” shall mean that certain Sixth Amended and Restated Note Funding Agreement dated as of May 1, 2017, by and among the Issuer, Bluegreen, the Depositor, the Funding Agents and the Purchasers named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Note Rate” shall mean with respect to a Conduit Purchaser’s interest in a Note, the CP Rate, with respect to a Cost of Funds Bank Purchaser’s interest in a Note, the Cost of Funds Bank Rate and with respect to a LIBOR Bank Purchaser’s interest in a Note, the LIBOR Bank Rate.

“Note Register” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Noteholder” shall mean any holder of a Note.

“Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Obligor” shall mean the related obligor under a Timeshare Loan.

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“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the applicable party.

“Official Body” shall mean the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

“Opinion Resort” shall mean the Initial Approved Opinion Resorts and any Additional Approved Opinion Resorts.

“Optional Purchase Limit”  shall mean, on any date, an amount equal to (a) 15% of the  ~~then~~ Aggregate Initial Loan Balance less (b) the aggregate Loan Balances (as of the related purchase dates or release dates, as applicable) of all Defaulted Timeshare Loans (i) previously purchased by the Seller pursuant to Section 6(c) of the Sale Agreement or Section 6(c) of the Purchase Agreement and (ii) previously released pursuant to Section 4.7(c) of the Indenture since the later of (A) the Amendment Closing Date and (B) the closing date of the most recent Takeout Financing.

“Optional Redemption” shall mean an election by the Issuer to redeem the Notes pursuant to Section 14.1(b) of the Indenture.

“Optional Substitution Limit” shall mean, on any date, an amount equal to (x) 20% of the ~~then~~ Aggregate Initial Loan Balance less (y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the Club Originator pursuant to Section 6(c) of the Sale Agreement or Section 6(c) of the Purchase Agreement since the later of (A) the Amendment Closing Date and (B) the closing date of the most recent Takeout Financing.

“Original Club Loan” shall mean a Timeshare Loan for which the related Obligor has elected to effect and the Club Originator has agreed to effect an Upgrade.

“Originator” shall mean either the Club Originator or the Aruba Originator.

“Outstanding” shall mean, with respect to the Notes and Borrowings evidenced thereby, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes or previously paid; and

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(c)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided,  however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, Notes owned by Bluegreen, the Depositor, the Issuer or any Affiliate of the foregoing shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

“Outstanding Note Balance” shall mean as of any date of determination and Note, the aggregate amount of Borrowings Outstanding in respect of such Note; provided,  however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by Bluegreen, the Depositor or any Affiliates thereof.

“Owner Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Owner Beneficiary Agreement” shall mean the purchase agreement entered into by each Obligor and the Developer with respect to the Club Loans.

“Owner Beneficiary Rights” shall have the meaning specified in the Club Trust Agreement.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Owner Trustee Corporate Trust Office” shall mean 1100 North Market Street, Wilmington, Delaware 19890-1605.

“Owner Trustee Fee” shall mean an annual fee equal to (a) prior to the Owner Trustee becoming successor Administrator, $6,000.00 or (b) upon the Owner Trustee becoming successor Administrator, $5,000.00, which fee shall be due and payable on the first Payment Date of each year during the term hereof occurring after the Issuer’s receipt of an invoice therefor.

“Paying Agent” shall mean any Person authorized under the Indenture to make the distributions required under Sections 3.4 of the Indenture, which such Person initially shall be the Indenture Trustee.

“Payment Date” shall mean the fifteenth day of each month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.

“Payment Default Event” shall have occurred if (a) the Notes shall become due and payable pursuant to paragraph (a) of the definition of Event of Default or (b) the Notes shall otherwise become due and payable following an Event of Default under the Indenture and both of the Funding Agents have, in their good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance.

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“Permitted Liens” shall mean  (a) with respect to Timeshare Loans in the Trust Estate, (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, or such exceptions as may be set forth in any related lender’s title insurance policy or in any related lender’s title insurance commitment as of the applicable Transfer Date, (ii) Liens in favor of the Depositor and the Issuer created pursuant to the Transaction Documents, and (iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture; (b) with respect to the related Timeshare Property, (i) materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Depositor pursuant to the Purchase Agreement, and (iv) the Obligor’s interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security in the Trust Estate, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

“Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

“Portfolio Loans” shall mean all assets serviced by the Servicer other than Land Receivables, Introductory Loans and Conversion Loans.

“Post-Redemption Monthly Fee” shall mean, for any Payment Date after the occurrence of a redemption of all of the Notes pursuant to Article XIV of the Indenture but prior to the first Borrowing thereafter, the amount required to make the payments required to be made pursuant Section 3.4(a) of the Indenture.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.4(b) of the Indenture.

“Prime Rate” shall mean, as of any date of determination, the rate of interest per annum publicly announced from time to time by KeyBank National Association as its prime rate in effect as of such date; each change to the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Distribution Amount” shall mean an amount equal to, with respect to each Payment Date, the amount of principal that must be repaid on all Notes such that a Borrowing Base Deficiency will not occur, giving effect to distributions made pursuant to Section 3.4(a)(xi) of the Indenture on such Payment Date; provided,  however, after the end of the Term-Out Period, the Principal Distribution Amount shall equal the Aggregate Outstanding Note Balance.

“Purchase Agreement” shall mean the second amended and restated purchase and contribution agreement, dated as of May 1, 2017, between the Seller and the Depositor pursuant to which the Seller sells, from time to time, Timeshare Loans to the Depositor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Purchaser” shall mean a Conduit Purchaser or a Bank Purchaser.

“Purchaser Group” shall mean each of (a) a group consisting of KeyBank National Association as a LIBOR Bank Purchaser and the related Funding Agent, (b) a group consisting of Autobahn Funding Company LLC as a Conduit Purchaser and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Cost of Funds Bank Purchaser and as the related Funding Agent for such Purchaser Group, and (c) each group consisting of one or more Purchasers and a Funding Agent identified in the Joinder

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Supplement or Transfer Supplement pursuant to which such Persons become party to the Note Funding Agreement.

“Purchaser/Participant Register” shall have the meaning specified in Section 8.2 of the Note Funding Agreement.

“Qualified Hedge Counterparty” shall mean (a) KeyBank National Association or DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main or any Affiliates thereof or (b) any financial institution with a short term rating of at least “A-1+” from S&P (or “A-1” if such institution has a long term credit rating of “AA” or higher) and “P-1” from Moody’s.

“Qualified Substitute Timeshare Loan” shall mean a timeshare loan (a) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balance of the Timeshare Loan being substituted on the related Transfer Date, and (b) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Sale Agreement and the Purchase Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan, and (c) the stated maturity of such Qualified Substitute Timeshare Loan is not later than the Payment Date in December 2032; provided that there will be no age requirement if a Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor.

“Ramp-Up Period” shall mean the period beginning after the occurrence of a Takeout Financing and ending on the date which is the earlier of (a) the date that is two hundred and ten (210) days after the end of the prefunding period of the most recent Takeout Financing and (b) the date on which the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate exceeds $50,000,000. After the occurrence of each Takeout Financing, the Ramp-Up Period shall be reset.

“Rating Agency” shall mean, in the case of the calculation of clause (d) of the definition of Borrowing Base Percentage, each rating agency for which a special request has been made as to required percentage credit enhancement or each rating agency which shall have provided a rating in a recent securitization of timeshare loans originated by Bluegreen or one of its Affiliates.

“Receivables” shall mean the payments required to be made pursuant to a Timeshare Loan.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month such Payment Date occurs.

“Recovery Ratio” shall mean, for any Determination Date, (a) if any Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of (x) the aggregate Loan Balance of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) that were substituted for or repurchased by the Club Originator prior to such Determination Date (with the Loan Balance of each Defaulted Timeshare Loan determined as of the day immediately preceding the date on which such Timeshare Loan became a Defaulted Timeshare Loan) and (y) all Net Liquidation Proceeds received during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) in respect of Defaulted Timeshare Loans that were not substituted or repurchased by the Club Originator prior to such Determination Date and (ii) the denominator of which is the aggregate Loan Balance of all Timeshare Loans that become

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Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) and (b) if no Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), 100%.

“Redemption Date” shall mean the date on which the Notes shall be redeemed pursuant to Section 14.1 of the Indenture.

“Redemption Price” shall mean, with respect to each Note, the sum of the Outstanding Note Balance of such Note, together with interest accrued and unpaid thereon at the applicable Note Rate up to and including the Redemption Date.

“Related Security” shall mean with respect to any Timeshare Loan, (a) all of the Issuer’s interest in the Timeshare Property arising under or in connection with the related Mortgage, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (c) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, and (d) all other security and books, records and computer tapes relating to the foregoing.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remarketing Agent” shall mean Bluegreen.

“Remarketing Agreement” shall mean that certain second amended and restated remarketing agreement, dated as of May 1, 2017, by and among, the Servicer, the Issuer, the Remarketing Agent and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Repurchase Price” shall mean with respect to any Timeshare Loan to be repurchased by the Depositor pursuant to the Sale Agreement or by the Seller pursuant to the Purchase Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date in the then current Due Period.

“Request for Release” shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

“Required Hedge Amount” shall mean for any Funding Date, an amount equal to the product of (x) the Funding Date Advance Rate and (y) the aggregate Loan Balance of Timeshare Loans related to the Borrowing on such Funding Date.

“Required Noteholders” shall mean, (a) so long as KeyBank National Association and DZ Bank are the only two Funding Agents and the only two Noteholders, all of the Noteholders, and (b) at all other times, the Noteholders representing at least 66-2/3% of the Aggregate Outstanding Note Balance.

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“Required Payments” shall mean each of the items described in (i) through (xi) of Section 3.4 of the Indenture.

“Required Purchasers” shall mean, (a) so long as KeyBank National Association and DZ Bank are the only two Funding Agents and the only two Noteholders, all of the Bank Purchasers, and (b) at all other times, Purchasers representing at least 66-2/3% of the Commitments of the Bank Purchasers.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reservation System” shall mean the reservation system utilized by the Club and owned by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

“Residual Interest Certificate” shall mean the certificate issued under the Trust Agreement, which represents the economic residual interest of the Trust formed thereunder.

“Residual Interest Owner” shall mean the owner of the Residual Interest Certificate issued by the Issuer pursuant to the Trust Agreement, which shall initially be the Depositor.

“Resort” shall mean, as the context shall require, the resort at which the Timeshare Property related to a Timeshare Loan is located.

“Resort Interests” shall have the meaning specified in the Club Trust Agreement.

“Responsible Officer” shall mean (a) when used with respect to the Owner Trustee or the Indenture Trustee or the Custodian, any officer assigned to the Owner Trustee Corporate Trust Office or the Corporate Trust Office, respectively, and having direct responsibility for the administration of the Trust Agreement or the Indenture, as applicable, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, the Chief Financial Officer, a Senior Vice President, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.

“Sale Agreement” shall mean that certain Second Amended and Restated Sale Agreement, dated as of May 1, 2017, between the Depositor and the Issuer pursuant to which the Depositor sells Timeshare Loans, from time to time, to the Issuer, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

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“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” shall mean (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans delivered pursuant to the Sale Agreement, as amended from time to time to reflect repurchases, substitutions, and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of the Indenture, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns:

1Name of Obligor

2Condo Ref/Loan Number

3Interest Rate Per Annum

4Date of Origin

5Maturity

6Monthly Payment

7Original Loan Balance

8Original Term

9Outstanding Loan Balance

10Down Payment

11First payment date

12Loan Term

13Zip Code

14FICO Score at origination

15Remaining Term

16Current State of Obligor

17Current Country of Obligor

18Extensions Flags

If the Schedule of Timeshare Loans is provided in electronic format, it shall be substantially in the form of Exhibit E to the Custodial Agreement (which, in any event, shall contain all the information specified above.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Bluegreen.

“Sequential Pay Event” shall mean either a Payment Default Event or a Trust Estate Liquidation Event.

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“Servicer” shall mean Bluegreen in its capacity as servicer under the Indenture, the Backup Servicing Agreement and the Custodial Agreement, and its permitted successors and assigns.

“Servicer Event of Default” shall mean the occurrence of any of the following:

(a)any failure by the Servicer to make any required payment, transfer or deposit when due as required by the Indenture and the continuance of such default for a period of two Business Days; provided,  however, that the period within which the Servicer shall make any required payment, transfer or deposit shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay; provided,  further, that such longer period shall not exceed five Business Days; or

(b)any failure by the Servicer to provide any required report within five Business Days of when such report is required to be delivered pursuant to the Indenture; provided,  however, that the period within which the Servicer shall deliver such reports shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay; provided,  further, that such longer period shall not exceed ten Business Days from when such report is required to be delivered pursuant to the Indenture; or

(c)any failure by the Servicer to observe or perform any other covenant or agreement which has a material adverse effect on the Noteholders and such failure is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the  Funding Agents, in their sole discretion, (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee’s or Funding Agents’ giving written notice thereof to the Servicer; provided,  however, that if such default or breach is in respect of a covenant that cannot be cured, there shall be no grace period whatsoever; or

(d)any representation or warranty made by the Servicer in the Indenture shall prove to be incorrect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Agent, in its sole discretion, (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee's or Agent’s giving written notice thereof to the Servicer; provided,  however, that if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or

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(e)the entry by a court having competent jurisdiction in respect of the Servicer of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(f)the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer's failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

(g)the occurrence of a Cash Accumulation Event set forth in clause (i) of the definition thereof that remains uncured for three consecutive Determination Dates;

(h)so long as the Servicer is the Club Originator, any failure of the Club Originator to comply with its repurchase or substitution obligations specified in the Sale Agreement within the time periods specified therein;

~~(i)any default of a payment obligation under any other loan facility, debt instrument or any similar financing arrangement (such facility, instrument or financing arrangement to be an obligation in excess of five percent (5%) of the Servicer’s Tangible Net Worth) of the Servicer or any “event of default”, “early amortization event” or similar event under any indenture, facility or agreement (such indenture, facility or agreement to be an obligation in excess of five percent (5%) of the Servicer’s Tangible Net Worth) to which the Servicer is a party and the lapse of all relevant grace periods thereunder if the effect of the default is to cause, or permit the holders of such obligation to cause, such loan facility, debt instrument or any similar financing arrangement to become due and payable;~~

(i)[Reserved];

(j)there shall have occurred any material adverse change in the operations of the Servicer since the Closing Date, or any other event shall have occurred which materially adversely affects the Servicer’s ability to either service the Timeshare Loans or to perform under the Indenture;

(k)a default or breach shall occur under any other agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness of the Servicer in excess of five percent (5%) of the Servicer's Tangible Net Worth, or (ii) causes, or permits any holder of such Indebtedness or a trustee or agent to cause, Indebtedness or a portion thereof in excess of five percent (5%) of the Servicer's Tangible Net Worth to

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become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent;

(l)the Servicer (so long as the Servicer is the Club Originator) ceases to own at least 100% of the Depositor; or

(m)any failure by the Servicer to satisfy the Servicer Financial Covenants (other than a failure to satisfy item (d) of the Servicer Financial Covenants); or

(n)any failure by the Servicer to satisfy item (d) of the Servicer Financial Covenants and such failure remains uncured for (i) five Business Days if the failure is a result of the Servicer having consolidated unrestricted cash less than $~~25,000,000~~35,000,000, or (ii) 30 days if the failure is a result of the Servicer having consolidated unrestricted cash equal to or greater than $~~25,000,000~~35,000,000 but less than $~~35,000,000~~50,000,000; or

(o) there occurs (i) an event under ~~any Material Credit~~the Corporate Revolver Facility that is an “Event of Default” as defined thereunder, or, if such term is not defined thereunder, an event as defined using a term similar to “Event of Default”; provided, that if such ~~Material Credit~~Corporate Revolver Facility by its original terms and not by way of amendment or waiver following the event that caused the Event of Default, provides for a cure period after an “Event of Default” thereunder, then this clause (o) of the definition of Servicer Event of Default will be subject to such cure period~~.~~, (ii) a failure to pay when due under any Material Credit Facility (other than the Corporate Revolver Facility) or (iii) an event of default under any Material Credit Facility (other than the Corporate Revolver Facility) that is an “Event of Default” as defined thereunder, or, if such term is not defined thereunder, an event as defined using a term similar to “Event of Default” and the indebtedness related thereto is accelerated.

“Servicer Financial Covenants” shall be satisfied on any date of determination if each of the following is true:

(a) at the end of the most recent quarter, the Servicer shall have Tangible Net Worth at least equal to ~~the greater of (i) $245,000,000 and (ii) the sum of:~~$250,000,000;

~~(A) the product of (1) 75% and (2) its Tangible Net Worth at December 31, 2016 and~~

~~(B) the product of (1) 50% and (2) the greater of (x) $0 and (y)(I) its Tangible Net Worth at the end of the such quarter minus (II) its Tangible Net Worth at December 31, 2016;~~

(b) at the end of the most recent quarter, the Servicer shall have a Leverage Ratio of no greater than 2:1;

(c) at the most recent Test Date, the average Delinquency Level (Portfolio) for the last six Test Dates is less than or equal to 9% and the average Default Level (Portfolio) for the last 12 Test Dates is less than or equal to 14%; and

(d) at the most recent Test Date, the Servicer shall have consolidated unrestricted cash equal to at least $~~35,000,000~~50,000,000.

“Servicer Termination Costs” shall mean any extraordinary out-of-pocket expenses incurred by the Indenture Trustee associated with the transfer of servicing.

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“Servicing Fee” shall mean for any Payment Date, the product of (a)(i) if Bluegreen or an affiliate thereof is Servicer, one-twelfth of 1.50% and (ii) if the Indenture Trustee is the successor Servicer, one-twelfth of 1.55%, and (b) the Aggregate Loan Balance as of the first day of the related Due Period; provided that if the Indenture Trustee is the successor Servicer, it shall, after payment of the Backup Servicing Fee, be entitled to a minimum monthly payment of $5,500.00.

“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

“Servicing Standard” shall mean, with respect to the Servicer, the Backup Servicer and any successor servicer, a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, to the best knowledge of the Servicer, is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (a) any relationship that it or any of its Affiliates may have with the related Obligor, and (b) its right to receive compensation for its services under the Indenture or with respect to any particular transaction.

“Similar Law” shall mean the prohibited transaction rules under ERISA or section 4975 of the Code or any substantially similar provision of federal, state or local law.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Stated Maturity” shall mean the Payment Date occurring in December ~~2032~~2034.

“Statutory Trust Statute” shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Subordinated Indebtedness” shall mean as of any date of determination (a) the current outstanding balance of indebtedness of Bluegreen which is denoted in Bluegreen’s audited financial statements in effect on the Closing Date as any junior subordinated debentures that are outstanding on the Closing Date plus (b) any subordinated indebtedness thereafter approved as such by the Funding Agents for purposes of the calculation of the Servicer Financial Covenants.

“Subsequent Cut-Off Date” shall mean with respect to any Transfer Date, (a) the close of business on the last day of the Due Period immediately preceding such Transfer Date or (b) such other date designated by the Servicer.

“Subsequent Funding Date” shall mean any Funding Date other than the Initial Funding Date.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms of thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time

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directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substitution Shortfall Amount” shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

“Takeout Financing” shall mean any securitization or other financing of the assets securing the Notes whereby at least 95% of the Aggregate Outstanding Note Balance is repaid from the proceeds of such securitization or other financing.

“Tangible Net Worth” shall mean Consolidated Net Worth minus Intangible Assets plus Subordinated Indebtedness. ~~The Tangible Net Worth of the Servicer at December  31, 2016 is $321,807,000.~~

“TARGET2 Day” shall mean any day on which TARGET2, the real time gross settlement system owned and operated by the eurosystem, is open for the settlement of payments in euro.

“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term-Out Period” shall mean the period commencing on the Facility Termination Date and ending on the date which is ~~36~~24 months after the Facility Termination Date.

“Test Date” shall mean the last Business Day of the calendar month immediately preceding a Payment Date.

“Three-month EURIBOR” will be determined for any Payment Date on the second TARGET2 Day prior to the commencement of the related Interest Accrual Period (each such date, a “Quotation Day”).  The applicable Funding Agent will determine EURIBOR for such Interest Accrual Period as the percentage rate per annum determined by the Banking Federation of the European Union for three month borrowing periods displayed on the appropriate Reuters Screen on such Quotation Day, provided that if such rate is not available, then EURIBOR will be determined as the rate at which DZ Bank could borrow funds in the European interbank market on such Quotation Day.

“Three-month LIBOR” will be determined for any Payment Date on the second Business Day prior to the commencement of the related Interest Accrual Period by the applicable Funding Agent as the interest rate per annum equal to the quotient of (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of three months, which appears at Reuters Screen LIBOR01 Page as of 11:00 A.M. (London time), divided by (ii) one minus the LIBOR Reserve Percentage.  If the applicable Funding Agent is unable to determine Three-month LIBOR by reference to Reuters Screen LIBOR01 Page, then Three-month LIBOR for that Interest Accrual Period will be determined on the basis of the offered rate for deposits in U.S. dollars for a period of three months as offered by DZ Bank in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Interest Accrual Period.

“Timeshare Declaration”  shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

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“Timeshare Loan” shall mean a Club Loan or a Qualified Substitute Timeshare Loan subject to the Lien of the Indenture.  As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Mortgage Note, Mortgage, the Owner Beneficiary Agreement and other Related Security contained in the related Timeshare Loan Documents.

“Timeshare Loan Acquisition Price” shall mean with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued and unpaid interest thereon up to and including the related Cut-Off Date.

“Timeshare Loan Documents” shall mean with respect to each Timeshare Loan and each Obligor, the related (a) Timeshare Loan Files, and (b) Timeshare Loan Servicing Files.

“Timeshare Loan File Deficiency” shall mean any Timeshare Loan for which the related Timeshare Loan File does not contain any of (a) the original recorded Mortgage (or an electronic copy of the mortgage, including evidence of recording), (b) the original Assignments of Mortgage in recordable form (which may be a part of a blanket assignment of more than one Club Loan (other than an Aruba Club Loan)), showing the assignment of such Club Loan (other than an Aruba Club Loan) from the Club Originator to ___________, or (c) a final original or electronic copy of lender’s title insurance policy showing only exceptions to coverage that would be customarily acceptable to a prudent real estate lender; provided, however, with respect to (a) and (b) above, no Timeshare Loan File Deficiency shall exist if the reason for such deficiency is not within the control of the Servicer.

“Timeshare Loan File Deficiency Excluded Balance” shall mean for any date of determination and for all Timeshare Loans related to a Custodian’s Certification that is 180 or more days old, the aggregate Loan Balance of all Timeshare Loans related to such Custodian’s Certification that have a Timeshare Loan File Deficiency, if any.

“Timeshare Loan Files” shall mean, with respect to a Timeshare Loan, all documents related to such Timeshare Loan, including:

1.with respect to a Club Loan (other than an Aruba Club Loan), the original Mortgage Note, or a Lost Note Affidavit with respect thereto, executed by the Obligor, endorsed either as (i) “Pay to the order of ________, without recourse, representation or warranty” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the Club Originator (such Authorized Officer’s signature may be computer generated), or (ii) a chain of endorsement substantially in one of the Forms of Allonge attached hereto as Annex A to these Standard Definitions, (in the case of both clauses (i) and (ii) above, together with a complete chain of endorsements from the original payee to the Club Originator, if applicable);

2.with respect to a Club Loan (other than an Aruba Club Loan), (i) an original Mortgage with evidence that such Mortgage has been recorded in the appropriate recording office (or an electronic copy of the mortgage including evidence of filing) or (ii) if such Mortgage has not yet been returned to the Club Originator by such recording office, a copy of the unrecorded Mortgage that has been delivered to such recording office (with evidence that such Mortgage has been delivered to the appropriate recording office for recording);

3.with respect to a Club Loan (other than an Aruba Club Loan), original Assignments of Mortgage in recordable form, but unrecorded, (which may be a part of a blanket

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assignment, with the original blanket Assignments of Mortgage held by the Custodian in the related master pool header file), showing the assignment of such Club Loan from the Club Originator to ___________;

4.with respect to a Club Loan (other than an Aruba Club Loan), the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

5.with respect to a Club Loan (other than an Aruba Club Loan), (i) a copy of any recorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned to the Club Originator, a copy of a warranty deed sent for recording;

6.with respect to a Club Loan (other than an Aruba Club Loan), either (i) a final original or electronic copy of the lender’s title insurance policy (which may consist of one master policy referencing one or more Mortgages) showing no exceptions to coverage (other than Permitted Liens) or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (other than Permitted Liens) (which may be a master commitment referencing one or more Mortgages, the original or electronic copy of the master commitment to be held by the Custodian in the related master pool header file), in all cases referencing such Timeshare Loan and insuring Bluegreen Vacations Corporation and its successors and/or assigns;

7.the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the Club Originator to be a true and correct copy, current and historical computerized data files;

8.the original of any assumption agreement or any refinancing agreement;

9.with respect to an Aruba Club Loan, the original related Owner Beneficiary Agreement (or a Lost Note Affidavit with respect thereto);

10.all related Owner Beneficiary Agreements, finance applications, sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;

11.all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan; and

12.any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loan Files pursuant to the

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Indenture, the Credit Policy, the Collection Policy or the other Transaction Documents, if any.

Where documents are not required to be originals, the copies of the same that are a part of any Timeshare Loan File may be in electronic or paper format.

“Timeshare Loan Rate” shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.

“Timeshare Loan Servicing Files” shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (a) the copy of the truth-in-lending disclosure statement executed by such Obligor, as applicable, (b) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (c) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (d) each Timeshare Program Consumer Document (not the original), if applicable, related to the applicable Timeshare Property.

“Timeshare Program” shall mean the program under which (a) an Obligor has purchased a Timeshare Property and (b) an Obligor shares in the expenses associated with the operation and management of such program.

“Timeshare Program Consumer Documents” shall mean, as applicable, the Owner Beneficiary Agreement, Mortgage Note, Mortgage, any rescission right notices, public offering statements and other documents and disclosures used or to be used by an Originator in connection with the sale of Timeshare Properties.

“Timeshare Program Governing Documents” shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

“Timeshare Property” shall mean (a) with respect to a Deeded Club Loan, a fractional fee simple timeshare interest in a Unit in a Resort (or phase thereof) or an undivided interest in a Resort (or a phase thereof) associated with a Unit and (b) with respect to an Aruba Club Loan, Co-op Shares.

“Total Liabilities” shall mean the Indebtedness of Bluegreen which is denoted in Bluegreen’s audited (or, to the extent audited are not available, unaudited) quarterly financial statements as “Total Liabilities” as determined in accordance with GAAP.

“Transaction Documents” shall mean the Indenture, the Purchase Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Remarketing Agreement, the Custodial Agreement, the Note Funding Agreement, the Fee Letter, and all other agreements, documents or instruments (other than the Timeshare Loan Documents) delivered in connection with the transactions contemplated thereby.

“Transfer Date” shall mean with respect to a Qualified Substitute Timeshare Loan, the date on which the Seller substitutes one or more Timeshare Loan in accordance with Section 4.6 of the Indenture.

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“Treasury Regulations” shall mean the regulations, included proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the Issuer.

“Trust Accounts” shall mean collectively, the Lockbox Account, the Collection Account and the General Reserve Account.

“Trust Agreement” shall mean the Second Amended and Restated Trust Agreement, dated as of the Closing Date, by and among Bluegreen Timeshare Finance Corporation I, GSS Holdings, Inc. and Wilmington Trust Company, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Trust Certificate” shall mean the certificate issued under the Trust Agreement, which represents the sole equity interest in the Trust formed thereunder.

“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.

“Trust Estate Liquidation Event” shall have the meaning specified in Section 6.6(b) of the Indenture.

“Trust Owner” shall mean the owner of the non-economic Trust Certificate issued by the Issuer pursuant to the Trust Agreement, which shall be GSS Holdings, Inc.

“Trust Owner Fee” shall mean an annual fee equal to $3,500.

“Trust Paying Agent” shall have the meaning specified in Section 3.13 of the Trust Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unit(s)”: shall mean one individual air-space condominium unit, cabin, villa, cottage, townhome, platform tent, cabin, campsite for recreational vehicle or lot within a Resort, together with all furniture, fixtures and furnishings therein, if applicable, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

“Upgrade” shall mean the process in which (a) an obligor of an Original Club Loan elects to (i)(A) reconvey the existing Club Property for a new Club Property (such new Club Property having a greater dollar value than the existing Club Property) and (B) cancel the Original Club Loan in exchange for an Upgrade Club Loan secured by such new Club Property or (ii)(A) acquires additional Club Property and (B) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the Club Originator secured by the existing Club Property and the additional Club Property or (b) an owner of existing Club Property that is fully paid elects to (i) reconvey such Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) or (ii) acquires additional Club Property.

“Upgrade Club Loan” shall mean the new timeshare loan originated by the Club Originator in connection with an Upgrade.

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“Vacation Points” shall have the meaning specified in the Club Trust Agreement.

“Wilderness Resort” shall mean BG Wilderness Traveler at Shenandoah and any other Resort designated by Bluegreen (by written notice to each of the Funding Agents) as an outdoor, wilderness experiential resort.

“Wilderness Loan” shall mean a Timeshare Loan at a Wilderness Resort that is secured by a Unit that is a platform tent, cabin or a campsite for a recreational vehicle.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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ANNEX A

Forms of Allonge

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/30/2019 12:49:28 PM
Style name: Jeff
Intelligent Table Comparison: Active
Original DMS: dm://KL2/3162400/1
Modified DMS: dm://KL2/3162400/6
Changes:
Add	101
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~~Move From~~	0
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NYCDMS/1163744.8

KL2 2718558.5

EXHIBIT C

SIXTH AMENDED AND RESTATED NOTE FUNDING AGREEMENT

Dated as of May 1, 2017

among

BXG TIMESHARE TRUST I
as Issuer,

BLUEGREEN VACATIONS CORPORATION
as Seller and Servicer,

BLUEGREEN TIMESHARE FINANCE CORPORATION I
as Depositor,

THE PURCHASERS PARTIES HERETO,

KEYBANK NATIONAL ASSOCIATION,

as a Funding Agent

and

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,

as a Funding Agent

____________________

Relating to
BXG TIMESHARE TRUST I
Timeshare Loan-Backed VFN Notes, Series I

____________________

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NYCDMS/1163744.8

KL2 2718558.5

TABLE OF CONTENTS

Page

SECTION I............................................................................................DEFINITIONS1

Section 1.1............................................................................................................Definitions1

Section 1.2................................................................Other Definitional Provisions1

SECTION II........AMOUNT AND TERMS OF COMMITMENTS2

Section 2.1............................................................................................................Purchases2

Section 2.2..Reductions, Increases and Extensions of Commitments3

Section 2.3..........................................................Fees, Expenses, Payments, Etc4

Section 2.4................................................................................................Indemnification6

Section 2.5......................................................................Funding Termination Event8

Section 2.6........................................................................Notification of Note Rate8

SECTION III......................................................CONDITIONS PRECEDENT8

Section 3.1....................................................................Conditions to Effectiveness9

Section 3.2..........................................................................Condition to Borrowings11

SECTION IV..................REPRESENTATIONS AND WARRANTIES12

Section 4.1........................Representations and Warranties of Bluegreen12

Section 4.2..........................Representations and Warranties of the Issuer16

Section 4.3................Representations and Warranties of the Depositor17

SECTION V............................................................................................COVENANTS19

Section 5.1............................................................................................................Covenants19

SECTION VI.INCREASED COSTS, INCREASED CAPITAL, TAXES, ETC25

Section 6.1..............................................................................................Increased Costs25

Section 6.2..........................................................................................Increased Capital26

Section 6.3............................................................................................................................Taxes27

Section 6.4............................Nonrecourse Obligations; Limited Recourse29

Section 6.5..............................................................................................................Breakage29

SECTION VII..............................................................THE FUNDING AGENTS29

Section 7.1......................................................................................................Appointment30

Section 7.2....................................................................................Delegation of Duties30

Section 7.3..............................................................................Exculpatory Provisions30

Section 7.4..................................................................Reliance by Funding Agents30

Section 7.5......................................................................................................................Notices31

Section 7.6..Non-Reliance on Funding Agents and Other Purchasers31

Section 7.7................................................................................................Indemnification32

Section 7.8........................Funding Agents in Their Individual Capacities32

Section 7.9......................................................................Successor Funding Agents32

Section 7.10............................................................................................Communications33

Section 7.11..............................................................................Control by Purchasers33

SECTION VIII....................................SECURITIES LAWS; TRANSFERS33

Section 8.1........................................................................................Transfers of Notes33

Section 8.2........................................Register of Purchasers and Participants37

SECTION IX..............................................................................MISCELLANEOUS37

Section 9.1......................................................................Amendments and Waivers37

Section 9.2......................................................................................................................Notices38

Section 9.3....................................................No Waiver; Cumulative Remedies39

Section 9.4............................................................................Successors and Assigns39

Section 9.5......................................................................................................Counterparts39

Section 9.6..........................................................................................................Severability40

Section 9.7............................................................................................................Integration40

Section 9.8................................................................................................Governing Law40

Section 9.9..........................................................................................................Termination40

Section 9.10..............................................Limited Recourse; No Proceedings40

Section 9.11............................Survival of Representations and Warranties41

Section 9.12..............................................Submission to Jurisdiction; Waivers41

Section 9.13..........................................................WAIVERS OF JURY TRIAL42

Section 9.14....................................Limitation of Liability of Owner Trustee42

Section 9.15............................................................................Hedging Requirements42

Section 9.16.Recourse Against Conduit Purchaser ......................................................42

LIST OF EXHIBITS

EXHIBIT AForm of Investment Letter
EXHIBIT B
Form of Joinder Supplement
EXHIBIT CForm of Transfer Supplement

EXHIBIT DForm of Borrowing Notice

Schedule 4.1(k)Tax Schedule

This SIXTH AMENDED AND RESTATED NOTE FUNDING AGREEMENT (this “Agreement”), dated as of May 1, 2017, by and among BXG TIMESHARE TRUST I, a Delaware statutory trust (the “Issuer”), BLUEGREEN VACATIONS CORPORATION~~,~~ (f/k/a Bluegreen Corporation), a Florida corporation (“Bluegreen”), BLUEGREEN TIMESHARE FINANCE CORPORATION I, a Delaware corporation (the “Depositor”), the PURCHASERS from time to time parties hereto (collectively, the “Purchasers”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as a funding agent and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as a funding agent (each of KeyBank and DZ BANK in such capacity, a “Funding Agent”, and together the “Funding Agents”) hereby amends and restates in its entirety that certain Fifth Amended and Restated Note Funding Agreement, dated as of December 1, 2013, as amended by Omnibus Amendment No. 1, dated as of October 23, 2014 and Omnibus Amendment No. 2, dated as of December 18, 2015, in each case, by and among certain parties hereto and the other parties named therein (the “Amended Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend and restate in its entirety the Amended Agreement as provided herein, and all actions required to do so under the Amended Agreement have been taken;

WHEREAS, the Issuer, Bluegreen, the Club Trustee, the Backup Servicer, the Funding Agents and U.S. Bank National Association, a national banking association, as Indenture Trustee (together with its successors in such capacity, the “Indenture Trustee”), are parties to a certain Sixth Amended and Restated Indenture, dated as of May 1, 2017 (as the same may from time to time be amended or otherwise modified, the “Indenture”), pursuant to which the Issuer has issued its Timeshare Loan-Backed VFN Notes, Series I (the “Notes”); and

WHEREAS, the Issuer may, from time to time, subject to and in accordance with the terms of the Indenture and this Agreement, request Borrowings, such Borrowings to be evidenced by the Notes.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

DEFINITIONS

Definitions.  Capitalized terms used but not defined herein shall have the meanings set forth in the “Seventh Amended and Restated Standard Definitions” attached hereto as Annex A.

Other Definitional Provisions.  1. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

The words “hereof”, “herein”, and “hereunder” and words of similar import

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when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified.  The words “including” and “include” shall be deemed to be followed by the words “without limitation”.

Section 1.3.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

I.1.1the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

I.1.2the effects of any Bail-In Action on any such liability, including, if applicable:

(a)a reduction in full or in part or cancellation of any such liability;

(b)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(c)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

AMOUNT AND TERMS OF COMMITMENTS

Purchases.  (d) The Notes shall be delivered by the Issuer to and registered in the name of each Funding Agent for its Purchaser Group, as agent and nominee for the members of such Purchaser Group, and in each case shall be for an aggregate principal amount equal to the Commitment of the Bank Purchaser in such Purchaser Group.

On and subject to the terms and conditions of this Agreement from the Closing Date and prior to the Facility Termination Date, the Conduit Purchaser in each Purchaser Group may, and if the Conduit Purchaser in a Purchaser Group does not (or if there is no Conduit Purchaser in a Purchaser Group), the Bank Purchaser in the such Purchaser Group shall, advance its Funding Percentage of each Borrowing requested; provided that in no event shall a Bank Purchaser be required on any date to make an advance exceeding its aggregate Available Commitment, (determined prior to giving effect to such advance or the Maximum Borrowing Amount); provided,  further that in no event shall Borrowings occur more frequently than twice every calendar month unless otherwise approved by the Funding Agents.

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Such advance shall be made available to the Issuer, subject to the satisfaction of the conditions specified in Section 3.2 hereof, at or prior to 4:00 p.m.  New York City time on the applicable Funding Date by deposit of immediately available funds into an account designated by the Issuer to the Funding Agents.

Each Borrowing on the applicable Funding Date shall be made on prior notice from the Issuer received by the Funding Agents (such notice, a “Borrowing Notice”) not later than 10:00 a.m. New York City time on the second Business Day preceding such Funding Date.  Each Borrowing Notice shall be irrevocable and shall (i) specify the aggregate amount of the Borrowing, which may not exceed the Maximum Borrowing Amount, (ii) specify the applicable Funding Date (which shall be a Business Day), (iii) provide a detailed calculation of the Borrowing Base as of such Funding Date and (iv) certify that no Borrowing Base Deficiency exists before such Borrowing and, after giving effect to such Borrowing, no Borrowing Base Deficiency shall exist and shall be in substantially in the form attached hereto as Exhibit D.  Borrowings may occur on any Business Day.  Each Borrowing Notice will be accompanied by a current Schedule of Timeshare Loans in an electronic format acceptable to the Funding Agents.  Each Funding Agent shall promptly forward a copy of all Borrowing Notices and related Schedules of Timeshare Loans to each Purchaser in its Purchaser Group no later than Noon on the same day received.

Pursuant to the Indenture, the Issuer shall issue the Notes.  Each Borrowing shall be evidenced by a corresponding increase in the Outstanding Note Balance of each Note.  Each Note will have its Outstanding Note Balance increased on each Funding Date by its allocable share of such Borrowing.

Payments on the Notes shall be made as provided in the Indenture and each Funding Agent shall allocate to the Purchasers in its Purchaser Group each payment in respect of the Notes received by the Funding Agent in its capacity as nominee of the Purchasers in its Purchaser Group.

Each Funding Agent shall keep, with respect to its Purchaser Group, records of each Borrowing, each Interest Accrual Period applicable thereto, the interest rate(s) applicable to the Notes and each payment of principal and interest thereon.  Such records shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error.

The aggregate minimum advance for a Funding Date shall be $2,000,000; provided,  however, that if the Available Commitment shall be less than $2,000,000, the minimum advance shall be equal to the Available Commitment.

Reductions, Increases and Extensions of Commitments.  (e) At any time the Issuer may, acting at the direction of the Residual Interest Owner, upon at least three Business Days’ prior written notice to the Funding Agents, terminate the Commitments or reduce the aggregate Commitments; provided,  however, such aggregate Commitments may not be reduced to an amount less than $20,000,000.  Each such partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (or such other amount requested by the Issuer to which the Funding Agents consent).  Reductions of the aggregate Commitments pursuant to this subsection 2.2(a) shall be allocated pro rata among the Bank Purchasers in accordance with each

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Bank Purchaser’s Funding Percentage.  At any time, any Funding Agent may upon the request of the Residual Interest Owner and the consent of all of the other Funding Agents (which consent may be withheld in their sole discretion), increase the Commitments of the Bank Purchasers.

On the Facility Termination Date, the Commitment of each Bank Purchaser shall be automatically reduced to zero.

On the Closing Date, KeyBank National Association has executed a Joinder Supplement (as defined below) and on the Closing Date is a LIBOR Bank Purchaser hereunder and the sole member of the Purchaser Group for which KeyBank National Association is the related Funding Agent.  On the Closing Date, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main has executed an amended and restated Joinder Supplement and on the Closing Date is a Cost of Funds Bank Purchaser hereunder and a member of the Purchaser Group for which Autobahn Funding Company LLC is also member and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main is the related Funding Agent.  Also on the Closing Date, Autobahn Funding Company LLC executed an amended and restated Joinder Supplement as a Conduit Purchaser.  Subject to the provisions of subsections 8.1(a) and 8.1(b), any other Person may from time to time with the consent of the Funding Agents and the Issuer become a party to this Agreement as a Purchaser by (i) delivering to the Issuer an Investment Letter and (ii) entering into an agreement substantially in the form attached hereto as Exhibit B hereto (a “Joinder Supplement”), with the Funding Agents and the Issuer, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) its Commitment, if any, (C) whether they are a LIBOR Bank Purchaser, a Cost of Funds Bank Purchaser or a Conduit Purchaser, (D) the other members of its Purchaser Group and its Funding Agent and (E) the other information provided for in such form of Joinder Supplement.  Upon its receipt of a duly executed Joinder Supplement, the Funding Agents shall on the effective date determined pursuant thereto give notice of such effectiveness to the Issuer, the Servicer and the Indenture Trustee.

A Joinder Supplement may provide for a reduction in the Commitment of a Bank Purchaser if, in accordance with the terms thereof, proper notice is delivered to the Funding Agents, the Issuer and the Servicer and consent of the Funding Agents is obtained.  At any time such notice is received from a Bank Purchaser after the requisite consent is obtained, the Commitment of such Bank Purchaser shall be reduced as provided for therein.

So long as no Event of Default has occurred and is continuing (unless otherwise agreed by the Funding Agents), no more than 75 and no less than 45 days prior to the Commitment Expiration Date, the Issuer may request, through the Funding Agents, that each Purchaser extend the Commitment Expiration Date to a date which is up to 364 days after the Commitment Expiration Date then in effect, which decision will be made by each Purchaser in its sole discretion.  Upon receipt of any such request, each Funding Agent shall promptly notify each Purchaser in its Purchaser Group thereof.  Within 10 Business Days of notice from its Funding Agent, each Purchaser shall notify the Funding Agent of its willingness or refusal to so extend the Commitment Expiration Date (the “Extension Notice Deadline”).  Each Funding Agent shall notify the Issuer of such willingness or refusal by the Purchasers within five Business Days of the Extension Notice Deadline.  If any Purchaser notifies its Funding Agent of its refusal to extend or

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does not expressly notify its Funding Agent that it is willing to extend the Commitment Expiration Date by the applicable Extension Notice Deadline (each a “Non-Extending Purchaser”), the Commitment Expiration Date shall not be so extended.

From and after the Closing Date, the Maximum Facility Balance (the “Maximum Facility Balance”) and the Commitment of each Bank Purchaser shall be as follows:

Time Period	Maximum Facility Balance	KeyBank National Association Commitment	DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main Commitment
Closing Date - thereafter	$80,000,000	$40,000,000*	$40,000,000*

* Or such lower amount as reduced in accordance with the terms of this Agreement.

Fees, Expenses, Payments, Etc.  (f) Bluegreen agrees to pay to the Funding Agents, the Fees and other amounts set forth in the Fee Letter at the times specified therein.

Bluegreen further agrees to pay on the Closing Date or, if later, within 10 days of such costs and expenses being invoiced to Bluegreen, to the Funding Agents all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (including any requested amendments, waivers or consents of any of the Transaction Documents) of this Agreement, the Transaction Documents, and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees for each Funding Agent’s counsel and out-of-pocket expenses of each counsel for each Funding Agent with respect thereto, any costs incurred in connection with subsection 5.1(g) and with respect to a Conduit Purchaser, the costs and expenses of rating such Conduit Purchaser’s commercial paper by independent financial rating agencies which is allocable to commercial paper issued to fund advances hereunder.

Bluegreen further agrees to pay to the Funding Agents, and following the occurrence and during the continuance of an Event of Default other than one arising from the failure of the Obligors to make payments on the Timeshare Loans, each Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of the Transaction Documents, and the other documents delivered thereunder or in connection therewith.

The Issuer agrees to pay to the Funding Agents, and following the occurrence and during the continuance of an Event of Default, each Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of the Transaction Documents, and the other documents delivered thereunder or in connection therewith.

Bluegreen further agrees to pay on demand any and all documentary, stamp, transfer and other taxes  and governmental fees payable in connection with the execution, delivery,

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filing and recording of any of the Transaction Documents or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the issuance of the Notes, and agrees to save each Purchaser and each Funding Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Fee Letter, on the basis of a 360-day year and for the actual days elapsed.

All payments to be made hereunder or under the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. New York City time on the due date thereof to the Funding Agents’ accounts specified in subsection 9.2(b) hereof or directly to the Purchasers’ accounts if a Funding Agent so instructs the Indenture Trustee.  Payments received after 1:00 p.m. New York City time shall be deemed to have been made on the next Business Day.  In any event, each Funding Agent shall forward or instruct the Indenture Trustee to forward to the Purchasers in its Purchaser Group their respective portion of such payments in immediately available funds for receipt no later than 3:00 p.m. New York City time on the date received.  Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall accrue thereon at the applicable rate during such extension.  To the extent that (i) the Indenture Trustee, the Depositor, the Seller, the Issuer or the Servicer makes a payment to a Funding Agent or a Purchaser or (ii) a Funding Agent or a Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Indenture Trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Funding Agents or the Purchasers, as the case may be.

Indemnification.  (g)  Bluegreen (the “Indemnitor”) agrees to indemnify and hold harmless each Funding Agent and each Purchaser and any shareholders, members, directors, officers, employees, agents or Affiliates thereof, of the Funding Agents or Purchasers (each such Person being referred to as an “Indemnitee”) from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including reasonable fees and expenses of legal counsel) which such Indemnitee may incur (or which may be claimed against such Indemnitee) arising out of, by reason of or in connection with the execution and delivery of, or payment or other performance under, or the failure to make payments or perform under, any Transaction Document or the issuance of the Notes (including in connection with the preparation for defense of any investigation, litigation or proceeding arising out of, related to or in connection with such execution, delivery, payment, performance or issuance), except (i) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct, bad faith, recklessness or gross negligence of, or breach of any representation or warranty in any Transaction Document by,

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the Indemnitee requesting indemnification, (ii) to the extent that any such claim, damage, loss, liability, cost or expense is covered  or addressed by subsection 2.3(c) or (d) hereof, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by a Funding Agent requesting indemnification or a Purchaser requesting indemnification in connection with an Assignment or Participation pursuant to Section 8.1 hereof which disclosure is not based on information given to such Funding Agent or such Purchaser by or on behalf of Bluegreen, or any affiliate thereof or by or on behalf of the Indenture Trustee or (iv) to the extent that such claim, damage, loss, liability, cost or expense shall be caused by any default in payment of any Timeshare Loan.  The foregoing indemnity shall include any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Notes or any amendments thereof or supplements thereto, in any case, provided or approved by the Issuer (other than statements provided by the Indemnitee requesting indemnification expressly for inclusion therein) or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading (other than with respect to statements provided by the Indemnitee expressly for inclusion therein).  For the avoidance of doubt, no Person shall be entitled to indemnification under this Section 2.4 in respect of any Taxes or Excluded Taxes (each as defined in Section 6.3 hereof), the indemnification of which is addressed exclusively in Section 6.3 hereof.

Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Funding Agents and the Funding Agents will, if a claim in respect thereof is to be made against an Indemnitor pursuant to subsection 2.4(a) hereof, notify such Indemnitor in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to the preceding paragraph except to the extent the Indemnitor is prejudiced by such failure.  If any such action is brought against an Indemnitee and it notifies an Indemnitor of its commencement, such Indemnitor will be entitled to participate in and, to the extent that it so elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee to assume the defense of any such action, with a single counsel mutually satisfactory to such Indemnitor and each affected Indemnitee.  After receipt of such notice by an Indemnitor from an Indemnitee, such Indemnitor will not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the Indemnitee in connection with the defense of such action.  Each Indemnitee will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of the such Indemnitee unless (i) the employment of such counsel by such Indemnitee has been authorized in writing by such Indemnitor, (ii) such Indemnitor shall have failed to assume the defense and employ counsel, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either an Indemnitor or another person or entity that may be entitled to indemnification from an Indemnitor (by virtue of this Section 2.4 or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those

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available to an Indemnitor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee).  In any such case described in clauses (i) through (iii) of the preceding sentence, the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitor; it being understood that in no event shall the Indemnitors be liable for the fees, disbursements and other charges of more than one counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.  An Indemnitor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with the written consent of an Indemnitor or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, such Indemnitor agrees to indemnify and hold harmless any Indemnitee to the extent set forth in this Agreement from and against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment.  No Indemnitor shall, without the prior written consent of an Indemnitee (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, if such settlement, compromise or consent includes an admission of culpability or wrong-doing on the part of such Indemnitee or the entry or an order, injunction or other equitable or nonmonetary relief (including any administrative or other sanctions or disqualifications) against such Indemnitee or if such settlement, compromise or consent does not include an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.

The obligations of Bluegreen under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement.  Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Transaction Document nor the existence of any claim, setoff, defense (other than a defense of payment) or other right which Bluegreen may have at any time against a Funding Agent, any Purchaser or any other Person, whether in connection with any Transaction Document or any unrelated transactions, shall constitute a defense to such obligations.

Funding Termination Event.  If any Funding Termination Event shall occur and be continuing, (a) if such event is a Funding Termination Event specified in clause (i) or (ii) of paragraph (d) of the definition thereof or paragraphs (d) and (e) of the definition of Event of Default, the Commitment of each Bank Purchaser shall automatically be reduced to zero, and (b) if such event is any other Funding Termination Event, with the consent of the Required Purchasers, the Funding Agents may, or upon the request of the Required Purchasers, the Funding Agents shall, by notice to the Issuer, reduce the Commitments of each Bank Purchaser to zero, whereupon the Commitments shall immediately be reduced to zero.

Notification of Note Rate.

(a)  On the third Business Day immediately preceding each Determination Date, each Funding Agent shall calculate the related Note Rate in order to estimate the allocable portion of the Interest Distribution Amount for the related upcoming

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Payment Date applicable to its Notes for the applicable Interest Accrual Period and shall notify the Indenture Trustee and the Servicer of such rate and amount by written notice.  Such rate and amount shall be calculated using an estimate of the applicable Note Rate, if necessary, for the remaining days in such Interest Accrual Period.  The Funding Agents shall consult with the Conduit Purchasers in the determination of the CP Note Rate.

I.1.3On or before the third Business Day immediately preceding each Determination Date, if a Funding Agent shall have used an estimate of the applicable Note Rate in order to calculate the Interest Distribution Amount with respect to the immediately preceding Payment Date, such Funding Agent shall compute the actual related Note Rate and Interest Distribution Amount applicable to the Notes for the Interest Accrual Period related to such immediately preceding Payment Date, and if the actual Interest Distribution Amount so computed (i) is greater than the estimated Interest Distribution Amount for such preceding Interest Accrual Period, the Interest Distribution Amount so calculated for the upcoming Payment Date shall be increased by the amount of such difference (such difference, the “Conduit Component Shortfall”) and (ii) is less than the estimated Interest Distribution Amount for such preceding Interest Accrual Period, the Interest Distribution Amount so calculated for the upcoming Payment Date shall be decreased by the amount of such difference.

CONDITIONS PRECEDENT

Conditions to Effectiveness.  The following shall be conditions precedent to this Agreement becoming effective:

The other Transaction Documents shall have become effective in accordance with their respective terms.

All of the terms, covenants, agreements and conditions of this Agreement, the Fee Letter and the other Transaction Documents to be complied with and performed by Bluegreen, the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, by the Closing Date shall have been complied with in all material respects or otherwise waived by the Funding Agents.

Each of the representations and warranties of each of Bluegreen, the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, made in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the time of the Closing Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time).

No Funding Termination Event, Event of Default, Servicer Event of Default under any Transaction Document or event that with the giving of notice or lapse of time or both would constitute such an amortization event or other termination event shall have occurred and be continuing.

Each Funding Agent shall have received (and, to the extent requested, made available to each Purchaser in its Purchaser Group):

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Certified copies of the resolutions of the Board of Directors of each of Bluegreen and the Depositor approving this Agreement and the Transaction Documents to which it is a party and any other documents contemplated thereby and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Transaction Documents to which it is a party and any other documents contemplated thereby;

An officer’s certificate of each of Bluegreen, the Depositor and the Owner Trustee, certifying the names and true signatures of the officers authorized to sign this Agreement and the Transaction Documents and any other documents to be delivered by it hereunder or thereunder;

A copy of the bylaws of each of Bluegreen and the Depositor, certified by an officer thereof;

A copy of the charter of each of Bluegreen and the Depositor, a certificate as to the good standing of Bluegreen from the Secretary of State of the State of Florida and a certificate as to the good standing of the Depositor from the Secretary of State of the State of Delaware, in each case dated as of a recent date;

Proper financing statements under the UCC of all jurisdictions that the Funding Agents may deem necessary or desirable in order to perfect the ownership and security interests contemplated by the Purchase Agreement, the Sale Agreement, the Indenture and this Agreement;

Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Trust Estate previously granted by the Seller, the Depositor or the Issuer;

Completed requests for information, dated on or before the Closing Date, in all jurisdictions referred to in subsection (vi) above that name the Issuer, the Depositor or Bluegreen as debtor, together with copies of such other financing statements;

A favorable opinion of counsel to Bluegreen, dated the Closing Date, in form and substance satisfactory to the Funding Agents, such opinion to permit reliance by the Purchasers;

A favorable opinion of counsel to Vacation Trust, Inc., dated the Closing Date, in form and substance satisfactory to the Funding Agents related to corporate, regulatory and insolvency matters, such opinion to permit reliance by the Purchasers;

A favorable written opinion of counsel to the Owner Trustee and special Delaware counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Funding Agents, such opinion to permit reliance by the Purchasers;

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A favorable written opinion of counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Funding Agents, such opinion to permit reliance by the Purchasers;

A favorable written opinion of internal counsel for the Indenture Trustee and the Custodian each dated the Closing Date, as to general corporate matters and such other matters with respect to the Indenture Trustee and Custodian as the Funding Agents may reasonably request, such opinion to permit reliance by the Purchasers,

A favorable written opinion of counsel for the Backup Servicer dated the Closing Date as to general corporate matters and such other matters with respect to the Backup Servicer as the Funding Agents may reasonably request, such opinion to permit reliance by the Purchasers,

Favorable written opinion letters of local counsels for the Seller regarding certain state timeshare and real estate legal matters related to each Initial Approved Opinion Resort and the related Timeshare Loans, in form and substance satisfactory to the Funding Agents regarding local law matters, such opinion to permit reliance by the Purchasers;

A copy of the documentation evidencing the release of all liens attaching to the Timeshare Loans pursuant to previous financings;

Executed copies of each of the Transaction Documents; and

Such other documents, instruments, certificates and opinions as the Funding Agents may reasonably request including those set forth as the closing list delivered to the Seller in connection with this transaction.

No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation by the Funding Agents or the Purchasers of, or to invalidate, the transactions contemplated by this Agreement or the Transaction Documents in any material respect.

S&P shall have delivered written confirmation to DZ BANK to the effect that the consummation of the transactions contemplated by this Agreement will not result in the reduction or withdrawal of their respective ratings of the Conduit Purchaser’s commercial paper.

Condition to Borrowings.  The following shall be conditions precedent to any funding by a Purchaser on each Funding Date (unless otherwise indicated) (which conditions must be satisfied no later than 2:00 p.m. New York City time on the Business Day immediately preceding such Funding Date):

The Issuer shall have timely delivered a Borrowing Notice pursuant to subsection 2.1(d) hereof;

The representations and warranties of Bluegreen, the Issuer and the Depositor set forth or referred to in Sections 4.1, 4.2 and 4.3 hereof shall be true and correct in all

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material respects on the date of such Borrowing as though made on and as of such date (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); no event which is, or upon the giving of notice, the lapse of time or both would be, a Funding Termination Event shall have occurred and be continuing on such date;

Both immediately prior to and after giving effect to such Borrowing and the application of the proceeds thereof as provided herein and in the Indenture, the Aggregate Outstanding Note Balance shall not exceed the Maximum Facility Balance and there shall not be a Borrowing Base Deficiency;

All conditions specified in the Indenture with respect to such Borrowing shall have been satisfied;

If the Funding Agents waive any of the conditions set forth in Section 3.1 hereof on the Closing Date, each such condition shall be satisfied on or before the first Borrowing;

Unless previously received on a Funding Date, the Funding Agents shall have received a favorable written opinion on timeshare and real estate law matters for the Timeshare Loans to be included on such Funding Date related to the Resort for which Bluegreen is seeking to have the Funding Agents approve as an Additional Approved Opinion Resort, such opinion to permit reliance by the Purchasers.

(g)The Borrowing does not exceed the Maximum Borrowing Amount.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Bluegreen.  Bluegreen hereby represents and warrants to the Funding Agents and the Purchasers that as of the date hereof, the Closing Date and each Funding Date:

It is a corporation validly existing and in good standing under the laws of the State of Florida, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

It has the power, authority and right to make, execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party.  When executed and delivered, each of this Agreement and the Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect.  The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a

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proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

The execution, delivery and performance of each of this Agreement and the Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or By‑laws, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party).

Other than as disclosed on Schedule 12.2(e) of the Indenture and other than as disclosed in the most recent SEC filings related to Bluegreen, there is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement, the Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties that would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Transaction Documents to which it is a party.

It has delivered to the Funding Agents complete and correct copies of its audited financial statements for the fiscal year ended on or about December 31, 2016; provided that Bluegreen shall be deemed to be in compliance with this Section 4.1(f) to the extent such financial statements have been publicly filed.

No report, statement, exhibit or other written information required to be furnished by Bluegreen or any of its Affiliates, agents or representatives to any Funding Agent or any Purchaser pursuant to this Agreement or the Transaction Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to any Funding Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

Each of the Transaction Documents to which it is a party is in full force and effect and no amortization, termination or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such

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agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

Bluegreen repeats and reaffirms to the Funding Agents and the Purchasers each of the representations and warranties of Bluegreen in the Transaction Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty is repeated and affirmed as of such earlier date).

Based upon the Investment Letters of the Purchasers and compliance with the terms of this Agreement and the Transaction Documents, the sale of the Notes pursuant to the terms of this Agreement and the Indenture will not require the registration of such Notes under the Securities Act.

All tax returns (federal, state and local) required to be filed with respect to Bluegreen have been filed (which filings may be made by an affiliate of Bluegreen on a consolidated basis covering Bluegreen and other Persons) and there has been paid or adequate provision made in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges in respect of Bluegreen (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns), other than as on Schedule 4.1(k) hereto.

Based upon the Investment Letters of the Purchasers, the representation letter from GSS Holdings, Inc. and compliance with the terms of this Agreement and the Transaction Documents, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended and none of Bluegreen, the Depositor or the Issuer is required to be registered under the Investment Company Act of 1940, as amended.

There has not been any material adverse change in the business, operations, financial condition, properties or assets of Bluegreen since ~~December 31, 2016~~September 30, 2019.

The chief executive office of Bluegreen is at the address indicated in Section 9.2 hereof.

The Credit Policy and the Collection Policy attached as Exhibits J and K to the Indenture, respectively (as the same may be amended from time to time in accordance with the provisions of the Indenture and this Agreement), fairly represent the policies of the Servicer and, to the best knowledge of the Servicer, the Collection Policy is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.

Other than ~~the Bluegreen Merger, described below, or as set forth in any notice of~~changing its name ~~change delivered by~~to Bluegreen ~~in accordance with and as permitted by the Transaction Documents~~Vacations Corporation on September 25, 2017, as of the date hereof and, within the last five years, Bluegreen has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy). ~~The “Bluegreen Merger” shall mean that certain cash merger~~

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~~transaction on April 2, 2013 whereby Bluegreen became a direct wholly-owned subsidiary of Woodbridge Holdings LLC and ceased to be a publicly traded entity.~~

Bluegreen and each Affiliate thereof is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Timeshare Loans shall exist.

The name and address of the Lockbox Bank, together with the account numbers of the Lockbox Accounts at the Lockbox Bank, are specified in the Lockbox Agreement (or at such other Lockbox Bank and/or with such other Lockbox Accounts as have been notified to the Funding Agents).  All applicable Obligors will be instructed to make payment to the Lockbox Account in accordance with the Indenture.

For clarity, it is understood that the Timeshare Loans, related Timeshare Loan Documents and other related assets will be conveyed by the Seller to the Depositor and by the Depositor to the Issuer pursuant to the Purchase Agreement and Sale Agreement, respectively, without recourse, representation on warranty except as expressly provided therein.  Without limiting the foregoing, none of the Seller, the Depositor or any of their respective subsidiaries shall be responsible for payments on the Timeshare Loans, and any other credit risks associated therewith shall be borne by the Issuer and the holders of any obligations of the Issuer.

Bluegreen and each of its Affiliates has and intends to in the future to properly disclose and account for the transactions contemplated by the Transaction Documents as an on balance sheet transaction in accordance with GAAP.  The transaction contemplated by the Transaction Documents is a financing for tax purposes.

As of the Closing Date and as of each Funding Date, as applicable, (i), neither Bluegreen nor any of its Commonly Controlled Affiliates has or has incurred any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any “Employee Pension Benefit Plan” (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to Bluegreen’s Knowledge, no event has occurred or circumstance exists that may result in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (ii) neither Bluegreen nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to Bluegreen’s Knowledge, no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (iii) Bluegreen and each of its Commonly Controlled Affiliates has no outstanding liability for any undisputed contribution required under any Bluegreen Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (iv) Bluegreen and each of its Commonly Controlled Affiliates has no outstanding liability for any disputed contribution required under any Bluegreen Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to Bluegreen’s Knowledge (A) neither Bluegreen nor

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any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (B) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to Bluegreen’s Knowledge, neither Bluegreen nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect.  For purposes of this subsection 4.1(u), “Cause a Material Adverse Effect” means reasonably be expected to result in a material adverse effect on Bluegreen or any of its Commonly Controlled Affiliates; “Commonly Controlled Affiliates” means those direct or indirect affiliates of Bluegreen that would be considered a single employer with Bluegreen under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by Bluegreen or any of its Commonly Controlled Affiliates (other than a Bluegreen Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Bluegreen Multiemployer Plan” means a Multiemployer Plan to which Bluegreen or any of its Commonly Controlled Affiliates contributes or in which Bluegreen or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of Bluegreen or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Funding Agents and the Purchasers that as of the date hereof, the Closing Date and each Funding Date:

It is a statutory trust validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

It has the power, authority and right to make, execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party.  When executed and delivered, each of this Agreement and the Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect.  The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

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No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

The execution, delivery and performance of each of this Agreement and the Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, the Trust Agreement, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound.

There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its Knowledge, threatened against it, with respect to this Agreement the Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes.

No report, statement, exhibit or other written information required to be furnished by it or any of its Affiliates, agents or representatives to any Funding Agent or any Purchaser pursuant to this Agreement or the Transaction Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Funding Agents or any Purchaser, as the case may be, at such time) as of the date so furnished.

The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture, this Agreement and the other Transaction Documents.

Each of the Transaction Documents to which it is a party is in full force and effect and no amortization, termination or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

The Issuer repeats and reaffirms to the Funding Agents and the Purchasers each of the representations and warranties of the Issuer in the Transaction Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty is repeated and affirmed as of such earlier date).

Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and

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performance by it of this Agreement and the Transaction Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

(k)No election has been or will be made to treat the Issuer as an association pursuant to Treas. Reg. § 301.7701-3.

Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Funding Agents and the Purchasers, that as of the date hereof, the Closing Date and each Funding Date:

It is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

It has the power, authority and right to make, execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party.  When executed and delivered, each of this Agreement and the Transaction Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally from time to time in effect.  The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Transaction Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 or UCC-3 Financing Statements as have been prepared for filing.

The execution, delivery and performance of each of this Agreement and the Transaction Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or By‑laws, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound.

There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this

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Agreement, the Transaction Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes.

No report, statement, exhibit or other written information required to be furnished by it or any of its Affiliates, agents or representatives to any Funding Agent or any Purchaser pursuant to this Agreement or the Transaction Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture, this Agreement and the other Transaction Documents.

Each of the Transaction Documents to which it is a party is in full force and effect and no default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

The Depositor repeats and reaffirms to the Funding Agents and the Purchasers each of the representations and warranties of the Depositor in the Transaction Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty are repeated and affirmed as of such earlier date).

Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

The chief executive office of the Depositor is at the address indicated in Section 9.2 hereof.

COVENANTS

Covenants.  Each of Bluegreen, the Depositor and the Issuer, each solely as to itself, covenants and agrees, through the Facility Termination Date and thereafter so long as any amount of the Notes shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Purchasers shall otherwise consent in writing, that:

it shall perform in all material respects each of the respective agreements and indemnities applicable to it and comply in all material respects with each of the respective

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terms and provisions applicable to it under the other Transaction Documents to which it is party, which agreements and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full; it shall, to the extent any other party shall fail to perform any of its obligations in the Transaction Documents, take all reasonable action to enforce the obligations of each of the other parties to such Transaction Documents which are contained therein;

the Issuer and the Servicer shall furnish to the Funding Agents a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Notes which is furnished by or on behalf of it to the other or to the Indenture Trustee and furnish to the Funding Agents after receipt thereof, a copy of each notice, demand or other communication relating to the Notes, this Agreement or the Indenture received by the Issuer or the Servicer from the Indenture Trustee, the Depositor or the Seller; and (ii) such other information, documents records or reports respecting the Collateral, the Seller, the Depositor, the Issuer or the Servicer as the Funding Agents may from time to time reasonably request;

the Issuer shall furnish to the Funding Agents on or before the date such reports are due under the Indenture copies of each of the reports, notices and certificates required by Section 7.2 of the Indenture;

the Issuer shall promptly furnish to the Funding Agents a copy, addressed to the Funding Agents, of each opinion of counsel delivered to the Indenture Trustee pursuant to Section 7.3(d) of the Indenture;

Bluegreen shall not permit a Servicer Event of Default under the Indenture to occur;

Bluegreen shall continue to engage in business of the same general type as now conducted with respect to the Timeshare Loans transferred by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of such business; and comply with all Requirements of Law except where the failure to so comply could reasonably be expected to have a material adverse affect on Bluegreen;

the Issuer, the Depositor, the Seller and the Servicer shall at any time from time to time during regular business hours, on reasonable notice to the Issuer, the Depositor, the Seller or the Servicer, as the case may be, permit either or both Funding Agent(s), or its/their agents or representatives to:

examine all books, records and documents (including computer tapes and disks) in its possession or under its control; and

visit its offices and property for the purpose of examining such materials described in clause (i) above;

the Issuer and the Servicer shall furnish to the Funding Agents, promptly after the occurrence of any event which is, or upon the giving of notice, the lapse of time or both would be, an Funding Termination Event, a certificate of an appropriate officer of the Issuer or the

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Servicer, as the case may be, setting forth the circumstances of such event and any action taken or proposed to be taken by the Issuer or the Servicer with respect thereto;

it shall timely make all payments, deposits or transfers and give all instructions to transfer required by this Agreement and the Indenture;

it shall execute and deliver to the Funding Agents or the Indenture Trustee all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Funding Agents or the Indenture Trustee to enable the Funding Agents or the Indenture Trustee to exercise and enforce their respective rights under the Transaction Documents and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Indenture Trustee or the Funding Agents to validate, preserve, perfect and protect the position of the Indenture Trustee under the Indenture provided no such action shall be inconsistent with the Indenture or contrary to instructions of the Indenture Trustee;

neither the Depositor nor the Issuer will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except (i) in accordance with the Indenture and (ii) with the prior written consent of the Required Purchasers;

Bluegreen will not resign as Servicer, unless (i) the performance of its duties under the Indenture is no longer permissible pursuant to Requirements of Law and there is no reasonable action which it could take to make the performance of such duties permissible under such Requirements of Law, or (ii) the  Required Purchasers shall have consented thereto;

Bluegreen shall furnish to each Purchaser and each Funding Agent:

(A) as soon as available and in any event within 45 days after the end of each fiscal quarter (or, if later, that date which financial statements relating to Bluegreen are required to be filed with the Securities and Exchange Commission), the consolidated balance sheet of Bluegreen and its subsidiaries as of the end of such quarter and consolidated statements of income of Bluegreen and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Bluegreen and (B) as soon as available and in any event within 90 days after the end of each fiscal year of Bluegreen (or, if later, that date which financial statements relating to Bluegreen are required to be filed with the Securities and Exchange Commission), a copy of the consolidated financial statements of Bluegreen and its subsidiaries for such year accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Funding Agents) which report shall be unqualified as to going concern and scope of audit (if such scope limitation would be reasonably deemed to have an adverse impact on the financial statements taken as a whole) and shall state that such consolidated financial statements present fairly the consolidated financial position of Bluegreen and each of its subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with GAAP and that the examination had been made in accordance with GAAP; provided, however, Bluegreen shall be deemed to be in compliance with this subsection 5.1(m)(i) to the extent the documents required to be filed pursuant

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to this subsection 5.1(m)(i) are publicly filed within the time periods required by this subsection 5.1(m)(i).

A copy of each certificate, opinion, report, notice or other communication (other than investment instructions) furnished by or on behalf of Bluegreen or the Issuer to the Indenture Trustee under the Transaction Documents, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of Bluegreen, the Depositor or the Issuer under the Transaction Documents;

as soon as available and in any event within 90 days after the end of each fiscal year of the Issuer, a copy of the financial statements of the Issuer for such year, which financial statements need not be accompanied by an audit report of a nationally recognized firm of independent certified public accountants and may be internal financial statements of the Issuer; and

Such other information (including financial information), documents, records or reports respecting the Notes, the Trust Estate, Bluegreen, the Depositor or the Issuer as any Funding Agent may from time to time reasonably request;

Bluegreen shall not make, or permit any Person within its control to make, any material amendment, modification or change to, or provide any material waiver under, the Indenture or the other Transaction Documents without the prior written consent of the Funding Agents and in any case in compliance with Section 9.1 hereof;

Bluegreen will comply in all material respects with the Credit Policy and the Collection Policy in regard to each Timeshare Loan.    Bluegreen shall (i) notify the Funding Agents ten days prior to any material amendment of or change in the Credit Policy or the Collection Policy and (ii) obtain the Funding Agents’ prior written consent (which consent will not be unreasonably withheld or delayed) to any material amendment of or change in the Credit Policy or the Collection Policy that will affect any Timeshare Loan in the Trust Estate; provided, that Bluegreen may immediately implement any changes (and provide notice to the Funding Agents subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of Bluegreen; and provided, further that Bluegreen shall deliver to the Funding Agents a copy of any amendments or changes to the Collection Policy or the Credit Policy for which prior notice to the Funding Agents was not given with the Monthly Report to be delivered subsequent to the effective date of such amendments or changes.

at the request of any Funding Agent, the Seller shall cause to be delivered to the Funding Agents the written report of a review conducted as of the last day of a fiscal quarter of the Seller by an independent auditor acceptable to the Funding Agents of a random sampling of Timeshare Loans that are held by the Custodian, together with all related Timeshare Loans Documents held by the Custodian, within the later of (i) 30 days following the end of such fiscal quarter of the Seller and (ii) 30 days following such request of any Funding Agent; provided,  however, in addition to the quarterly reports described above, each calendar year (so long as no Event of Default has occurred), the Funding Agents, in their sole discretion, can request one written report to be conducted other than quarterly and the Seller shall cause such written report to be delivered to the Funding Agents no later than the later of (i) thirty days after such request by the

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Funding Agents or (ii) the fifth Business Day after the completion of the related audit procedures; it being understood, however, that if the Funding Agents shall request more than two written reports during a calendar year (excluding any written reports requested during the occurrence of an Event of Default), the third request and all other requests thereafter during such calendar year shall be at the expense of the Funding Agents; it being further understood, however, that upon the occurrence of an Event of Default, the Funding Agents shall not be limited to the number of written reports that may be requested and the expense of such written reports shall be borne by the Seller;

to the extent it has not previously done so, Bluegreen shall instruct all applicable Obligors to cause all Collections to be deposited directly into the Lockbox Account.  Bluegreen shall hold in trust, and deposit, immediately, but in any event not later than two Business Days of its receipt thereof, to the Lockbox Account all Collections received from time to time by it from the related Obligors;

Bluegreen shall deliver all the Timeshare Loan Files to the Custodian pursuant to the terms of the Custodial Agreement;

Bluegreen shall notify the Funding Agents within 12 Business Days of obtaining knowledge thereof, of (i) any fraudulent activity or theft in the origination or servicing of the Timeshare Loans that results or may result in a loss of at least $1,000 and (ii) any fraudulent activity or theft in the origination or servicing of timeshare loans not subject to the Lien of the Indenture that results or may result in a loss of at least $100,000;

except as otherwise provided herein, neither Bluegreen, the Depositor nor the Issuer will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Timeshare Loan, or upon or with respect to any account which concentrates in a Lockbox Bank to which any Collections of any Timeshare Loan are sent, or assign any right to receive income in respect thereof;

except as otherwise permitted in the Indenture or with the prior written consent of the Funding Agents, Bluegreen will not extend, amend or otherwise modify the terms of any Timeshare Loan, or amend, modify or waive any term or condition of any contract related thereto;

neither Bluegreen nor the Servicer will make any change in its instructions to Obligors regarding payments to be made to the Lockbox Account, unless such instructions are to deposit such payments to another lockbox account approved by the Funding Agents;

none of the Seller, the Depositor or the Issuer will change its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change such person  delivers to the Indenture Trustee and the Funding Agents UCC financing statements to continue the perfection of the Indenture Trustee’s interest in the Timeshare Loans and written authority to file the same;

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each of the Issuer, Bluegreen and the Depositor shall properly disclose and account for the transactions contemplated by the Transaction Documents as an on balance sheet transaction under and in accordance with GAAP;

the Depositor and the Issuer each shall, unless the Funding Agents shall otherwise consent in writing:

conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of Bluegreen or any Affiliate thereof (other than as expressly provided herein);

maintain corporate records and books of account separate from those of Bluegreen and any Affiliate (other than itself) thereof;

obtain proper authorization for all action requiring such authorization;

pay its own operating expenses and liabilities from its own funds and shall conduct its business from an office or designated area separate from Bluegreen or any Affiliate thereof;

continuously maintain its resolutions, agreements and other instruments underlying the transactions described in this Agreement as part of its official records;

maintain an arm’s-length relationship with Bluegreen and its Affiliates (other than itself), and shall not hold itself out as being liable for the debts of Bluegreen or any of its Affiliates (other than itself);

keep its assets and liabilities separate from those of all other entities other than as permitted herein;

not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals;

not amend, supplement or otherwise modify its organizational documents, except in accordance therewith and with the prior written consent of the Funding Agents;

not create, incur, assume or suffer to exist any indebtedness on which it is obligated, except as contemplated by this Agreement and the other Transaction Documents.  It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person (other than the Timeshare Loans), agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.  It shall not be

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party to any indenture, agreement, mortgage, deed of trust or other instrument other than this Agreement and the other Transaction Documents;

not enter into, or be a party to any transaction with any of its Affiliates, except as contemplated by this Agreement and the other Transaction Documents;

observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests hereunder of the Purchasers or the Agent or its ability to perform its obligations hereunder; and

not form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness (other than the Timeshare Loans), acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except as otherwise permitted herein; and

if requested by the Funding Agents (which is expected to be no more than once during each annual period following the Closing Date), Bluegreen and the Issuer shall provide the Funding Agents with a report, satisfactory to the Funding Agents in their sole discretion, from an independent review company selected by the Funding Agents, confirming the accuracy of the information in the Transaction Documents with respect to the Timeshare Loans and the ability of the Servicer to perform its obligations thereunder; and

the Issuer will not request any Borrowing, and shall not use the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country.

(a)the Issuer shall deliver to the Funding Agents and the Noteholders within thirty (30) days of the Amendment Closing Date favorable written opinions from local counsel in Florida, Michigan, Missouri, Nevada, South Carolina, Tennessee, Virginia and Wisconsin covering timeshare and real estate law matters in a form consistent with such opinions previously delivered by such local counsel.

INCREASED COSTS, INCREASED CAPITAL, TAXES, ETC.

Increased Costs.  Subject to the provisions of Section 6.4 hereof, if, due to either (a) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Law or regulation or the imposition of any guideline of any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, including, without limitation, any Change in Law or (b) the compliance with any guideline or request from any central bank or other Governmental Authority

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(whether or not having the force of law), after the Closing Date, there shall be an increase in the cost to the Funding Agent or any Purchaser (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any investment in the Notes or any interest therein or of agreeing to purchase or invest in the Notes or any interest therein, or to provide liquidity or credit support to a Conduit Purchaser, as the case may be (other than by reason of any interpretation of or change in laws or regulations relating to Taxes (as defined in Section 6.3 below) or Excluded Taxes (as defined in Section 6.3 below)), the Issuer shall, upon written demand by such Affected Party (with a copy to the Funding Agents), direct the Indenture Trustee in writing to pay to such Affected Party that portion of such increased costs incurred which such Affected Party reasonably determines is attributable to making, funding or maintaining any investment in the Notes or any interest therein or agreeing to purchase or invest in the Notes or any interest therein or to provide liquidity or credit support to a Conduit Purchaser, as the case may be.  In determining such amount, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Party in determining amounts of this type.  A certificate as to such increased costs incurred submitted to the Issuer and the Funding Agents, setting forth the calculation thereof in reasonable detail, shall be prima facie evidence as to the amount of such increased costs.  Any Affected Party that incurs such increased costs as described in this Section 6.1 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such increased costs; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be disadvantageous to such Affected Party.  Each Funding Agent agrees to use reasonable efforts to give notice to the Issuer and Bluegreen of any Change in Law or the imposition of any guideline or request from any central bank or other Governmental Authority after the Closing Date, that would increase the costs to a Purchaser for which the Funding Agent has actual knowledge.

Increased Capital.  Subject to the provisions of Section 6.4 hereof, if either (a) the introduction of or any change in or in the interpretation of any law or regulation, directive or request, including, without limitation, any Change in Law or (b) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law) or any guideline of any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but excluding, in all cases, any interpretation, application or change in law relating to Taxes (as defined in Section 6.3 below) or Excluded Taxes (as defined in Section 6.3 below), has or would have the effect of reducing the rate of return on the capital of any Affected Party after the Closing Date, as a consequence of (i) the existence of such Affected Party’s agreement to make or maintain an investment in the Notes or any interest therein or to provide liquidity or credit support to a Conduit Purchaser or (ii) the existence of any agreement by such Affected Party to make or maintain an investment in the Notes or any interest therein or to fund any such investment or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, upon written demand by such Affected Party (with a copy to the Funding Agents), the Issuer shall direct the Indenture

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Trustee in writing to pay to the Affected Party, such additional amounts as specified by such Affected Party, sufficient to compensate such Affected Party in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital to be allocated to the existence of such Affected Party’s agreements described in clause (i) or (ii) above.  In determining such amounts, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and distribution methods generally used by such Affected Party in determining amounts of this type.  A certificate as to such amounts submitted to the Issuer by such Affected Party setting forth the calculation thereof in reasonable detail, shall be prima facie evidence of the amounts so owed.  Any Affected Party that is entitled to compensation for increases in capital as described in this Section 6.2 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such compensation; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be  disadvantageous to such Affected Party.  Each Funding Agent agrees to use reasonable efforts to give notice to the Issuer and Bluegreen of any Change in Law or the imposition of any guidance or request from any central bank or other Governmental Authority after the Closing Date, that would affect the amount of capital required or expected to be maintained by a Purchaser for which the Funding Agent has actual knowledge.

Taxes.  (b)  Any and all payments and deposits required to be made hereunder or under the Indenture to or for the benefit of a Purchaser shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income or gross receipts of such Purchaser and franchise taxes imposed on such Purchaser, in each case by the jurisdiction under the laws of which such Purchaser is organized, with which it has a present or former connection, or in which it is otherwise doing business (other than solely by reason of this Agreement) (all such excluded items being referred to as “Excluded Taxes” and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being referred to as “Taxes”).  If the Indenture Trustee, as directed by  a Funding Agent, shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of a Purchaser (A) subject to the limitations set forth in this Section 6.3 and Section 6.4 hereof, such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this Section 6.3) the amount received by such Purchaser, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) the Indenture Trustee, as directed by a Funding Agent, shall make such deductions and (C) the Indenture Trustee, as directed by a Funding Agent, shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable laws.

Subject to the limitations set forth in this Section 6.3 and Section 6.4 hereof, the Issuer shall direct the Indenture Trustee to indemnify each Purchaser for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6.3) paid by such Purchaser due to the modification of or any change in or in the interpretation or administration by any governmental or regulatory agency or body charged with

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the interpretation or administration of any law or regulation relating to Taxes after the Closing Date (including penalties, interest and expenses) and arising therefrom or required to be paid with respect thereto.  Each Purchaser agrees to promptly notify its Funding Agent and the Issuer of any payment of such Taxes made by it for which it is entitled to indemnification hereunder and, if practicable, any request, demand or notice received in respect thereof prior to such payment.  Each Purchaser shall be entitled to payment of this indemnification within 30 days from the date such Purchaser makes written demand therefor to its Funding Agent and the Issuer.  A certificate as to the amount of such indemnification submitted to its Funding Agent and the Issuer by such Purchaser setting forth in reasonable detail the basis for and the calculation thereof, shall be prima facie evidence of the amounts so owed.

Within 30 days after the date of any payment of Taxes, the Indenture Trustee will furnish to the Funding Agents the original or a certified copy of a receipt evidencing payment thereof.

Each Purchaser and each Funding Agent that is a United States person as defined in Section 7701(a)(30) of the Code shall, on or prior to the Closing Date, or, in the case of an Assignee, the effective date of the applicable Assignment, deliver to the Issuer, each Funding Agent and the Indenture Trustee (in the case of a Purchaser) and to the Issuer and the Indenture Trustee (in the case each Funding Agent) executed originals of IRS Form W-9 (or any successor form thereto).

Each Purchaser (including, for the avoidance of doubt, each Assignee thereof) and each Funding Agent, in each case, that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the Issuer, each Funding Agent and the Indenture Trustee (in the case of a Purchaser or Assignee) and to the Issuer and the Indenture Trustee (in the case of each Funding Agent) from time to time prior to the date on which such Purchaser or Funding Agent will be entitled to receive distributions pursuant to the Indenture or this Agreement, executed Internal Revenue Service W-8ECI, W-8BEN or W-8IMY (with all required associated documentation) (or any successor forms), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Indenture Trustee to make payments to, and deposit funds to or for the account of, such Purchaser or Funding Agent hereunder and under the Indenture and this Agreement without any deduction or withholding for or on account of any tax or to otherwise establish the applicable rate of deduction or withholding.

Each Purchaser and Funding Agent agrees to provide, to the extent permitted by law, like additional subsequent duly executed forms on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, as may be reasonably requested by the Issuer.  Each Purchaser and Funding Agent further agrees that compliance with this subsection 6.3(d) (including by reason of Section 8.1 hereof in the case of any assignment, sale or other transfer of any interest in the Notes) is a condition to the payment of any amount otherwise due pursuant to subsections 6.3(a) and (b) hereof.

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Each Purchaser, as of the Closing Date, and each other Purchaser, as of the date such Person becomes a Purchaser entitled to receive distributions pursuant to this Agreement, the Purchase Agreement or the Indenture (such date, its “Assignment Date”), hereby represents and warrants to the Issuer that it is not subject to Taxes in respect of any sum required to be paid or deposited under this Agreement, the Indenture or under any instrument delivered pursuant to any of them to or for the benefit of such Purchaser, and notwithstanding anything to the contrary herein or in any Transaction Document, no Purchaser shall be entitled to any gross up or indemnity under this Section 6.3 or under any other Transaction Document in respect of Taxes imposed on amounts payable to or for the account of such Purchaser which are imposed pursuant to a law in effect on the Closing Date or its Assignment Date, as the case may be, or if any Purchaser changes its Investing Office, on the date of such change in its Investing Office, except to the extent (i) the assignor was entitled to a gross-up or indemnity prior to the Assignment Date or (ii) the Purchaser was entitled to a gross-up or indemnity prior to the date such Purchaser changed its Investing Office, as applicable.  Further, no Purchaser shall be entitled to any gross up or indemnity under this Section 6.3 or under any other Transaction Document in respect of any U.S. federal withholding Taxes imposed under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Any Purchaser entitled to the payment of any additional amount pursuant to this Section 6.3 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such payment; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Purchaser, such steps would be materially disadvantageous to such Purchaser.

Nonrecourse Obligations; Limited Recourse.  Notwithstanding any provision in any other Section of this Agreement or the Transaction Documents to the contrary, the obligation of the Issuer to pay any amounts payable to the Purchasers or the Funding Agents pursuant to this Agreement shall be without recourse to Bluegreen, the Indenture Trustee or any Affiliate, officer or director of any of them and the obligation to pay any amounts hereunder shall be limited solely to the application of the Trust Estate, to the extent that such amounts are available for distribution.

Breakage.  Subject to Section 6.4 hereof, if for any reason (other than a default by a Conduit Purchaser in failing to advance proceeds of commercial paper actually raised for such Borrowing) a Borrowing does not take place on the Funding Date specified in a Borrowing Notice (a “Defaulted Borrowing Date”), the Issuer shall direct the Indenture Trustee in writing to pay such Conduit Purchaser’s Funding Agent for the benefit of such Conduit Purchaser, an amount equal to all interest (at the applicable CP Rate) that would have accrued had the Borrowing occurred hereunder on, through and including the day on which the aggregate principal component of Allocated Commercial Paper for such Conduit Purchaser will mature on or after the Defaulted Borrowing Date (such date, the “Funding Maturity Date”); provided, that, if the Issuer is in compliance with the foregoing requirements, such Conduit Purchaser shall, on the applicable Funding Maturity Date, make a payment to the Issuer in an amount equal to the income (less the reasonable costs and expenses of obtaining such income), if any, actually received by such Conduit

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Purchaser from investing the aggregate component of Allocated Commercial Paper for the period from the Defaulted Borrowing Date until such Funding Maturity Date.

THE FUNDING AGENTS

Appointment.  Each Purchaser hereby designates and appoints the Funding Agent indicated as such in its Joinder Supplement as the agent of such Purchaser under this Agreement, and each such Purchaser authorizes such Funding Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to the Funding Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Funding Agent.  A Purchaser may replace its Funding Agent with the prior written consent of all other Funding Agents hereunder and ten Business Days’ notice to the parties hereto; provided, that a replacement Funding Agent is named prior to dismissal of the Funding Agent.

Delegation of Duties.  The Funding Agents may execute any of their duties under any of the Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Funding Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with due care.

Exculpatory Provisions.  Neither the Funding Agents nor their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the other Transaction Documents (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee or any officer thereof contained in any of the other Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Funding Agent under or in connection with, any of the other Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Transaction Documents or for any failure of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee to perform its obligations thereunder.  No Funding Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Transaction Documents, or to inspect the properties, books or records of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee.

Reliance by Funding Agents.  The Funding Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including

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counsel to the Funding Agents), independent accountants and other experts selected by the Funding Agents.  Each Funding Agent shall be fully justified in failing or refusing to take any action under any of the Transaction Documents unless it shall first receive such advice or concurrence of the Purchasers in its Purchaser Group as it deems appropriate or it shall first be indemnified to its satisfaction by such Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Transaction Documents in accordance with a request of the Purchasers in such Purchaser Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Purchasers in such Purchaser Group.

Notices.  Each Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any event which is, or upon the giving of notice, the lapse of time or both would be, a Funding Termination Event unless such Funding Agent has received written notice from the Issuer, the Depositor, the Seller, the Servicer, the Indenture Trustee or any Purchaser referring to this Agreement, describing such event.  In the event that a Funding Agent receives such a notice, such Funding Agent promptly shall give notice thereof to the Purchasers in its Purchaser Group.  Each Funding Agent shall take such action with respect to such event as shall be reasonably directed by the Purchasers in its Purchaser Group; provided that unless and until such Funding Agent shall have received such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers in its Purchaser Group.

Non-Reliance on Funding Agent and Other Purchasers.  Each Purchaser expressly acknowledges that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee shall be deemed to constitute any representation or warranty by such Funding Agent to such Purchaser.  Each Purchaser represents to its Funding Agent that it has, independently and without reliance upon such Funding Agent or any other Purchaser or any other Funding Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer and the Servicer and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement.  Each Purchaser also represents that it will, independently and without reliance upon its Funding Agent or any other Purchaser or other Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer and the Servicer.  Except, in the case of each Funding Agent, for notices, reports and other documents received by such Funding Agent under Section 5 hereof, such Funding Agent shall not have any duty or responsibility to provide the Purchasers in its Purchaser Group with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Indenture Trustee, the Seller,

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the Depositor, the Issuer or the Servicer which may come into the possession of such Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Indemnification.  The Purchasers in each Purchaser Group agree to indemnify their Funding Agent in its capacity as such (without limiting the obligation (if any) of the Seller, the Depositor, the Issuer or the Servicer to reimburse such Funding Agent for any such amounts), ratably according to their respective percentage interests in the Notes from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Outstanding Note Balance of the Notes) be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Funding Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of such Funding Agent resulting from such Funding Agent’s own gross negligence or willful misconduct.  The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the principal of the Notes.

Funding Agents in Their Individual Capacities.  The Funding Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Indenture Trustee, the Seller, the Servicer, the Owner Trustee, the Depositor and the Issuer as though a Funding Agent was not a funding agent hereunder.  Each Purchaser acknowledges that KeyBank National Association is a Purchaser hereunder.  KeyBank National Association, in its capacity as a Funding Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Funding Agent other than as expressly provided in this Agreement.  KeyBank National Association may act as a Funding Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.  Each Purchaser acknowledges that DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main is a Purchaser hereunder.  DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, in its capacity as a Funding Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Funding Agent other than as expressly provided in this Agreement.  DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main may act as a Funding Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Successor Funding Agents.  A Funding Agent may not resign as a Funding Agent unless it has received the prior written consent of the other Funding Agents hereunder and only then, upon 30 days’ notice to the Purchasers in its Purchaser Group, the Indenture Trustee, the Issuer, the Depositor, the Seller and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of such Funding Agent pursuant to this Section 7.9.  If a Funding Agent shall resign as Funding Agent under this Agreement, a successor agent for the Purchasers in its Purchaser Group shall be appointed by at least 66-2/3% of the

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Purchasers in its Purchaser Group.  The successor Funding Agent shall succeed to the rights, powers and duties of such Funding Agent, and the term “Funding Agent” shall mean such successor agent effective upon its appointment, and the former Funding Agent’s rights, powers and duties as a Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Agreement.  After the retiring Funding Agent’s resignation as a Funding Agent, the provisions of this Section VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Funding Agent under this Agreement.  Unless waived by the Required Purchasers, a Funding Agent shall be required to have a combined capital and surplus of at least $100,000,000.

Communications.  Each Funding Agent shall promptly forward to the Purchasers in its Purchaser Group, copies of all communications received by it under Sections 5.1(c), (d), (h) and (m) hereof and Section 5.5 of the Indenture.  Upon reasonable notice, each Funding Agent shall also make available or provide copies to the Purchasers in its Purchaser Group of all other relevant communications, documents or information obtained or prepared by such Funding Agent in connection with the Transaction Documents.

Control by Purchasers.  The Purchasers of each Purchaser Group shall have the right to direct the time, method and place of conducting any action, non-action, the granting or withholding of consent, proceeding for any remedy available to the related Funding Agent or the related Noteholder under any of the Transaction Documents.   Notwithstanding the foregoing, (i) no such direction shall be in conflict with any rule of law or with this Agreement; (ii) a Funding Agent shall not be required to follow any such direction which such Funding Agent reasonably believes might result in any personal liability on the part of such Funding Agent for which such Funding Agent is not adequately indemnified; and (iii) each Funding Agent may take any other action deemed proper by such Funding Agent which is not inconsistent with any such direction; provided that such Funding Agent shall give notice of any such action to the Purchasers in its Purchaser Group.  Each Funding Agent, as a Noteholder, shall cast any vote or give any direction under the Indenture on behalf of the Purchasers in its Purchaser Group if it has been directed to do so by all of the Purchasers therein.

SECURITIES LAWS; TRANSFERS

Transfers of Notes.  (c)  Each of Funding Agents and the Purchasers agrees that any interest in the Notes purchased or otherwise acquired by it will be acquired for investment only and not with a view to any distribution thereof, and that it will not offer to sell or otherwise dispose of any Note acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or the registration or qualification requirements of any applicable state or other securities laws.  Each of the Funding Agents and the Purchasers acknowledges that it has no right to require the Issuer to register, under the Securities Act or any other securities law, the Notes (or any interest therein) acquired by it pursuant to this Agreement, any Joinder Supplement or any Transfer Supplement.  Each of the Funding Agents and the Purchasers hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Notes, it has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media

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or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Each Purchaser which executes a Joinder Supplement agrees that it will comply with all transfer restrictions specified in the Indenture and will execute and deliver to the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee and the Funding Agents on or before the effective date of its Joinder Supplement a letter in the form attached hereto as Exhibit A (an “Investment Letter”) with respect to the purchase by such Purchaser of an interest in the Notes.  Each initial purchaser of a Note or any interest therein and any Assignee thereof or Participant therein shall certify to the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee and the Funding Agents that it is either (A)(i) a citizen or resident of the United States, (ii) a corporation or partnership (or any other entity treated as a corporation or a partnership for federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Notes may constitute unrelated business taxable income or (iii) a person not described in (i) or (ii) whose income from the Notes is and will be effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Note will not result in any withholding obligation with respect to any payments with respect to the Notes by any Person and who will, prior to the applicable Transfer of a Note, furnish to the Issuer, the Funding Agents, the Seller, the Servicer and the Indenture Trustee, and to the Person making the Transfer a properly executed U.S. Internal Revenue Service Form W-8ECI (or any successor forms) (and agrees (to the extent legally able) to provide a new Form W-8ECI (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws), (B) an estate the income of which is includible in gross income for United States federal income tax purposes or (C) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a “Transfer”) of a Note or any interest therein may be made only in accordance with this Section 8.1.  Any Transfer of a Note or an interest in a Note shall be in respect of at least $1,000,000 of the outstanding principal under the Notes.  Any Transfer of an interest in a Note otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Purchaser’s beneficial interest in such Note.  No Note or any interest therein may be Transferred by Assignment or Participation (each as defined below) to any Person (each, a “Transferee”) unless such transfer complies with the transfer restrictions specified in the Indenture, prior to the transfer the Transferee shall have executed and delivered to the Issuer an Investment Letter and the Funding Agents have provided their prior written consent to such Transfer.  Notwithstanding the foregoing, the Conduit Purchaser (if the Conduit Purchaser is Autobahn Funding Company LLC) may, in its sole discretion at any time, assign its rights, obligations (if any) and interests under this Agreement to the Cost of Funds Bank Purchaser in its Purchaser Group so long as such Cost of Funds Bank Purchaser then assumes all obligations (if any) of such Conduit Purchaser under this Agreement and, at or after such time, the Conduit Purchaser may, in its sole discretion, cease to be a Conduit Purchaser and a Purchaser under this Agreement upon providing notice of such cessation to the Issuer and the Servicer.

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Each of the Issuer, the Depositor, the Seller and the Servicer authorizes each Purchaser to disclose to any Transferee and any prospective Transferee any and all financial information in the Purchaser’s possession concerning the Seller, the Servicer, the Depositor and the Issuer which has been delivered to the related Funding Agent or such Purchaser pursuant to the Transaction Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Purchaser by or on behalf of the Seller, the Issuer, the Depositor or the Servicer in connection with such Purchaser’s credit evaluation of the Seller, the Issuer, the Depositor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Notes, provided that each such Transferee, prospective Transferee agrees in writing to maintain the confidentiality of such information pursuant to the following paragraph.

Each Funding Agent and each Purchaser, severally and with respect to itself only, covenants and agrees that any information obtained by such Funding Agent or such Purchaser pursuant to, or otherwise in connection with, this Agreement or the other Transaction Documents shall be held in confidence (it being understood that documents provided to a Funding Agent hereunder may in all cases be distributed by such Funding Agent to the Purchasers in its Purchaser Group) except that such Funding Agent or such Purchaser may disclose such information (i) to its officers, directors, members, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Funding Agent or such Purchaser, (iii) to the extent such information was available to such Funding Agent or such Purchaser on a nonconfidential basis prior to its disclosure to such Funding Agent or such Purchaser in connection with this transaction, (iv) with the consent of the Servicer, (v) to the extent permitted by the preceding paragraph, or (vi) to the extent such Funding Agent or such Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) such Funding Agent or such Purchaser, as the case may be, will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Issuer of its intention to make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure.

Each Purchaser may, in accordance with applicable law (which includes applicable securities laws), at any time grant participations in all or part of its Commitment or its interest in the Notes, including the payments due to it under this Agreement and the Indenture (each, a “Participation”), to any Person (each, a “Participant”); provided,  however, that no Participation shall be granted to any Person unless and until the Funding Agents shall have consented thereto (which consent shall be in each Funding Agent’s sole discretion) and the conditions to Transfer specified in this Agreement, including in subsections 8.1(b) and (c) hereof, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all principal payments made with respect to such Purchaser’s beneficial interest (if any) in the Notes and a specified interest rate on the principal balance of such Participation.  In connection with any such Participation, the related Funding Agent shall maintain a register of each Participant and the amount of each Participation.  Each Purchaser hereby acknowledges and agrees that (i) any such Participation will not alter or affect such Purchaser’s direct obligations hereunder, and (ii) none of

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the Indenture Trustee, the Issuer, the Depositor, the Seller nor the Servicer shall have any obligation to have any communication or relationship with any Participant.  No Participant shall be entitled to transfer all or any portion of its Participation, without the prior written consent of the Funding Agents.  Each Participant shall be entitled to receive indemnification pursuant to Section 2.4 hereof (but shall not be entitled to indemnification under any other Section of this Agreement) as if such Participant were a Purchaser and such Section applied to its Participation.  Each Purchaser shall give the Funding Agents notice of the consummation of any sale by it of a Participation, and the related Funding Agent (upon receipt of notice from the related Purchaser) shall promptly notify the Issuer, the Servicer and the Indenture Trustee.  Unless separately agreed to between the related Purchaser and the Participant in the related participation agreement, no Participant shall have the right to approve any amendment or waiver of the terms of this Agreement except with respect to those matters set forth in clauses (i) and (ii) of the proviso to Section 9.1 hereof.

Each Purchaser may, with the consent of the Funding Agents (in their sole discretion) and the Servicer (which shall not unreasonably be withheld) and in accordance with applicable law (which includes applicable securities laws), sell or assign (each, an “Assignment”), to any Person (each, an “Assignee”) all or any part of its Commitment or its interest in the Notes and its rights and obligations under this Agreement and the Indenture pursuant to an agreement substantially in the form attached hereto as Exhibit C hereto (a “Transfer Supplement”), executed by such Assignee and the Purchaser and delivered to the Funding Agents and the Servicer for their acceptance and consent; provided,  however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsections 8.1(b) and (c) hereof, shall have been satisfied; provided,  further,  however, that neither the consent of the Servicer nor the Funding Agents shall be required in the case of an assignment by any existing Purchaser to another existing Purchaser in its Purchaser Group; and provided,  further,  however, that neither the consent of the Servicer nor the Funding Agents shall be required in the case of an assignment by any existing Purchaser to another existing Purchaser, or in the case of any assignment to any Affiliates of a Funding Agent.  From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Purchaser hereunder as set forth therein and (y) the transferor Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment, if any, and other obligations under this Agreement; provided,  however, that after giving effect to each such Assignment, the obligations released by any such Purchaser shall have been assumed by an Assignee or Assignees.  Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Funding Percentages arising from the Assignment.  Upon its receipt and acceptance of a duly executed Transfer Supplement, the related Funding Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Issuer, the Servicer and the Indenture Trustee.

Upon instruction to register a transfer of a Purchaser’s beneficial interest in the Notes (or portion thereof) and surrender for registration of transfer such Purchaser’s Note(s) (if applicable) and delivery to the Issuer and the Indenture Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement

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and such other documents as may be required under this Agreement, such beneficial interest in the Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and the related Funding Agent and, if requested by the Assignee, new Notes shall be issued to the Assignee and, if applicable, the transferor Purchaser in amounts reflecting such Transfer as provided in the Indenture.  Such Transfers of Notes (and interests therein) shall be subject to this Section 8.1 in lieu of any regulations which may be prescribed under Section 6.3 of the Indenture.  Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.

Each Purchaser may pledge its interest in the Notes to any Federal Reserve Bank as collateral in accordance with applicable law.

Any Purchaser shall have the option to change its Investing Office.

Each Affected Party shall be entitled to receive indemnification pursuant to Section 2.4 hereof as though it were a Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Notes.

Register of Purchasers and Participants.  Each Funding Agent shall maintain a register (each a “Purchaser/Participant Register”) for the registration, transfer and exchange of interests in its Notes and the granting of Participations of interests in its Notes.  The names and addresses of all Purchasers and Participants and the names and addresses of the transferees of any interests in Notes shall be registered in the Purchaser/Participant Registers.

MISCELLANEOUS

Amendments and Waivers.  This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1.  With the written consent of the Required Purchasers, the Funding Agents, the Seller, the Servicer, the Depositor and the Issuer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided,  however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Purchaser hereunder or under the Indenture, in each case without the consent of the Purchasers affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or reduce the percentage specified in the definition of the Required Purchasers, in each case without the written consent of all Purchasers, or (iii) amend, modify or waive any provision of Section VII hereof without the written consent of the Funding Agents.  Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notices.  (d)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in

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the case of mail or facsimile notice, when received, addressed as follows or, with respect to a Purchaser, as set forth in its respective Joinder Supplement or Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

The Issuer:	BXG TIMESHARE TRUST I c/o Wilmington Trust Company Rodney Square North 1100 N. Market Street Wilmington, DE 19890-0001

Attention: Corporate Trust Administration/ BXG TIMESHARE TRUST I Fax: (302) 651‑8882

Bluegreen:	BLUEGREEN VACATIONS CORPORATION 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: ~~Anthony M. Puleo~~Raymond S. Lopez Fax: (561) 912-8123

The Depositor:	BLUEGREEN TIMESHARE FINANCE CORPORATION I 4950 Communication Avenue, Suite 900 Boca Raton, Florida 33431 Attention: ~~Allan J. Herz~~Paul Humphrey Fax: (561) 443-8743

The Indenture Trustee:

U.S. BANK NATIONAL ASSOCIATION
~~60 Livingston Avenue~~

~~EP-MN-WS3D~~
190 S. LaSalle St. ~~Paul, MN  55107-2292~~, 7th Floor

MK-IL-SL7C
Chicago, IL 60603
Phone: (~~651~~312)  ~~466~~332-~~5359~~6573
Email: ~~timothy~~eric.~~matyi~~ott@usbank.com
Attention:  Global Structured Finance – BXG Timeshare Trust I

The Funding Agents:	KeyBank National Association 1000 South McCaslin Boulevard Superior, Colorado 80027 Attention: Richard Andersen Fax : (216) 370-6396

~~and~~with a copy to:

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KeyBanc Capital Markets Inc.

1301 Avenue of the Americas

New York, New York 10019

Attention: ~~Paul B. Richardson~~Andrew Yuder

E-mail: ~~paul.richardson@key.com~~Andrew.yuder@key.com

and

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

~~609 Fifth~~100 Park Avenue, 13th Floor

New York, New York 10017

Attention: ~~Jayan Krishnan~~Cedric Probst

E-mail: ~~jayan.krishnan@dzbank.de~~cedric.probst@dzbank.de

Fax: (212) 745-1651

Unless otherwise directed by the respective Funding Agents, all payments to KeyBank shall be made by federal wire (ABA #021300077), to account number 329953020917, bank name: KeyBank, account name: BXG Timeshare Trust and all payments to DZ BANK shall be made by federal wire ABA #021 000 018, to account number 8900 433 876, bank name: Bank of New York, account name: DZ BANK, reference #AUTBXGNY.  To the extent necessary, any communications regarding any wires to KeyBank should be directed to Richard Andersen of KeyBank National Association; Fax: (216) 370-6396 and Phone: (720) 304-1247  and to DZ BANK should be directed to Cedric Probst of DZ BANK; Fax: (212)745-1651 and Phone: (212) 745-1557.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Funding Agents or any Purchaser, any right, remedy, power or privilege under any of the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided in the Transaction Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Depositor, the Issuer, the Funding Agents, the Purchasers, any Assignee, any Participant, any Indemnitee and their respective successors and assigns, except that the Seller, the Servicer, the Depositor and the Issuer may not assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Indenture, without the prior written consent of the Required Purchasers, the Purchasers, the Funding

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Agents, Assignees and Participants may not assign or transfer any of their respective rights or obligations except as provided herein.

Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Integration.  This Agreement and the Fee Letter represent the agreement of the Funding Agents, the Seller, the Depositor, the Issuer, the Servicer and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Purchasers or the Funding Agents relative to subject matter hereof not expressly set forth or referred to herein or therein.

Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Termination.  This Agreement shall remain in full force and effect until the payment in full of the principal of and interest on the Notes and all other amounts payable to the Purchasers or the Funding Agents hereunder and the termination of all Commitments; provided,  however, that the provisions of Sections 2.3, 2.4, 6.1, 6.2, 7.7, 9.10, 9.11, 9.13 and 9.14 hereof shall survive termination of this Agreement, the transfer by a Purchaser of any Note or any interest therein and any amounts payable to the Funding Agents, Purchasers or any Affected Party thereunder shall remain payable thereto.

Limited Recourse; No Proceedings.  The obligations of the Issuer and the Depositor under this Agreement are solely the obligations of the Issuer and the Depositor, as applicable.  No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer and the Depositor, or any officer of any of them in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Issuer and the Depositor.  With respect to obligations of the Issuer, neither any Funding Agent nor any Purchaser shall look to any property or assets of the Issuer, other than to the Trust Estate.  Each Purchaser and each Funding Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Issuer pursuant to this Agreement, prior to the commencement of a bankruptcy or insolvency proceeding by or against the Issuer, it shall not

-  40  -

constitute a claim against the Issuer.  Each of the Issuer, the Depositor, the Seller, the Servicer, each Funding Agent and each Purchaser agrees that it shall not institute or join against the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the Indenture.  Nothing in this paragraph shall limit or otherwise affect the liability of the Servicer and the Seller with respect to any amounts owing by the Servicer or the Seller, respectively, hereunder or the right of any Funding Agent or any Purchaser to enforce such liability against the Servicer or the Seller, respectively, or any of its respective assets.  For clarity, it is understood that the Timeshare Loans, related Timeshare Loan Documents and other assets will be conveyed by the Seller to the Depositor and by the Depositor to the Issuer pursuant to the terms of the Purchase Agreement and Sale Agreement, respectively, without recourse, representation on warranty except as expressly provided therein.  Without limiting the foregoing, none of the Seller, the Depositor or any of their respective subsidiaries shall be responsible for payments on the Timeshare Loans, and any other credit risks associated therewith shall be borne by the Issuer and the holders of any obligations of the Issuer.

Each of the Issuer, the Depositor, the Seller, the Servicer, each Funding Agent and each Bank Purchaser agrees that it shall not institute or join against a Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the Indenture.

Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

Submission to Jurisdiction; Waivers.  EACH OF THE SELLER, THE ISSUER, THE DEPOSITOR, THE SERVICER, EACH FUNDING AGENT AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

-  41  -

AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTIES SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

WAIVERS OF JURY TRIAL.  EACH OF THE SELLER, THE SERVICER, THE ISSUER, THE DEPOSITOR, THE FUNDING AGENTS AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

Limitation of Liability of Owner Trustee.  Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other Transaction Documents.

Hedging Requirements.  Upon the ~~earlier of (a) the date~~Determination Date on which the Excess Spread is less than or equal to ~~8.0~~7.0% and ~~the Aggregate Outstanding Note Balance is greater than zero and (b)~~there are Notes outstanding, the Funding Agents, with prior written notice ~~from the Funding Agents~~ to the Issuer and the Servicer, at their sole discretion, may require the Issuer ~~shall~~to enter into a Hedge Agreement with a Qualified Hedge Counterparty and upon execution thereof shall pledge all of the Issuer’s right, title and interest under such Hedge Agreement to the Indenture Trustee for the benefit of the Funding Agents on behalf of the Purchaser Groups pursuant to the Indenture; provided, that if the Issuer is required to enter into a Hedge Agreement ~~as a result of clause (b) above~~, then the Issuer shall have 15 calendar days from the date of such written notice is received to enter into a Hedge Agreement.  Each Hedge Agreement shall be in form and substance satisfactory to the Funding Agents, including, without limitation, having

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a notional amount based on the Required Hedge Amount and a cap rate that generates Excess Spread equal to or exceeding 8.0%.

Recourse Against Conduit Purchaser.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, any obligation or agreement to pay fees or any other amount) of a Conduit Purchaser contained in this Agreement or any other agreement, instrument or document entered into by such Conduit Purchaser pursuant hereto or in connection herewith shall be had against its administrator or against any incorporator, affiliate, stockholder, authorized person, officer, member, manager, partner, employee or director of such Conduit Purchaser or of its administrator, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Conduit Purchaser contained in this Agreement and all of the other agreements, instruments and documents entered into by such Conduit Purchaser pursuant thereto or in connection herewith are, in each case, solely the limited liability company obligations of such Conduit Purchaser, and that no personal liability whatsoever shall attach to or be incurred by its administrator or any incorporator, stockholder, affiliate, officer, authorized person, member, manager, partner, employee or director of such Conduit Purchaser or of its administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Agreement or in any other  such instruments, documents, or agreements, or which are implied therefrom, and that any and all personal liability of its administrator and every such incorporator, stockholder, affiliate, authorized person, officer, member, manager, partner, employee or director of such Conduit Purchaser or of its administrator for breaches by such Conduit Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.  The provisions of this Section 9.16 shall survive the termination of this Agreement.

[Signature Page to Sixth Amended and Restated Note Funding Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Note Funding Agreement to be duly executed by their respective officers as of the day and year first above written.

BXG TIMESHARE TRUST I, as Issuer

By:Wilmington Trust Company, not in its
individual capacity, but solely as Owner Trustee

By:__________________________________
Name:
Title:

BLUEGREEN VACATIONS CORPORATION,
as Seller and Servicer

By:_______________________________________
Name: ~~Anthony M. Puleo~~
Title: ~~Senior Vice President, CFO & Treasurer~~

BLUEGREEN TIMESHARE FINANCE
CORPORATION I, as Depositor

By:_______________________________________
Name: ~~Allan J. Herz~~
Title: ~~President and Assistant Treasurer~~

[Signature Page to Sixth Amended and Restated Note Funding Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Funding Agent

By:_______________________________________
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN,
as a Funding Agent

By:_______________________________________
Name:  ~~Jayan Krishnan~~
Title:  ~~Senior Vice President~~

By:_______________________________________
Name:  ~~Cedric Probst~~
Title:  ~~Senior Vice President~~

EXHIBIT A

FORM OF INVESTMENT LETTER
[Date]

BXG TIMESHARE TRUST I

c/o___________, as Owner Trustee

Attention:

Bluegreen Vacations Corporation

Bluegreen Timeshare Finance Corporation I

ReBXG TIMESHARE TRUST I
Timeshare Loan-Backed VFN Notes, Series I

Ladies and Gentlemen:

This letter (the “Investment Letter”) is delivered by the undersigned (the “Purchaser”) pursuant to subsection 8.1(b) of the Sixth Amended and Restated Note Funding Agreement dated as of May 1, 2017 (as in effect, the “Note Funding Agreement”), among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto, KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent.  Capitalized terms used herein without definition shall have the meanings set forth in the Note Funding Agreement.  The Purchaser represents to and agrees with the Issuer as follows:

The Purchaser is authorized [to enter into the Note Funding Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby] [to purchase a participation or other interest in obligations under the Note Funding Agreement].

The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment.  The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision.  The Purchaser has, independently and without reliance upon any Funding Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of  the Issuer, the Depositor, the Seller and the Servicer and made its own decision to purchase its interest in the Notes, and will, independently and without reliance upon any Funding Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Note Funding Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Seller, the Depositor and the Servicer.

The Purchaser is an “accredited investor,” as defined in Rule 501, promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and is a “qualified institutional buyer” (within the meaning of Rule 144A thereunder) and is acquiring the Notes (or an interest in the Notes) for its own account for investment purposes.  The Purchaser understands that the offering and sale of the Notes (or any interest in therein) has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable “Blue Sky” law, and that the offering and sale of the Note (or any interest in therein) has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

The Purchaser is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such plan, an “Employee Plan”), an entity whose underlying assets include the assets of any Employee Plan, or a governmental plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or the Purchaser’s purchase, holding and disposition of the Notes does not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available.

The Purchaser is acquiring an interest in Notes without a view to any distribution, resale or other transfer thereof except, with respect to any interest or participation therein, as contemplated in the following sentence.  The Purchaser will not resell or otherwise transfer any interest or participation in the Notes, except in accordance with Section 8.1 of the Note Funding Agreement and in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or “blue sky” laws.  In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the Notes or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

The Purchaser expressly agrees to be bound by the terms of the Note Funding Agreement, including but not limited to the confidentiality provision and the restrictions on transfer set forth in Section VIII thereof.

Very truly yours,
[NAME OF PURCHASER]
By

Name:
Title:

EXHIBIT B

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (this “Supplement”), among BXG TIMESHARE TRUST I (the “Issuer”), BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer (the “Servicer”), BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchaser set forth in Item 2 of Schedule I hereto (the “Additional Purchaser”), and KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent (in such capacity, each a  “Funding Agent”, together the “Funding Agents”).

W I T N E S S E T H

WHEREAS, this Supplement is being executed and delivered in accordance with subsection 2.2(c) of the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto, and the Funding Agents (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Funding Agreement”; unless otherwise defined herein, terms defined in the Note Funding Agreement are used herein as therein defined); and

WHEREAS, the Additional Purchaser (if it is not already a Purchaser party to the Note Funding Agreement) wishes to become a Purchaser party to the Note Funding Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon receipt by the Funding Agents of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Additional Purchaser, the Issuer and the Funding Agents, the Funding Agents will transmit to the Servicer, the Issuer, the Indenture Trustee, the other Funding Agent(s) and the Additional Purchaser a Joinder Effective Notice, substantially in the form of Schedule III to this Supplement (a “Joinder Effective Notice”).  Such Joinder Effective Notice shall be executed by the related Funding Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the “Joinder Effective Date”).   From and after the Joinder Effective Date, the Additional Purchaser shall be a [Bank][Conduit] Purchaser party to the Note Funding Agreement for all purposes thereof having an initial Funding Percentage and a Commitment, if applicable, as set forth in such Schedule II.

Concurrently with the execution and delivery hereof, the Additional Purchaser will deliver to the Funding Agents, the Issuer and the Indenture Trustee an executed Investment Letter in the form of Exhibit A to the Note Funding Agreement, the tax documentation required under Section 6.3(d) of the Note Funding Agreement, and the certification required by Section 8.1(b) of the Note Funding Agreement.

Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

By executing and delivering this Supplement, the Additional Purchaser confirms to and agrees with the Funding Agents and the Purchasers as follows:  (i) neither any Funding Agent nor any other Purchaser makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Note Funding Agreement (other then representations or warranties made by such respective parties) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Funding Agreement or any other instrument or document furnished pursuant thereto, or with respect to the financial condition of the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee, or the performance or observance by the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee of any of their respective obligations under the Note Funding Agreement or the Indenture or any other instrument or document furnished pursuant hereto; (ii) the Additional Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iii) the Additional Purchaser will, independently and without reliance upon any Funding Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Funding Agreement; (iv) the Additional Purchaser appoints and authorizes the Funding Agent indicated on Schedule II to take such action as agent on its behalf and to exercise such powers under the Note Funding Agreement and the Indenture as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Note Funding Agreement; and (vi) the Additional Purchaser agrees (for the benefit of the Funding Agents, the other Purchasers, the Indenture Trustee, the Seller, the Servicer, the Depositor and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Funding Agreement are required to be performed by it as a Purchaser.

Schedule II hereto sets forth the Commitment and the Commitment Expiration Date, if applicable, the Funding Agent, the other Purchasers in its Purchaser Group and the initial Investing Office of the Additional Purchaser, as well as administrative information with respect to the Additional Purchaser.

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the

Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER SUPPLEMENT

Re:Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers party thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agents.

Item 1:Date of Joinder Supplement:

Item 2:Additional Purchaser:

Item 3:Signatures of Parties to Agreement:

as Additional Purchaser

By:
Name:
Title:

[By:
Name:
Title:]

BXG TIMESHARE TRUST I
as Issuer

By _______________, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

BLUEGREEN VACATIONS CORPORATION,

as Seller and Servicer

By:
Name:
Title:

BLUEGREEN TIMESHARE FINANCECORPORATION I, as Depositor

By:
Name:
Title:

SCHEDULE II TO
JOINDER SUPPLEMENT

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT

[Additional Purchaser]

Initial Funding Percentage: (if applicable)	_______%

Commitment (if applicable):$_______________	from [__] to [__]
$ _______________	from [__] to [__]

Maximum Commitment (if applicable)

Type of Purchaser:

[Conduit Purchaser][Cost of Funds Bank Purchaser]

[LIBOR Bank Purchaser]

Funding Agent:

[_______________]

Other Purchasers in Purchaser Group:

[_______________]

Office and Address for Notices:

$ _______________
[_______________]

SCHEDULE III TO
JOINDER SUPPLEMENT

FORM OF
JOINDER EFFECTIVE NOTICE

To:[Names and addresses of
Issuer, Seller, Servicer, Indenture Trustee, Depositor,
Funding Agents and Additional Purchaser]

The undersigned, as Funding Agents under the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agent for the related Purchaser Groups thereunder, acknowledges receipt of five executed counterparts of a completed Joinder Supplement. [Note: attach copies of Schedules I and II from such Agreement.]  Terms defined in such Supplement are used herein as therein defined.

Pursuant to such Supplement, you are advised that the Joinder Effective Date will be _____________, .

Very truly yours,

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER SUPPLEMENT

TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (this “Supplement”), among the transferor Purchaser set forth in Item 2 of Schedule I hereto (the “Transferor Purchaser”), the Purchasing Purchaser set forth in Item 3 of Schedule I hereto (the “Purchasing Purchaser”), and KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent (in such capacity, each a  “Funding Agent”, together the “Funding Agents”).

W I T N E S S E T H:

WHEREAS, this Supplement is being executed and delivered in accordance with subsection 8.1(g) of the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto and the Funding Agents (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Note Funding Agreement”; unless otherwise defined herein, terms defined in the Note Funding Agreement are used herein as therein defined);

WHEREAS, the Purchasing Purchaser (if it is not already a Purchaser party to the Note Funding Agreement) wishes to become a Purchaser party to the Note Funding Agreement and the Purchasing Purchaser wishes to acquire and assume from the Transferor Purchaser, certain of the rights, obligations and commitments under the Note Funding Agreement; and

WHEREAS, the Transferor Purchaser wishes to sell and assign to the Purchasing Purchaser, certain of its rights, obligations and commitments under the Note Funding Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)Upon receipt by the Funding Agents of five counterparts of this Supplement, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Transferor Purchaser, the Purchasing Purchaser [,the Issuer] and the Funding Agents, the Funding Agents will transmit to the Servicer, the Seller, the Issuer, the Depositor, the Indenture Trustee, the Transferor Purchaser and the Purchasing Purchaser a Transfer Effective Notice, substantially in the form of Schedule III to this Supplement (a “Transfer Effective Notice”).  Such Transfer Effective Notice shall be executed by the Funding Agents and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the “Transfer Effective Date”).  From and after the Transfer Effective Date the Purchasing Purchaser shall be a Purchaser party to the Note Funding Agreement for all purposes thereof.

(b)At or before 12:00 Noon, local time of the Transferor Purchaser, on the Transfer Effective Date, the Purchasing Purchaser shall pay to the Transferor Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Purchaser and such Purchasing Purchaser (the “Purchase Price”), of the portion set forth on Schedule II hereto being purchased by such Purchasing Purchaser of the outstanding advances under the Note owned by the Transferor Purchaser (such Purchasing Purchaser’s “Purchase Percentage”) and other amounts owing to the Transferor Purchaser under the Note Funding Agreement or otherwise in respect of the Notes.  Effective upon receipt by the Transferor Purchaser of the Purchase Price from the Purchasing Purchaser, the Transferor Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing Purchaser, without recourse, representation or warranty, and the Purchasing Purchaser hereby irrevocably purchases, takes and assumes from the Transferor Purchaser, the Purchasing Purchaser’s Purchase Percentage of [(i)] the presently Outstanding Note Balance under the Notes owned by the Transferor Purchaser and other amounts owing to the Transferor Purchaser in respect of the Notes, together with all instruments, documents and collateral security pertaining thereto, [and (ii) the Purchasing Purchaser’s Purchase Percentage of the Funding Percentage and the Commitment of the Transferor Purchaser and other rights, duties and obligations of the Transferor Purchaser under the Note Funding Agreement.]  This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Purchaser and sale by the Transferor Purchaser of interests in the Notes, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Purchaser to the Transferor Purchaser.  The Transferor Purchaser hereby confirms that the Aggregate Outstanding Note Balance equals $                           and the Outstanding Note Balance of its Notes equals $                           as of             , 20__.  Upon and after the Transfer Effective Date (until further modified in accordance with the Note Funding Agreement), the Funding Percentage of the Transferor Purchaser and the Purchasing Purchaser and the Commitment of the Transferor Purchaser and the Purchasing Purchaser shall be as set forth in Schedule II to this Supplement.

(c)The Transferor Purchaser has made arrangements with the Purchasing Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Purchaser to the Purchasing Purchaser of any fees heretofore received by the Transferor Purchaser pursuant to the Note Funding Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Purchaser to the Transferor Purchaser of fees or interest received by the Purchasing Purchaser pursuant to the Note Funding Agreement or otherwise in respect of the Notes from and after the Transfer Effective Date.

(d)All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Purchaser in respect of the Notes shall, instead, be payable to or for the account of the Transferor Purchaser and the Purchasing Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.

(e)All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Purchaser from and after the Transfer Effective Date pursuant to the Note Funding Agreement or in respect of the Notes shall, instead, accrue for the account of, and be payable to or for the account of, the Transferor Purchaser and the Purchasing Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.  In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Purchaser, the Transferor Purchaser and the Purchasing Purchaser will make appropriate arrangements for payment by the Transferor Purchaser to the Purchasing Purchaser of such amount upon receipt thereof from the Agent.

(f)Concurrently with the execution and delivery hereof, the Purchasing Purchaser will deliver to the Funding Agents, the Issuer and the Indenture Trustee an executed Investment Letter in the form of Exhibit A to the Note Funding Agreement, the tax documentation required by Section 6.3(d) of the Note Funding Agreement and the certification required by Section 8.1(b) of the Note Funding Agreement.

(g)Each of the parties to this Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement, and (ii) the related Funding Agent shall apply each payment made to it under the Note Funding Agreement, whether in its individual capacity or as Funding Agent, in accordance with the provisions of the Note Funding Agreement, as appropriate.

(h)By executing and delivering this Supplement, the Transferor Purchaser and the Purchasing Purchaser confirm to and agree with each other and the Funding Agents and the other Purchasers as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim created by or through it, the Transferor Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Note Funding Agreement or the Indenture or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Note Funding Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee, or the performance or observance by the Seller, the Servicer, the Depositor, the Issuer or the Indenture Trustee of any of their respective obligations under the Note Funding Agreement, the Indenture or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) each Purchasing Purchaser will, independently and without reliance upon any Funding Agent, the Transferor Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Funding Agreement or the Indenture; (v) each Purchasing Purchaser appoints and authorizes the Funding Agent set forth on Schedule II hereto to take such action as agent on its behalf and to exercise such powers under the Note Funding Agreement and the Indenture as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Note Funding Agreement; and (vi) each Purchasing Purchaser agrees (for the benefit of the Transferor Purchaser, the Issuer, the Funding Agents, the Purchasers, the Indenture Trustee, the Depositor, the Seller, the Servicer and the Issuer) that it will perform in accordance with their terms all of the obligations which by the terms of the Note Funding Agreement are required to be performed by it as a Purchaser.

(i)[Schedule II hereto sets forth the revised Funding Percentage and Commitment of the Transferor Purchaser, the Funding Percentage, the Commitment of the Purchasing Purchaser, as applicable, the Funding Agent of the Purchasing Purchaser, the other Purchasers in the Purchasing Purchaser’s Purchaser Group and the initial Investing Office of the Purchasing  Purchaser, as well as administrative information with respect to the Purchasing Purchaser.]

(j)THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
TRANSFER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR TRANSFER SUPPLEMENT

Re:Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers party thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agents.

Item 1:Date of Transfer Supplement:

Item 2:Transferor Purchaser:

Item 3:Purchasing Purchaser:

Item 4:Signatures of Parties to Agreement:

as Transferor Purchaser

By:
Name:
Title:

By:
Name:
Title:

as Purchasing Purchaser

By:
Name:
Title:

By:
Name:
Title:

CONSENTED TO AND ACCEPTED BY:

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

BXG TIMESHARE TRUST I

By:Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

BLUEGREEN VACATIONS CORPORATION,
as Seller and Servicer

By:
Name:
Title:

BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor

By:
Name:
Title:

SCHEDULE II TO
TRANSFER SUPPLEMENT

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES, ASSIGNED INTERESTS, PURCHASE
AND FUNDING PERCENTAGES AND PURCHASE PRICE

[Transferor Purchaser]

Funding Percentage:
Transferor Purchaser Funding Percentage Prior to Sale:	_______%
Funding Percentage Sold:	_______%
Funding Percentage Retained:	_______%
Commitment:
Transferor Purchaser Commitment Prior to Sale:	$________
Commitment Sold:	$________
Commitment Retained	$________

D.Outstanding Note Balance of Notes:
Transferor Purchaser Outstanding Note Balance of Notes Prior to Sale:	$________
Outstanding Note Balance of Notes Sold:	$________
Outstanding Note Balance of Notes Retained:	$________
E.Purchase Percentage:	_______%
[Purchasing Purchaser]
Funding Percentage:	_______%
Commitment:	$________
C.Outstanding Note Balance of Notes Owned Immediately After Sale:	$________

Type of Purchaser:

[Conduit Purchaser][Cost of Funds Bank Purchaser]

[LIBOR Bank Purchaser]

Funding Agent:

[________________]

Other Purchasers in Purchaser Group:

[_________________]

Address for Notices:

[____________]
Investing Office:

[_____________]

SCHEDULE III TO
TRANSFER SUPPLEMENT

Form of
Transfer Effective Notice

To:[Name and address of
Issuer, Servicer, Indenture Trustee, the Transferor
Purchaser and the Purchasing Purchaser]

The undersigned, as Funding Agents under the Sixth Amended and Restated Note Funding Agreement, dated as of May 1, 2017, among BXG TIMESHARE TRUST I, as Issuer, BLUEGREEN VACATIONS CORPORATION, as Seller and Servicer, BLUEGREEN TIMESHARE FINANCE CORPORATION I, as Depositor, the Purchasers parties thereto and KeyBank National Association and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Funding Agent for their respective Purchaser Groups thereunder, acknowledges receipt of five executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.]  Terms defined in such Supplement are used herein as therein defined.

Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be _____________, 20__.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION, as a Funding Agent

By:
Name:
Title:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as a Funding Agent

By:
Name:
Title:

By:
Name:
Title:

1

EXHIBIT D

FORM OF BORROWING NOTICE

SIXTH AMENDED AND RESTATED NOTE FUNDING AGREEMENT (the “Agreement”), dated as of May 1, 2017, by and among BXG TIMESHARE TRUST I, a Delaware statutory trust (the “Issuer”), BLUEGREEN VACATIONS CORPORATION, a Florida corporation (“Bluegreen”), BLUEGREEN TIMESHARE FINANCE CORPORATION I, a Delaware corporation (the “Depositor”), the PURCHASERS from time to time parties hereto (collectively, the “Purchasers”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as a funding agent for a Purchaser Group (together with its successors in such capacity, a “Funding Agent”) and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as a funding agent for a Purchaser Group (together with its successors in such capacity, a “Funding Agent” and together with KeyBank, the “Funding Agents”).

Purchasers:_______________________________________________

Issuer:BXG Timeshare Trust I

Requested Funding Date:_______________________________________________

Transmission Date:_______________________________________________

Timeshare Loans to be Pledged:See attachment

Borrowing Base Prior to Funding:$________________

Borrowing Base After Funding*:$________________

Available Commitment of KeyBank

2

Prior to Funding:$________________

Available Commitment of KeyBank

After Funding:$________________

Requested Wire Amount from KeyBank

$________________

Available Commitment of DZ Bank/Autobahn

Prior to Funding:$________________

Available Commitment of DZ Bank/Autobahn

After Funding:$________________

Requested Wire Amount from DZ Bank/Autobahn

$________________

Wire Instructions:

Bank Name: Fifth Third Bank

Account Name: BXG Timeshare FIN Corp I Inv 19 TR I

ABA Routing Number: 042000314

ACH: 67091719

Account Number: 7433586687

Requested by:

BXG TIMESHARE TRUST I

By:Wilmington Trust Company,

not in its individual capacity, but solely as Owner Trustee

By:    ____________________________________

Name:

Title:

BLUEGREEN VACATIONS CORPORATION

By:____________________________________
Name:
Title:

2

BLUEGREEN TIMESHARE FINANCE CORPORATION I

By:____________________________________
Name:
Title:

2

Attachment

SCHEDULE OF TIMESHARE LOANS PROPOSED TO BE PLEDGED

This schedule will be supplemented from time to time by the Schedule of Timeshare Loans attached to a borrowing notice dated subsequent to the date hereof.  Each such Schedule of Timeshare Loans shall be deemed to be incorporated herein and made a part hereof for all purposes.

SCHEDULE 4.1(k)

Tax Schedule

None.

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/30/2019 11:45:30 AM
Style name: KL_Default
Intelligent Table Comparison: Active
Original DMS: dm://KL2/3162406/1
Modified DMS: dm://KL2/3162406/5
Changes:
Add	66
~~Delete~~ 	52
~~Move From~~	0
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Embedded Graphics (Visio, ChemDraw, Images etc.)	0
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EXHIBIT D

Conformed Copy Through Omnibus Amendment ~~Dated September 22, 2017~~No. 2 dated December 27, 2019
(Depositor to Issuer – Commitment I)

SECOND AMENDED AND RESTATED SALE AGREEMENT

This SECOND AMENDED AND RESTATED SALE AGREEMENT (this “Agreement”), dated as of May 1, 2017, by and among Bluegreen Timeshare Finance Corporation I, a Delaware corporation (the “Depositor”), BXG Timeshare Trust I, a statutory trust formed under the laws of the State of Delaware (the “Issuer”), and their respective permitted successors and assigns, hereby amends and restates in its entirety that certain Amended and Restated Sale Agreement, dated as of December 1, 2013, by and between the Depositor and the Issuer (as amended from time to time, the “Original Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Agreement as provided herein, and all actions required to do so under the Original Agreement have been taken;

WHEREAS, the Depositor has acquired and, from time to time, will acquire certain timeshare loans from Bluegreen Vacations Corporation (f/k/a Bluegreen Corporation), a Florida corporation (“Bluegreen” or the “Club Originator”) pursuant to that certain Second Amended and Restated Purchase and Contribution Agreement, dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), by and between Bluegreen and the Depositor;

WHEREAS, pursuant to the Original Agreement, the Depositor has sold and the Issuer has purchased Timeshare Loans and pursuant to this Agreement, the Depositor desires to sell, and the Issuer desires to purchase, from time to time, in accordance with the terms of this Agreement, those certain timeshare loans acquired pursuant to the Purchase Agreement;

WHEREAS, on the Closing Date, the Issuer intends to enter into that certain Sixth Amended and Restated Indenture dated as of May 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and among the Issuer, Bluegreen, as servicer (in such capacity, the “Servicer”), Vacation Trust, Inc., a Florida corporation, as club trustee (the “Club Trustee”), Concord Servicing Corporation, as backup servicer, KeyBank National Association, a national banking association (“KeyBank”), as a funding agent, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ BANK”) (each of KeyBank and DZ BANK, a “Funding Agent” and together the “Funding Agents”), and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), as custodian (in such

2

capacity, the “Custodian”) and as paying agent (in such capacity, the “Paying Agent”), whereby the Issuer will pledge the Trust Estate (as defined in the Indenture) to the Indenture Trustee to secure the Issuer’s Timeshare Loan-Backed VFN Notes, Series I (the “Notes”);

WHEREAS, pursuant to the terms the Indenture, the Issuer shall pledge such Timeshare Loans, as part of the Trust Estate, to the Indenture Trustee to secure the Notes;

WHEREAS, the Depositor may, and in certain circumstances will be required, to cure, repurchase or substitute and provide one or more Qualified Substitute Timeshare Loans for a Timeshare Loan that is a Defective Timeshare Loan, previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture (including, for the avoidance of doubt, Timeshare Loans sold to the Issuer under the Original Agreement); and

WHEREAS, the Depositor may, at the direction of the Club Originator, be required to exercise the Club Originator’s option to purchase or substitute Timeshare Loans that become subject to an Upgrade or Defaulted Timeshare Loans previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Definitions; Interpretation

.  Capitalized terms used but not defined herein shall have the meanings specified in the “Seventh Amended and Restated Standard Definitions” attached hereto as Annex A.

Acquisition of Timeshare Loans

.

Section 3.01Timeshare Loans.  On each Funding Date, in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on such Funding Date, to be paid in part in cash and in part as an increase in the value of the Residual Interest Certificate held by the Depositor, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor’s right, title and interest in and to (i) any Timeshare Loans listed on the related Borrowing Notice, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each such Timeshare Loan, (v) the Depositor’s rights and remedies under the Purchase Agreement, including, but not limited to, its rights with respect to the representations and warranties of the Club Originator therein, together with all rights of the Depositor with respect to any breach thereof, including any right to require the Club Originator to cure, repurchase or substitute any Defective Timeshare Loans in accordance with the provisions of the Purchase Agreement and (vi) all income, payments, proceeds and other benefits and rights related

3

to any of the foregoing (the property in clauses (i)-(vi), being the “Assets”).  Upon such sale and transfer, the ownership of each Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Issuer, its successors and assigns.  The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable.  The parties to this Agreement hereby acknowledge that the “credit risk” of the Timeshare Loans conveyed hereunder shall be borne by the Issuer and its subsequent assignees.

Section 3.02Delivery of Timeshare Loan Documents. In connection with the sale, transfer, assignment and conveyance of the Timeshare Loans hereunder, the Issuer hereby directs the Depositor and the Depositor hereby agrees to deliver or cause to be delivered, at least five Business Days prior to each Funding Date, to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

Section 3.03Collections. The Depositor shall deposit or cause to be deposited all collections in respect of Timeshare Loans received by the Depositor or its Affiliates after the related Cut-Off Date in the Lockbox Account and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans to the Lockbox Account.

Section 3.04Limitation of Liability.  None of the Issuer, the Depositor or any subsequent assignee of the Issuer shall have any obligation or liability with respect to any Timeshare Loan nor shall the Issuer, the Depositor or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan.  No such obligation or liability is intended to be assumed by the Issuer, the Depositor or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

Intended Characterization; Grant of Security Interest

.  It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by the Depositor to the Issuer and not a loan secured by such Timeshare Loans.  In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale (a “Recharacterization”), it is the intention of the parties hereto that the Depositor shall be deemed to have granted to the Issuer as of the date hereof a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Assets and the QSTL Assets (as hereinafter defined) specified in Section 2 hereof and Section 6(f) hereof, respectively, and the proceeds thereof and that with respect to such transfer, this Agreement shall constitute a security agreement under applicable law.    In the event of a Recharacterization, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United

4

States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”).    In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.  In the case of any Recharacterization, each of the Depositor and the Issuer represents and warrants as to itself that each remittance of Collections by the Depositor to the Issuer hereunder will have been (i) in payment of a debt incurred by the Depositor in the ordinary course of business or financial affairs of the Issuer and the Depositor and (ii) made in the ordinary course of business or financial affairs of the Issuer and the Depositor.

The characterization of the Depositor as “debtor” and the Issuer as “secured party” in any such security agreement and any related financing statements required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Issuer of the Depositor’s entire right, title and interest in and to the Assets and the QSTL Assets.

Each of the Depositor, the Club, the Club Trustee and any of their Affiliates hereby agrees to make the appropriate entries in its general accounting records to indicate that the Timeshare Loans have been transferred to the Issuer, pledged to the Indenture Trustee and constitute a part of the Issuer’s estate in accordance with the terms of the Trust created under the Trust Agreement.

Conditions Precedent to Acquisition of Timeshare Loans by the Issuer

.  The obligations of the Issuer to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

Section 5.01With respect to each Funding Date for each Timeshare Loan or any Qualified Substitute Timeshare Loan replacing a Timeshare Loan, all representations and warranties of the Depositor contained in Section 5(a) hereof shall be true and correct on such date as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of each such Timeshare Loan conveyed on such Funding Date shall be true and correct on such Funding Date.

5

Section 5.02Prior to a Funding Date, the Depositor shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Custodian’s Certification therefor pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

Section 5.03The Depositor shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by the Depositor or performed or caused to be performed all other obligations required to be performed as of the related Funding Date, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.

Section 5.04On the related Funding Date, the Indenture shall be in full force and effect.

Section 5.05Each of the conditions precedent to a Borrowing under the Indenture and the Note Funding Agreement shall have been satisfied.

Section 5.06Each Timeshare Loan conveyed on a Funding Date shall be an Eligible Timeshare Loan.

Section 5.07Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.

Section 5.08The Issuer shall have received such other certificates and opinions as it shall reasonably request.

Representations and Warranties and Certain Covenants of the Depositor

.

Section 6.01The Depositor represents and warrants to the Issuer and the Indenture Trustee for the benefit of the Noteholders, on the Closing Date and on each Funding Date (with respect to any Timeshare Loans or Qualified Substitute Timeshare Loans transferred on such Funding Date or Transfer Date) as follows:

(a)Due Incorporation; Valid Existence; Good Standing. It is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character

6

of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary.

(b) Possession of Licenses, Certificates, Franchises and Permits. It holds, and at all times during the term of this Agreement will hold, all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

(c)Corporate Authority and Power. It has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. It has all requisite corporate power and authority to acquire, own, transfer and convey Timeshare Loans to the Issuer.

(d)Authorization, Execution and Delivery Valid and Binding.  This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by it have been duly authorized, executed and delivered by it and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against it in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of it and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.  This Agreement constitutes a valid transfer of its interest in the Timeshare Loans to the Issuer or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in such Timeshare Loans in favor of the Issuer.

(e)No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by it of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its articles of incorporation or bylaws, (B) violate any provision of any law, governmental rule or regulation currently

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in effect applicable to it or its properties or by which it or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which it or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

(f)Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of it is required which has not been obtained in connection with the authorization, execution, delivery or performance by it of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of Timeshare Loans and the creation of the security interest of the Issuer therein pursuant to Section 3 hereof.

(g)Defaults. It is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(h)Insolvency. It is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. On and after the Closing Date, it will not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

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(i)Pending Litigation or Other Proceedings. There is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (D) the Issuer’s or the Indenture Trustee’s ability to foreclose or otherwise enforce the liens of the Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement.

(j)Information. No document, certificate or report furnished or required to be furnished by or on behalf of it pursuant to this Agreement, in its capacity as Depositor, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. There are no facts known to it which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or its business, or which may impair the ability of it to perform its obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Issuer by or on behalf of it specifically for use in connection with the transactions contemplated hereby or thereby.

(k)Foreign Tax Liability. It is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

(l)Employee Benefit Plan Liability. As of the Closing Date and as of each Funding Date, as applicable, (A), neither the Depositor nor any of its Commonly Controlled Affiliates has or has incurred any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any “Employee Pension Benefit Plan” (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to the Depositor’s Knowledge, no event has occurred or circumstance exists that may result in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (B) neither the Depositor nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such

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term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to the Depositor’s Knowledge, no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (C) the Depositor and each of its Commonly Controlled Affiliates have no outstanding liability for any undisputed contribution required under any Depositor Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (D) the Depositor and each of its Commonly Controlled Affiliates have no outstanding liability for any disputed contribution required under any Depositor Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to the Depositor’s Knowledge (1) neither the Depositor nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (2) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to the Depositor’s Knowledge, neither the Depositor nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect.  For purposes of this subsection 5(a)(xii), “Cause a Material Adverse Effect” means reasonably be expected to result in a material adverse effect on the Depositor or any of its Commonly Controlled Affiliates; “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Depositor that would be considered a single employer with the Depositor under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by the Depositor or any of its Commonly Controlled Affiliates (other than a Depositor Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Depositor Multiemployer Plan” means a Multiemployer Plan to which the Depositor or any of its Commonly Controlled Affiliates contributes or in which the Depositor or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of the Depositor or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

(m)Taxes. (A) It has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision in

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its GAAP financial statements for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Issuer or any of its subsequent assignees, (B) it knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves in its GAAP financial statements have not been established and (C) it intends to pay all such taxes, assessments and governmental charges, if any, when due.

(n)Place of Business. The principal place of business and chief executive office where it keeps its records concerning Timeshare Loans will be 4950 Communication Avenue, Suite 900, Boca Raton, Florida 33431 (or such other place specified by it by written notice to the Issuer and the Indenture Trustee).  It is a corporation formed under the laws of the State of Delaware.

(o)Securities Laws. It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by it to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

(p)Bluegreen Vacation Club.  With respect to the Club Loans:

(i)The Club Trust Agreement, of which a true and correct copy is attached hereto as Exhibit B is in full force and effect; and a certified copy of the Club Trust Agreement has been delivered to the Indenture Trustee together with all amendments and supplements in respect thereof;

(ii)The arrangement of contractual rights and obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement.  The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it holds Resort Interests.  The Club is not a corporation or business trust under the laws of the State of Florida.  The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

(iii)The Club Trustee is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida.  As of the

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Closing Date, the Club Trustee is qualified to do business as a foreign corporation and is in good standing under the laws of the state of Tennessee.  As of each Funding Date, the Club Trustee will be duly qualified to do business as a foreign corporation and will be in good standing under the laws of each jurisdiction it is required by law to be. The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

(iv)The Club Trustee has all necessary corporate power to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement.  The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

(v)The Club Trustee holds all right, title and interest in and to all of the Timeshare Properties related to the Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto.  Except with respect to the Mortgages (or a pledge of the Co-op Shares in connection with Aruba Club Loans), the Club Trustee has not permitted any such Timeshare Properties to be made subject to any lien or encumbrance;

(vi)There are no actions, suits, proceedings, orders or injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expected to have a material adverse effect on the Trust Estate or the Club Trustee’s ability to perform its obligations under the Transaction Documents;

(vii)Neither the Club nor the Club Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise);

(viii)All ad valorem taxes and other taxes and assessments against the Club and/or its trust estate have been paid when due and neither the Depositor nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property.  The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points, if any;

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(ix)The Club and the Club Trustee are in compliance in all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

(x)Except as expressly permitted in the Club Trust Agreement, the Club has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

(xi)Bluegreen Vacation Club, Inc. is a not-for-profit corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

(xii)Upon purchase of the Club Loans and related Trust Estate hereunder, the Issuer is an “Interest Holder Beneficiary” under the Club Trust Agreement and each of the Club Loans constitutes “Lien Debt”, “Purchase Money Lien Debt” and “Owner Beneficiary Obligations” under the Club Trust Agreement; and

(xiii)Except as disclosed to the Indenture Trustee in writing or noted in the Custodian’s Certification, each Mortgage associated with a Deeded Club Loan and granted by the Club Trustee or the Obligor on the related Deeded Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of the Indenture Trustee (upon assignment thereof to the Indenture Trustee).  Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

(q)Representations and Warranties Regarding Security Interest and Timeshare Loan Files.

(i)In the event of the characterization of the transfers under this Agreement as a loan, the grant under Section 3 hereof creates a valid and continuing security interest (as defined in the applicable UCC) in the Assets and the QSTL Assets in favor of the Issuer, which security interest is prior to all other Liens arising under the UCC, and is enforceable as such against creditors of the Depositor, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and

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remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)The Timeshare Loans and the documents evidencing such Timeshare Loans constitute either “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC.

(iii)The Depositor owns and has good and marketable title to the Assets and the QSTL Assets free and clear of any Lien, claim or encumbrance of any Person, except for Permitted Liens.

(iv)The Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets and the QSTL Assets granted to the Issuer and by the Issuer to the Indenture Trustee.

(v)All original executed copies of each Mortgage Note (or an executed Lost Note Affidavit related to such Mortgage Note) that constitute or evidence any Assets or QSTL Assets have been or will be delivered to the Custodian and a Custodian’s Certification therefor has been or will be issued in accordance with the terms of the Custodial Agreement, to Bluegreen, the Funding Agents and the Indenture Trustee.

(vi)Other than as contemplated by this Agreement and the Indenture, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets or the QSTL Assets.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Assets or QSTL Assets other than any financing statement relating to the security interest granted to the Issuer hereunder, under the Indenture or that has been terminated.

(vii)All financing statements filed or to be filed against the Depositor in favor of the Issuer in connection herewith describing the Assets and the QSTL Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(viii)None of the Mortgage Notes that constitute or evidence any Assets or QSTL Assets has any marks or notations indicating that they have been

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pledged, assigned or otherwise conveyed to any Person other than to the Issuer and by the Issuer to the Indenture Trustee.

Section 6.02The Depositor hereby represents and warrants to the Issuer and the Indenture Trustee that it has entered into the Purchase Agreement, that the Club Originator has made the representations and warranties in the Purchase Agreement, as set forth therein, that such representations and warranties run to and are for the benefit of the Depositor, the Issuer, the Indenture Trustee and the Noteholders, and that pursuant to Section 2 hereof, the Depositor has transferred and assigned to the Issuer all rights and remedies under the Purchase Agreement.

Section 6.03The Purchase Agreement and the other Transaction Documents contemplated thereby, are the only agreements pursuant to which the Depositor acquires ownership of the Timeshare Loans.  To the Knowledge of the Depositor, the representations and warranties of the Club Originator under the Purchase Agreement are true and correct.

Section 6.04In consideration of Sections 5(b) and (c) hereof, the Depositor hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Issuer and the Indenture Trustee for the benefit of the Noteholders as of each Funding Date (only with respect to each Timeshare Loan or Qualified Substitute Timeshare Loan transferred on such Funding Date or Transfer Date), as applicable.

Section 6.05It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of each Timeshare Loan sold hereunder to the Issuer and any assignment of such Timeshare Loan by the Issuer to the Indenture Trustee on behalf of the Noteholders and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof.  The Depositor acknowledges that it has been advised that the Issuer intends to assign all of its right, title and interest in and to each Timeshare Loan sold hereunder and its rights and remedies under this Agreement to the Indenture Trustee on behalf of the Noteholders. The Depositor agrees that, upon any such assignment, the Indenture Trustee may enforce directly, without joinder of the Issuer (but subject to any defense that the Depositor may have under this Agreement) all rights and remedies hereunder.

Section 6.06With respect to any representations and warranties contained in Section 5 hereof which are made to the Depositor’s Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) hereof.

Article VII.Repurchases and Substitutions.

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Section 7.01Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by the Depositor of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Issuer or any subsequent assignee of the Issuer (including the Indenture Trustee on behalf of the Noteholders) therein, the Depositor shall, within 30 days (or, if the Depositor shall have provided satisfactory evidence to the Funding Agents (at their sole discretion) that (1) such breach cannot be cured within the 30 day period, (2) such breach can be cured within an additional 30 day period and (3) it is diligently pursuing a cure, then 60 days) of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase the Issuer’s interest in such Defective Timeshare Loan from the Issuer at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any.  The Depositor acknowledges that the Issuer shall pledge such Timeshare Loans and rights to the Indenture Trustee.  The Depositor further acknowledges that the Indenture Trustee will be appointed attorney-in-fact under the Indenture and may enforce the Depositor's repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under this Agreement within the aforementioned 30-day or 60-day period.

Section 7.02Optional Purchases or Substitutions of Club Loans.  The Issuer hereby acknowledges that pursuant to the Purchase Agreement, the Depositor has irrevocably granted to the Club Originator any option to repurchase or substitute Original Club Loans it has thereunder and as described in the following sentence.  The Issuer acknowledges that with respect to any Original Club Loans for which the related Obligor has elected to effect and the Club Originator has agreed to effect an Upgrade, the Club Originator will (at its option) either (i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided,  however, that the Club Originator’s option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) 20% of the then Aggregate Initial Loan Balance less (y) the Loan Balances of all Original Club Loans previously substituted by the Club Originator pursuant to this Section 6(b) on the related substitution dates pursuant to this Agreement and/or the Purchase Agreement.  In addition, the Issuer acknowledges that the Club Originator shall use its best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option.  To the extent that the Club Originator shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Club Originator shall use its best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

Section 7.03Optional Purchases or Substitutions of Defaulted Timeshare Loans.  The Issuer acknowledges that pursuant to the Purchase Agreement, the Depositor has irrevocably granted the Club Originator an option to repurchase or substitute Defaulted Timeshare Loans it has thereunder and as described in the following sentence.  With respect to Defaulted Timeshare Loans on any date, the Club Originator will have the option, but not the obligation, to either (i) purchase

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such Defaulted Timeshare Loan at the Repurchase Price of such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided,  however, that the Club Originator’s option to purchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively.  The Club Originator may irrevocably waive its option to purchase or substitute a related Defaulted Timeshare Loan by delivering or causing to be delivered to the Indenture Trustee a Waiver Letter in the form of Exhibit A attached hereto.

Section 7.04Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer hereby directs and the Depositor hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee to be deposited in the Collection Account on the related Funding Date in accordance with the provisions of the Indenture.  In the event that more than one Timeshare Loan is replaced pursuant to Sections 6(a), (b) or (c) hereof on any Funding Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Funding Date.

Section 7.05Schedule of Timeshare Loans. The Issuer hereby directs and the Depositor hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide or cause to be provided to the Issuer and the Indenture Trustee with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

Section 7.06Qualified Substitute Timeshare Loans. Pursuant to Section 6(g) hereof, on the related Transfer Date, the Issuer hereby directs and the Depositor hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Indenture Trustee or to the Custodian, at the direction of the Indenture Trustee, in accordance with the provisions of the Indenture and the Custodial Agreement.  As of such related Transfer Date, the Depositor does hereby transfer, assign, sell and grant to the Issuer, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Depositor’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Issuer on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loan, (v) the Depositor’s rights and remedies under the Purchase Agreement with respect to such Qualified Substitute Timeshare Loan and (vi) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i) - (vi) being the “QSTL Assets”).  Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-

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Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Issuer, its successors and assigns.  The Depositor shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than federal and state income tax reporting.  The Depositor agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a “Timeshare Loan” for the purposes of this Agreement.

Section 7.07Officer’s Certificate for Qualified Substitute Timeshare Loans. The Depositor shall, on each related Transfer Date, certify or cause to be certified in writing to the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian or shall be delivered within five Business Days of the applicable Transfer Date, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

Section 7.08Release. In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Issuer and the Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor or its designee the legal and beneficial ownership of such Timeshare Loans; provided,  however, that with respect to any release of a Timeshare Loan that is substituted by one or more Qualified Substitute Timeshare Loans, the Issuer and the Indenture Trustee shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Funding Agents and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan.  The Issuer and the Indenture Trustee shall cause the Custodian to release the related Timeshare Loan Files to the Depositor or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Depositor or its designee; provided,  however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer and the Indenture Trustee shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Funding Agents, the Indenture Trustee and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan.

Section 7.09Sole Remedy. It is understood and agreed that the obligations of the Depositor contained in Section 6(a) hereof to cure a breach, or to repurchase or substitute Defective Timeshare Loans and the obligation of the Depositor to indemnify pursuant to Section 8 hereof, shall constitute the sole remedies available to the Issuer or its subsequent assignees for the breaches of any representation or warranty contained in Section 5 hereof and such remedies are not intended to and do not constitute “credit recourse” to the Depositor.

Article VIII.Additional Covenants of the Depositor. The Depositor hereby covenants and agrees with the Issuer as follows:

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Section 8.01It shall comply with all laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

Section 8.02It shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

Section 8.03On each Funding Date, it shall indicate in its and its Affiliates’ computer files and other records that each Timeshare Loan has been sold to the Issuer.

Section 8.04It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Issuer and that the Issuer is the owner of such Timeshare Loan.

Section 8.05On or prior to the Closing Date, it shall file or cause to be filed, at its own expense, financing statements in favor of the Issuer, and, if applicable, the Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans, in the form and manner reasonably requested by the Issuer or its assigns.  The Depositor shall deliver file-stamped copies of such financing statements to the Issuer and the Indenture Trustee on behalf of the Noteholders.

Section 8.06It agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale of the Timeshare Loans to the Issuer, or to enable the Issuer or the Indenture Trustee to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage. It hereby appoints the Issuer and the Indenture Trustee as attorneys-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Depositor under this Section 7(f).

Section 8.07Any change in the legal name of the Depositor and any use by it of any tradename, fictitious name, assumed name or “doing business as” name occurring after the Closing Date shall be promptly (but no later than ten Business Days) disclosed to the Issuer and the Indenture Trustee in writing.

Section 8.08Upon the discovery or receipt of notice by a Responsible Officer of the Depositor of a breach of any of its representations or warranties and covenants contained herein, the

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Depositor shall promptly disclose to the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

Section 8.09In the event that the Depositor shall receive any payments in respect of a Timeshare Loan after the Closing Date or Funding Date, as applicable, the Depositor shall, within two Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.

Section 8.10The Depositor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of the Depositor listed herein and shall notify the parties hereto of any change to the same at least 30 days prior thereto.

Section 8.11In the event that the Depositor or the Issuer or any assignee of the Issuer receives actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Issuer, on written demand by the Issuer, or upon the Depositor otherwise being given notice thereof, the Depositor shall pay, and otherwise indemnify and hold the Issuer, or any subsequent assignee, harmless, on an after-tax basis, from and against any and all such transfer taxes.

Section 8.12The Depositor authorizes the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without the signature of the Depositor where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Issuer confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

Article IX.Indemnification.

Section 9.01The Depositor agrees to indemnify the Issuer, the Indenture Trustee, the Noteholders, the Purchasers and the Funding Agents (collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities, (including legal fees and related costs reasonably incurred) that the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents may sustain directly related to any breach of the representations and warranties of the Depositor under Section 5 hereof, including but not limited to the costs of defending any claim or bringing any claim to enforce the indemnification or other obligations of the Depositor (the “Indemnified Amounts”) excluding,  however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Depositor for a Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof, (iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts

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attributable to any violation by an Indemnified Party of any Requirement of Law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. The Depositor shall (A) promptly notify the Issuer and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Depositor to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Depositor’s representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including legal counsel fees reasonably incurred and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents in respect of such claim. If the Depositor shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Depositor.

Section 9.02The obligations of the Depositor under this Section 8 to indemnify the Issuer, the Indenture Trustee, the Noteholders and the Funding Agents shall survive the termination of this Agreement, the resignation or removal of the parties hereto and continue until the Notes are paid in full or otherwise released or discharged.

Article X.No Proceedings. The Depositor hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Issuer or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

Article XI.Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

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Issuer

BXG Timeshare Trust I
c/o Wilmington Trust Company
Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Facsimile:  (302) 651-8882

Depositor

Bluegreen Timeshare Finance Corporation I
4950 Communication Avenue, Suite 900
Boca Raton, Florida 33431
Attention: ~~Allan J. Herz~~Paul Humphrey, President ~~& Assistant Treasurer~~
Facsimile:  (561) 443-8743

No Waiver; Remedies

.  No failure on the part of the Depositor, the Issuer or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

Binding Effect; Assignability

.  This Agreement shall be binding upon and inure to the benefit of the Depositor, the Issuer and their respective successors and assigns. Any assignee of the Issuer shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. The Depositor may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Issuer and any assignee thereof. The Issuer may, and intends to, assign all of its rights hereunder to the Indenture Trustee on behalf of the Noteholders and the Depositor consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided,  however, that the rights and remedies with respect to any breach of any representation and warranty made by the Depositor pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Issuer and the Indenture Trustee.

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Amendments; Consents and Waivers

.  No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Depositor from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Funding Agents on behalf of the Required Purchasers (covering matters of the type referred to in Section 9.1 of the Indenture) or the written consent of the Required Purchasers (on all other matters) is given and, to the extent the Notes are rated, confirmation from the Rating Agency that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to the Notes is received. The Issuer shall provide the Funding Agents and, to the extent the Notes are rated, the Rating Agency with such proposed modifications, amendments or waivers.  Any waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No consent to or demand by the Depositor in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. The Depositor acknowledges that in connection with the intended assignment by the Issuer of all of its right, title and interest in and to each Timeshare Loan to the Indenture Trustee on behalf of the Noteholders, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans hereunder.

Severability

.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Issuer may not purchase or acquire the Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and the Depositor shall be deemed to have granted to the Issuer as of the date hereof, a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

GOVERNING LAW; CONSENT TO JURISDICTION

.

(A)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(B)THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE

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BY REGISTERED MAIL DIRECTED TO ITS ADDRESS SET FORTH IN SECTION 10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE parties to this agreement TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

WAIVERS OF JURY TRIAL

.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

Heading

.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Execution in Counterparts

.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

[Signature Page Follows]

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Execution Copy

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLUEGREEN TIMESHARE FINANCE
CORPORATION I, as Depositor

By:_______________________________________
Name: ~~Allan J. Herz~~
Title: ~~President and Assistant Treasurer~~

BXG TIMESHARE TRUST I, as Issuer

By:     Wilmington Trust Company,

as Owner Trustee

By:_______________________________________
Name:
Title:

Agreed and acknowledged as to
the last paragraph of Section 3
herein only:

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., Individually and as Club Trustee

By:_______________________________________
Name:
Title:

[Signature Page to the Second Amended and Restated Sale Agreement]

Annex A

Seventh Amended and Restated Standard Definitions

Execution Copy

Schedule I

Representations and Warranties of the Depositor Regarding the Timeshare Loans

With respect to each Timeshare Loan, as of the related Funding Date (or if so specified, as of the related Cut-Off Date):

(a)payments due under such Timeshare Loan are fully-amortizing and payable in level monthly installments;

(b)the payment obligations under such Timeshare Loan bear a fixed rate of interest;

(c)other than NELO Loans, the Obligor thereunder has made total payments (comprised of a down payment and/or principal payments) by cash, check, credit card or otherwise of at least 10% of the actual purchase price (including closing costs) of the related Timeshare Property (which down payment may, (i) in the case of Upgrade Club Loans or conversion in connection with an Introductory Loan, be represented in whole or in part by the principal payments and down payment made on, as applicable, such related Original Club Loan or the related Introductory Loan since its date of origination, or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Obligor has paid in full, whether at the point of sale or otherwise, for the original Timeshare Property or Introductory Product, as applicable) and no part of such payment has been made or loaned to the Obligor by Depositor, the Seller or an Affiliate thereof;

(d)as of the related Cut-Off Date, such Timeshare Loan is not a Defaulted Timeshare Loan and no principal or interest due with respect to the Timeshare Loan is 31 days or more delinquent;

(e)the Obligor related to such Timeshare Loan is not an Affiliate of Bluegreen or any Subsidiary; provided, that solely for the purposes of this representation, a relative of an employee and employees of Bluegreen or any Subsidiary (or any of its Affiliates) shall not be deemed to be an “Affiliate” (unless such person is an “affiliate” (as defined under GAAP) of Bluegreen);

(f)immediately prior to the conveyance of such Timeshare Loan to the Issuer, the Depositor will own full legal and equitable title to such Timeshare Loan, and the Timeshare Loan (and the related Timeshare Property) is free and clear of adverse claims, liens and encumbrances and is not subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset, abatement, diminution, recoupment, counterclaim or participation or ownership interest in favor of any other Persons, other than Permitted Liens;

(g)such Timeshare Loan (other than an Aruba Club Loan) is secured directly by a first priority Mortgage on the related purchased Timeshare Property;

61607446.DOCXI-1

(h)with respect to each Deeded Club Loan, the Timeshare Property mortgaged by or at the direction of the related Obligor constitutes a fractional fee simple timeshare interest in real property at the related Resort or an undivided interest in a Resort (or a phase thereof) associated with a Unit that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year, subject to the rules of the Bluegreen Vacation Club; the related Mortgage has been delivered for filing and recordation with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Timeshare Property and such Mortgage creates a valid, binding and enforceable first Lien on the related Timeshare Property, subject only to Permitted Liens; and the Depositor is in compliance with any Permitted Lien respecting the right to the use of such Timeshare Property; the Assignment of Mortgage and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof;

(i)with respect to the Obligor related to such Timeshare Loan and the related Timeshare Property purchased by such Obligor, there is only one original Mortgage (or certified true copy of the related Mortgage) and Mortgage Note (or Lost Note Affidavit), in the case of a Deeded Club Loan, and, only one original Owner Beneficiary Agreement (or Lost Note Affidavit), in the case of an Aruba Club Loan; all parties to the related Mortgage and the related Mortgage Note (and, in the case of an Aruba Club Loan, Owner Beneficiary Agreement) had legal capacity to enter into such Timeshare Loan Documents and to execute and deliver such related Timeshare Loan Documents, and such related Timeshare Loan Documents have been duly and properly executed by such parties; any amendments to such related Timeshare Loan Documents required as a result of any mergers involving the Depositor or its predecessors, to maintain the rights of the Depositor or its predecessors thereunder as a mortgagee (or the Depositor, in the case of an Aruba Club Loan) have been completed;

(j)at the time of origination of such Timeshare Loan, the applicable Originator had full power and authority to originate such Timeshare Loan and the Obligor or the Club Trustee had good and indefeasible fee title or good and marketable fee simple title, or, in the case of an Aruba Club Loan, a cooperative interest, as applicable, to the Timeshare Property related to such Timeshare Loan, free and clear of all Liens, except for Permitted Liens;

(k)the Mortgage (or, in the case of an Aruba Club Loan, the related Owner Beneficiary Agreement) contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Timeshare Property of the benefits of the security interests or lender’s contractual rights intended to be provided thereby, including (a) if the Mortgage is a deed of trust, by trustee’s sale, including power of sale, (b) otherwise by judicial

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foreclosure or power of sale and/or (c) termination of the contract, retention of Obligor deposits and payments towards such Timeshare Loan by the Originator or lender, as the case may be, and expulsion from the Club; in the case of the Deeded Club Loans, there is no exemption available to the related Obligor which would interfere with the mortgagee’s right to sell at a trustee’s sale or power of sale or right to foreclose such related Mortgage, as applicable;

(l)any Mortgage Note related to such Timeshare Loan is not and has not been secured by any collateral except the Lien of the related Mortgage;

(m)if a Mortgage secures such Timeshare Loan, the title to the related Timeshare Property is insured (or a binding commitment, which may be a master commitment referencing one or more Mortgages, for title insurance, not subject to any conditions other than standard conditions applicable to all binding commitments, has been issued) under a mortgagee title insurance policy (which may consist of one master policy referencing one or more such Mortgages) issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring the Depositor or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the original outstanding Loan Balance of such Timeshare Loan, and otherwise in form and substance acceptable to the Indenture Trustee; the Club Originator or its assignees is a named insured of such mortgagee’s title insurance policy; such mortgagee’s title insurance policy is in full force and effect; no claims have been made under such mortgagee’s title insurance policy and no prior holder of such Timeshare Loan has done or omitted to do anything which would impair the coverage of such mortgagee’s title insurance policy; no premiums for such mortgagee’s title insurance policy, endorsements and all special endorsements are past due;

(n)the Depositor has not taken (or omitted to take), and has no notice that the Obligor related to such Timeshare Loan has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy on the related Timeshare Property;

(o)all applicable intangible taxes and documentary stamp taxes have been paid on such Timeshare Loan;

(p)the proceeds of such Timeshare Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the applicable Originator’s commitment or the documents and instruments evidencing or securing such Timeshare Loan and no such advances or loans have been made since the origination of such Timeshare Loan;

(q)the terms of each Timeshare Loan Document related to such Timeshare Loan have not been impaired, waived, altered or modified in any respect, except (x) by written instruments which are part of the related Timeshare Loan Documents or (y) in

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accordance with the Credit Policy in effect at the time of origination, the Collection Policy or the Servicing Standard (provided that no Timeshare Loan has been impaired, waived, altered, or modified in any respect more than once).  No other instrument has been executed or agreed to which would affect any such impairment, waiver, alteration or modification; the Obligor has not been released from liability on or with respect to such Timeshare Loan, in whole or in part; if required by law or prudent originators of similar loans in the jurisdiction where the related Timeshare Property is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority Lien of the related Mortgage, subject only to Permitted Liens;

(r)other than if it is an Aruba Club Loan, such Timeshare Loan is principally and directly secured by an interest in real property;

(s)such Timeshare Loan was originated by one of the Depositor’s Affiliates in the normal course of its business; was originated and underwritten in accordance with the Depositor’s Affiliates’ underwriting guidelines and the Credit Policy in effect at the time of origination; and to the Depositor's Knowledge the origination, servicing and collection practices used by the Depositor’s Affiliates with respect to such Timeshare Loan have been in all respects, legal, proper, prudent and customary;

(t)such Timeshare Loan is assignable to and by the obligee and its successors and assigns and the related Timeshare Property is assignable upon liquidation of such Timeshare Loan, without the consent of any other Person (including any Association, condominium association, homeowners’ or timeshare association);

(u)the Mortgage related to such Timeshare Loan is and will be prior to any Lien on, or other interests relating to, the related Timeshare Property subject to Permitted Liens;

(v)to the Depositor’s Knowledge, there are no delinquent or unpaid taxes, ground rents (if any), water charges, sewer rents or assessments outstanding with respect to any of the Timeshare Properties, nor any other outstanding Liens or charges affecting the Timeshare Properties related to such Timeshare Loan that would affect the Lien of the related Mortgage or otherwise materially affect the interests of the Indenture Trustee on behalf of the Noteholders in such Timeshare Loan;

(w)other than with respect to delinquent payments of principal or interest 30 (thirty) or fewer days past due as of the Cut-Off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage, the related Mortgage Note or any other document or instrument evidencing, guaranteeing, insuring or otherwise securing such Timeshare Loan, and no event which, with the lapse of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; and the Depositor has not waived any such material default, breach, violation or event of acceleration

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under the Owner Beneficiary Agreement, Mortgage, the Mortgage Note or any such other document or instrument, as applicable;

(x)neither the Obligor related to such Timeshare Loan nor any other Person has the right, by statute, contract or otherwise, to seek the partition of the Timeshare Property;

(y)as of the related Cut-Off Date, such Timeshare Loan has not been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the related Timeshare Property has been released from the Lien of the related Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release; the terms of the related Mortgage do not provide for a release of any portion of the related Timeshare Property from the Lien of the related Mortgage except upon the payment of such Timeshare Loan in full;

(z)the Depositor and any of its Affiliates and, to the Depositor’s Knowledge, each other party which has had an interest in such Timeshare Loan is (or, during the period in which such party held and disposed of such interest, was) in compliance with any and all applicable filing, licensing and “doing business” requirements of the laws of the state wherein the related Timeshare Property is located to the extent necessary to permit the Depositor to maintain or defend actions or proceedings with respect to such Timeshare Loan in all appropriate forums in such state without any further act on the part of any such party;

(aa)there is no current obligation on the part of any other person (including any buy down arrangement) to make payments on behalf of the Obligor in respect of such Timeshare Loan;

(bb)the Associations related to such Timeshare Loan were duly organized and are validly existing; a manager (the “Manager”) manages such Resort and performs services for the Associations, pursuant to an agreement between the Manager and the respective Associations, such contract being in full force and effect; to the Depositor’s Knowledge the Manager and the Associations have performed in all material respects all obligations under such agreement and are not in default under such agreement;

(cc)in the case of the Opinion Resorts (other than La Cabana Resort) and to the Depositor’s Knowledge with respect to the Non-Opinion Resorts and La Cabana Resort, (i) the Resort related to such Timeshare Loan is insured in the event of fire, earthquake, or other casualty for the full replacement value thereof; and in the event that the related Timeshare Property should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, the Associations at the Resorts are required, during the time such Resort is covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the Resort in which the related Timeshare Property is located or to pay such proceeds as their interests may appear to the holders of any related Mortgage

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secured by the Timeshare Property located at such Resort; (ii) the related Resort, if located in a designated flood plain, maintains flood insurance in an amount not less than the maximum level available (without regard to reasonable deductibles) under the National Flood Insurance Act of 1968, as amended or any applicable laws; (iii) the related Resort has business interruption insurance and general liability insurance in such amounts generally acceptable in the industry; and (iv) the related Resort’s insurance policies are in full force and effect with a generally acceptable insurance carrier;

(dd)the obligee of the related Mortgage related to such Timeshare Loan and its successors and assigns, has the right to receive and direct the application of insurance and condemnation proceeds received in respect of the related Timeshare Property, except where the related condominium declarations, timeshare declarations, the Club Trust Agreement or applicable state law provide that insurance and condemnation proceeds be applied to restoration or replacement of the improvements or acquisition of similar improvements, as the case may be;

(ee)each rescission period applicable to such Timeshare Loan has expired;

(ff)no selection procedures were intentionally utilized by the Depositor in selecting such Timeshare Loan which the Depositor knew were materially adverse to the Indenture Trustee or the Noteholders;

(gg)except as set forth on Schedule II hereto, in the case of Opinion Resorts (other than La Cabana Resort) and to the Depositor’s Knowledge with respect to the Non-Opinion Resorts and the La Cabana Resort, the Units related to such Timeshare Loan in the related Resort have been completed in all material respects as required by applicable state and local laws, free of all defects that could give rise to any claims by the related Obligors under home warranties or applicable laws or regulations, whether or not such claims would create valid offset rights under the law of the State in which the Resort is located; to the extent required by applicable law, valid certificates of occupancy for such Units have been issued and are currently outstanding; the Depositor or any of its Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers under the related timeshare declaration (each a “Declaration”), as applicable, or similar applicable documents for the related Resort; no practice, procedure or policy employed by the related Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Association which, if enforced, would reasonably be expected to (a) have a material adverse impact on such Association or the ability of such Association to do business, (b) have a material adverse impact on the financial condition of such Association, or (c) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Association; the related Resort and the present use thereof does not violate any

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applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such Resort or the performance by the related Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; there is no condition presently existing, and to the Depositor’s Knowledge, no event has occurred or failed to occur prior to the date hereof, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Association, or the value of the Notes;

(hh)[RESERVED];

(ii)payments with respect to such Timeshare Loan are to be in legal tender of the United States;

(jj)all monthly payments (as applicable) made with respect to such Timeshare Loan have been made by the Obligor and not by the Depositor or any Affiliate of the Depositor on the Obligor’s behalf;

(kk)such Timeshare Loan relates to an Approved Resort;

(ll)such Timeshare Loan constitutes either “chattel paper”, a “general intangible” or an “instrument” as defined in the UCC as in effect in all applicable jurisdictions;

(mm)the sale, transfer and assignment of such Timeshare Loan and the Related Security does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of such Timeshare Loan and Related Security does not require the consent of the Obligor;

(nn)such Timeshare Loan, the Related Security, related Assignment of Mortgage, related Mortgage, related Mortgage Note, related Owner Beneficiary Agreement (each as applicable) and each other related Timeshare Loan Document are in full force and effect, constitute the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, and is not subject to any dispute, offset, counterclaim or defense whatsoever;

(oo)such Timeshare Loan relates to a Completed Unit; such Timeshare Loan and the Related Security do not, and the origination of each Timeshare Loan did not, contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto

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has been or is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Timeshare Loan and the Related Security; no Timeshare Loan was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable;

(pp)to the Depositor’s Knowledge, (i) no bankruptcy is currently existing with respect to the Obligor related to such Timeshare Loan, (ii) such Obligor is not insolvent and (iii) such Obligor is not an Affiliate of the Depositor;

(qq)[RESERVED];

(rr)except if such Timeshare Loan is a Qualified Substitute Timeshare Loan that is an Upgrade Loan replacing its related Original Club Loan, the Obligor related to such Timeshare Loan has made at least one required payment with respect to the Timeshare Loan (not including any down payment);

(ss)if a Resort (other than La Cabana Resort) is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender’s mortgage) pursuant to which such construction lender agrees not to foreclose on any Timeshare Properties relating to such Timeshare Loan or by the terms of the construction loan, the related Timeshare Property has been released from the lien created thereby which have been sold pursuant to this Agreement;

(tt)except as set forth on Schedule II hereto, the Timeshare Properties and the Resorts related to such Timeshare Loan are free of material damage and waste and are in good repair, ordinary wear and tear excepted, and fully operational, subject to renovations for improvement from time to time; there is no proceeding pending or threatened for the total or partial condemnation of or affecting any Timeshare Property or taking of the Timeshare Property by eminent domain; the Timeshare Properties and the Resorts in which the Timeshare Properties are located are lawfully used and occupied under applicable law by the owner thereof;

(uu)except as set forth on Schedule II hereto, the portions of the Resorts in which the Timeshare Properties are located which represent the common facilities are free of material damage and waste and are in good repair and condition, ordinary wear and tear excepted, subject to renovations for improvement from time to time;

(vv)no foreclosure or similar proceedings have been instituted and are continuing with respect to such Timeshare Loan or the related Timeshare Property;

(ww)if such Timeshare Loan is an Aruba Club Loan, Bluegreen shall own, directly or indirectly, 100% of the economic and voting interests of the Aruba Originator;

(xx)such Timeshare Loan does not have an original term to maturity in excess of 120 months;

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(yy)to the Depositor’s Knowledge, the capital reserves and maintenance fee levels of the Associations of the Resorts related to such Timeshare Loan are adequate in light of the operating requirements of such Associations;

(zz)except as required by law, such Timeshare Loan may not be assumed without the consent of the obligee;

(aaa)for each Club Loan, the Obligor under such Timeshare Loan does not have its rights under the Club Trust Agreement suspended;

(bbb)the payments under such Timeshare Loan are not subject to withholding taxes imposed by any foreign governments;

(ccc)each entry with respect to such Timeshare Loan as set forth on the Schedule of Timeshare Loans is true and correct.  If such Timeshare Loan is a Qualified Substitute Timeshare Loan, each entry with respect to a Qualified Substitute Timeshare Loan as set forth on the Schedule of Timeshare Loans, as revised, is true and correct;

(ddd)if such Timeshare Loan relates to a Timeshare Property located in Aruba, a notice has been mailed or will be mailed within 30 days of the related Funding Date, as applicable, to the related Obligor indicating that such Timeshare Loan has ultimately been transferred to the Depositor and will ultimately be transferred to the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders;

(eee)no broker is, or will be, entitled to any commission or compensation in connection with the transfer of such Timeshare Loans hereunder;

(fff)if the Obligor related to such Timeshare Loan is paying its scheduled payments by pre-authorized debit or charge, such Obligor has executed an ACH Form;

(ggg)such Timeshare Loan is not a Conversion Loan or an Introductory Loan;

(hhh)[RESERVED];

(iii)if such Timeshare Loan relates to a Timeshare Property located in the State of Michigan and was originated prior to Bluegreen obtaining a license under the Michigan Mortgage Brokers, Lenders and Servicers Licensing Act, Bluegreen shall have confirmed that the interest rate on such Timeshare Loan is enforceable in the manner specified as effective in an opinion by Michigan local counsel;

(jjj)with respect to any Funding Date, such Timeshare Loan does not, when aggregated with all other Funding Date Timeshare Loans conveyed on such Funding Date, cause any of the following to fail to be true:

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(1)the weighted average FICO Scores of the Obligors (who have FICO Scores) of such Funding Date Timeshare Loans is equal to or greater than ~~705~~710; and

(2)the weighted average Timeshare Loan Rates of such Funding Date Timeshare Loans is equal to or greater than ~~14.00~~13.50%;

(kkk)such Timeshare Loan complies with the Credit Policy in effect at the time of origination;

(lll)the Obligor related to such Timeshare Loan has a FICO Score of ~~575~~600 or greater, unless the Obligor has no FICO Score;

(mmm)if the related Obligor ~~either (A) has a FICO Score less than 600 or (B)~~ is a United States resident and does not have a FICO Score, such Obligor has made total payments (comprised of a down payment and/or principal payments) by cash, check, credit card or otherwise equal to at least 20% of the actual purchase price (including closing costs) of the related Timeshare Property (which down payment may, (i) in the case of Upgrade Club Loans or conversion in connection with an Introductory Loan, be represented in whole or in part by the principal payments and down payment made on, as applicable, the related Original Club Loan or the related Introductory Loan since its date of origination or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Obligor has paid in full, whether at the point of sale or otherwise, for the original Timeshare Property or Introductory Product, as applicable) and no part of such payment has been made or loaned to the related Obligor by Bluegreen or an Affiliate thereof;

(nnn)such Timeshare Loan shall not have a Timeshare Loan Rate less than 9.99%, provided, that, such restriction on the related Timeshare Loan Rate shall not apply  if such Timeshare Loan is subject to the Servicemember Civil Relief Act; and

(ooo)if such Timeshare Loan is an Aruba Club Loan, such Timeshare Loan does not have a related Mortgage or Mortgage Note.

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Schedule II

Exceptions

With respect to (tt), (uu) and (yy):

1.Christmas Mountain (The Timbers at Christmas Mountain Association, The Villas at Christmas Mountain Association, The Christmas Mountain Campground Association) - The homeowner’s associations approved expenditures related to remediation of legionella bacterium detected at the property, with a total estimated remediation cost of approximately $4.5 million. A portion of the cost will require special assessment in early 2020. Work is expected to be complete in Q1 of 2020.

~~Specifically relating to Resorts affected by Hurricane Irma (this initial disclosure will be updated in the next quarterly compliance certificate):~~

~~Resort~~	~~State~~	~~City~~	~~Inventory Status~~	~~Estimated Full Reopening date~~
~~VIA ROMA BEACH RESORT~~	~~FL~~	~~Bradenton Beach, FL~~	~~Closed~~	~~09/23/17~~
~~GULFSTREAM MANOR~~	~~FL~~	~~Gulfstream~~	~~Closed~~	~~10/14/17~~
~~CASA DEL MAR~~	~~FL~~	~~Ormond Beach~~	~~Closed~~	~~11/17/17~~
~~DAYTONA SEABREEZE~~	~~FL~~	~~Daytona Beach~~	~~Closed~~	~~10/14/17~~
~~THE HAMMOCKS~~ 	~~FL~~	~~Marathon~~	~~Closed~~	~~11/14/17~~
~~LAKE EVE~~	~~FL~~	~~Orlando~~	~~Partially Open~~	~~10/14/17~~
~~DOLPHIN BEACH CLUB~~	~~FL~~	~~Daytona Beach~~	~~Partially Open~~	~~10/14/17~~
~~SOLARA SURFSIDE~~	~~FL~~	~~Daytona Beach~~	~~Partially Open~~	~~09/19/17~~

2.MountainLoft II – Buildings 9, 10, and 11 are closed due to repairs relating to structural damage. Estimated cost for repairs is between $4 - $5 million. Repairs are expected to be completed in 2020.

~~VIA ROMA BEACH RESORT:~~

~~Final Scope Assessment: Water damage to four units from wind driven rain thru window area; debris and other minor damage throughout. Local contractor repairing the damage.~~

~~GULFSTREAM MANOR:~~

~~Preliminary Damage Assessment and Remediation:  All 23 units with water intrusion. Damage to drywall, carpet and furnishing. Water damage to reception office walls and flooring. Extensive landscaping damage, all gutters blown off the building, large amount of sand in the pool and other minor damage throughout. Roof requires further evaluation as some pieces were blown off. Remediation team on site; drywall and wet carpet removal in progress. All damaged landscaping has been removed and pool has been cleaned and balanced.~~

~~CASA DEL MAR:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Units- Water damage to the following areas: over 95% of the units requiring drywall replacement and paint; bedroom area flooring in over 95% of the units requiring removal and replacing of floor material and to some furniture pieces. Moisture reading and inventory of damaged furniture in progress. Water remediation team on site within 48 hours from the storm. Roof integrity compromised, a Roof Inspector was called by Insurance Adjuster to evaluate damage.~~

~~Lobby and 1st Floor - Significant water intrusion and flooding of floors in lobby, Sales office, owners lounge and bar area causing damage to drywall, acoustic ceiling and flooring.~~

~~Sales area – Water damage to some drywall areas and flooring. Drywall and LVT flooring needs to be removed and replaced.~~

~~Exterior – Surface crack in pool and a few inches of sand. Pool mechanical equipment is not functional and under further evaluation. One wheelchair lift not operational. Water leak in basement garage is under review.~~

~~DAYTONA SEABREEZE~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Units - Water damage to the following areas: over 90% of the units in the bedroom area requiring drywall replacement and paint; bedroom area flooring in over 90% of the units requiring removal and replacing of floor material. Water remediation team on site within 48 hours from the storm. Roof has minor damage; a Roof Inspector was called by insurance adjuster to evaluate damage.~~

~~Sales: Water damage to carpeting and south-east side of the wall, some minor damage to drywall in two offices. All carpet floors will be removed and replaced.~~

~~HAMMOCKS AT MARATHON:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~We gained access to the property on Sunday (9/17th)), power turned on Monday (9/18TH).  Water damage to drywall in 60% of the units, around the window area. Damage less extensive in the lower floors. Some roof damage, some roof damage and AC unit no functional. Extensive landscaping damage and debris throughout the grounds. Seawall erosion on the canal side, damage to some restaurant equipment and to the propane line. Boathouse requires further evaluation. Telephone system out of service, fire sprinkler panel malfunctioning.~~

~~THE FOUNTAINS:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Lake Eve Building - Water damage to corridors on west side of the building impacting 60 out of 160 units. Some exterior paint surface damage.  Remediation team on site within 48 hours from storm.~~

~~Clubhouse - water intrusion thru the roof of the arcade area.  Shattered ceramic tile pieces and some other places with random water intrusion.~~

~~DOLPHIN BEACH:~~

~~Preliminary Damage Assessment and Remediation Effort:  Water extraction occurred within 48 hours from storm however, re-assessment required on 9/18 due to escalated deterioration in some units.  Water damage to floor carpet and furniture in 18 out of 50 units. Minor drywall damage to the same 18 units. Remediation team brought back to the site on 9/19th.~~

~~SOLARA:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Units - Water damage to 11 ocean front units requiring extensive repairs to east side wall, removal and replacement of carpet padding and removal and re-installation of carpet floor. Water damage to some furniture pieces. Broken windows in 9 units.~~

~~Common Areas & Equipment - Roof leaks on the top floor, water damage to elevator shaft, damage to telephone and internet systems. Lobby ceiling buckled.~~

~~Contractor on site conducting remediation. Anticipate opening 1/3 of the units with water damage ahead of schedule for occupancy on 9/23. Custom size window glass on order and has a two-weeks lead time.~~

~~FANTASY ISLAND:~~

~~Scope of Work: Roof Consultant to determine any roof damages. Minor repairs around Pool and BBQ areas.~~

Exhibit A

Waiver Letter

Date:

U.S. Bank National Association
~~60 Livingston Avenue~~
190 S. LaSalle St. ~~Paul, Minnesota  55107~~, 7th Floor

MK-IL-SL7C
Chicago, IL 60603

BXG Timeshare Trust I
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Bluegreen Timeshare Finance Corporation I,
4950 Communication Avenue, Suite 900
Boca Raton, Florida  33431

Attention:Corporate Trust Services
BXG Timeshare Trust I

In accordance with Section 4.6(c) of that certain Sixth Amended and Restated Indenture (as the same may from time to time be amended or otherwise modified, the “Indenture”), dated as of  May 1, 2017, by and among BXG Timeshare Trust I, as Issuer (the “Issuer”), Bluegreen Vacations Corporation, as Servicer, Vacation Trust, Inc., as Club Trustee, Concord Servicing Corporation, as Backup Servicer, U.S. Bank National Association, as Indenture Trustee (in such capacity, the “Indenture Trustee”), Paying Agent (in such capacity, the “Paying Agent”) and Custodian (in such capacity, the “Custodian”), and KeyBank National Association, as a Funding Agent, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as a Funding Agent (each a “Funding Agent” and together the “Funding Agents”), the undersigned hereby irrevocably waives its option to repurchase and/or substitute any Defaulted Timeshare Loan listed on Exhibit A attached hereto.

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Indenture.

In Witness Whereof, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

BLUEGREEN VACATIONS CORPORATION

By:__________________________________
Name:
Title:

Exhibit A to Form of ROAP Waiver Letter

Exhibit B

Club Trust Agreement

Exhibit C

[Reserved]

Exhibit D

FORM OF LOST NOTE AFFIDAVIT

STATE OF ___________

COUNTY OF _________

______________ (“Affiant”), on behalf of and as _________________ of Bluegreen Timeshare Finance Corporation I, a Delaware Corporation (the “Depositor”), being duly sworn, deposes and says:

1.This Lost Note Affidavit is being delivered by the Affiant pursuant to that certain Second Amended and Restated Sale Agreement (as amended, restated, supplemented, replaced, renewed or otherwise modified from time to time, the “Sale Agreement”), dated as of May 1, 2017, by and between the Depositor and BXG Timeshare Trust I.  Unless otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Sale Agreement and the Seventh Amended and Restated Standard Definitions thereto.

2.That ____________________________________________ has issued a [Mortgage Note][Owner Beneficiary Agreement] evidencing a Timeshare Loan dated __________________ in the principal amount of $_________________ [(the “Original Note”)] [(the “Original Agreement”)] to ______________________].

3.The [Original Note][Original Agreement] has been lost, destroyed, or stolen so that it cannot be found or produced, and the Depositor has not endorsed, assigned, sold, pledged, hypothecated, negotiated or otherwise transferred the [Original Note][Original Agreement] or an interest therein.

4.That the Depositor has made a diligent effort to find the [Original Note][Original Agreement].

5.It is understood by the Depositor that if the [Original Note][Original Agreement] is found, that it shall surrender said [Original Note][Original Agreement] to the Custodian or its permitted successors and assigns in exchange for this Lost Note Affidavit.

___________________________________

Printed Name:

The foregoing affidavit was sworn to and subscribed before me this _____ day of _____________, _______, by ______________, as _______________________ of ____________________________________, who is personally known to me or who has produced ____________________ as identification and who did take an oath.

___________________________________

(AFFIX NOTARIAL SEAL)Notary Public, State of __________

(Name)

Commission Number: _________________My Commission Expires

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/30/2019 11:49:51 AM
Style name: KL_Default
Intelligent Table Comparison: Active
Original DMS: dm://KL2/3162405/1
Modified DMS: dm://KL2/3162405/5
Changes:
Add	26
~~Delete~~ 	52
~~Move From~~	0
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EXHIBIT E

Conformed Copy Through Omnibus Amendment No. 2 Dated ~~September 22, 2017~~December 27, 2019
(Bluegreen to Depositor – Commitment I)

SECOND AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT

This SECOND AMENDED AND RESTATED PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 1, 2017, is by and among Bluegreen Vacations Corporation (f/k/a Bluegreen Corporation), a Florida corporation (“Bluegreen” or a “Seller”) and Bluegreen Timeshare Finance Corporation I, a Delaware corporation (the “Depositor”) and their respective permitted successors and assigns, hereby amends and restates in its entirety that Certain Amended and Restated Purchase and Contribution Agreement, dated as of December 1, 2013, between Bluegreen and the Depositor (as amended from time to time, the “Original Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Agreement as provided herein, and all actions required to do so under the Original Agreement have been taken;

WHEREAS, on the Closing Date, the Depositor, as seller, intends to enter into that certain Second Amended and Restated Sale Agreement, dated as of May 1, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time in accordance with its terms, the “Sale Agreement”), by and between the Depositor and BXG Timeshare Trust I, a Delaware statutory trust (the “Issuer”) pursuant to which the Depositor intends to sell to the Issuer, the timeshare loans acquired by the Depositor from time to time pursuant to the terms of this Agreement;

WHEREAS, on the Closing Date, Bluegreen intends to enter into that certain Sixth Amended and Restated Indenture, dated as of May 1, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and among the Issuer, Bluegreen, as servicer (in such capacity, the “Servicer”), Vacation Trust, Inc., a Florida corporation, as club trustee (the “Club Trustee”), Concord Servicing Corporation, as backup servicer, KeyBank National Association, a national banking association (“KeyBank”), as a funding agent, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main (“DZ BANK”), as a funding agent (each of KeyBank and DZ BANK, a “Funding Agent” and together the “Funding Agents”), and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), as custodian (in such capacity, the “Custodian”) and as paying agent (in such capacity, the “Paying Agent”), whereby the Issuer will pledge the Trust Estate (as defined in the Indenture) to the Indenture Trustee to secure the Issuer’s Timeshare Loan-Backed VFN Notes, Series I (the “Notes”);

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WHEREAS, (i) the Seller desires to sell, and the Depositor desires to purchase, from time to time, Timeshare Loans originated by the Seller or an Affiliate thereof and (ii) Bluegreen, as the sole shareholder of the Depositor, desires to make a contribution of capital pursuant to the terms hereof;

WHEREAS, pursuant to the terms of (i) the Sale Agreement, the Depositor shall sell to the Issuer any Timeshare Loans acquired from the Seller and (ii) the Indenture, the Issuer shall pledge such Timeshare Loans, as part of the Trust Estate, to the Indenture Trustee to secure the Notes;

WHEREAS, the Seller may, and in certain circumstances will be required, to cure, repurchase or substitute and provide one or more Qualified Substitute Timeshare Loans for a Timeshare Loan that is a Defective Timeshare Loan, previously sold to the Depositor hereunder and pledged to the Indenture Trustee pursuant to the Indenture; and

WHEREAS, the Depositor may, at the direction of the Seller, be required to exercise the Seller’s option to purchase or substitute Timeshare Loans that become subject to an Upgrade or Defaulted Timeshare Loans previously sold to the Issuer hereunder and pledged to the Indenture Trustee pursuant to the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

•Definitions; Interpretation.  Capitalized terms used but not defined herein shall have the meanings specified in the “Seventh Amended and Restated Standard Definitions” attached hereto as Annex A.

•Acquisition of Timeshare Loans and Contribution of Capital to the Depositor.

•Timeshare Loans and Contribution of Capital. On each Funding Date, the Seller hereby agrees to (x) sell in part and contribute in part to the Depositor in return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold on such Funding Date to be paid in part in cash and in part as an increase in its equity ownership of the Depositor and (y) transfer, assign, sell and grant to the Depositor, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) any Timeshare Loans listed on the related Borrowing Notice, (ii) the Receivables in respect of such Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of each such Timeshare Loan and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i)-(v), being the “Assets”). Upon such contribution, sale and transfer, the ownership of each Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Depositor, its successors and assigns.  The Seller shall not take any action inconsistent with

6

such ownership nor claim any ownership interest in any Timeshare Loan for any purpose whatsoever other than for federal and state income tax reporting, if applicable.  The parties to this Agreement hereby acknowledge that the “credit risk” of the Timeshare Loans conveyed hereunder shall be borne by the Depositor and its subsequent assignees.

•Delivery of Timeshare Loan Documents. In connection with the contribution, sale, transfer, assignment and conveyance of the Timeshare Loans hereunder, the Seller hereby agrees to deliver or cause to be delivered, at least five Business Days prior to each Funding Date, to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.

•Collections. The Seller shall deposit or cause to be deposited all collections in respect of Timeshare Loans received by the Seller or its Affiliates after the related Cut-Off Date in the Lockbox Account and, with respect to Credit Card Timeshare Loans, direct each applicable credit card vendor to deposit all payments in respect of such Credit Card Timeshare Loans to the Lockbox Account.

•Limitation of Liability.  Neither the Depositor nor any subsequent assignee of the Depositor shall have any obligation or liability with respect to any Timeshare Loan nor shall the Depositor or any subsequent assignee have any liability to any Obligor in respect of any Timeshare Loan.  No such obligation or liability is intended to be assumed by the Depositor or any subsequent assignee herewith and any such liability is hereby expressly disclaimed.

•Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale, in part, and a capital contribution, in part, by the Seller to the Depositor and not a loan secured by such Timeshare Loans.  In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale and contribution (a “Recharacterization”), it is the intention of the parties hereto that the Seller shall be deemed to have granted to the Depositor as of the date hereof a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under the Assets and the QSTL Assets (as hereinafter defined) specified in Section 2 hereof and Section 6(f) hereof, respectively, and the proceeds thereof and that with respect to such transfer, this Agreement shall constitute a security agreement under applicable law.  In the event of a Recharacterization, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”).  In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the

7

amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.  In the case of any Recharacterization, each of the Seller and the Depositor represents and warrants as to itself that each remittance of Collections by the Seller to the Depositor hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Depositor and (ii) made in the ordinary course of business or financial affairs of the Seller and the Depositor.

The characterization of the Seller as “debtor” and the Depositor as “secured party” in any such security agreement and any related financing statements required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale and contribution to the Depositor of the Seller’s entire right, title and interest in and to the Assets and the QSTL Assets.

Each of the Seller, Club, Club Trustee and any of their Affiliates hereby agrees to make the appropriate entries in its general accounting records to indicate that the Timeshare Loans have been transferred to the Depositor and its subsequent assignees.

•Conditions Precedent to Acquisition of Timeshare Loans by the Depositor. The obligations of the Depositor to purchase any Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:

•With respect to each Funding Date for each Timeshare Loan or any Qualified Substitute Timeshare Loan replacing a Timeshare Loan, all representations and warranties of the Seller contained in Section 5(a) hereof shall be true and correct on such date as if made on such date, and all representations and warranties as to the Timeshare Loans contained in Section 5(b) hereof and all information provided in the Schedule of Timeshare Loans in respect of each such Timeshare Loan conveyed on such Funding Date shall be true and correct on such Funding Date.

•Prior to a Funding Date, the Seller shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Custodian’s Certification therefor pursuant to the Custodial Agreement and (ii) the Timeshare Loan Servicing Files to the Servicer.

•The Seller shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Depositor to be delivered by the Seller or performed or caused to be performed all other obligations required to be performed as of

8

the related Funding Date, including all filings, recordings and/or registrations as may be necessary in the reasonable opinion of the Depositor, the Issuer or the Indenture Trustee to establish and preserve the right, title and interest of the Depositor, the Issuer or the Indenture Trustee, as the case may be, in the related Timeshare Loans.

•On the related Funding Date, the Indenture shall be in full force and effect.

•Each of the conditions precedent to a Borrowing under the Indenture and the Note Funding Agreement shall have been satisfied.

•Each Timeshare Loan conveyed on a Funding Date shall be an Eligible Timeshare Loan.

•Each Qualified Substitute Timeshare Loan replacing a Timeshare Loan shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Indenture for substitution of Timeshare Loans shall have been satisfied.

•The Depositor shall have received such other certificates and opinions as it shall reasonably request.

•Representations and Warranties and Certain Covenants of the Seller.

•The Seller represents and warrants to the Depositor and the Indenture Trustee for the benefit of the Noteholders, on the Closing Date and on each Funding Date (with respect to any Timeshare Loans or Qualified Substitute Timeshare Loans transferred on such Funding Date or Transfer Date) as follows:

•Due Incorporation; Valid Existence; Good Standing. It is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

•Possession of Licenses, Certificates, Franchises and Permits. It holds, and at all times during the term of this Agreement will hold, all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability

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to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans.

•Corporate Authority and Power. It has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. The Seller has all requisite corporate power and authority to acquire, own, transfer and convey Timeshare Loans to the Depositor.

•Authorization, Execution and Delivery Valid and Binding.  This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by the Seller have been duly authorized, executed and delivered by the Seller and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Seller in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium and other similar applicable laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, reorganization, liquidation or dissolution, as applicable, of the Seller and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.  This Agreement constitutes a valid transfer of the Seller’s interest in the Timeshare Loans to the Depositor or, in the event of the characterization of any such transfer as a loan, the valid creation of a first priority perfected security interest in such Timeshare Loans in favor of the Depositor.

•No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which it is a party do not and will not (A) violate any of the provisions of its articles of incorporation or bylaws, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to it or its properties or by which the Seller or its properties may be bound or affected, including, without limitation, any bulk transfer laws, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to it or its properties or by which the Seller or its properties are bound or affected, where such violation would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any Timeshare Loans, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound where such violation would have a material adverse effect on its

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ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of Timeshare Loans or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

•Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of the Seller is required which has not been obtained in connection with the authorization, execution, delivery or performance by the Seller of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of Timeshare Loans and the creation of the security interest of the Depositor therein pursuant to Section 3 hereof.

•Defaults. It is not in default under any agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on its business, operations, financial condition or assets, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

•Insolvency. It is solvent and will not be rendered insolvent by the transfer of any Timeshare Loans hereunder. On and after the Closing Date, it will not engage in any business or transaction the result of which would cause the property remaining with it to constitute an unreasonably small amount of capital.

•Pending Litigation or Other Proceedings. Other than as described on Schedule 5 hereto, there is no pending or, to its Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting it which, if decided adversely, would materially and adversely affect (A) its condition (financial or otherwise), business or operations, (B) its ability to perform its obligations under, or the validity or enforceability of, this Agreement or any other documents or transactions contemplated under this Agreement, (C) any Timeshare Loan or title of any Obligor to any related Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (D) the Depositor’s  or any of its assigns’ ability to foreclose or otherwise enforce the liens of the Mortgage Notes and the rights of the Obligors to use and occupy the related Timeshare Properties pursuant to the applicable Owner Beneficiary Agreement.

•Information. No document, certificate or report furnished or required to be furnished by or on behalf of the Seller pursuant to this Agreement, in its capacity as Seller, contains or will contain when furnished any untrue statement of a

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material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which it was made. There are no facts known to the Seller which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of the Seller, or which may impair the ability of the Seller to perform its obligations under this Agreement, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Depositor by or on behalf of the Seller specifically for use in connection with the transactions contemplated hereby or thereby.  Notwithstanding the foregoing, it is acknowledged and agreed that the financial statement restatement discussed in the Seller’s December 19, 2005 Form 8-K filed with the U.S. Securities and Exchange Commission shall not constitute a violation of this Section 5(a)(x).

•Foreign Tax Liability. It is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

•Employee Benefit Plan Liability.  As of the Closing Date and as of each Funding Date, as applicable, (A), neither the Seller nor any of its Commonly Controlled Affiliates has or has incurred any “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, with respect to any “Employee Pension Benefit Plan” (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect (as defined below), and, to the Seller’s Knowledge, no event has occurred or circumstance exists that may result in any accumulated funding deficiency of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (B) neither the Seller nor any of its Commonly Controlled Affiliates has any unpaid “minimum required contribution” (as such term is defined under ERISA and the Code) with respect to any Employee Pension Benefit Plan, whether or not such unpaid minimum required contribution is waived, that either individually or in the aggregate could Cause a Material Adverse Effect, and, to the Seller’s Knowledge, no event has occurred or circumstance exists that may result in any unpaid minimum required contribution as of the last day of the current plan year of any such plan that either individually or in the aggregate could Cause a Material Adverse Effect; (C) the Seller and each of its Commonly Controlled Affiliates have no outstanding liability for any undisputed contribution required under any Seller Multiemployer Plan (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect; and (D) the Seller and each of its Commonly Controlled Affiliates have no outstanding liability for any disputed contribution required under any Seller Multiemployer Plan that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to the Seller’s Knowledge (1) neither the Seller nor any of its Commonly Controlled Affiliates has incurred any Withdrawal Liability (as defined below) that either individually or in the aggregate could Cause a Material Adverse Effect, and (2) no event has occurred or circumstance exists that could result in any Withdrawal Liability that either individually or in the aggregate could Cause a Material Adverse Effect.  As of the Closing Date and as of each Funding Date, as applicable, to the

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Seller’s Knowledge, neither the Seller nor any of its Commonly Controlled Affiliates has received notification of the reorganization, termination, partition, or insolvency of any Multiemployer Plan that could either individually or in the aggregate Cause a Material Adverse Effect.  For purposes of this subsection 5(a)(xii), “Cause a Material Adverse Effect” means reasonably be expected to result in a material adverse effect on the Seller or any of its Commonly Controlled Affiliates; “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Seller that would be considered a single employer with the Seller under Section 414(b), (c), (m), or (o) of the Code; “Employee Pension Benefit Plan” means an employee pension benefit plan as such term is defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to by the Seller or any of its Commonly Controlled Affiliates (other than a Seller Multiemployer Plan); “Multiemployer Plan” means a multiemployer plan as such term is defined in Section 3(37) of ERISA; “Seller Multiemployer Plan” means a Multiemployer Plan to which the Seller or any of its Commonly Controlled Affiliates contributes or in which the Seller or any of its Commonly Controlled Affiliates participates; and “Withdrawal Liability” means liability as determined under ERISA for the complete or partial withdrawal of the Seller or any of its Commonly Controlled Affiliates from a Multiemployer Plan.

•Taxes. Other than as described on Schedule 5 hereto, it (A) has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision in its GAAP financial statements for the payment of all taxes, assessments and other governmental charges due from it or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or except where the failure to file or pay will not have a material adverse effect on the rights and interests of the Depositor, (B) knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves in its GAAP financial statements have not been established and (C) intends to pay all such taxes, assessments and governmental charges, if any, when due.

•Place of Business. The principal place of business and chief executive office where the Seller keeps its records concerning Timeshare Loans will be 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 (or such other place specified by the Seller by written notice to the Depositor and the Indenture Trustee).  The Seller is a corporation formed under the laws of the Commonwealth of Massachusetts.

•Securities Laws. It is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the Timeshare Loans will be used by it to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

•Bluegreen Vacation Club.  With respect to the Club Loans:

•The Club Trust Agreement, of which a true and correct copy is attached hereto as Exhibit B is in full force and effect; and a certified copy of the

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Club Trust Agreement has been delivered to the Indenture Trustee together with all amendments and supplements in respect thereof;

•The arrangement of contractual rights and obligations (duly established in accordance with the Club Trust Agreement under the laws of the State of Florida) was established for the purpose of holding and preserving certain property for the benefit of the Beneficiaries referred to in the Club Trust Agreement.  The Club Trustee has all necessary trust and other authorizations and powers required to carry out its obligations under the Club Trust Agreement in the State of Florida and in all other states in which it holds Resort Interests.  The Club is not a corporation or business trust under the laws of the State of Florida.  The Club is not taxable as an association, corporation or business trust under federal law or the laws of the State of Florida;

•The Club Trustee is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida.  As of the Closing Date, the Club Trustee is qualified to do business as a foreign corporation and is in good standing under the laws of the state of Tennessee.  As of each Funding Date, the Club Trustee will be duly qualified to do business as a foreign corporation and will be in good standing under the laws of each jurisdiction it is required by law to be. The Club Trustee is not an affiliate of the Servicer for purposes of Chapter 721, Florida Statutes and is in compliance with the requirements of such Chapter 721 requiring that it be independent of the Servicer;

•The Club Trustee has all necessary corporate power to execute and deliver, and has all necessary corporate power to perform its obligations under this Agreement, the other Transaction Documents to which it is a party, the Club Trust Agreement and the Club Management Agreement.  The Club Trustee possesses all requisite franchises, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to discharge its obligations under the Club Trust Agreement;

•The Club Trustee holds all right, title and interest in and to all of the Timeshare Properties related to the Club Loans solely for the benefit of the Beneficiaries referred to in, and subject in each case to the provisions of, the Club Trust Agreement and the other documents and agreements related thereto.  Except with respect to the Mortgages (or a pledge of the Co-op Shares in connection with Aruba Club Loans), the Club Trustee has not permitted any such Timeshare Properties to be made subject to any lien or encumbrance;

•There are no actions, suits, proceedings, orders or injunctions pending against the Club or the Club Trustee, at law or in equity, or before or by any governmental authority which, if adversely determined, could reasonably be expected to have a material adverse effect on the Trust Estate or the Club Trustee’s ability to perform its obligations under the Transaction Documents;

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•Neither the Club nor the Club Trustee has incurred any indebtedness for borrowed money (directly, by guarantee, or otherwise);

•All ad valorem taxes and other taxes and assessments against the Club and/or its trust estate have been paid when due and neither the Seller nor the Club Trustee knows of any basis for any additional taxes or assessments against any such property.  The Club has filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including all taxes in respect of sales of Owner Beneficiary Rights (as defined in the Club Trust Agreement) and Vacation Points, if any;

•The Club and the Club Trustee are in compliance in all material respects with all applicable laws, statutes, rules and governmental regulations applicable to it and in compliance with each material instrument, agreement or document to which it is a party or by which it is bound, including, without limitation, the Club Trust Agreement;

•Except as expressly permitted in the Club Trust Agreement, the Club has maintained the One-to-One Beneficiary to Accommodation Ratio (as such terms are defined in the Club Trust Agreement);

•Bluegreen Vacation Club, Inc. is a not-for-profit corporation duly formed, validly existing and in good standing under the laws of the State of Florida;

•Upon purchase of the Club Loans and related Trust Estate hereunder, the Depositor is an “Interest Holder Beneficiary” under the Club Trust Agreement and each of the Club Loans constitutes “Lien Debt”, “Purchase Money Lien Debt” and “Owner Beneficiary Obligations” under the Club Trust Agreement; and

•Except as disclosed to the Indenture Trustee in writing or noted in the Custodian’s Certification, each Mortgage associated with a Deeded Club Loan and granted by the Club Trustee or the Obligor on the related Deeded Club Loan, as applicable, has been duly executed, delivered and recorded by or pursuant to the instructions of the Club Trustee under the Club Trust Agreement and such Mortgage is valid and binding and effective to create the lien and security interests in favor of the Indenture Trustee (upon assignment thereof to the Indenture Trustee).  Each of such Mortgages was granted in connection with the financing of a sale of a Resort Interest.

•Representations and Warranties Regarding Security Interest and Timeshare Loan Files.

•In the event of the characterization of the transfers under this Agreement as a loan, the grant under Section 3 hereof creates a valid and continuing

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security interest (as defined in the applicable UCC) in the Assets and the QSTL Assets in favor of the Depositor, which security interest is prior to all other Liens arising under the UCC, and is enforceable as such against creditors of the Seller, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

•The Timeshare Loans and the documents evidencing such Timeshare Loans constitute either “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC.

•The Seller owns and has good and marketable title to the Assets and the QSTL Assets free and clear of any Lien, claim or encumbrance of any Person, except for Permitted Liens.

•The Seller has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets and the QSTL Assets granted to the Depositor, by the Depositor to the Issuer and by the Issuer to the Indenture Trustee.

•All original executed copies of each Mortgage Note (or an executed Lost Note Affidavit related to such Mortgage Note) that constitute or evidence any Assets or QSTL Assets have been or will be delivered to the Custodian and a Custodian’s Certification therefor has been or will be issued in accordance with the terms of the Custodial Agreement, to Bluegreen, the Funding Agents and the Indenture Trustee.

•Other than as contemplated by this Agreement, the Sale Agreement and the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets or the QSTL Assets.  The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering any Assets or QSTL Assets other than any financing statement relating to the security interest granted to the Depositor hereunder, under the Sale Agreement, under the Indenture or that has been terminated.

•All financing statements filed or to be filed against the Seller in favor of the Depositor in connection herewith describing the Assets and the QSTL Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

•None of the Mortgage Notes that constitute or evidence any Assets or QSTL Assets has any marks or notations indicating that they have been

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pledged, assigned or otherwise conveyed to any Person other than to the Depositor, by the Depositor to the Issuer and by the Issuer to the Indenture Trustee.

•The Seller hereby makes the representations and warranties relating to the Timeshare Loans contained in Schedule I hereto for the benefit of the Depositor, the Issuer and the Indenture Trustee for the benefit of the Noteholders as of each Funding Date (only with respect to each Timeshare Loan or Qualified Substitute Timeshare Loan transferred on such Funding Date or Transfer Date), as applicable.

•It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale and contribution of each Timeshare Loan sold hereunder to the Depositor and any assignment of such Timeshare Loan by the Depositor and shall continue so long as any such Timeshare Loans shall remain outstanding or until such time as such Timeshare Loans are repurchased, purchased or a Qualified Substitute Timeshare Loan is provided pursuant to Section 6 hereof.  The Seller acknowledges that it has been advised that the Depositor intends to assign all of its right, title and interest in and to each Timeshare Loan sold hereunder and its rights and remedies under this Agreement to the Issuer. The Seller agrees that, upon any such assignment, the Depositor and any of its assignees may enforce directly, without joinder of the Depositor (but subject to any defense that the Seller may have under this Agreement) all rights and remedies hereunder.

•With respect to any representations and warranties contained in this Section 5 which are made to the Seller’s Knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Timeshare Loan or the interests of the Depositor or any subsequent assignee thereof, then notwithstanding such lack of Knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made (without regard to any Knowledge qualifiers), such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described in Sections 6(a)(i) or (ii) hereof.

•Repurchases and Substitutions.

•Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by the Seller from the Depositor, the Issuer or the Indenture Trustee, of a breach of any of the representations and warranties in Section 5 hereof (on the date on which such representation or warranty was made) which materially and adversely affects the value of a Timeshare Loan or the interests of the Depositor or any subsequent assignee of the Depositor (including the Issuer and the Indenture Trustee on behalf of the Noteholders) therein, the Seller shall, within 30 days (or, if the Seller shall have provided satisfactory evidence to the Funding Agents (at their sole discretion) that (1) such breach cannot be cured within the 30 day period, (2) such breach can be cured within an additional 30 day period and (3) it is diligently pursuing a cure, then 60 days) of receipt of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase the Depositor’s interest in such Defective Timeshare Loan from the Depositor at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the related Substitution Shortfall Amounts, if any.  The Seller acknowledges that the Depositor

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shall, pursuant to the Sale Agreement sell Timeshare Loans and rights and remedies acquired hereunder to the Issuer and that the Issuer shall pledge such Timeshare Loans and rights to the Indenture Trustee.  The Seller further acknowledges that the Indenture Trustee will be appointed attorney-in-fact under the Indenture and may enforce the Seller’s repurchase or substitution obligations if the Seller has not complied with its repurchase or substitution obligations under this Agreement within the aforementioned 30-day or 60-day period.

•Optional Purchases or Substitutions of Club Loans.  The Depositor hereby irrevocably grants to the Seller any option to repurchase or substitute Original Club Loans it has under the Sale Agreement and as described in the following sentence.  With respect to any Original Club Loans for which the related Obligor has elected to effect and the Seller has agreed to effect an Upgrade, the Seller will (at its option) either (i) pay the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided,  however, that the Seller’s option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (x) 20% of the then Aggregate Initial Loan Balance less (y) the Loan Balances of all Original Club Loans previously substituted by the Seller pursuant to this Section 6(b) on the related substitution dates pursuant to this Agreement and/or the Sale Agreement.  The Seller shall use its best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option.  To the extent that the Seller shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Seller shall use its best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.

•Optional Purchases or Substitutions of Defaulted Timeshare Loans.  The Depositor hereby irrevocably grants to the Seller an option to repurchase or substitute Defaulted Timeshare Loans it has under the Sale Agreement and as described in the following sentence.  With respect to Defaulted Timeshare Loans on any date, the Seller will have the option, but not the obligation, to either (i) purchase such Defaulted Timeshare Loan at the Repurchase Price of such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided,  however, that the Seller’s option to purchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively.  The Seller may irrevocably waive its option to purchase or substitute a related Defaulted Timeshare Loan by delivering or causing to be delivered to the Indenture Trustee a Waiver Letter in the form of Exhibit A attached hereto.

•Payment of Repurchase Prices and Substitution Shortfall Amounts. The Seller hereby agrees to remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee to be deposited in the Collection Account on the related Funding Date in accordance with the provisions of the Indenture.  In the event that more than one Timeshare Loan is replaced pursuant to Sections 6(a), (b) or (c) hereof on any Funding Date, the

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Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Funding Date.

•Schedule of Timeshare Loans. The Seller hereby agrees, on each date on which a Timeshare Loan has been repurchased, purchased or substituted, to provide or cause to be provided to the Depositor, the Issuer and the Indenture Trustee with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions of this Agreement.

•Qualified Substitute Timeshare Loans. Pursuant to Section 6(g) hereof, on the related Transfer Date, the Seller hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files relating to the Qualified Substitute Timeshare Loans to the Indenture Trustee or to the Custodian, at the direction of the Indenture Trustee, in accordance with the provisions of the Indenture and the Custodial Agreement.  As of such related Transfer Date, the Seller does hereby transfer, assign, sell and grant to the Depositor, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of the Seller’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed to the Depositor on such Transfer Date, (ii) the Receivables in respect of the Qualified Substitute Timeshare Loans due after the related Cut-Off Date, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (iv) all Related Security in respect of such Qualified Substitute Timeshare Loan and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property in clauses (i) - (v) being the “QSTL Assets”).  Upon such sale, the ownership of each Qualified Substitute Timeshare Loan and all collections allocable to principal and interest thereon after the related Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 6(f) shall immediately vest in the Depositor, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Loan for any purpose whatsoever other than federal and state income tax reporting. The Seller agrees that such Qualified Substitute Timeshare Loans shall be subject to the provisions of this Agreement and shall thereafter be deemed a “Timeshare Loan” for the purposes of this Agreement.

•Officer’s Certificate for Qualified Substitute Timeshare Loans. The Seller shall, on each related Transfer Date, certify or cause to be certified in writing to the Depositor, the Issuer and the Indenture Trustee that each new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian or shall be delivered within five Business Days of the applicable Transfer Date, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

•Release. In connection with any repurchase, purchase or substitution of one or more Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Depositor, the Issuer and the Indenture Trustee shall execute and deliver or shall cause the execution and delivery of such releases and instruments of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller or its designee the legal and beneficial ownership of such Timeshare Loans;

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provided,  however, that with respect to any release of a Timeshare Loan that is substituted by one or more Qualified Substitute Timeshare Loans, the Issuer and the Indenture Trustee shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Funding Agents and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan. The Depositor, the Issuer and the Indenture Trustee shall cause the Custodian to release the related Timeshare Loan Files to the Seller or its designee and the Servicer to release the related Timeshare Loan Servicing Files to the Seller or its designee; provided,  however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a Timeshare Loan that has been substituted by a Qualified Substitute Timeshare Loan, the Issuer and the Indenture Trustee shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Funding Agents, the Indenture Trustee and the Servicer receive a Custodian’s Certification for such Qualified Substitute Timeshare Loan.

•Sole Remedy. It is understood and agreed that the obligations of the Seller contained in Section 6(a) hereof to cure a breach, or to repurchase or substitute Defective Timeshare Loans and the obligation of the Seller to indemnify pursuant to Section 8 hereof, shall constitute the sole remedies available to the Depositor or its subsequent assignees for the breaches of any representation or warranty contained in Section 5 hereof and such remedies are not intended to and do not constitute “credit recourse” to the Seller.

•Additional Covenants of the Seller. The Seller hereby covenants and agrees with the Depositor as follows:

•It shall comply with all laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

•It shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Timeshare Loans.

•On each Funding Date, it shall indicate in its and its Affiliates’ computer files and other records that each Timeshare Loan has been sold to the Depositor.

•It shall respond to any inquiries with respect to ownership of a Timeshare Loan by stating that such Timeshare Loan has been sold to the Depositor and that the Depositor is the owner of such Timeshare Loan.

•On or prior to the Closing Date, it shall file or cause to be filed, at its own expense, financing statements in favor of the Depositor, and, if applicable, the Issuer and the

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Indenture Trustee on behalf of the Noteholders, with respect to the Timeshare Loans, in the form and manner reasonably requested by the Depositor or its assigns.  The Seller shall deliver file-stamped copies of such financing statements to the Depositor, the Issuer and the Indenture Trustee on behalf of the Noteholders.

•It agrees from time to time to, at its expense, promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Depositor, the Issuer or the Indenture Trustee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of the Timeshare Loans to the Depositor, or to enable the Depositor to exercise and enforce its rights and remedies hereunder or under any Timeshare Loan including, but not limited to, powers of attorney, UCC financing statements and assignments of mortgage.  It hereby appoints the Depositor, the Issuer and the Indenture Trustee as attorneys-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Seller under this Section 7(f).

•Any change in the legal name of the Seller and any use by it of any trade name, fictitious name, assumed name or “doing business as” name occurring after the Closing Date shall be promptly (but not later than ten Business Days) disclosed to the Depositor and the Indenture Trustee in writing.

•Upon the discovery or receipt of notice by a Responsible Officer of the Seller of a breach of any of its representations or warranties and covenants contained herein, the Seller shall promptly disclose to the Depositor, the Issuer and the Indenture Trustee, in reasonable detail, the nature of such breach.

•In the event that the Seller shall receive any payments in respect of a Timeshare Loan after the Closing Date or Funding Date, as applicable, the Seller shall, within two (2) Business Days of receipt, transfer or cause to be transferred, such payments to the Lockbox Account.

•The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Timeshare Loans at the address of Bluegreen listed herein and shall notify the parties hereto of any change to the same at least 30 days prior thereto.

•In the event that the Seller or the Depositor or any assignee of the Depositor receives actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Timeshare Loan to the Depositor, on written demand by the Depositor, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Depositor, or any subsequent assignee, harmless, on an after-tax basis, from and against any and all such transfer taxes.

•The Seller authorizes the Depositor, the Issuer and the Indenture Trustee to file continuation statements, and amendments thereto, relating to the Timeshare Loans and all payments made with regard to the related Timeshare Loans without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient

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as a financing statement where permitted by law. The Depositor confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.

•Indemnification.

•The Seller agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Noteholders, the Purchasers and the Funding Agents (collectively, the “Indemnified Parties”) against any and all claims, losses, liabilities, (including legal fees and related costs reasonably incurred and the costs of defending any claim or bringing any claim to enforce the indemnification or other obligations of the Seller hereunder) that the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents may sustain directly related to any breach of the representations and warranties of the Seller under Section 5 hereof (the “Indemnified Amounts”) excluding,  however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party; (ii) any recourse for any uncollectible Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to the Seller for a Defective Timeshare Loan so long as the same is cured, substituted or repurchased pursuant to Section 6 hereof, (iv) income, franchise or similar taxes by such Indemnified Party arising out of or as a result of this Agreement or the transfer of the Timeshare Loans; (v) Indemnified Amounts attributable to any violation by an Indemnified Party of any Requirement of Law related to an Indemnified Party; or (vi) the operation or administration of the Indemnified Party generally and not related to the enforcement of this Agreement. The Seller shall (A) promptly notify the Depositor and the Indenture Trustee if a claim is made by a third party with respect to this Agreement or the Timeshare Loans, and relating to (i) the failure by the Seller to perform its duties in accordance with the terms of this Agreement or (ii) a breach of the Seller’s representations, covenants and warranties contained in this Agreement, (B) assume (with the consent of the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents, as applicable, which consent shall not be unreasonably withheld) the defense of any such claim and (C) pay all expenses in connection therewith, including legal counsel fees reasonably incurred and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Depositor, the Issuer, the Indenture Trustee, the Noteholders or the Funding Agents in respect of such claim. If the Seller shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Seller.

•The obligations of the Seller under this Section 8 to indemnify the Depositor, the Issuer, the Indenture Trustee, the Noteholders and the Funding Agents shall survive the termination of this Agreement, the resignation or removal of the parties hereto and continue until the Notes are paid in full or otherwise released or discharged.

•No Proceedings. The Seller hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Depositor or any Association, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other

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proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.

•Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

Seller

Bluegreen Vacations Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida  33431
Attention: Anthony M. Puleo, Senior Vice President, CFO & Treasurer
Facsimile:  (561) 912-8123

Depositor

Bluegreen Timeshare Finance Corporation I
4950 Communication Avenue, Suite 900
Boca Raton, Florida  33431
Attention: ~~Allan J. Herz~~Paul Humphrey, President ~~& Assistant Treasurer~~
Facsimile:  (561) 443-8743

•No Waiver; Remedies. No failure on the part of the Seller, the Depositor or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

•Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Depositor and its respective successors and assigns. Any assignee of the Depositor shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Depositor and any assignee thereof. The Depositor may, and intends to, assign all of its rights hereunder to the Issuer and the Seller consents to any such assignment.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided,  however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing

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and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Depositor, the Issuer and the Indenture Trustee.

•Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Seller from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto, the written consent of the Funding Agents on behalf of the Required Purchasers (covering matters of the type referred to in Section 9.1 of the Indenture) or the written consent of the Required Purchasers (on all other matters) is given and, to the extent the Notes are rated, confirmation from the Rating Agency that such action will not result in a downgrade, withdrawal or qualification of any rating assigned to the Notes is received. The Seller shall provide the Funding Agents and, to the extent the Notes are rated, the Rating Agency with such proposed modifications, amendments or waivers. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Seller in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. The Seller acknowledges that in connection with the intended assignment by the Depositor of all of its right, title and interest in and to each Timeshare Loan to the Issuer, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the Timeshare Loans from the Depositor under the terms of the Sale Agreement.

•Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Depositor may not purchase or acquire the Timeshare Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale and contribution to capital, notwithstanding the otherwise applicable intent of the parties hereto, and the Seller shall be deemed to have granted to the Depositor as of the date hereof, a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under such Timeshare Loans and the related property as described in Section 2 hereof.

•GOVERNING LAW; CONSENT TO JURISDICTION.

•THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

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•THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO its aDDRESS SET FORTH IN secTION 10 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE PARTIES HERETO EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF THE parties to this agreement TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

•WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

•Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

•Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

[Signature Page Follows]

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Execution Copy

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLUEGREEN TIMESHARE FINANCE
CORPORATION I, as Depositor

By:
Name: ~~Allan J. Herz~~
Title: ~~President and Assistant Treasurer~~

BLUEGREEN VACATIONS CORPORATION, as Seller

By:_______________________________________
Name: ~~Anthony M. Puleo~~
Title: ~~Senior Vice President, CFO and Treasurer~~

Agreed and acknowledged as to
the last paragraph of Section 3
herein only:

BLUEGREEN VACATION CLUB TRUST

By: Vacation Trust, Inc., Individually and as Club Trustee

By:_______________________________________
Name:
Title:

[Signature Page to Second Amended and Restated Purchase and Contribution Agreement]

Execution Copy

Annex A

Seventh Amended and Restated Standard Definitions

Annex A

Execution Copy

Schedule I

Representations and Warranties of the Seller Regarding the Timeshare Loans

With respect to each Timeshare Loan, as of the related Funding Date (or if so specified, as of the related Cut-Off Date):

payments due under such Timeshare Loan are fully-amortizing and payable in level monthly installments;

the payment obligations under such Timeshare Loan bear a fixed rate of interest;

other than NELO Loans, the Obligor thereunder has made total payments (comprised of a down payment and/or principal payments) by cash, check, credit card or otherwise of at least 10% of the actual purchase price (including closing costs) of the related Timeshare Property (which down payment may, (i) in the case of Upgrade Club Loans or conversion in connection with an Introductory Loan, be represented in whole or in part by the principal payments and down payment made on, as applicable, such related Original Club Loan or the related Introductory Loan since its date of origination, or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Obligor has paid in full, whether at the point of sale or otherwise, for the original Timeshare Property or Introductory Product, as applicable) and no part of such payment has been made or loaned to the Obligor by Depositor, the Seller or an Affiliate thereof;

as of the related Cut-Off Date, such Timeshare Loan is not a Defaulted Timeshare Loan and no principal or interest due with respect to the Timeshare Loan is 31 days or more delinquent;

the Obligor related to such Timeshare Loan is not an Affiliate of Bluegreen or any Subsidiary; provided,  that solely for the purposes of this representation, a relative of an employee and employees of Bluegreen or any Subsidiary (or any of its Affiliates) shall not be deemed to be an “Affiliate” (unless such person is an “affiliate” (as defined under GAAP) of Bluegreen);

immediately prior to the conveyance of such Timeshare Loan to the Depositor, the Seller will own full legal and equitable title to such Timeshare Loan, and the Timeshare Loan (and the related Timeshare Property) is free and clear of adverse claims, liens and encumbrances and is not subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset, abatement, diminution, recoupment, counterclaim or participation or ownership interest in favor of any other Persons, other than Permitted Liens;

such Timeshare Loan (other than an Aruba Club Loan) is secured directly by a first priority Mortgage on the related purchased Timeshare Property;

with respect to each Deeded Club Loan, the Timeshare Property mortgaged by or at the direction of the related Obligor constitutes a fractional fee simple timeshare interest in real property at the related Resort or an undivided interest in a Resort (or a phase thereof) associated with a Unit that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year, subject to the rules of the Bluegreen Vacation Club; the related Mortgage has been delivered for filing and recordation with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Timeshare Property and such Mortgage creates a valid, binding and enforceable first Lien on the related Timeshare Property, subject only to Permitted Liens; and the Seller is in compliance with any Permitted Lien respecting the right to the use of such Timeshare Property; the Assignment of Mortgage and each related endorsement of the related Mortgage Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Mortgage Note, and all monies due or to become due thereunder, and all proceeds thereof;

with respect to the Obligor related to such Timeshare Loan and the related Timeshare Property purchased by such Obligor, there is only one original Mortgage (or certified true copy of the related Mortgage) and Mortgage Note (or Lost Note Affidavit), in the case of a Deeded Club Loan, and, only one original Owner Beneficiary Agreement (or Lost Note Affidavit), in the case of an Aruba Club Loan; all parties to the related Mortgage and the related Mortgage Note (and, in the case of an Aruba Club Loan, Owner Beneficiary Agreement) had legal capacity to enter into such Timeshare Loan Documents and to execute and deliver such related Timeshare Loan Documents, and such related Timeshare Loan Documents have been duly and properly executed by such parties; any amendments to such related Timeshare Loan Documents required as a result of any mergers involving the Seller or its predecessors, to maintain the rights of the Seller or its predecessors thereunder as a mortgagee (or a Seller, in the case of an Aruba Club Loan) have been completed;

at the time of origination of such Timeshare Loan, the applicable Originator had full power and authority to originate such Timeshare Loan and the Obligor or the Club Trustee had good and indefeasible fee title or good and marketable fee simple title, or, in the case of an Aruba Club Loan, a cooperative interest, as applicable, to the Timeshare Property related to such Timeshare Loan, free and clear of all Liens, except for Permitted Liens;

the Mortgage (or, in the case of an Aruba Club Loan, the related Owner Beneficiary Agreement) contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the related Timeshare Property of the benefits of the security interests or lender’s contractual rights intended to be provided thereby, including (a) if the Mortgage is a deed of trust, by trustee’s sale, including power of sale, (b) otherwise by judicial foreclosure or power of sale and/or (c) termination of the contract, retention of

Obligor deposits and payments towards such Timeshare Loan by the Originator or lender, as the case may be, and expulsion from the Club; in the case of the Deeded Club Loans, there is no exemption available to the related Obligor which would interfere with the mortgagee’s right to sell at a trustee’s sale or power of sale or right to foreclose such related Mortgage, as applicable;

any Mortgage Note related to such Timeshare Loan is not and has not been secured by any collateral except the Lien of the related Mortgage;

if a Mortgage secures such Timeshare Loan, the title to the related Timeshare Property is insured (or a binding commitment, which may be a master commitment referencing one or more Mortgages, for title insurance, not subject to any conditions other than standard conditions applicable to all binding commitments, has been issued) under a mortgagee title insurance policy (which may consist of one master policy referencing one or more such Mortgages) issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located in a form generally acceptable to prudent originators of similar mortgage loans, insuring the Seller or its predecessor and its successors and assigns, as to the first priority mortgage Lien of the related Mortgage in an amount equal to the original outstanding Loan Balance of such Timeshare Loan, and otherwise in form and substance acceptable to the Indenture Trustee; the Seller or its assignees is a named insured of such mortgagee’s title insurance policy; such mortgagee’s title insurance policy is in full force and effect; no claims have been made under such mortgagee’s title insurance policy and no prior holder of such Timeshare Loan has done or omitted to do anything which would impair the coverage of such mortgagee’s title insurance policy; no premiums for such mortgagee’s title insurance policy, endorsements and all special endorsements are past due;

the Seller has not taken (or omitted to take), and has no notice that the Obligor related to such Timeshare Loan has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy on the related Timeshare Property;

all applicable intangible taxes and documentary stamp taxes have been paid on such Timeshare Loan;

the proceeds of such Timeshare Loan have been fully disbursed, there is no obligation to make future advances or to lend additional funds under the applicable Originator’s commitment or the documents and instruments evidencing or securing such Timeshare Loan and no such advances or loans have been made since the origination of such Timeshare Loan;

the terms of each Timeshare Loan Document related to such Timeshare Loan have not been impaired, waived, altered or modified in any respect, except (x) by written instruments which are part of the related Timeshare Loan Documents or (y) in accordance with the Credit Policy in effect at the time of origination, the Collection Policy or the Servicing Standard (provided that no Timeshare Loan has been impaired, waived, altered, or modified in any respect more than once).  No other instrument has been executed or agreed to which would affect any such impairment, waiver, alteration or modification; the Obligor has not been released from liability on or with respect to such Timeshare Loan, in whole or in part; if required by law or prudent originators of similar loans in the jurisdiction where the related Timeshare Property is located, all waivers, alterations and modifications have been filed and/or recorded in all places necessary to perfect, maintain and continue a valid first priority Lien of the related Mortgage, subject only to Permitted Liens;

other than if it is an Aruba Club Loan, such Timeshare Loan is principally and directly secured by an interest in real property;

such Timeshare Loan was originated by one of the Seller’s Affiliates in the normal course of its business; was originated and underwritten in accordance with its underwriting guidelines and the Credit Policy in effect at the time of origination; and the to the Depositor's Knowledge origination, servicing and collection practices used by the Seller’s Affiliates with respect to such Timeshare Loan have been in all respects, legal, proper, prudent and customary;

such Timeshare Loan is assignable to and by the obligee and its successors and assigns and the related Timeshare Property is assignable upon liquidation of such Timeshare Loan, without the consent of any other Person (including any Association, condominium association, homeowners’ or timeshare association);

the Mortgage related to such Timeshare Loan is and will be prior to any Lien on, or other interests relating to, the related Timeshare Property subject to Permitted Liens;

to the Seller’s Knowledge, there are no delinquent or unpaid taxes, ground rents (if any), water charges, sewer rents or assessments outstanding with respect to any of the Timeshare Properties, nor any other outstanding Liens or charges affecting the Timeshare Properties related to such Timeshare Loan that would affect the Lien of the related Mortgage or otherwise materially affect the interests of the Indenture Trustee on behalf of the Noteholders in such Timeshare Loan;

other than with respect to delinquent payments of principal or interest 30 (thirty) or fewer days past due as of the Cut-Off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage, the related Mortgage Note or any other document or instrument evidencing, guaranteeing, insuring or otherwise securing such Timeshare Loan, and no event which, with the lapse of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; and the Seller has not waived any such material default, breach, violation or event of acceleration under the Owner Beneficiary Agreement, Mortgage, the Mortgage Note or any such other document or instrument, as applicable;

neither the Obligor related to such Timeshare Loan nor any other Person has the right, by statute, contract or otherwise, to seek the partition of the Timeshare Property;

as of the related Cut-Off Date, such Timeshare Loan has not been satisfied, canceled, rescinded or subordinated, in whole or in part; no portion of the related Timeshare Property has been released from the Lien of the related Mortgage, in whole or in part; no instrument has been executed that would effect any such satisfaction, cancellation, rescission, subordination or release; the terms of the related Mortgage do not provide for a release of any portion of the related Timeshare Property from the Lien of the related Mortgage except upon the payment of such Timeshare Loan in full;

the Seller and any of its Affiliates and, to the Seller’s Knowledge, each other party which has had an interest in such Timeshare Loan is (or, during the period in which such party held and disposed of such interest, was) in compliance with any and all applicable filing, licensing and “doing business” requirements of the laws of the state wherein the related Timeshare Property is located to the extent necessary to permit the Seller to maintain or defend actions or proceedings with respect to such Timeshare Loan in all appropriate forums in such state without any further act on the part of any such party;

there is no current obligation on the part of any other person (including any buy down arrangement) to make payments on behalf of the Obligor in respect of such Timeshare Loan;

the Associations related to such Timeshare Loan were duly organized and are validly existing; a manager (the “Manager”) manages such Resort and performs services for the Associations, pursuant to an agreement between the Manager and the respective Associations, such contract being in full force and effect; to the Seller’s Knowledge the Manager and the Associations have performed in all material respects all obligations under such agreement and are not in default under such agreement;

in the case of the Opinion Resorts (other than La Cabana Resort) and to the Seller’s Knowledge with respect to the Non-Opinion Resorts and La Cabana Resort, (i) the Resort related to such Timeshare Loan is insured in the event of fire, earthquake, or other casualty for the full replacement value thereof, and in the event that the related Timeshare Property should suffer any loss covered by casualty or other insurance, upon receipt of any insurance proceeds, the Associations at the Resorts are required, during the time such Resort is covered by such insurance, under the applicable governing instruments either to repair or rebuild the portions of the Resort in which the related Timeshare Property is located or to pay such proceeds as their interests may appear to the holders of any related Mortgage secured by the Timeshare Property located at such Resort; (ii) the related Resort, if located in a designated flood plain, maintains flood insurance in an amount not less than the maximum level available (without regard to reasonable deductibles) under the National Flood Insurance Act of 1968, as amended or any applicable laws; (iii) the related Resort has business interruption insurance and general liability insurance in such amounts generally acceptable in the industry; and (iv) the related Resort’s insurance policies are in full force and effect with a generally acceptable insurance carrier;

the obligee of the related Mortgage related to such Timeshare Loan and its successors and assigns have the right to receive and direct the application of insurance and condemnation proceeds received in respect of the related Timeshare Property, except where the related condominium declarations, timeshare declarations, the Club Trust Agreement or applicable state law provide that insurance and condemnation proceeds be applied to restoration or replacement of the improvements or acquisition of similar improvements, as the case may be;

each rescission period applicable to such Timeshare Loan has expired;

no selection procedures were intentionally utilized by the Seller in selecting such Timeshare Loan which the Seller knew were materially adverse to the Depositor, the Indenture Trustee or the Noteholders;

except as set forth on Schedule II hereto, in the case of Opinion Resorts (other than La Cabana Resort) and the Seller’s Knowledge with respect to the Non-Opinion Resorts and the La Cabana Resort, the Units related to such Timeshare Loan in the related Resort have been completed in all material respects as required by applicable state and local laws, free of all defects that could give rise to any claims by the related Obligors under home warranties or applicable laws or regulations, whether or not such claims would create valid offset rights under the law of the State in which the Resort is located; to the extent required by applicable law, valid certificates of occupancy for such Units have been issued and are currently outstanding; the Seller or any of its Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers under the related timeshare declaration (each a “Declaration”), as applicable, or similar applicable documents for the related Resort; no practice, procedure or policy employed by the related Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Association which, if enforced, would reasonably be expected to (a) have a material adverse impact on such Association or the ability of such Association to do business, (b) have a material adverse impact on the financial condition of such Association, or (c) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Association; the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, so as to materially adversely affect the value or use of such Resort or the performance by the related Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; there is no condition presently existing, and to the Seller’s Knowledge, no event has occurred or failed to occur prior to the date hereof, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Association, or the value of the Notes;

[RESERVED];

payments with respect to such Timeshare Loan are to be in legal tender of the United States;

all monthly payments (as applicable) made with respect to such Timeshare Loan have been made by the Obligor and not by the Seller or any Affiliate of the Seller on the Obligor’s behalf;

such Timeshare Loan relates to an Approved Resort;

such Timeshare Loan constitutes either “chattel paper”, a “general intangible” or an “instrument” as defined in the UCC as in effect in all applicable jurisdictions;

the sale, transfer and assignment of such Timeshare Loan and the Related Security does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale, transfer and assignment of such Timeshare Loan and Related Security does not require the consent of the Obligor;

such Timeshare Loan, the Related Security, related Assignment of Mortgage, related Mortgage, related Mortgage Note, related Owner Beneficiary Agreement (each as applicable) and each other related Timeshare Loan Document are in full force and effect, constitute the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship or moratorium, and is not subject to any dispute, offset, counterclaim or defense whatsoever;

such Timeshare Loan relates to a Completed Unit; such Timeshare Loan and the Related Security do not, and the origination of each Timeshare Loan did not, contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto has been or is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectability of such Timeshare Loan and the Related Security; no Timeshare Loan was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable;

to the Seller’s Knowledge, (i) no bankruptcy is currently existing with respect to the Obligor related to such Timeshare Loan, (ii) such Obligor is not insolvent and (iii) such Obligor is not an Affiliate of the Seller;

[RESERVED];

except if such Timeshare Loan is a Qualified Substitute Timeshare Loan that is an Upgrade Loan replacing its related Original Club Loan, the Obligor related to such Timeshare Loan has made at least one required payment with respect to the Timeshare Loan (not including any down payment);

if a Resort (other than La Cabana Resort) is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender’s mortgage) pursuant to which such construction lender agrees not to foreclose on any Timeshare Properties relating to such Timeshare Loan or by the terms of the construction loan, the related Timeshare Property has been released from the lien created thereby which have been sold pursuant to this Agreement;

except as set forth on Schedule II hereto, the Timeshare Properties and the Resorts related to such Timeshare Loan are free of material damage and waste and are in good repair, ordinary wear and tear excepted, and fully operational, subject to renovations for improvement from time to time; there is no proceeding pending or threatened for the total or partial condemnation of or affecting any Timeshare Property or taking of the Timeshare Property by eminent domain; the Timeshare Properties and the Resorts in which the Timeshare Properties are located are lawfully used and occupied under applicable law by the owner thereof;

except as set forth on Schedule II hereto, the portions of the Resorts in which the Timeshare Properties are located which represent the common facilities are free of material damage and waste and are in good repair and condition, ordinary wear and tear excepted, subject to renovations for improvement from time to time;

no foreclosure or similar proceedings have been instituted and are continuing with respect to such Timeshare Loan or the related Timeshare Property;

if such Timeshare Loan is an Aruba Club Loan, Bluegreen shall own, directly or indirectly, 100% of the economic and voting interests of the Aruba Originator;

such Timeshare Loan does not have an original term to maturity in excess of 120 months;

to the Seller’s Knowledge, the capital reserves and maintenance fee levels of the Associations of the Resorts related to such Timeshare Loan are adequate in light of the operating requirements of such Associations;

except as required by law, such Timeshare Loan may not be assumed without the consent of the obligee;

for each Club Loan, the Obligor under such Timeshare Loan does not have its rights under the Club Trust Agreement suspended;

the payments under such Timeshare Loan are not subject to withholding taxes imposed by any foreign governments;

each entry with respect to such Timeshare Loan as set forth on the Schedule of Timeshare Loans is true and correct.  If such Timeshare Loan is a Qualified Substitute Timeshare Loan, each entry with respect to a Qualified Substitute Timeshare Loan as set forth on the Schedule of Timeshare Loans, as revised, is true and correct;

if such Timeshare Loan relates to a Timeshare Property located in Aruba, a notice has been mailed or will be mailed within 30 days of the related Funding Date, as applicable, to the related Obligor indicating that such Timeshare Loan has been transferred to the Depositor and will ultimately be transferred to the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders;

no broker is, or will be, entitled to any commission or compensation in connection with the transfer of such Timeshare Loans hereunder;

if the Obligor related to such Timeshare Loan is paying its scheduled payments by pre-authorized debit or charge, such Obligor has executed an ACH Form;

such Timeshare Loan is not an RDI Loan, an Oasis Lakes Loan, a Conversion Loan or an Introductory Loan;

[RESERVED];

if such Timeshare Loan relates to a Timeshare Property located in the State of Michigan and was originated prior to Bluegreen obtaining a license under the Michigan Mortgage Brokers, Lenders and Servicers Licensing Act, Bluegreen shall have confirmed that the interest rate on such Timeshare Loan is enforceable in the manner specified as effective in an opinion by Michigan local counsel;

with respect to any Funding Date, such Timeshare Loan does not, when aggregated with all other Funding Date Timeshare Loans conveyed on such Funding Date, cause any of the following to fail to be true:

the weighted average FICO Scores of the Obligors (who have FICO Scores) of such Funding Date Timeshare Loans is equal to or greater than ~~705~~710; and

the weighted average Timeshare Loan Rates of such Funding Date Timeshare Loans is equal to or greater than ~~14.00~~13.50%;

such Timeshare Loan complies with the Credit Policy in effect at the time of origination;

the Obligor related to such Timeshare Loan has a FICO Score of ~~575~~600 or greater, unless the Obligor has no FICO Score;

if the related Obligor ~~either (A) has a FICO Score less than 600 or (B)~~ is a United States resident and does not have a FICO Score, such Obligor has made total payments (comprised of a down payment and/or principal payments) by cash, check, credit card or otherwise equal to at least 20% of the actual purchase price (including closing costs) of the related Timeshare Property (which down payment may, (i) in the case of Upgrade Club Loans or conversion in connection with an Introductory Loan, be represented in whole or in part by the principal payments and down payment made on, as applicable, the related Original Club Loan or the related Introductory Loan since its date of origination or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Obligor has paid in full, whether at the point of sale or otherwise, for the original Timeshare Property or Introductory Product, as applicable) and no part of such payment has been made or loaned to the related Obligor by Bluegreen or an Affiliate thereof;

such Timeshare Loan shall not have a Timeshare Loan Rate less than 9.99%, except if subject to the Servicemember Civil Relief Act; and

if such Timeshare Loan is an Aruba Club Loan, such Timeshare Loan does not have a related Mortgage or Mortgage Note.

Schedule II

Exceptions

With respect to (tt), (uu) and (yy):

1.Christmas Mountain (The Timbers at Christmas Mountain Association, The Villas at Christmas Mountain Association, The Christmas Mountain Campground Association) - The homeowner’s associations approved expenditures related to remediation of legionella bacterium detected at the property, with a total estimated remediation cost of approximately $4.5 million. A portion of the cost will require special assessment in early 2020. Work is expected to be complete in Q1 of 2020.

~~Specifically relating to Resorts affected by Hurricane Irma (this initial disclosure will be updated in the next quarterly compliance certificate):~~

~~Resort~~	~~State~~	~~City~~	~~Inventory Status~~	~~Estimated Full Reopening date~~
~~VIA ROMA BEACH RESORT~~	~~FL~~	~~Bradenton Beach, FL~~	~~Closed~~	~~09/23/17~~
~~GULFSTREAM MANOR~~	~~FL~~	~~Gulfstream~~	~~Closed~~	~~10/14/17~~
~~CASA DEL MAR~~	~~FL~~	~~Ormond Beach~~	~~Closed~~	~~11/17/17~~
~~DAYTONA SEABREEZE~~	~~FL~~	~~Daytona Beach~~	~~Closed~~	~~10/14/17~~
~~THE HAMMOCKS~~ 	~~FL~~	~~Marathon~~	~~Closed~~	~~11/14/17~~
~~LAKE EVE~~	~~FL~~	~~Orlando~~	~~Partially Open~~	~~10/14/17~~
~~DOLPHIN BEACH CLUB~~	~~FL~~	~~Daytona Beach~~	~~Partially Open~~	~~10/14/17~~
~~SOLARA SURFSIDE~~	~~FL~~	~~Daytona Beach~~	~~Partially Open~~	~~09/19/17~~

2.MountainLoft II – Buildings 9, 10, and 11 are closed due to repairs relating to structural damage. Estimated cost for repairs is between $4 - $5 million. Repairs are expected to be completed in 2020.

~~VIA ROMA BEACH RESORT:~~

~~Final Scope Assessment: Water damage to four units from wind driven rain thru window area; debris and other minor damage throughout. Local contractor repairing the damage.~~

~~GULFSTREAM MANOR:~~

~~Preliminary Damage Assessment and Remediation:  All 23 units with water intrusion. Damage to drywall, carpet and furnishing. Water damage to reception office walls and flooring. Extensive~~

~~landscaping damage, all gutters blown off the building, large amount of sand in the pool and other minor damage throughout. Roof requires further evaluation as some pieces were blown off. Remediation team on site; drywall and wet carpet removal in progress. All damaged landscaping has been removed and pool has been cleaned and balanced.~~

~~CASA DEL MAR:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Units- Water damage to the following areas: over 95% of the units requiring drywall replacement and paint; bedroom area flooring in over 95% of the units requiring removal and replacing of floor material and to some furniture pieces. Moisture reading and inventory of damaged furniture in progress. Water remediation team on site within 48 hours from the storm. Roof integrity compromised, a Roof Inspector was called by Insurance Adjuster to evaluate damage.~~

~~Lobby and 1st Floor - Significant water intrusion and flooding of floors in lobby, Sales office, owners lounge and bar area causing damage to drywall, acoustic ceiling and flooring.~~

~~Sales area – Water damage to some drywall areas and flooring. Drywall and LVT flooring needs to be removed and replaced.~~

~~Exterior – Surface crack in pool and a few inches of sand. Pool mechanical equipment is not functional and under further evaluation. One wheelchair lift not operational. Water leak in basement garage is under review.~~

~~DAYTONA SEABREEZE~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Units - Water damage to the following areas: over 90% of the units in the bedroom area requiring drywall replacement and paint; bedroom area flooring in over 90% of the units requiring removal and replacing of floor material. Water remediation team on site within 48 hours from the storm. Roof has minor damage; a Roof Inspector was called by insurance adjuster to evaluate damage.~~

~~Sales: Water damage to carpeting and south-east side of the wall, some minor damage to drywall in two offices. All carpet floors will be removed and replaced.~~

~~HAMMOCKS AT MARATHON:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~We gained access to the property on Sunday (9/17th)), power turned on Monday (9/18TH).  Water damage to drywall in 60% of the units, around the window area. Damage less extensive in the lower floors. Some roof damage, some roof damage and AC unit no functional. Extensive landscaping damage and debris throughout the grounds. Seawall erosion on the canal side, damage to some restaurant equipment and to the propane line. Boathouse requires further evaluation. Telephone system out of service, fire sprinkler panel malfunctioning.~~

~~THE FOUNTAINS:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Lake Eve Building - Water damage to corridors on west side of the building impacting 60 out of 160 units. Some exterior paint surface damage.  Remediation team on site within 48 hours from storm.~~

~~Clubhouse - water intrusion thru the roof of the arcade area.  Shattered ceramic tile pieces and some other places with random water intrusion.~~

~~DOLPHIN BEACH:~~

~~Preliminary Damage Assessment and Remediation Effort:  Water extraction occurred within 48 hours from storm however, re-assessment required on 9/18 due to escalated deterioration in some units.  Water damage to floor carpet and furniture in 18 out of 50 units. Minor drywall damage to the same 18 units. Remediation team brought back to the site on 9/19th.~~

~~SOLARA:~~

~~Preliminary Damage Assessment and Remediation Effort:~~

~~Units - Water damage to 11 ocean front units requiring extensive repairs to east side wall, removal and replacement of carpet padding and removal and re-installation of carpet floor. Water damage to some furniture pieces. Broken windows in 9 units.~~

~~Common Areas & Equipment - Roof leaks on the top floor, water damage to elevator shaft, damage to telephone and internet systems. Lobby ceiling buckled.~~

~~Contractor on site conducting remediation. Anticipate opening 1/3 of the units with water damage ahead of schedule for occupancy on 9/23. Custom size window glass on order and has a two-weeks lead time.~~

~~FANTASY ISLAND:~~

~~Scope of Work: Roof Consultant to determine any roof damages. Minor repairs around Pool and BBQ areas.~~

Schedule 5

None.

V-1

~~KL2 3163814.1~~

Exhibit A

Waiver Letter

(b)Date:

(c)U.S. Bank National Association, as Indenture Trustee of BXG Timeshare Trust I
~~60 Livingston Avenue~~

(d)~~EP-MN-WS3D~~
190 S. LaSalle St. ~~Paul, Minnesota  55107~~, 7th Floor

(e)MK-IL-SL7C
Chicago, IL 60603

(f)BXG Timeshare Trust I
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware  19890-0001

(g)Attention:Corporate Trust Services
BXG Timeshare Trust I

(h)In accordance with Section 6(c) of that certain Second Amended and Restated Purchase and Contribution Agreement (the “Purchase Agreement”), dated as of May 1, 2017, by and among Bluegreen Vacations Corporation, a Florida corporation (“Bluegreen” or a “Seller”) and Bluegreen Timeshare Finance Corporation I, a Delaware corporation (the “Depositor”), the undersigned hereby irrevocably waives its option to repurchase and/or substitute any Defaulted Timeshare Loan listed on Exhibit A attached hereto.

(i)

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

(j)In Witness Whereof, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

(k)

(f)BLUEGREEN VACATIONS CORPORATION

(g)

By:__________________________________
Name:
Title:

A-1

Exhibit A to Form of Waiver Letter

A-2

Exhibit B

Club Trust Agreement

Summary report: Litera® Change-Pro for Word 10.8.2.11 Document comparison done on 12/30/2019 12:02:32 PM
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